Exhibit 10.1

TRTX 2026-FL8 ISSUER, LTD.,

as Issuer,

TRTX 2026-FL8 CO-ISSUER, LLC,

as Co-Issuer,

TRTX MASTER CLO LOAN SELLER, LLC,

as Advancing Agent,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee,

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,

as Note Administrator

INDENTURE

Dated as of October 2, 2026

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SCHEDULES

Schedule A	Schedule of Closing Date Collateral Interests
Schedule B	Benchmark
Schedule C	List of Authorized Officers of Collateral Manager

EXHIBITS

Exhibit A	Form of Offered Notes
Exhibit B	Form of Class F Notes and Class G Notes
Exhibit C-1	Form of Transfer Certificate – Regulation S Global Note
Exhibit C-2	Form of Transfer Certificate – Rule 144A Global Note
Exhibit C-3	Form of Transfer Certificate – Definitive Note
Exhibit D	Form of Custodian Post-Closing Certification
Exhibit E	Form of Request for Release
Exhibit F	Form of NRSRO Certification
Exhibit G	Form of Note Administrator’s Monthly Report
Exhibit H-1	Form of Investor Certification (for Non-Borrower Affiliates)
Exhibit H-2	Form of Investor Certification (for Borrower Affiliates)
Exhibit I	Form of Online Market Data Provider Certification
Exhibit J	Form of Auction Call Procedure
Exhibit K	Form of Officer’s Certificate of the Collateral Manager with Respect to the Acquisition of Collateral Interests

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INDENTURE, dated as of October 2, 2026, by and among TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), TRTX 2026-FL8 CO-ISSUER, LLC, a limited liability company formed under the laws of Delaware (the “Co-Issuer”), TRTX MASTER CLO LOAN SELLER, LLC, a limited liability company formed under the laws of Delaware, as advancing agent (herein, together with its permitted successors and assigns in the trusts hereunder, the “Advancing Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”), and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as note administrator, paying agent, calculation agent, transfer agent, authenticating agent, custodian, backup advancing agent and notes registrar (in all of the foregoing capacities, together with its permitted successors and assigns, the “Note Administrator”).

PRELIMINARY STATEMENT

Each of the Issuer and the Co-Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. All covenants and agreements made by the Issuer and the Co-Issuer herein are for the benefit and security of the Secured Parties. The Issuer, the Co-Issuer, the Note Administrator, in all of its capacities hereunder, the Trustee and the Advancing Agent are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer and the Co-Issuer in accordance with this Indenture’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising out of (in each case, to the extent of the Issuer’s interest therein and specifically excluding any interest of the related Companion Interest Holder therein and excluding any interest in the Excepted Property):

(a) (i) the Closing Date Collateral Interests listed on Schedule A hereto which the Issuer purchases on the Closing Date and causes to be delivered to the Trustee (or to the Custodian hereunder) herewith, including all payments thereon or with respect thereto, (ii) all Collateral Interests which are delivered to the Trustee (or to the Custodian hereunder) after the Closing Date pursuant to the terms hereof (including (A) all Subsequent Collateral Interests acquired by the Issuer after the Closing Date, and (B) the Delayed Collateral Interest, to the extent such Delayed Collateral Interest is acquired by the Issuer on or after the Closing Date but on or prior to the Delayed Purchase Termination Date) and all payments thereon or with respect thereto, in each case, other than Retained Interest, if any, under, and as defined in, the Collateral Interest Purchase Agreement and (iii) the Initial Interest Reserve Deposit Amount,

(b) the Servicing Accounts, the Indenture Accounts and the related Security Entitlements and all income from the investment of funds in any of the foregoing at any time credited to any of the foregoing accounts,

(c) the Eligible Investments,

(d) the rights of the Issuer under the Collateral Management Agreement, the Collateral Interest Purchase Agreement, the Servicing Agreement, the Registered Office Terms, the AML Services Agreement and the Company Administration Agreement,

(e) all amounts delivered to the Note Administrator (or its bailee) (directly or through a securities intermediary),

(f) all other investment property, instruments and general intangibles in which the Issuer has an interest, other than the Excepted Property,

(g) the Issuer’s ownership interest in, and rights to, all Permitted Subsidiaries, and

(h) all proceeds with respect to the foregoing clauses (a) through (g).

The collateral described in the foregoing clauses (a) through (h), with the exception of the Excepted Property, is referred to herein as the “Collateral.” Such Grants are made to secure the Offered Notes equally and ratably without prejudice, priority or distinction between any Offered Note and any other Offered Note for any reason, except as expressly provided in this Indenture (including, but not limited to, the Priority of Payments) and to secure (i) the payment of all amounts due on and in respect of the Offered Notes in accordance with their terms, (ii) the payment of all other sums payable under this Indenture and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted by or on behalf of the Issuer to the Trustee for the benefit of the Secured Parties, whether or not such securities or such investments satisfy the criteria set forth in the definitions of “Collateral Interest” or “Eligible Investment,” as the case may be.

Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Noteholders. Upon the occurrence and during the continuation of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other Collateral held for the benefit and security of the Noteholders or otherwise available at law or in equity but subject to the terms hereof, the Trustee shall have all rights and remedies of a secured party under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to exercise, sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with, and subject to, the terms hereof, in order that the interests of the Secured Parties may be adequately and effectively protected in accordance with this Indenture.

Notwithstanding anything in this Indenture to the contrary, for all purposes hereunder, no Holder of the Class F Notes and/or the Class G Notes shall be a secured party for purposes of the Grant by virtue of holding such Notes.

CREDIT RISK RETENTION

On the Closing Date, pursuant to the U.S. Risk Retention Agreement, the Retention Holder will retain 100% of the Preferred Shares. The Preferred Shares are referred to in this Indenture as the EHRI. The fair value of the EHRI is $68,750,000.

As of the Closing Date, the aggregate outstanding Principal Balance of the Closing Date Collateral Interests equals approximately $950,700,000.

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” and its variations shall mean “including without limitation.” Whenever any reference is made to an amount the determination of which is governed by Section 1.2 hereof, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision. All references in this Indenture to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this Indenture as originally executed. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

“17g-5 Information”: The meaning specified in Section 14.13(a) hereof.

“17g-5 Information Provider”: The meaning specified in Section 14.13(a) hereof.

“17g-5 Website”: A password-protected internet website maintained by the 17g-5 Information Provider, which shall initially be located at www.ctslink.com, under the “NRSRO” tab for this transaction. Any change of the 17g-5 Website shall only occur after notice has been delivered by the 17g-5 Information Provider to the Issuer, the Note Administrator, the Trustee, the Servicer, the Special Servicer, the Collateral Manager, the Placement Agents and the Rating Agencies, which notice shall set forth the date of change and new location of the 17g-5 Website.

“1940 Act”: The Investment Company Act of 1940, as amended.

“A Note”: A fully funded senior, senior pari passu or pari passu A note evidencing an interest in a Split Loan.

“Access Termination Notice”: The meaning specified in the Future Funding Agreement.

“Account”: Any of the Servicing Accounts, the Indenture Accounts and the Preferred Share Distribution Account.

“Accountants’ Report”: A report of a firm of Independent certified public accountants of recognized national reputation.

“Acquisition and Disposition Requirements”: With respect to any acquisition (whether by purchase, exchange or substitution) or disposition of a Collateral Interest, satisfaction of each of the following conditions: (i) such Collateral Interest is being acquired or disposed of in accordance with the terms and conditions set forth in this Indenture; (ii) the acquisition or disposition of such Collateral Interest does not result in a reduction or withdrawal of the then-current rating issued by any Rating Agency on any Class of Notes then Outstanding; and (iii) such Collateral Interest is not being acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

“Acquisition Criteria”: As of any Measurement Date, criteria that will be satisfied if (i) the Note Protection Tests are satisfied and (ii) no Event of Default has occurred and is continuing.

“Act” or “Act of Securityholders”: The meaning specified in Section 14.2 hereof.

“Additional Servicing Compensation”: The meaning specified in the Servicing Agreement.

“Additional Note Administrator Compensation”: The meaning specified in Section 10.3(c) hereof.

“Additional Special Servicing Compensation”: The meaning specified in the Servicing Agreement.

“Advance Rate”: The meaning specified in the Servicing Agreement.

“Advancing Agent”: TRTX Master CLO Loan Seller, LLC, a Delaware limited liability company, solely in its capacity as advancing agent hereunder, unless a successor Person shall have become the Advancing Agent pursuant to the applicable provisions of this Indenture, and thereafter “Advancing Agent” shall mean such successor Person.

“Advancing Agent Fee”: The fee payable monthly in arrears on each Payment Date to the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable, in accordance with the Priority of Payments, equal to 0.02% per annum on the Aggregate Outstanding Amount of the Class A Notes, the Class A-S Notes and the Class B Notes on such Payment Date prior to giving effect to distributions with respect to such Payment Date; which fee is hereby waived by the Advancing Agent for so long as (i) Seller (or any of its Affiliates) is the Advancing Agent and (ii) the Retention Holder (or any of its Affiliates) owns the Preferred Shares. Such fee shall accrue on the basis of the actual number of days during the related Interest Accrual Period divided by three hundred sixty (360).

“Advisers Act”: The Investment Advisers Act of 1940, as amended.

“Advisory Committee”: The meaning specified in the Collateral Management Agreement.

“Advisory Committee Member Agreement”: The Advisory Committee Member Agreement, dated as of the Closing Date, by and among the Issuer and each member of the Advisory Committee, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Affiliate” or “Affiliated”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that neither the Company Administrator nor any other company, corporation or Person to which the Company Administrator provides directors and/or administrative services and/or acts as share trustee shall be an Affiliate of the Issuer or Co-Issuer; provided, further, that none of TRTX, the Collateral Manager, the Seller, the Retention Holder or any of their subsidiaries shall be deemed to be Affiliates of the Issuer. The Note Administrator, the Servicer, the Special Servicer, the Collateral Manager and the Trustee may rely on certifications of any Holder or party hereto regarding such Person’s affiliations.

“Affiliated Future Funding Companion Participation Holder”: Any Companion Participation Holder holding a Future Funding Companion Participation that is the Seller or any Affiliate of the Seller.

“Agent Members”: Members of, or participants in, the Depository, Clearstream or Euroclear.

“Aggregate Collateral Interest Cut-off Date Balance”: The aggregate Principal Balance of the Closing Date Collateral Interests as of the Closing Date.

“Aggregate Outstanding Amount”: With respect to any Class or Classes of the Notes as of any date of determination, the aggregate principal balance of such Class or Classes of Notes Outstanding as of such date of determination. The Aggregate Outstanding Amount of the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes shall be increased by the amount of any Deferred Interest on such Classes.

“Aggregate Outstanding Portfolio Balance”: On any Measurement Date, the sum of (without duplication) (i) the aggregate Principal Balance of the Collateral Interests, (ii) the aggregate Principal Balance of all Principal Proceeds held as Cash and Eligible Investments and (iii) all Cash and Eligible Investments held in the Reinvestment Account and the Unused Proceeds Account.

“AML Compliance”: Compliance with the Cayman AML Regulations.

“AML Services Agreement”: The agreement between the Issuer and the AML Services Provider (as amended from time to time) for the provision of services to the Issuer to enable the Issuer to achieve AML Compliance.

“AML Services Provider”: Maples Compliance Services (Cayman) Limited, unless a successor Person shall have become the AML services provider pursuant to the applicable provisions of the AML Services Agreement, and thereafter “AML Services Provider” shall mean such successor Person.

“Aparthotel Property”: A Multifamily Property as to which the entirety of the underwritten revenue is from furnished units containing residential amenities (including kitchens) rented for varying lengths of stay, some of which may be for less than one week. Some or all of the units may be rented using a hotel-style booking system while others may be rented for more extended lengths of stay under multifamily-style leasing agreements.

“Applicable Fitch Eligible Investment Rating”: (A) In the case of any investments with a maturity of thirty (30) days or less, a rating of at least “F1” by Fitch with respect to any short-term debt obligations of such investments or a rating of at least “A” by Fitch with respect to any long-term debt obligations of such investments, and (B) in the case of any investments with a maturity of more than thirty (30) days, a rating of at least “F1+” by Fitch with respect to any short-term debt obligations of such investments or a rating of at least “AA-” by Fitch with respect to any long-term debt obligations of such investments.

“Applicable Morningstar DBRS Eligible Investment Rating”: (i) With respect to any investments then rated by Morningstar DBRS, (A) in the case of such investments with a maturity of 30 days or less, a rating of at least “R-1 (middle)” with respect to any short-term debt obligations of such investments or a rating of at least “A” with respect to any long term obligations of such investments, (B) in the case of such investments with a maturity of 90 days or less but greater than 30 days, a rating of at least “R-1 (middle)” with respect to any short-term debt obligations of such investments or a rating of at least “AA (low)” with respect to any long term obligations of such investments, (C) in the case of such investments with a maturity of 180 days or less but greater than 90 days, a rating of at least “R-1 (high)” with respect to any short-term debt obligations of such investments or a rating of at least “AA” with respect to any long term obligations of such investments, and (D) in the case of such investments with a maturity of 365 days or less but greater than 180 days, a rating of at least “R-1 (high)” with respect to any short-term debt obligations of such investments or a rating of at least “AAA” with respect to any long term obligations of such investments, and (ii) with respect to any investments not then rated by Morningstar DBRS, an equivalent or higher rating by two other NRSROs (which may include Fitch).

“Applicable Property Type Percentage”: With respect to each Mixed-Use Property, the percentage of underwritten revenue represented by multifamily space (including student housing), industrial space, hospitality space, retail space (but in the case of retail space, only if such percentage is greater than 10%), self-storage space, office space, manufactured housing space or life science space.

“Appraisal”: The meaning specified in the Servicing Agreement.

“Appraisal Reduction Amount”: With respect to (1) any Serviced Loan and any Co-Lender Agreement Non-Serviced Loan as to which an Appraisal Reduction Event has occurred, as of the first Determination Date that is at least ten (10) Business Days following the Special Servicer’s receipt of an Updated Appraisal, an amount equal to the excess, if any, of (i) the Principal Balance of such Loan, plus all other amounts due and unpaid with respect to such Loan, minus (ii) the sum of (a) an amount equal to 90% of the aggregate as-stabilized appraised value of the related Mortgaged Property or Mortgaged Properties (net of any liens senior to the lien of the related mortgage) as determined by an Updated Appraisal on each related underlying Mortgaged Property plus (b) the aggregate amount of all reserves, letters of credit and escrows held in connection with the Loan (other than escrows and reserves for unpaid real estate taxes and assessments and insurance premiums), plus (c) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Loan (whether paid or then payable by any insurance company or government authority) and (2) any Non-Serviced Loan other than any Co-Lender Agreement Non-Serviced Loan, the “Appraisal Reduction Amount” (or similar term) under the related Non-Serviced Servicing Agreement.

With respect to any Partitioned Collateral Interest, any Appraisal Reduction Amount will be allocated to such Partitioned Collateral Interest as provided under the applicable Partition Agreement; provided that if such allocation is not provided for under the applicable Partition Agreement, any Appraisal Reduction Amount will be deemed allocated in reverse sequential order (if applicable) and on a pro rata and pari passu basis among the related Partitioned Collateral Interest and any related Companion Interests of the same seniority (based on the outstanding principal balance thereof).

For the avoidance of doubt, with respect to any Combined Loan, any Appraisal Reduction Amount shall be calculated as, and allocated to, the Combined Loan as a whole.

“Appraisal Reduction Event”: The meaning specified in the Servicing Agreement.

“Article 15 Agreement”: The meaning specified in Section 15.1(a) hereof.

“ARRC”: Alternative Reference Rates Committee.

“As-Stabilized LTV”: With respect to any Collateral Interest, as of any date of determination, the ratio, expressed as a percentage, as calculated by the Collateral Manager in accordance with the Collateral Management Standard, of the Principal Balance of the related Loan (including the principal balance of the Partitioned Collateral Interest and any related Companion Interest(s), as applicable (assuming that all future advance amounts are fully funded) also secured by the related Mortgaged Property that is senior or pari passu in right to the Partitioned Collateral Interest, but excluding the principal balance of any Companion Interest(s) also secured by the related Mortgaged Property that is junior in right to the Partitioned Collateral Interest) as of such date of determination to the value estimate of the related Mortgaged Property as reflected in an Updated Appraisal, which value is based on the appraisal or portion of an appraisal that states an

“as-stabilized” value and/or “as-renovated” value for such property, which may be based on the assumption that certain events will occur, including without limitation, with respect to the re-tenanting, renovation or other repositioning of such property and, may be based on the capitalization rate reflected in such appraisal; provided, that if the appraisal was not obtained within three (3) months prior to the date of determination, the Collateral Manager may adjust such capitalization rate in its reasonable good faith judgment executed in accordance with the Collateral Management Standard. In determining the As-Stabilized LTV for any Collateral Interest that is cross-collateralized with one or more other Collateral Interests, the As-Stabilized LTV will be calculated with respect to the cross-collateralized group in the aggregate.

“Auction Call Redemption”: The meaning specified in Section 9.1(d) hereof.

“Authenticating Agent”: With respect to the Notes or a Class of Notes, the Person designated by the Note Administrator to authenticate such Notes on behalf of the Note Administrator pursuant to Section 2.12 hereof.

“Authorized Officer”: With respect to the Issuer or Co-Issuer, any Officer (or attorney-in-fact appointed by the Issuer or the Co-Issuer) who is authorized to act for the Issuer or Co-Issuer in matters relating to, and binding upon, the Issuer or Co-Issuer. With respect to the Collateral Manager, the Persons listed on Schedule C attached hereto or such other Person or Persons specified by the Collateral Manager by written notice to the other parties hereto and to the Servicing Agreement. With respect to the Servicer or the Special Servicer, a “Responsible Officer” of the Servicer or the Special Servicer, as applicable, as set forth in the Servicing Agreement. With respect to the Note Administrator or the Trustee or any other bank or trust company acting as trustee of an express trust, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Backup Advancing Agent”: The Note Administrator, solely in its capacity as Backup Advancing Agent hereunder, or any successor Backup Advancing Agent.

“Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, Part 5 of the Companies Act (As Revised) of the Cayman Islands, the Bankruptcy Act (As Revised) of the Cayman Islands, the Companies Winding Up Rules (As Revised) of the Cayman Islands and the Foreign Bankruptcy Proceedings (International Cooperation) Rules (As Revised) of the Cayman Islands, each as amended from time to time.

“Benchmark”: Initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement.

“Benchmark Agent”: The Collateral Manager, in its capacity as benchmark agent hereunder, unless a successor Person shall have become the benchmark agent.

“Benchmark Determination Date”: With respect to any Interest Accrual Period, (i) if the Benchmark is Term SOFR, the second SOFR Business Day preceding the 9th day of the month in which (or, solely with respect to the initial Interest Accrual Period, the month preceding the month in which) such Interest Accrual Period begins or (ii) if the Benchmark is not Term SOFR, the time determined by the Benchmark Agent in the Benchmark Replacement Conforming Changes.

“Benchmark Replacement”: The first alternative set forth in the order below that can be determined by the Benchmark Agent as of the related Benchmark Replacement Date: (i) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment, (ii) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment, and (iii) the sum of (a) the alternate rate of interest that has been selected by the Benchmark Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated securitizations at such time and (b) the Benchmark Replacement Adjustment. Notwithstanding the foregoing, in no event may the Benchmark Replacement be less than zero.

“Benchmark Replacement Adjustment”: With respect to any Benchmark, the first alternative set forth in the order below that can be determined by the Benchmark Agent as of the related Benchmark Replacement Date (i) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement, (ii) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment and (iii) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Benchmark Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated securitization transactions at such time.

“Benchmark Replacement Conforming Changes”: With respect to any Benchmark Replacement, any technical, administrative or operational changes (including, but not limited to, changes to the definition of “Interest Accrual Period,” setting an applicable Benchmark Determination Date and Reference Time, the timing and frequency of determining rates and making payments of interest, the method for determining the Benchmark Replacement and other administrative matters, which may, for the avoidance of doubt, have a material economic impact on the Notes) that the Benchmark Agent decides may be appropriate to reflect the adoption and implementation and to permit the administration of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Benchmark Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Benchmark Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Benchmark Agent determines is reasonably necessary).

“Benchmark Replacement Date”:

(1)

for purposes of clause (1) or (2) of the definition of “Benchmark Transition Event,” the earlier of (a) the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the relevant Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or the published component used in the calculation thereof) and (b) the date selected by the Benchmark Agent, in its sole discretion, to be an appropriate Benchmark Replacement Date based on market practice; or

(2)

for purposes of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3), even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date;

provided, however, that, other than in the case of clause (1)(b) above, on or after the 60th day preceding the date on which such Benchmark Replacement Date would otherwise occur (if applicable), the Benchmark Agent may give written notice to the Issuer, the Co-Issuer, the Advancing Agent, the Servicer, the Special Servicer, the Note Administrator, the Trustee and the Calculation Agent (if different from the Note Administrator) in which the Benchmark Agent designates an earlier date (but not earlier than the 30th day following such notice) and represents that such earlier date will facilitate an orderly transition of the transaction to the Benchmark Replacement, in which case such earlier date will be the Benchmark Replacement Date. In the case of clause (1)(b) above, the Benchmark Agent shall be required to provide written notice to the Issuer, the Advancing Agent, the Servicer, the Special Servicer, the Note Administrator, the Trustee and the Calculation Agent at least thirty (30) days prior to the Benchmark Replacement Date selected by the Benchmark Agent.

“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or the published component used in the calculation thereof) announcing that the administrator has ceased or will cease to provide the Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or the published component used in the calculation thereof), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or

(3)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that the Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative.

“Board of Directors”: With respect to the Issuer, the directors of the Issuer duly appointed in accordance with the Governing Documents of the Issuer and, with respect to the Co-Issuer, the LLC Managers duly appointed by the sole member of the Co-Issuer or otherwise.

“Board Resolution”: With respect to the Issuer, a resolution of the Board of Directors of the Issuer and, with respect to the Co-Issuer, a resolution or unanimous written consent of the LLC Managers or the sole member of the Co-Issuer.

“Borrower Party”: With respect to any Loan, a borrower, or an agent or affiliate of, or an investment advisor to, any borrower.

“Build-to-Rent Property”: A Multifamily Property with respect to which a majority of the collateral (a) consists of one or more tax parcels each of which has erected thereon (i) a detached single family rental residence, (ii) a two- to four-family rental dwelling (including detached or semi-detached rental townhomes), or (iii) any combination of the foregoing types of structures and (b) was designed and constructed with the intention of its residential units being operated as residential rental units.

“Business Day”: Any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York, Houston, Texas, San Francisco, California, in the State of North Carolina or the location of the Corporate Trust Office of the Note Administrator or the Trustee or the servicing offices of the Servicer or the Special Servicer or the location of the financial institution holding the Collection Account or the REO Account, or (iii) days when the New York Stock Exchange or the Federal Reserve Bank of New York are closed.

“Buy/Sell Interest”: Any Collateral Interest (or Collateral Note underlying a Collateral Participation that is a Collateral Interest) for which (i) one of the Companion Interest Holders may exercise a right pursuant to one or more related Partition Agreements (or underlying Loan Documents) to require the Issuer, as the Holder of the Collateral Interest (or Collateral Note underlying a Collateral Participation that is a Collateral Interest), to either (a) purchase the related Companion Interest or (b) sell the Collateral Interest (or Collateral Note underlying a Collateral Participation that is a Collateral Interest) to the Companion Interest Holder exercising such right, or (ii) the Issuer (or the Collateral Manager on its behalf) may exercise a right pursuant to one or more related Partition Agreements (or underlying Loan Documents) to require a Companion Interest Holder to either (x) purchase the Collateral Interest or (y) sell such Companion Interest Holder’s Companion Interest to the Issuer, in each case for the same price and in accordance with the related Partition Agreement.

“Calculation Agent”: The meaning specified in Section 7.14(a) hereof.

“Calculation Amount”: With respect to (i) any Modified Collateral Interest that is a Serviced Collateral Interest or a Collateral Interest related to any Co-Lender Agreement Non-Serviced Loan, the Principal Balance of such Collateral Interest, minus any Appraisal Reduction Amount allocated to such Collateral Interest; (ii) any Defaulted Collateral Interest that is a Serviced Collateral Interest or a Collateral Interest related to any Co-Lender Agreement Non-Serviced Loan, the lowest of (a) the Recovery Rate of such Collateral Interest, multiplied by the Principal Balance of such Collateral Interest, (b) the market value of such Collateral Interest, as determined by the Collateral Manager in accordance with the Collateral Management Standard based upon, among other things, a recent Appraisal and information from one or more third party commercial real estate brokers and such other information as the Collateral Manager deems appropriate and (c) the Principal Balance of such Collateral Interest, minus any Appraisal Reduction Amount allocated to such Collateral Interest; and (iii) with respect to a Non-Serviced Collateral Interest other than a Collateral Interest related to any Co-Lender Agreement Non-Serviced Loan, the “Calculation Amount” (or similar term) allocable to such Collateral Interest pursuant to the related Non-Serviced Servicing Agreement or Non-Serviced CLO Indenture, as applicable.

With respect to any Partitioned Collateral Interest, any Calculation Amount shall be allocated to such Partitioned Collateral Interest as provided under the applicable Partition Agreement; provided that if such allocation is not provided for under the applicable Partition Agreement, any Calculation Amount shall be deemed allocated in sequential order (if applicable) and on a pro rata and pari passu basis among the related Partitioned Collateral Interest and any related Companion Interests of the same seniority (based on the outstanding principal balance thereof).

“Cash”: Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“Cash Collateral Account”: The meaning specified in the Servicing Agreement.

“Cayman AML Regulations”: The Anti-Money Laundering Regulations (As Revised) and The Guidance Notes on the Prevention and Detection of Money Laundering, Terrorist Financing and Proliferation Financing in the Cayman Islands, each as amended and revised from time to time.

“Cayman FATCA Legislation”: The Cayman Islands Tax Information Authority Act (As Revised), together with related legislation, regulations, rules and guidance notes made pursuant to such act (including the CRS).

“Certificate of Authentication”: The meaning specified in Section 2.1 hereof.

“Certificated Security”: A “certificated security” as defined in Section 8-102(a)(4) of the UCC.

“Class”: The Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes or the Class G Notes, as applicable.

“Class A Defaulted Interest Amount”: With respect to the Class A Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class A Notes on account of any shortfalls in the payment of the Class A Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful), at the Class A Rate.

“Class A Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class A Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class A Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the Class A Rate.

“Class A Notes”: The Class A Senior Secured Floating Rate Notes, Due 2044, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class A Rate”: With respect to any Class A Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (i) the Benchmark (determined as described herein) plus (ii) 1.35% plus (iii) on and after the Payment Date in July 2032, 0.25%.

“Class A-S Defaulted Interest Amount”: With respect to the Class A-S Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class A-S Notes on account of any shortfalls in the payment of the Class A-S Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful), at the Class A-S Rate.

“Class A-S Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class A-S Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class A-S Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the Class A-S Rate.

“Class A-S Notes”: The Class A-S Second Priority Secured Floating Rate Notes, Due 2044, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class A-S Rate”: With respect to any Class A-S Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (i) the Benchmark (determined as described herein) plus (ii) 1.50% plus (iii) on and after the Payment Date in July 2032, 0.25%.

“Class B Defaulted Interest Amount”: With respect to the Class B Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class B Notes on account of any shortfalls in the payment of the Class B Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful), at the Class B Rate.

“Class B Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class B Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class B Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the Class B Rate.

“Class B Notes”: The Class B Third Priority Secured Floating Rate Notes Due 2044, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class B Rate”: With respect to any Class B Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (i) the Benchmark (determined as described herein) plus (ii) 1.70% plus (iii) on and after the Payment Date in July 2032, 0.50%.

“Class C Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes or Class B Notes are outstanding, with respect to the Class C Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class C Notes on account of any shortfalls in the payment of the Class C Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful), at the Class C Rate.

“Class C Deferred Interest”: So long as any Class A Notes, Class A-S Notes or Class B Notes are Outstanding, any interest due on the Class C Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date.

“Class C Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class C Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class C Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the Class C Rate.

“Class C Notes”: The Class C Fourth Priority Secured Floating Rate Notes Due 2044, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class C Rate”: With respect to any Class C Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (i) the Benchmark (determined as described herein) plus (ii) 1.85% plus (iii) on and after the Payment Date in July 2032, 0.50%.

“Class D Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes, Class B Notes or Class C Notes are outstanding, with respect to the Class D Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class D Notes on account of any shortfalls in the payment of the Class D Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful), at the Class D Rate.

“Class D Deferred Interest”: So long as any Class A Notes, Class A-S Notes, Class B Notes or Class C Notes are Outstanding, any interest due on the Class D Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date.

“Class D Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class D Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class D Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the Class D Rate.

“Class D Notes”: The Class D Fifth Priority Secured Floating Rate Notes Due 2044, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class D Rate”: With respect to any Class D Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (i) the Benchmark (determined as described herein) plus (ii) 2.50% plus (iii) on and after the Payment Date in July 2032, 0.50%.

“Class E Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes or Class D Notes are outstanding, with respect to the Class E Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class E Notes on account of any shortfalls in the payment of the Class E Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful), at the Class E Rate.

“Class E Deferred Interest”: So long as any Class A Notes, Class A-S Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, any interest due on the Class E Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date.

“Class E Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class E Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class E Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the Class E Rate.

“Class E Notes”: The Class E Sixth Priority Secured Floating Rate Notes Due 2044, issued by the Issuer and the Co-Issuer pursuant to this Indenture.

“Class E Rate”: With respect to any Class E Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (i) the Benchmark (determined as described herein) plus (ii) 3.00% plus (iii) on and after the Payment Date in July 2032, 0.50%.

“Class F Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are outstanding, with respect to the Class F Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class F Notes on account of any shortfalls in the payment of the Class F Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful), at the Class F Rate.

“Class F Deferred Interest”: So long as any Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are Outstanding, any interest due on the Class F Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date.

“Class F Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class F Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class F Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the Class F Rate.

“Class F Notes”: The Class F Seventh Priority Floating Rate Notes Due 2044, issued by the Issuer pursuant to this Indenture.

“Class F Rate”: With respect to any Class F Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (i) the Benchmark (determined as described herein) plus (ii) 4.25%.

“Class G Defaulted Interest Amount”: If no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes are outstanding, with respect to the Class G Notes as of each Payment Date, the accrued and unpaid amount due to Holders of the Class G Notes on account of any shortfalls in the payment of the Class G Interest Distribution Amount with respect to any preceding Payment Date or Payment Dates, together with interest accrued thereon (to the extent lawful), at the Class G Rate.

“Class G Deferred Interest”: So long as any Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or Class F Notes are Outstanding, any interest due on the Class G Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date.

“Class G Interest Distribution Amount”: On each Payment Date, the amount due to Holders of the Class G Notes on account of interest equal to the product of (i) the Aggregate Outstanding Amount of the Class G Notes on the first day of the related Interest Accrual Period, (ii) the actual number of days in such Interest Accrual Period divided by three hundred sixty (360) and (iii) the Class G Rate.

“Class G Notes”: The Class G Eighth Priority Floating Rate Notes Due 2044, issued by the Issuer pursuant to this Indenture.

“Class G Rate”: With respect to any Class G Note, the per annum rate at which interest accrues on such Note for any Interest Accrual Period, which shall be equal to (i) the Benchmark (determined as described herein) plus (ii) 5.50%.

“Clean-up Call”: The meaning specified in Section 9.1 hereof.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearstream”: Clearstream Banking, société anonyme, a limited liability company organized under the laws of the Grand Duchy of Luxembourg.

“Closing Date”: October 2, 2026.

“Closing Date Collateral Interests”: The Collateral Interests acquired by the Issuer on the Closing Date, which are listed on Schedule A as “Closing Date Collateral Interests” attached hereto.

“Co-Lender Agreement”: Any co-lender agreement that governs the rights and obligations of the holders of the Collateral Notes and the Companion Notes, pursuant to which the Collateral Notes will be of equal priority (pro rata and pari passu) in right of payment to the related pari passu Companion Notes and senior in right of payment to the related junior Companion Notes.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Co-Issuer”: TRTX 2026-FL8 Co-Issuer, LLC, a limited liability company formed under the laws of the State of Delaware, until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.

“Co-Issuers”: The Issuer and the Co-Issuer.

“Co-Lender Agreement Non-Serviced Loan”: The Loan related to the “Project Oak” Collateral Interest and any other Loan that is serviced pursuant to co-lender provisions in a related loan agreement or a Co-Lender Agreement substantially similar to the Project Oak Co-Lender Provisions.

“Collateral”: The meaning specified in the first paragraph of the Granting Clause of this Indenture.

“Collateral Interest File”: The meaning set forth in Section 3.3(e) hereof.

“Collateral Interest Purchase Agreement”: The Collateral Interest Purchase Agreement entered into between the Issuer, the Seller, Holdco and Sub-REIT on or about the Closing Date, as amended from time to time, which agreement is assigned to the Trustee on behalf of the Issuer pursuant to this Indenture, together with any collateral interest purchase agreements or subsequent transfer instruments entered into between the Issuer, the Seller, Holdco and Sub-REIT in connection with the acquisition of a Subsequent Collateral Interest.

“Collateral Interests”: Each of the Mortgage Loans, Combined Loans, A Notes and Participations acquired by the Issuer.

“Collateral Management Agreement”: The Collateral Management Agreement, dated as of the Closing Date, by and between the Issuer and the Collateral Manager, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Collateral Management Standard”: The meaning set forth in the Collateral Management Agreement.

“Collateral Manager”: TPG RE Finance Trust Management, L.P., each of TPG RE Finance Trust Management, L.P.’s permitted successors and assigns or any successor Person that shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement and the Servicing Agreement, and thereafter “Collateral Manager” shall mean such successor Person.

“Collateral Manager Fee”: The meaning set forth in the Collateral Management Agreement.

“Collateral Manager Related Parties”: The meaning set forth in the Servicing Agreement.

“Collateral Note”: Any Collateral Interest that is an A Note.

“Collateral Participation”: Any Collateral Interest that is a Participation.

“Collection Account”: The meaning specified in the Servicing Agreement.

“Combined Loan”: Collectively, any Mortgage Loan and a related Mezzanine Loan secured by a pledge of all of the equity interests in the borrower under such Mortgage Loan, as if they are a single loan. Each Combined Loan shall be treated as a single loan for all purposes hereunder.

“Combined Loan Repurchase Event”: With respect to any Combined Loan, an event that shall occur if the Mortgage Loan portion thereof is repaid in full, but the Mezzanine Loan portion thereof remains outstanding.

“Companion Interest”: A Companion Participation or Companion Note, as applicable.

“Companion Interest Holder”: The holder of any Companion Interest.

“Companion Note”: One or more pari passu or junior portions of any Split Loan.

“Companion Note Holder”: The holder of any Companion Note.

“Companion Participation”: Each of the Funded Companion Participations and the Future Funding Participations.

“Companion Participation Holder”: The holder of any Companion Participation.

“Company Administration Agreement”: The administration agreement, dated on or about the Closing Date, by and between the Issuer and the Company Administrator, as modified and supplemented and in effect from time to time.

“Company Administrative Expenses”: All fees, expenses and other amounts due or accrued with respect to any Payment Date and payable by the Issuer, the Co-Issuer or any Permitted Subsidiary (including legal fees and expenses) to (i) the Note Administrator, the Custodian and the Trustee pursuant to this Indenture or any co-trustee appointed pursuant to Section 6.12 hereof (including amounts payable by the Issuer as indemnification pursuant to this Indenture), (ii) the Company Administrator under the Company Administration Agreement (including amounts payable by the Issuer as indemnification pursuant to the Company Administration Agreement) and to provide for the costs of liquidating the Issuer following redemption of the Notes and the AML Services Provider under the AML Services Agreement, (iii) the LLC Managers (including indemnification), (iv) the independent accountants, agents and counsel of the Issuer for reasonable fees and expenses (including amounts payable in connection with the preparation of tax forms on behalf of the Issuer and the Co-Issuer), and any registered office and government filing fees, in each case, payable in the order in which invoices are received by the Issuer, (v) a Rating Agency for fees and expenses in connection with any rating (including the annual fee payable with respect to the monitoring of any rating) of the Notes, including fees and expenses due or accrued in connection with any credit assessment or rating of the Collateral Interests, (vi) the Collateral Manager under this Indenture and the Collateral Management Agreement (including amounts payable by the Issuer as indemnification pursuant to this Indenture or the Collateral Management Agreement) other than any Collateral Manager Fee payable pursuant to the Collateral Management Agreement, (vii) other Persons as indemnification pursuant to the Collateral Management Agreement, (viii) the Advancing Agent or other entities as indemnification pursuant to Section 16.3, (ix) the Servicer or the Special Servicer as indemnification or reimbursement of expenses pursuant to the Servicing Agreement or the other Transaction Documents, (x) the CREFC® Intellectual Property Royalty License Fee, (xi) the Preferred Share Paying Agent and the Preferred Share Registrar pursuant to the Preferred Share Paying Agency Agreement (including amounts payable as indemnification), (xii) each member of the Advisory Committee (including amounts payable as indemnification) under each agreement among such Advisory Committee member, the Collateral Manager and the Issuer (and the amounts payable by the Issuer to each member of the Advisory Committee as indemnification pursuant to each such agreement), (xiii) any other Person in respect of any governmental fee, charge or tax (including any FATCA and the Cayman FATCA Legislation compliance costs) in relation to the Issuer or the Co-Issuer (in each case as certified by an Authorized Officer of the Issuer or the Co-Issuer to the Note Administrator), in each case, payable in the order in which invoices are received by the Issuer, (xiv) the Benchmark Agent (including amounts payable as indemnification and liquidated damages pursuant to the Indenture), (xv) any EU Reporting Administrator retained by the Issuer, the Note Administrator and Holdco for any fees and expenses payable to such EU Reporting Administrator, the Note Administrator or Holdco, as applicable, for services provided to the Issuer in connection with the satisfaction of the EU Transparency Requirements or (xvi) any other Person in respect of any other fees or expenses (including indemnifications) permitted under this Indenture (including, without limitation, any costs or expenses incurred in connection with certain modeling systems and services) and the documents delivered pursuant to or in connection with this Indenture and the Notes and any amendment or other modification of any such documentation, in each case unless expressly prohibited under this Indenture (including, without limitation, the payment of all transaction fees and all legal and other fees and expenses required in connection with the purchase of any Collateral Interests or any other transaction authorized by this Indenture), in each case, payable in the order in which invoices are received by the Issuer; provided that Company Administrative Expenses shall not include (a) amounts payable in respect of the Notes, and (b) any Collateral Manager Fee payable pursuant to the Collateral Management Agreement.

“Company Administrator”: MaplesFS Limited, a licensed trust company incorporated in the Cayman Islands, as administrator pursuant to the Company Administration Agreement, unless a successor Person shall have become administrator pursuant to the Company Administration Agreement, and thereafter, Company Administrator shall mean such successor Person.

“Contribution Collateral Interest”: Any Collateral Interest contributed by the Retention Holder pursuant to Section 12.2(c).

“control”: With respect to any Person, the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. “controlled by” and “under common control with” shall have meanings correlative with the foregoing.

“Controlled Collateral Interest”: Each Collateral Interest that is (i) a Loan or (ii) a Partitioned Collateral Interest with respect to which the Issuer is the controlling holder under the related Partition Agreement. As of the Closing Date, each of the Closing Date Collateral Interests identified on Schedule A as “Controlled” will be a Controlled Collateral Interest.

“Controlling Class”: The Class A Notes, so long as any Class A Notes are Outstanding, then the Class A-S Notes, so long as any Class A-S Notes are Outstanding, then the Class B Notes, so long as any Class B Notes are Outstanding, then the Class C Notes, so long as any Class C Notes are Outstanding, then the Class D Notes, so long as any Class D Notes are Outstanding, then the Class E Notes, so long as any Class E Notes are Outstanding, then the Class F Notes, so long as any Class F Notes are Outstanding and then the Class G Notes, so long as any Class G Notes are Outstanding.

“Corporate Trust Office”: The designated corporate trust office of (i) the Trustee, currently located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee – TRTX 2026-FL8, (ii) the Note Administrator, currently located at (a) with respect to the delivery of Loan Documents, at 1055 10th Avenue SE, Minneapolis, Minnesota, 55414, Attention: Document Custody Group – TRTX 2026-FL8, (b) with respect to the delivery of Note transfers and surrenders, at 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attention: Computershare Corporate Trust – TRTX 2026-FL8 and email: and (c) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Computershare Corporate Trust Services (CMBS), TRTX 2026-FL8, email: or (iii) such other address as the Trustee or the Note Administrator, as applicable, may designate from time to time by notice to the Noteholders, the Holder of the Preferred Shares, the 17g-5 Information Provider and the parties hereto.

“Corresponding Tenor”: With respect to a Benchmark Replacement, a tenor or observation period, as applicable, having approximately the same length (disregarding business day adjustment) as the tenor or observation period applicable to the then-current Benchmark.

“Credit Risk Collateral Interest”: (i) With respect to any Serviced Loan and any Co-Lender Agreement Non-Serviced Loan, any Credit Risk Loan or Collateral Interest that is an interest in a Credit Risk Loan and (ii) with respect to any Non-Serviced Loan other than any Co-Lender Agreement Non-Serviced Loan, a “Credit Risk Collateral Interest” (or similar term) as defined in the related Non-Serviced Servicing Agreement (or any indenture related to such Non-Serviced Servicing Agreement).

“Credit Risk Loan”: Any Loan that, in the Collateral Manager’s reasonable business judgment has a significant risk of declining in credit quality or, with a lapse of time, becoming a Defaulted Loan.

“Credit Risk/Defaulted Collateral Interest Cash Purchase”: The meaning specified in Section 12.1(b) hereof.

“CREFC® Intellectual Property Royalty License Fee”: With respect to each Collateral Interest and for any Payment Date, an amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Principal Balance of such Collateral Interest as of the close of business on the Determination Date in such Interest Accrual Period. Such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Collateral Interest is computed and shall be prorated for partial periods.

“CREFC® Intellectual Property Royalty License Fee Rate”: With respect to each Collateral Interest, a rate equal to 0.0005% per annum.

“CREFC® Loan Periodic Update File”: The meaning specified in the Servicing Agreement.

“CREFC® Loan Setup File”: The meaning specified in the Servicing Agreement.

“CRS”: The OECD Standard for Automatic Exchange of Financial Account Information–Common Reporting Standard (as amended from time to time).

“Custodial Account”: An account at the Securities Intermediary established pursuant to Section 10.1(b) hereof.

“Custodian”: The meaning specified in Section 3.3(a) hereof.

“Custody Collateral Interest”: Any Collateral Interest that is not a Non-Custody Collateral Interest. As of the Closing Date (i) each of the Closing Date Collateral Interests identified on Schedule A hereto as “Project Oak,” “Greenpoint Central,” “AVA Arts District,” “The Newbury,” “Project Glacier,” “The Platform,” “The Morgan” and “The Overlook” is a Non-Custody Collateral Interest, and (ii) each of the Closing Date Collateral Interests other than the Closing Date Collateral Interests specified in (i) above will be Custody Collateral Interests.

“Cut-off Date”: With respect to (i) each Closing Date Collateral Interest, September 9, 2026, or the Collateral Interest origination date, whichever is later, and (ii) each Delayed Collateral Interest and Subsequent Collateral Interest acquired by the Issuer after the Closing Date in accordance with the terms of the Indenture, the date specified as such in the related Subsequent Transfer Instrument.

“Cut-off Date Collateral Interests”: The Closing Date Collateral Interests and each Delayed Collateral Interest.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Collateral Interest”: Any Collateral Interest for which any related Loan is a Defaulted Loan.

“Defaulted Interest Amount”: The Class A Defaulted Interest Amount, the Class A-S Defaulted Interest Amount, the Class B Defaulted Interest Amount, the Class C Defaulted Interest Amount, the Class D Defaulted Interest Amount, the Class E Defaulted Interest Amount, the Class F Defaulted Interest Amount or the Class G Defaulted Interest Amount, as the context requires.

“Defaulted Loan”: Any (i) Serviced Loan and any Co-Lender Agreement Non-Serviced Loan as to which there has occurred and is continuing for more than sixty (60) days (after giving effect to any applicable grace period but without giving effect to any waiver) either (x) a payment default or (y) a material non-monetary event of default that is known to the Special Servicer; provided, however, that any Collateral Interest as to which an Appraisal Reduction Event has not occurred due to the circumstances specified in the provisos to clause (e) of the definition thereof and which is not otherwise a Defaulted Loan shall be deemed not to be a Defaulted Loan for purposes of determining the Calculation Amount for the Par Value Test, and (ii) any Non-Serviced Loan other than any Co-Lender Agreement Non-Serviced Loan that is a “Defaulted Loan” (or similar term) under the related Non-Serviced Servicing Agreement or any indenture related to such Non-Serviced Servicing Agreement. If a Defaulted Loan is the subject of a workout, modification or otherwise has cured the default such that the subject Defaulted Loan is no longer in default pursuant to its terms (as such terms may have been modified), such Loan shall no longer be treated as a Defaulted Loan. In addition, if a mezzanine lender, subordinate lender or holder of any related Companion Interest continues to make monthly payments (or, in connection with a balloon payment default, assumed scheduled payments) under the Loan pursuant to a cure or extension option granted by the applicable Loan Documents, such Loan will not be treated as a Defaulted Loan. For the avoidance of doubt, with respect to any Serviced Loan, neither a Payment Accommodation nor any default or delinquency that would have existed but for such Payment Accommodation will cause a Loan to be a Defaulted Loan for so long as the related borrower is complying with the terms of such Payment Accommodation.

“Deferred Interest”: The meaning specified in Section 2.7(a).

“Deferred Interest Notes”: The Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes, to the extent such Class is not the most senior Class Outstanding.

“Definitive Notes”: The meaning specified in Section 2.2(b) hereof.

“Delayed Acquisition Conditions”: Conditions that will be satisfied with respect to the Delayed Collateral Interest if either (i)(a) the terms of the Loan Documents evidencing such Delayed Collateral Interest substantially conform to those provided to the Collateral Manager as of the Closing Date and (b) the information contained in Annex A to the Preliminary Offering Memorandum is not updated or changed in a material way subsequent to the date of the Preliminary Offering Memorandum, or (ii)(a) the collateral, tenor and general credit features of such Delayed Collateral Interest are substantially as described on Annex A to the Preliminary Offering Memorandum, (b) the Rating Agency Condition is satisfied with respect to each Rating Agency and (c) such Delayed Collateral Interest satisfies the applicable Eligibility Criteria, and the Acquisition Criteria and the Acquisition and Disposition Requirements are satisfied.

“Delayed Collateral Interest”: Each Collateral Interest, if any, identified on Schedule A attached hereto as a Delayed Collateral Interest. As of the Closing Date, there are no Delayed Collateral Interests, and any provisions relating thereto herein shall be disregarded.

“Delayed Purchase Termination Date”: The date that is forty-five (45) days after the Closing Date (unless an earlier date is designated by the Collateral Manager).

“Depository” or “DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Determination Date”: The 11th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing in October 2026.

“Disposition Limitation Threshold”: A threshold that will be met at any time that (x) the sum of (i) the cumulative aggregate Principal Balance of Credit Risk Collateral Interests (other than those that are Collateral Interests subject to a Material Default (without regard to whether such Collateral Interest is a Defaulted Collateral Interest)) sold by the Issuer to the Collateral Manager or its affiliates plus (ii) the cumulative aggregate Principal Balance of Credit Risk Collateral Interests (other than those that are Collateral Interests subject to a Material Default (without regard to whether such Collateral Interest is a Defaulted Collateral Interest)) exchanged for Exchange Collateral Interests, is equal to or greater than (y) 10% of the Aggregate Outstanding Portfolio Balance as of the Closing Date.

“Disqualified Transferee”: The meaning specified in Section 2.5(l) hereof.

“Dissolution Expenses”: The amount of expenses reasonably likely to be incurred in connection with the discharge of this Indenture, the liquidation of the Collateral and the dissolution of the Co-Issuers, as reasonably certified by the Collateral Manager or the Issuer, based in part on expenses incurred by the Trustee, the Custodian and the Note Administrator and reported to the Collateral Manager.

“Dollar” or “$”: A U.S. dollar or other equivalent unit in Cash.

“Due Diligence Service Provider”: The meaning specified in Section 7.19 hereof.

“Due Period”: With respect to any Payment Date, the period commencing on the day immediately succeeding the second preceding Determination Date (or commencing on and excluding the Closing Date, in the case of the Due Period relating to the first Payment Date) and ending on and including the Determination Date immediately preceding such Payment Date.

“EHRI”: Any interest in the Issuer that satisfies the definition of “eligible horizontal residual interest” in the U.S. Credit Risk Retention Rules. As of the Closing Date, the Preferred Shares, which are retained by the Retention Holder on the Closing Date shall constitute the EHRI.

“EHRI Transfer Restriction Period”: The period from the Closing Date to the latest of (i) the date on which the Aggregate Outstanding Portfolio Balance has been reduced to 33% of the Aggregate Outstanding Portfolio Balance as of the Closing Date; (ii) the date on which the total outstanding principal amount of the Notes has been reduced to 33% of the total outstanding principal amount of the Notes as of the Closing Date; or (iii) two years after the Closing Date. However, if the U.S. Credit Risk Retention Rules are modified or repealed, the Sponsor may choose to comply with such U.S. Credit Risk Retention Rules as are then in effect.

“Eligibility Criteria”: The criteria set forth below with respect to any Subsequent Collateral Interest or the Delayed Collateral Interest (provided that no Delayed Collateral Interest shall be required to satisfy such Eligibility Criteria if acquired on or prior to the Delayed Purchase Termination Date and the Delayed Acquisition Conditions have been satisfied), compliance with which shall be evidenced by an Officer’s Certificate, in the form of Exhibit K, of the Collateral Manager delivered to the Trustee and Note Administrator as of the related Transfer Date:

(i) it is a Mortgage Loan, a Combined Loan, an A Note or a Participation in a Mortgage Loan, a Combined Loan or an A Note that is secured by a Multifamily Property, Industrial Property, Hospitality Property, Retail Property, Mixed-Use Property, Self-Storage Property, Office Property, Life Science Property, Student Housing Property or Manufactured Housing Property;

(ii) (A) the aggregate Principal Balance of the Collateral Interests secured by properties that are of the following types are subject to limitations as follows (it being understood that, (1) for purposes of clause (c), the Principal Balance of each Mixed-Use Property will be allocated to its respective property type based on the Applicable Property Type Percentage, and (2) that for all purposes hereof, no maximum concentration limitation will apply with respect to Multifamily Properties): (a) Industrial Properties does not exceed 60.0% of the Aggregate Outstanding Portfolio Balance, (b) Hospitality Properties does not exceed 18.0% of the Aggregate Outstanding Portfolio Balance, (c) Mixed-Use Properties does not exceed 10.0% of the Aggregate Outstanding Portfolio Balance, (d) Retail Properties does not exceed 10.0% of the Aggregate Outstanding Portfolio Balance, (e) Self-Storage Properties does not exceed 10.0% of the Aggregate Outstanding Portfolio Balance, (f) Office Properties and Life Science Properties does not exceed 10.0% of the Aggregate Outstanding Portfolio Balance, (g) Student Housing Properties does not exceed 10.0% of the Aggregate Outstanding Portfolio Balance, (h) Build-to-Rent Properties does not exceed 10.0% of the Aggregate Outstanding Portfolio Balance, (i) Manufactured Housing Properties does not exceed 5.0% of the Aggregate Outstanding Portfolio Balance, and (j) such Collateral Interest is not secured by a Furnished Apartment Property or Aparthotel Property;

(B) the sum (without duplication) of (x) the aggregate Principal Balance of the Collateral Interests secured by Multifamily Properties (excluding Student Housing Properties and Build-to-Rent Properties) and (y) the aggregate Principal Balance of all Principal Proceeds held as cash and Eligible Investments and all amounts held as cash or Eligible Investments in the Unused Proceeds Account and the Reinvestment Account is not lower than 35.0% of the Aggregate Outstanding Portfolio Balance; and

(C) the sum (without duplication) of (x) the aggregate Principal Balance of the Collateral Interests that are secured by Multifamily Properties or Industrial Properties and (y) the aggregate Principal Balance of all Principal Proceeds held as cash and Eligible Investments and all amounts held as cash or Eligible Investments in the Unused Proceeds Account and the Reinvestment Account is not lower than 55.0%;

(iii) the obligor is incorporated or organized under the laws of, and the Collateral Interest is secured by property located in, the United States;

(iv) if it is a floating rate Collateral Interest, it provides for monthly payments of interest at a floating rate (1) that is a SOFR-based rate, (2) that is materially consistent with the ARRC fallback language or (3) with respect to which the Rating Agency Condition has been satisfied;

(v) if it is a fixed rate Collateral Interest, its acquisition will not cause the aggregate Principal Balance of all fixed rate Collateral Interests to exceed 5.0% of the Aggregate Outstanding Portfolio Balance;

(vi) it has a maturity date, assuming the exercise of all extension options (if any) that are exercisable at the option of the related borrower under the terms of such Collateral Interest, that is not more than five years from the date of acquisition by the Issuer (which, in the case of newly originated loans, will be calculated without regard to the initial stub interest period);

(vii) it is not an Equity Interest;

(viii) it is not a ground-up construction loan;

(ix) the Collateral Manager has determined that it has an As-Stabilized LTV that is not greater than (i) in the case of Collateral Interests secured by Multifamily Properties, 80%, (ii) in the case of Collateral Interests secured by Industrial Properties, Retail Properties, Mixed-Use Properties, Self-Storage Properties, Life Science Properties, Student Housing Properties or Manufactured Housing Properties, 75% (iii) in the case of Collateral Interests secured by Hospitality Properties or Office Properties, 70%;

(x) the Collateral Manager has determined that it has an U/W Stabilized NCF Debt Yield that is not less than (i) in the case of Collateral Interests secured by Multifamily Properties, 7.0%, (ii) in the case of Collateral Interests secured by Industrial Properties and Mixed-Use Properties, 7.5%, (iii) in the case of Collateral Interests secured by Retail Properties, Self-Storage Properties, Life Science Properties, Student Housing Properties and Manufactured Housing Properties, 8.0%, (iv) in the case of Collateral Interests secured by Hospitality Properties, 10.0% and (v) in the case of Collateral Interests secured by Office Properties, 11.0%;

(xi) the Principal Balance of such Collateral Interest (plus any previously-acquired participation interests or promissory notes in the same underlying Participated Loan, including any participation interests or promissory notes that were included as part of the Closing Date Collateral Interests) is not greater than 10% of the Aggregate Collateral Interest Cut-off Date Balance;

(xii) (A) the Weighted Average Life of the Collateral Interests, assuming the exercise of all contractual extension options (if any) that are exercisable by the borrower under each Collateral Interest, is less than or equal to the number of years (rounded to the nearest one hundredth thereof) during the period from such date of determination to 5.5 years from the Closing Date;

(B) the Weighted Average Spread of the floating rate Collateral Interests is not less than 2.25%;

(C) the Weighted Average Coupon of the fixed rate Collateral Interests is not less than 4.25%;

(D) the aggregate Principal Balance of Collateral Interests secured by Mortgaged Properties located in (x) California, Florida, New York and Texas is (in each case) no more than 40.0% of the Aggregate Outstanding Portfolio Balance and (y) any other state is (in each case) no more than 25.0% of the Aggregate Outstanding Portfolio Balance; and

(E) the Herfindahl Score is greater than or equal to 14;

(xiii) a No Downgrade Confirmation has been received from Fitch and Morningstar DBRS with respect to the acquisition of such Collateral Interest, except that such confirmation will not be required with respect to the acquisition of a Participation if (a) the Issuer already owns a Participation in the same underlying Participated Loan, and (b) the principal balance of the Participation being acquired is $1,000,000 or less;

(xiv) the sum of the Principal Balance of such Collateral Interest and the Principal Balance of all Collateral Interests that have the same guarantor or an affiliated guarantor does not exceed 20.0% of the Aggregate Outstanding Portfolio Balance;

(xv) it shall not require the Issuer to make any future payments after the Issuer’s purchase thereof;

(xvi) if it is a Collateral Interest with a related Future Funding Participation:

(A) the Future Funding Indemnitor has Segregated Liquidity (evidenced by a certification) in an amount at least equal to the greater of (i) the Largest One Quarter Future Advance Estimate and (ii) the Two Quarter Future Advance Estimate for the immediately following two calendar quarters (based on the Future Funding Amounts for all outstanding Future Funding Companion Participations related to the Collateral Interests);

(B) the maximum principal amount of all Future Funding Participations with respect to all Collateral Interests does not exceed 20.0% of the maximum commitment amount of all Participated Loans (which, with respect to each Collateral Interest, shall equal the sum of (i) the related initial Principal Balance and (ii) any related Future Funding Amount); and

(C) the maximum principal amount of the related Future Funding Participation does not exceed 35.0% of the maximum principal amount (including all related funded and unfunded Participations) of the related Participated Loan;

(xvii) it is not prohibited under its Loan Documents from being purchased by the Issuer and pledged to the Trustee;

(xviii) it is not currently the subject of discussions between lender and the borrower to amend, modify or waive any material provision of any of the related Loan Documents in such a manner as would have a material adverse effect on such Collateral Interest;

(xix) upon acquisition, it will not be a Credit Risk Collateral Interest;

(xx) it is not a Defaulted Collateral Interest (as determined by the Collateral Manager after reasonable inquiry);

(xxi) it is Dollar denominated and may not be converted into an obligation payable in any other currencies;

(xxii) other than with respect to the “Project Oak” Collateral Interest (and any other Collateral Interest subject to a Co-Lender Agreement, or co-lender provisions in a related loan agreement, with buy/sell provisions substantially similar to those contained in the Project Oak Co-Lender Provisions), if such Collateral Interest is a Participation, it does not have “buy/sell” rights as a dispute resolution mechanism;

(xxiii) it provides for the repayment of principal at not less than par no later than upon its maturity or upon redemption, acceleration or its full prepayment;

(xxiv) it is serviced pursuant to the Servicing Agreement, the Project Oak Co-Lender Provisions or a substantially similar Co-Lender Agreement or co-lender provisions in a related loan agreement, or it is serviced by a Qualified Servicer pursuant to a commercial mortgage servicing arrangement that includes servicing provisions substantially similar to those that are standard in commercial mortgage-backed securities transactions;

(xxv) (a) it is purchased from the Seller, TRTX, Sub-REIT, or a wholly-owned subsidiary of TRTX, and (b) the requirements set forth in this Indenture regarding the representations and warranties with respect to such Collateral Interest and the underlying Mortgaged Property (as applicable) have been met (subject to such exceptions as are reasonably acceptable to the Collateral Manager);

(xxvi) if it is a participation interest, the related Participating Institution is (and any “qualified transferee” is required to be) any of (a) a “special purpose entity” or a “qualified institutional lender” as such terms are typically defined in the Loan Documents related to participations, (b) an entity (or a wholly-owned subsidiary of an entity) that has (1) a long-term unsecured debt rating from Fitch of “A-” or higher and (2) a long-term unsecured debt rating from Morningstar DBRS of “A” or higher (if rated by Morningstar DBRS, or if not rated by Morningstar DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Fitch)), (c) a securitization trust, a collateralized loan obligation (“CLO”) issuer or a similar securitization vehicle or (d) a special purpose entity that is 100% directly or indirectly owned by TRTX or Sub-REIT, for so long as the separateness provisions of its organizational documents have not been amended (unless the Rating Agency Condition was satisfied in connection with such amendment), and if any Participating Institution is not the Issuer, the related Loan Documents will be held by a third party custodian;

(xxvii) its acquisition shall be in compliance with Section 206 of the Advisers Act;

(xxviii) its acquisition, ownership, enforcement and disposition will not cause the Issuer to fail to be a Qualified REIT Subsidiary or other disregarded entity of a REIT unless a No Trade or Business Opinion has previously been received (which opinion may be conditioned on compliance with certain restrictions on the investment or other activity of the Issuer and/or the Collateral Manager on behalf of the Issuer);

(xxix) its acquisition would not cause the Issuer, the Co-Issuer or the pool of Collateral Interests to be required to register as an investment company under the 1940 Act; and if the borrowers with respect to the Collateral Interest are excepted from the definition of an “investment company” solely by reason of Section 3(c)(1) of the 1940 Act, then either (x) such Collateral Interest does not constitute a “voting security” for purposes of the 1940 Act or (y) the aggregate amount of such Collateral Interest held by the Issuer is less than 10% of the entire issue of such Collateral Interest;

(xxx) if it is a Combined Loan or a Pari Passu Participation in a Combined Loan, (a) the related Mortgage Loan contains a requirement that any principal repayment of the Mortgage Loan must be accompanied by a pro rata principal repayment (based on Principal Balance) of the related Mezzanine Loan, (b) the related Mortgage Loan and the related Mezzanine Loan are cross-defaulted and (c) the related Mortgage Loan does not permit the related borrower to incur additional debt secured by the related Mortgaged Property or the equity in the related borrower;

(xxxi) it does not provide for any payments which are or shall be subject to deduction or withholding for or on account of any withholding or similar tax (other than withholding on amendment, modification and waiver fees, late payment fees, commitment fees, exit fees, extension fees or similar fees), unless the borrower under such Collateral Interest is required to make “gross up” payments that ensure that the net amount actually received by the Issuer (free and clear of taxes) shall equal the full amount that the Issuer would have received had no such deduction or withholding been required;

(xxxii) after giving effect to its acquisition, together with the acquisition of any other Collateral Interests to be acquired (or as to which a binding commitment to acquire was entered into) on the same date, the aggregate Principal Balance of Collateral Interests held by the Issuer that are EU/UK Retention Holder Originated Collateral Interests is in excess of 50% of the aggregate Principal Balance of Collateral Interests held by the Issuer;

(xxxiii) it is not acquired for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

(xxxiv) its acquisition will not cause the aggregate Principal Balance of all Collateral Interests with respect to which the related Loan was originated before January 1, 2025 to exceed 20.0% of the Aggregate Outstanding Portfolio Balance;

provided, however, that (a) for purposes of clauses (ii), (v), (xi), (xii), (xiv), (xvi)(b) and (xxxiv) above, if the acquisition of such Collateral Interest would improve compliance with the applicable concentration limits after giving effect to such acquisition, then such Eligibility Criteria will be deemed to have been satisfied, (b) any Funded Companion Participation related to a Collateral Interest that is already owned by the Issuer will not be required to satisfy clauses (ix) and (x) above and (c) any determination of a percentage pursuant to the Eligibility Criteria (except for the Weighted Average Spread of all Collateral Interests) will be rounded to the nearest 1/10th of one percent.

“Eligible Account”: Means:

(i) an account or accounts maintained with a federal or state chartered depository institution or trust company which has, or in the case of the Securities Intermediary, the clearing entity used by the Securities Intermediary, has, as applicable (a) a long-term senior unsecured debt rating of at least “A” by Fitch, (b) a long-term senior unsecured debt rating of at least “BBB(high)” by Morningstar DBRS (if rated by Morningstar DBRS, or if not rated by Morningstar DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Fitch)), and (c) a short-term senior unsecured debt rating of at least “F1” by Fitch;

(ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity; provided that (a) any such institution or trust company has a long-term unsecured rating of at least “BBB+” by Fitch, (b) any such institution or trust company has a long-term unsecured debt rating of at least “BBB(high)” by Morningstar DBRS if rated by Morningstar DBRS, or if not rated by Morningstar DBRS, at least an equivalent rating by two other NRSROs (which may include Fitch), (c) a capital surplus of at least $200,000,000, and (d) any such account is subject to fiduciary funds on deposit regulations (or internal guidelines) substantially similar to 12 C.F.R. § 9.10(b); or

(iii) any other account approved by the Rating Agencies.

“Eligible Investments”: Any Dollar-denominated investment, the maturity for which corresponds to the Issuer’s expected or potential need for funds, that, at the time it is Granted to the Trustee (directly or through a Securities Intermediary or bailee) is Registered and is one or more of the following obligations or securities:

(i) direct obligations of, and obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States, or any agency or instrumentality of the United States, the obligations of which are expressly backed by the full faith and credit of the United States;

(ii) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company incorporated under the laws of the United States or any state thereof or the District of Columbia (including the Note Administrator or the commercial department of any successor Note Administrator, as the case may be; provided that such successor otherwise meets the criteria specified herein) and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depositary institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment that satisfy the Applicable Fitch Eligible Investment Rating and the Applicable Morningstar DBRS Eligible Investment Rating;

(iii) unleveraged repurchase or forward purchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above (including the Note Administrator or the commercial department of any successor Note Administrator, as the case may be; provided that such Person otherwise meets the criteria specified herein) or entered into with a corporation (acting as principal) whose long-term unsecured debt rating satisfies the Applicable Fitch Eligible Investment Rating and the Applicable Morningstar DBRS Eligible Investment Rating;

(iv) a reinvestment agreement issued by any bank (if treated as a deposit by such bank) that has a short-term credit rating of not less than “F1” by Fitch; provided that the issuer thereof must also have at the time of such investment a long-term unsecured debt rating that satisfies the Applicable Fitch Eligible Investment Rating and the Applicable Morningstar DBRS Eligible Investment Rating;

(v) commercial paper or other similar short-term obligations (including that of the Note Administrator or the commercial department of any successor Note Administrator, as the case may be, or any affiliate thereof; provided that such Person otherwise meets the criteria specified herein) having at the time of such investment a debt rating that satisfies the Applicable Fitch Eligible Investment Rating and the Applicable Morningstar DBRS Eligible Investment Rating;

(vi) the Morgan Stanley Government MM Fund #8302, or any other money market fund (including those managed or advised by the Note Administrator or its Affiliates) that maintains a constant asset value and that is rated “AAAmf” by Fitch or, if not rated by Fitch, an equivalent rating by any two other NRSROs (which may include Morningstar DBRS) and in the highest long-term or short-term rating category by Morningstar DBRS or, if not rated by Morningstar DBRS, an equivalent rating by any two other NRSROs (which may include Fitch); and

(vii) any other investment similar to those described in clauses (i) through (vi) above that each Rating Agency has confirmed may be included in the Collateral as an Eligible Investment without adversely affecting its then-current ratings on the Notes;

provided that mortgage-backed securities and interest-only securities shall not constitute Eligible Investments; and provided, further, that (a) Eligible Investments acquired with funds in the Collection Account shall include only such obligations or securities that mature no later than three (3) Business Days prior to the next Payment Date succeeding the acquisition of such obligations or securities, (b) Eligible Investments shall not include obligations bearing interest at inverse floating rates, (c) Eligible Investments shall be treated as indebtedness for U.S. federal income tax purposes and such investment shall not cause the Issuer to fail to be treated as a Qualified REIT

Subsidiary or other disregarded entity of a REIT (unless the Issuer has previously received a No Trade or Business Opinion, in which case the investment shall not cause the Issuer to be treated as a foreign corporation engaged in a trade or business in the United States for U.S. federal income tax purposes), (d) Eligible Investments shall not be subject to deduction or withholding for or on account of any withholding or similar tax (other than any taxes imposed pursuant to FATCA and the Cayman FATCA Legislation), unless the payor is required to make “gross up” payments that ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) shall equal the full amount that the Issuer would have received had no such deduction or withholding been required, (e) Eligible Investments shall not be purchased for a price in excess of par; and (f) Eligible Investments shall not include margin stock.

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.

“Equity Interest”: A security or other interest that does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal, including (i) any bond or note or similar instrument that is by its terms convertible into or exchangeable for an equity interest, (ii) any bond or note or similar instrument that includes warrants or other interests that entitle its holder to acquire an equity interest, or (iii) any other similar instrument that would not entitle its holder to receive periodic payments of interest that would entitle its holder to a return of a residual value.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended, and the applicable rules and regulations promulgated thereunder.

“Escrow Account”: The meaning specified in the Servicing Agreement.

“EU Securitization Laws”: (i) The EU Securitization Regulation, and (ii) all supplementary regulatory technical standards, implementing technical standards and formal binding guidance published in relation to the EU Securitization Regulation by the European Banking Authority, the European Insurance and Occupational Pensions Authority, the European Securities and Markets Authority or the European Commission, all (except as otherwise stated) as amended from time to time.

“EU Securitization Regulation”: Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation and amending certain other EU Directives and Regulations (except as otherwise stated) as amended from time to time.

“EU Reporting Administrator”: The meaning specified in the Servicing Agreement.

“EU/UK Retention Holder”: Holdco.

“EU/UK Retention Holder Originated Collateral Interest”: A Collateral Interest (i) in respect of which the EU/UK Retention Holder, itself or through related entities, directly or indirectly, was involved in the original agreement which created such Collateral Interest, or (ii) that the EU/UK Retention Holder acquired for its own account before the sale or transfer of that Collateral Interest to the Issuer, in each case, as contemplated by Article 2(3) of the EU Securitization Regulation, and the definitions of “originator” in Regulation 3(1) of the SR 2024 and paragraph 1.3 of Chapter 1 of the PRASR.

“EU/UK Risk Retention Letter”: That certain EU/UK Risk Retention Letter delivered by the Retention Holder and the EU/UK Retention Holder to the Issuer, the Co-Issuer, the Trustee, the Note Administrator and the Placement Agents, dated as of the Closing Date, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“EU Transparency Requirements”: The meaning specified in the Servicing Agreement.

“Euroclear”: Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default”: The meaning specified in Section 5.1 hereof.

“Excepted Property”: (i) The $250 proceeds of share capital contributed by the Retention Holder as the holder of the ordinary shares of the Issuer, the $250 representing a profit fee to the Issuer, and, in each case, any interest earned thereon and any account in which such amounts are held and (ii) the Preferred Share Distribution Account and all of the funds and other property from time to time deposited in or credited to the Preferred Share Distribution Account.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder.

“Exchange Collateral Interest”: The meaning specified in Section 12.1(d) hereof.

“Excluded Special Servicer”: A separate special servicer that is not a Borrower Party with respect to any Excluded Special Servicer Loan that the Collateral Manager (with respect to any Controlled Collateral Interest) or the holder of the related controlling Companion Interest (with respect to any Non-Controlled Collateral Interest) used reasonable efforts to select.

“Excluded Special Servicer Loan”: The Special Servicer obtains actual knowledge that it has become a Borrower Party with respect to any Serviced Loan.

“Expected Principal Balance”: With respect to the Delayed Collateral Interest, if any, the amounts set forth as the “Expected Principal Balance of Delayed Collateral Interest” on Schedule A.

“Expense Reserve Account”: The account established pursuant to Section 10.5(a) hereof.

“Expense Year”: (i) For the first year, the period commencing on the Closing Date and ending on the next Payment Date occurring in January 2027 and (ii) thereafter, each 12-month period commencing on the Business Day following the Payment Date occurring in January and ending on the Payment Date occurring in the following January.

“FATCA”: Sections 1471 through 1474 of the Code, the treasury regulations promulgated thereunder, and any related provisions of law, court decisions, administrative guidance or agreements with any taxing authority (or laws thereof) in respect thereof. For the avoidance of doubt, “FATCA” shall also refer to the Cayman FATCA Legislation.

“FCA”: The UK Financial Conduct Authority.

“FCASR”: The Securitisation sourcebook of the Financial Conduct Authority Handbook published by the FCA.

“Federal Reserve Bank of New York’s Website”: The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor screen or other information service that publishes such SOFR rate that has been selected, endorsed or recommended by the Relevant Governmental Body.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”: Financing statements relating to the Collateral naming the Issuer, as debtor, and the Trustee, on behalf of the Secured Parties, as secured party.

“Fitch”: Fitch Ratings, Inc., and its successors in interest.

“Funded Companion Participation”: With respect to each Collateral Participation, each related pari passu or junior fully funded companion participation, which (unless and until it is acquired in accordance with the terms of this Indenture) is not an asset of the Issuer and is not part of the Collateral.

“Furnished Apartment Property”: A Multifamily Property as to which the entirety of the underwritten revenue is from furnished units containing residential amenities (including kitchens) rented for varying lengths of stay, generally not less than 30 days, which minimum stay requirement may arise under applicable law or regulation and/or may be set forth in the loan documents. Some or all of the units may be rented using a hotel-style booking system while others may be rented for more extended lengths of stay under multifamily-style leasing agreements.

“Future Funding Agreement”: The meaning specified in the Servicing Agreement.

“Future Funding Amount”: With respect to a Participated Loan, any unfunded future funding obligations of the lender thereunder.

“Future Funding Companion Participation”: With respect to a Participated Loan that has any remaining Future Funding Amounts, the Companion Participation in such Participated Loan the holder of which is obligated to fund such Future Funding Amounts.

“Future Funding Indemnitor”: Holdco, and its successors in interest.

“Future Funding Participation”: With respect to each Collateral Participation, the related future funding participation interest, which (unless and until it is acquired as a Funded Companion Participation in accordance with the terms of this Indenture) is not an asset of the Issuer and is not part of the Collateral.

“Future Funding Reserve Account”: The meaning specified in the Servicing Agreement.

“GAAP”: The meaning specified in Section 6.3(k) hereof.

“General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC.

“Global Notes”: The Rule 144A Global Notes and the Regulation S Global Notes.

“Governing Documents”: With respect to (i) the Issuer, the memorandum and articles of association of the Issuer, as amended and restated and/or supplemented and in effect from time to time and certain resolutions of its Board of Directors and (ii) all other Persons, the articles of incorporation, certificate of incorporation, by-laws, certificate of limited partnership, limited partnership agreement, limited liability company agreement, certificate of formation, articles of association and similar charter documents, as applicable to any such Person.

“Government Items”: A security (other than a security issued by the Government National Mortgage Association) issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of a Federal Reserve Bank.

“Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral or of any other security or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim, collect, receive and take receipt for principal and interest payments in respect of the Collateral (or any other security or instrument), and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Herfindahl Score”: As of any date of determination, an amount determined by dividing (i) one by (ii) the sum of the series of products obtained for each Collateral Interest, Principal Proceeds and amounts held in each of the Unused Proceeds Account and the Reinvestment Account (whether held as cash or Eligible Investments) collected and not yet distributed, by squaring the quotient of (x) the Principal Balance on such date of each such Collateral Interest (or in the case of Principal Proceeds and amounts held in each of the Unused Proceeds Account and the Reinvestment Account, in increments of $10,000,000) and (y) the Aggregate Outstanding Portfolio Balance on such date.

“Holdco”: TPG RE Finance Trust Holdco, LLC, a Delaware limited liability company, and its successors-in-interest, a wholly owned subsidiary of TRTX.

“Holder” or “Securityholder”: With respect to any Note, the Person in whose name such Note is registered in the Notes Register. With respect to any Preferred Share, the Person in whose name such Preferred Share is registered in the register maintained by the Preferred Share Registrar.

“Holder AML Obligations”: The obligations of each Holder of the Securities to (i) provide the Issuer or its agents with such information and documentation that may be required for the Issuer to achieve AML Compliance and (ii) any updates, replacement or corrections of such information or documentation, requested by the Issuer (or its agent, as applicable) that may be required for the Issuer to achieve AML Compliance.

“Hospitality Property”: A real property as to which the majority of the underwritten revenue is from hospitality space.

“IAI”: An institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under Regulation D under the Securities Act or an entity in which all of the equity owners are such “accredited investors.”

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Indenture Accounts”: The Payment Account, the Reinvestment Account, the Expense Reserve Account, the Unused Proceeds Account and the Custodial Account.

“Independent”: As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee or Note Administrator such opinion or certificate shall state, or shall be deemed to state, that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Industrial Property”: A real property as to which the majority of the underwritten revenue is from industrial space.

“Initial Interest Reserve Deposit Amount”: The meaning specified in the Collateral Interest Purchase Agreement.

“Initial Principal Proceeds Deposit”: The meaning specified in the Collateral Interest Purchase Agreement.

“Inquiry”: The meaning specified in Section 10.13(a) hereof.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: With respect to the Notes and (i) the first Payment Date, the period from and including the Closing Date and ending on and excluding October 18, 2026 and (ii) each successive Payment Date, the period from and including the 18th calendar day of the month prior to each Payment Date and ending on and excluding the 18th calendar day of the month in which such Payment Date occurs.

“Interest Advance”: The meaning specified in Section 10.7(a) hereof.

“Interest Coverage Ratio”: As of any Measurement Date, the number (expressed as a percentage) calculated by dividing:

(i) (a) the sum of (1) the expected scheduled interest payments due (in each case regardless of whether the due date for any such interest payment has yet occurred) in the Due Period in which such Measurement Date occurs on (x) the Collateral Interests (excluding, subject to clause (3) of the last paragraph of this definition, accrued and unpaid interest on Defaulted Collateral Interests and any REO Property proceeds allocated to interest); provided that no interest (or dividends or other distributions) shall be included with respect to any Collateral Interest to the extent that such Collateral Interest does not provide for the scheduled payment of interest (or dividends or other distributions) in cash; and (y) the Eligible Investments held in the applicable collateral accounts (whether purchased with Interest Proceeds or Principal Proceeds), plus (2) Interest Advances, if any, advanced by the Advancing Agent, the Backup Advancing Agent or the Trustee, with respect to the related Payment Date, plus (3) the Initial Interest Reserve Deposit Amount, plus (4) solely up to an amount equal to the sum of (I) an amount that would provide for interest on Cash and Eligible Investments held in the Reinvestment Account and the Unused Proceeds Account at a rate equal to the Benchmark plus a spread of 2.25%, and (II) solely with respect to any Collateral Interest that is not more than 31 days delinquent, an amount that would provide for interest on such Collateral Interest that is excluded due to clause (3) of the last paragraph in this definition, but which the Collateral Manager has determined in its reasonable judgment will be made in cash or received within 30 days of the related due date, any Cash and Eligible Investments contributed by the Retention Holder, as holder of 100% of the Preferred Shares, pursuant to the terms of the Indenture, and designated as “Interest Proceeds” by the Retention Holder, minus (b) any amounts scheduled to be paid pursuant to Section 11.1(a)(i)(1) through (4) (other than any Collateral Manager Fees that the Collateral Manager has agreed to waive in accordance with this Indenture and the Collateral Management Agreement); by

(ii) the aggregate amount of scheduled interest on the Offered Notes, together with any Defaulted Interest Amount and Deferred Interest for such Classes, payable on the Payment Date immediately following such Measurement Date.

For purposes of calculating any Interest Coverage Ratio, (1) the expected interest income on the Collateral Interests and Eligible Investments and the expected interest payable on the Offered Notes shall be calculated using the interest rates applicable thereto on the applicable Measurement Date, (2) accrued original issue discount on Eligible Investments shall be deemed to be a scheduled interest payment thereon due on the date such original issue discount is scheduled to be paid, (3) there shall be excluded all scheduled or deferred payments of interest on or principal of Collateral Interests and any payment that the Servicer, the Special Servicer or the Collateral Manager has determined in its reasonable judgment shall not be made in Cash or received when due and (4) with respect to any Collateral Interest as to which any interest or other payment thereon is subject to withholding tax of any relevant jurisdiction, each payment thereon shall be deemed to be payable net of such withholding tax unless the related borrower is required to make additional payments to fully compensate the Issuer for such withholding taxes (including in respect of any such additional payments).

“Interest Coverage Test”: The test that shall be met as of any Measurement Date on which any Offered Notes remain Outstanding if the Interest Coverage Ratio as of such Measurement Date is equal to or greater than 120.00%; provided that for the initial Payment Date, the Interest Coverage Test shall be deemed to be satisfied.

“Interest Distribution Amount”: Each of the Class A Interest Distribution Amount, the Class A-S Interest Distribution Amount, the Class B Interest Distribution Amount, the Class C Interest Distribution Amount, the Class D Interest Distribution Amount, the Class E Interest Distribution Amount, the Class F Interest Distribution Amount and the Class G Interest Distribution Amount.

“Interest Proceeds”: With respect to any Payment Date, (i) the sum of (without duplication):

(a) all Cash payments of interest (including any deferred interest and any amount representing the accreted portion of a discount from the face amount of a Collateral Interest or an Eligible Investment) or other distributions (excluding Principal Proceeds) received during the related Due Period on all Collateral Interests other than Defaulted Collateral Interests (net of any fees and other compensation and reimbursement of expenses and Servicing Advances and interest thereon (but not net of amounts payable pursuant to any indemnification provisions) to which the Servicer or the Special Servicer are entitled to pursuant to the terms of the Servicing Agreement or other Transaction Documents (and, with respect to any Non-Serviced Loan, net of amounts payable to the Non-Serviced Servicer and the Non-Serviced Special Servicer under the applicable Non-Serviced Servicing Agreement)) and Eligible Investments, including, in the Collateral Manager’s commercially reasonable discretion (exercised as of the trade date), the accrued interest received in connection with a sale of such Collateral Interests or Eligible Investments (to the extent such accrued interest was not applied to the purchase of Reinvestment Collateral Interests) but excluding (i) any origination fees, which shall be retained by the Seller and shall not be assigned to the Issuer and (ii) any payment of interest included in Principal Proceeds pursuant to clause (i)(d) of the definition of “Principal Proceeds,”

(b) all make whole premiums, yield maintenance or prepayment premiums or any interest amount paid in excess of the stated interest amount of a Collateral Interest received during the related Due Period,

(c) all amendment, modification and waiver fees, late payment fees (in each case, to the extent not paid to the Servicer or the Special Servicer as Additional Servicing Compensation or Additional Special Servicing Compensation), extension fees, exit fees and other fees and commissions received by the Issuer during such Due Period in connection with such Collateral Interests and Eligible Investments,

(d) those funds in the Expense Reserve Account designated as Interest Proceeds by the Collateral Manager pursuant to Section 10.5(a),

(e) all funds remaining on deposit in the Expense Reserve Account upon redemption of the Notes in whole,

(f) Interest Advances, if any, advanced by the Advancing Agent, the Backup Advancing Agent or the Trustee, with respect to such Payment Date,

(g) all Cash payments corresponding to accrued original issue discount on Eligible Investments,

(h) any interest payments received in Cash by the Issuer during the related Due Period on any asset held by a Permitted Subsidiary that is not a Defaulted Collateral Interest,

(i) all payments of principal on Eligible Investments purchased with any other Interest Proceeds,

(j) Cash and Eligible Investments contributed by the Retention Holder pursuant to Section 12.1(f), as Holder of 100% of the Preferred Shares and designated as “Interest Proceeds” by the Retention Holder,

(k) all other Cash payments received by the Issuer with respect to the Collateral Interests during the related Due Period to the extent such proceeds are designated “Interest Proceeds” by the Collateral Manager in its sole discretion with notice to the Trustee, the Servicer and the Note Administrator on or before the related Determination Date; provided that Interest Proceeds shall in no event include any payment or proceeds specifically defined as “Principal Proceeds” in the definition thereof, and

(l) for the first Payment Date only, the Initial Interest Reserve Deposit Amount;

minus (ii) (a) any fees and other compensation and reimbursement of expenses and Servicing Advances and interest thereon (but not net of amounts payable pursuant to any indemnification provisions) to which the Servicer or the Special Servicer are entitled pursuant to the terms of the Servicing Agreement or other Transaction Documents, (b) any reimbursement of Servicing Advances and interest thereon to which the Advancing Agent is entitled pursuant to the Indenture or the Servicing Agreement, (c) any reimbursement of Servicing Advances and interest thereon to which a holder of a Companion Interest is entitled pursuant to the related Partition Agreement, and (d) the aggregate amount of any Nonrecoverable Interest Advances that were previously reimbursed to the Advancing Agent, the Backup Advancing Agent or the Trustee.

“Interest Shortfall”: The meaning set forth in Section 10.7(a) hereof.

“Interested Person”: The Servicer, the Special Servicer, any Excluded Special Servicer, any Non-Serviced Servicer, any Non-Serviced Special Servicer, any sub-servicer, any independent contractor engaged by the Special Servicer, Holdco, the Collateral Manager, or, in connection with any individual Loan, the borrower, the manager of the related Mortgaged Property, the holder of a related mezzanine loan, subordinate mortgage loan or Companion Interest, or any Affiliate of any of the preceding entities.

“Investor Certification”: A certificate, substantially in the form of Exhibit H-1 or Exhibit H-2 hereto, representing that such Person executing the certificate is a Noteholder, a beneficial owner of a Note, a holder of a Preferred Share or a prospective purchaser of a Note or a Preferred Share and that either (i) such Person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Noteholders or Preferred Shareholders under this Indenture, or (ii) such Person is a Borrower Party, in which case such person will only receive access to the Monthly Report (and any documents, reports and information posted pursuant to the Servicing Agreement in connection with the EU Transparency Requirements to which it has access in accordance with the Servicing Agreement). The Investor Certification may be submitted electronically by means of the Note Administrator’s Website.

“Investor Q&A Forum”: The meaning specified in Section 10.13(a) hereof.

“ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment”: The spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate”: The rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issuer”: TRTX 2026-FL8 Issuer, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”: A written order or request (which may be in the form of a standing order or request) dated and signed in the name of the Issuer (and the Co-Issuer, if applicable) by an Authorized Officer of the Issuer (and by an Authorized Officer of the Co-Issuer, if applicable), or by an Authorized Officer of the Collateral Manager on behalf of the Issuer. For the avoidance of doubt, an order or request provided in an email (or other electronic communication) sent by an Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager, as applicable, shall constitute an Issuer Order, in each case except to the extent that the Trustee or Note Administrator reasonably requests otherwise.

“Issuer Subsidiary”: A Permitted Subsidiary or an REO Subsidiary.

“Largest One Quarter Future Advance Estimate”: The meaning specified in the Servicing Agreement.

“Life Science Property”: A real property as to which the majority of the underwritten revenue is from life science space.

“Liquidation Fee”: The meaning specified in the Servicing Agreement.

“LLC Managers”: The managers of the Co-Issuer duly appointed by the sole member of the Co-Issuer (or, if there is only one manager of the Co-Issuer so duly appointed, such sole manager).

“Loan Documents”: The indenture, loan agreement, note, mortgage, intercreditor agreement, participation agreement, participation certificate, Co-Lender Agreement or other agreement pursuant to which a Collateral Interest or Loan has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Interest or Loan or of which holders of such Collateral Interest or Loan are the beneficiaries.

“Loans”: All of the Mortgage Loans, the Combined Loans and the Partitioned Loans.

“Loss of Value Payment”: With respect to any Collateral Interest, a Cash payment made to the Issuer by the Seller in connection with a Material Breach or Material Document Defect pursuant to the Collateral Interest Purchase Agreement in an amount that the Collateral Manager on behalf of the Issuer determines is sufficient to compensate the Issuer for such Material Breach or Material Document Defect, which Loss of Value Payment will be deemed to cure such Material Breach or Material Document Defect.

“Majority”: With respect to (i) any Class of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class; and (ii) the Preferred Shares, the Preferred Shareholders representing more than 50% of the aggregate Notional Amount of the Preferred Shares.

“Mandatory Redemption”: The meaning set forth in Section 9.5 hereto.

“Manufactured Housing Property”: A real property comprised of pad sites for manufactured homes (including mixed-use properties) as to which (a) the majority of the underwritten revenue is from manufactured housing pad site units, and (b) a majority of the pad sites have certain infrastructure improvements (such as water and electrical connections) that enable the sites to be occupied by manufactured homes.

“Material Breach”: With respect to each Collateral Interest, the meaning specified in the Collateral Interest Purchase Agreement.

“Material Default”: With respect to any Loan, the occurrence and continuation of a monetary default or a material non-monetary default thereunder.

“Material Document Defect”: With respect to each Collateral Interest, the meaning specified in the Collateral Interest Purchase Agreement.

“Maturity”: With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity Date or by declaration of acceleration or otherwise.

“Measurement Date”: Any of (i) the Transfer Date or date of disposition of any Collateral Interest, (ii) any date on which any Collateral Interest becomes a Defaulted Collateral Interest, (iii) each Determination Date and (iv) with reasonable notice to the Issuer, the Collateral Manager and the Note Administrator, any other Business Day that any Rating Agency or the holders of at least a Supermajority of any Class of Notes requests be a “Measurement Date;” provided that if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date will be the immediately preceding Business Day.

“Mezzanine Loan”: A mezzanine loan secured by a pledge of all of the equity interest in an obligor under a Mortgage Loan that is either acquired by the Issuer or in which a Participation represents an interest.

“Minnesota Collateral”: The meaning specified in Section 3.3(b)(ii) hereof.

“Mixed-Use Property”: A real property secured by real property with five (5) or more residential units (including mixed-use, multifamily/office and multifamily/retail), office space, industrial space, retail space, hospitality space, self-storage space and/or pad sites for manufactured homes as to which no such property type represents a majority of the underwritten revenue.

“Modified Collateral Interest”: Any Collateral Interest that is a Modified Loan or a participation interest in a Modified Loan.

“Modified Loan”: The meaning specified in the Servicing Agreement.

“Monthly Report”: The meaning specified in Section 10.9(a) hereof.

“Morningstar DBRS”: DBRS, Inc., and its successors in interest.

“Mortgage Loan”: A whole mortgage loan (but not a participation interest in a mortgage loan) secured by commercial and/or multifamily real estate.

“Mortgaged Property”: The commercial or multifamily mortgaged property or properties directly or indirectly securing any Collateral Interest.

“Multifamily Property”: A real property with five (5) or more residential rental units as to which the majority of the underwritten revenue is from residential rental units.

“Net Outstanding Portfolio Balance”: On any Measurement Date, the sum (without duplication) of (i) the aggregate Principal Balance of the Collateral Interests (other than any Modified Collateral Interests and Defaulted Collateral Interests), (ii) the aggregate Principal Balance of all Principal Proceeds held as Cash and Eligible Investments and all Cash and Eligible Investments held in the Reinvestment Account and the Unused Proceeds Account and (iii) with respect to each Modified Collateral Interest or a Defaulted Collateral Interest, the Calculation

Amount of such Collateral Interest; provided, however, that (a) with respect to each Collateral Interest acquired at a purchase price that is less than 95% of the Principal Balance of such Collateral Interest, the “Principal Balance” of such Collateral Interest shall be the lesser of the purchase price and the amount determined pursuant to clause (i) or (ii) above, if applicable, for purposes of computing the Net Outstanding Portfolio Balance, (b) with respect to each Defaulted Collateral Interest that has been owned by the Issuer for more than three (3) years after becoming a Defaulted Collateral Interest, the Principal Balance of such Defaulted Collateral Interest shall be zero for purposes of computing the Net Outstanding Portfolio Balance and (c) in the case of one or more Collateral Interests subject to a Credit Risk/Defaulted Collateral Interest Cash Purchase and/or exchange for one or more Exchange Collateral Interests, the Collateral Manager will have forty-five (45) days to exercise such purchase or exchange and during such period such Collateral Interest will not be treated as a Defaulted Collateral Interest for purposes of computing Net Outstanding Portfolio Balance. In connection with any Collateral acquired pursuant to clause (a) above, the Collateral Manager shall notify the Note Administrator promptly upon acquiring such discounted Collateral Interest along with the purchase price.

“No Downgrade Confirmation”: A confirmation from a Rating Agency that any proposed action, or failure to act or other specified event shall not, in and of itself, result in the downgrade or withdrawal of the then-current rating assigned to any Class of Notes then rated by such Rating Agency, provided that if the Requesting Party receives a written waiver or other acknowledgment from a Rating Agency indicating such Rating Agency’s decision not to review the matter for which the No Downgrade Confirmation is sought, then the requirement to receive a No Downgrade Confirmation from that Rating Agency with respect to such matter shall not apply. For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail. Notwithstanding anything to the contrary set forth in this Indenture, at any time during which the Notes are no longer rated by a Rating Agency, a No Downgrade Confirmation shall not be required from such Rating Agency under this Indenture.

“No Entity-Level Tax Opinion”: An opinion of Dechert LLP, Vinson & Elkins LLP or another nationally recognized tax counsel experienced in such matters that a contemplated transfer (whether by means of actual transfer or a transfer of beneficial ownership for U.S. federal income tax purposes), pledge or hypothecation of any of the Retained Securities (whether issued on the Closing Date or reissued in a single or multiple classes on a later date), any retained or repurchased Notes or the ordinary shares in the Issuer will not cause the Issuer to be treated as a foreign corporation engaged in a trade or business in the United States for U.S. federal income tax purposes or otherwise to become subject to U.S. federal income tax on a net income basis, which opinion may be conditioned on compliance with certain restrictions on the investment or other activities of the Issuer and the Collateral Manager or the Servicer, in each case, on behalf of the Issuer.

“No Trade or Business Opinion”: An opinion of Dechert LLP, Vinson & Elkins LLP or another nationally recognized tax counsel experienced in such matters that the Issuer will be treated as a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes, which opinion may be conditioned on compliance with certain restrictions on the investment or other activities of the Issuer and the Collateral Manager or the Servicer, in each case, on behalf of the Issuer.

“Non-call Period”: The period from the Closing Date to and including the Business Day immediately preceding the Payment Date in March 2029.

“Non-Controlled Collateral Interest”: Each Partitioned Collateral Interest as to which the Issuer is not the controlling holder under the related Partition Agreement. If a related controlling Companion Interest is acquired in its entirety by the Issuer, the Collateral Interest (together with a related controlling Companion Interest) will become a Controlled Collateral Interest. As of the Closing Date, each of the Closing Date Collateral Interests identified on Schedule A as “Non-Controlled” will be a Non-Controlled Collateral Interest.

“Non-Custody Collateral Interest”: Each Collateral Interest that is owned by the Issuer, but with respect to which the Note Administrator is not appointed as Custodian of such Collateral Interest hereunder. If the related Loan is acquired in its entirety by the Issuer, the Collateral Interest (together with the related Companion Participation) will become a Custody Collateral Interest. As of the Closing Date (i) each of the Closing Date Collateral Interests identified on Schedule A hereto as “Project Oak,” “Greenpoint Central,” “AVA Arts District,” “The Newbury,” “Project Glacier,” “The Platform,” “The Morgan” and “The Overlook” is a Non-Custody Collateral Interest and (ii) each of the Closing Date Collateral Interests other than the Closing Date Collateral Interests specified in (i) above will be Custody Collateral Interests.

“Non-Permitted AML Holder”: The meaning specified in Section 2.13(c) hereof.

“Non-Permitted Holder”: The meaning specified in Section 2.13(b) hereof.

“Non-Serviced Collateral Interest”: A Collateral Interest related to a Non-Serviced Loan.

“Non-Serviced CLO Indenture”: With respect to any Non-Serviced Loan, the indenture governing the CLO under whose Non-Serviced Servicing Agreement such Non-Serviced Loan is serviced.

“Non-Serviced Loans”: The meaning specified in the Servicing Agreement.

“Non-Serviced Servicer”: The meaning specified in the Servicing Agreement.

“Non-Serviced Servicing Agreement”: The meaning specified in the Servicing Agreement.

“Non-Serviced Special Servicer”: The meaning specified in the Servicing Agreement.

“Nonrecoverable Interest Advance”: Any Interest Advance previously made or proposed to be made pursuant to Section 10.7 hereof that the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable, has determined in its sole discretion, exercised in good faith, that the amount so advanced or proposed to be advanced plus interest expected to accrue thereon, will not be ultimately recoverable from subsequent payments or collections with respect to the Collateral Interests.

“Note Administrator”: Computershare Trust Company, National Association, solely in its capacity as note administrator hereunder, unless a successor Person shall have become the Note Administrator pursuant to the applicable provisions of this Indenture, and thereafter “Note Administrator” shall mean such successor Person. Computershare Trust Company, National Association, will perform its duties as Note Administrator through its Computershare Corporate Trust division (including, as applicable, any agents or affiliates utilized thereby).

“Note Administrator’s Website”: Initially, www.ctslink.com, provided that such address may change upon notice by the Note Administrator to the parties hereto, the 17g-5 Information Provider and Noteholders.

“Note Interest Rate”: With respect to the Class A Notes, the Class A Rate, with respect to the Class A-S Notes, the Class A-S Rate, with respect to the Class B Notes, the Class B Rate, with respect to the Class C Notes, the Class C Rate, with respect to the Class D Notes, the Class D Rate, with respect to the Class E Notes, the Class E Rate, with respect to the Class F Notes, the Class F Rate and with respect to the Class G Notes, the Class G Rate.

“Note Protection Tests”: The Par Value Test and the Interest Coverage Test.

“Noteholder”: With respect to any Note, the Person in whose name such Note is registered in the Notes Register.

“Notes”: The Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Class F Notes and the Class G Notes, collectively, authorized by, and authenticated and delivered under, this Indenture.

“Notes Register” and “Notes Registrar”: The respective meanings specified in Section 2.5(a) hereof.

“Notice of Breach of Risk Retention”: The meaning specified in the EU/UK Risk Retention Letter.

“Notional Amount”: In respect of the Preferred Shares, the per share notional amount of $1,000. The aggregate Notional Amount of the Preferred Shares on the Closing Date will be $68,750,000.

“NRSRO”: Any nationally recognized statistical rating organization, including the Rating Agencies.

“NRSRO Certification”: A certification (i) executed by a NRSRO in favor of the 17g-5 Information Provider substantially in the form attached hereto as Exhibit F or (ii) provided electronically and executed by an NRSRO by means of a click-through confirmation on the 17g-5 Website.

“Offered Notes”: The Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

“Offering Memorandum”: The Offering Memorandum, dated as of the Pricing Date, relating to the offering of the Offered Notes.

“Office Property”: A real property as to which the majority of the underwritten revenue is from office space.

“Officer”: With respect to any company, corporation or limited liability company, including the Issuer, the Co-Issuer and the Collateral Manager, any Director, Manager, the Chairman of the Board of Directors, the President, any Senior Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or General Partner of such entity or any authorized person designated by such company, corporation or limited liability company as an “Officer”; and with respect to the Trustee or Note Administrator, any Trust Officer; and with respect to the Servicer or the Special Servicer, a “Responsible Officer” (as defined in the Servicing Agreement).

“Officer’s Certificate”: With respect to the Issuer, the Co-Issuer, the Collateral Manager, the Servicer and the Special Servicer, any certificate executed by an Authorized Officer thereof.

“Opinion of Counsel”: A written opinion addressed to the Trustee and the Note Administrator and, if required by the terms hereof, the Servicer, the Special Servicer and/or the Rating Agencies (each, a “Recipient”) in form and substance reasonably satisfactory to each Recipient, of an outside third party counsel of national recognition (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and which attorney shall be reasonably satisfactory to the Trustee and the Note Administrator. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to each Recipient or shall state that each Recipient shall each be entitled to rely thereon.

“Optional Redemption”: The meaning specified in Section 9.1(c) hereof.

“Other Tranche”: The meaning specified in Section 17.5 hereof.

“Outstanding”: With respect to the Notes, as of any date of determination, all of the Notes or any Class of Notes, as the case may be, theretofore authenticated and delivered under this Indenture except:

(i) Notes theretofore canceled by the Notes Registrar or delivered to the Notes Registrar for cancellation;

(ii) Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Note Administrator or the Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(2); provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Note Administrator is presented that any such Notes are held by a Holder in due course; and

(iv) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided that in determining whether the Noteholders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Notes owned by the Issuer, the Co-Issuer, the Collateral Manager or any Affiliate thereof shall be disregarded and deemed not to be Outstanding and (b) Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, the Co-Issuer, the Collateral Manager or any other obligor upon the Notes or any Affiliate of the Issuer, the Co-Issuer, the Collateral Manager or such other obligor. The Note Administrator and the Trustee will be entitled to rely on certificates from Noteholders to determine any such affiliations and shall be protected in so relying, except to the extent that a Trust Officer of the Trustee or Note Administrator, as applicable, has actual knowledge of any such affiliation.

“Ownership Interest”: The meaning specified in the EU/UK Risk Retention Letter.

“Par Purchase Price”: With respect to a Collateral Interest, the sum of (i) the outstanding Principal Balance of such Collateral Interest as of the date of purchase; plus (ii) all accrued and unpaid interest (but excluding any defaulted interest) on such Collateral Interest at the applicable interest rate to but not including the date of purchase; plus (iii) all related unreimbursed Servicing Advances and accrued and unpaid interest on such Servicing Advances at the Advance Rate, plus (iv) all Special Servicing Fees and either Workout Fees or Liquidation Fees (but not both) allocable to such Collateral Interest; plus (v) all unreimbursed expenses incurred by the Issuer (and if applicable, the Seller), the Servicer and the Special Servicer in connection with such Collateral Interest (including any reasonable costs and expenses of any enforcement action in connection with a repurchase or substitution of such Collateral Interest pursuant to the Collateral Interest Purchase Agreement).

“Par Value Ratio”: As of any Measurement Date, the number (expressed as a percentage) calculated by dividing (i) the Net Outstanding Portfolio Balance on such Measurement Date by (ii) the sum of the Aggregate Outstanding Amount of the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes and the amount of any unreimbursed Interest Advances.

“Par Value Test”: A test that will be satisfied as of any Measurement Date on which any Offered Notes remain Outstanding if the Par Value Ratio on such Measurement Date is equal to or greater than 112.16%.

“Pari Passu Participation”: A fully funded pari passu participation interest in a Participated Loan, which pari passu participation is acquired by the Issuer.

“Participated Loan”: Any Loan that has been participated into any combination of (i) a Collateral Participation and (ii) one or more Companion Participations, as applicable and as the context may require.

“Participated A Note”: An A Note that has been participated pursuant to a Participation Agreement.

“Participating Institution”: With respect to any Participation, the entity that holds legal title to the related Participated Loan.

“Participation”: Any fully funded pari passu participation interest, senior AB participation interest or senior AB pari passu participation interest in a Loan or an A Note.

“Participation Agent”: With respect to any Non-Custody Collateral Interest, the party designated as such under the related Participation Agreement.

“Participation Agreement”: With respect to each Participated Loan, the participation agreement that governs the rights and obligations of the holders of the related Collateral Participation and each related Companion Participation. With respect to any Participated A Note, the terms of the related Participation Agreement will generally be subject to the terms of the related Co-Lender Agreement (including any co-lender provisions in the underlying Loan Documents).

“Participation Custodial Agreement”: With respect to any Non-Custody Collateral Interest, either that certain Custodial Agreement entered into in accordance with the related Participation Agreement and pursuant to which the Participation Custodian holds the loan file, or the related indenture pursuant to which such Participation Custodian holds the loan file, with respect to a Participated Loan related to such Non-Custody Collateral Interest.

“Participation Custodian”: With respect to any Non-Custody Collateral Interest, the document custodian or similar party under the related Participation Custodial Agreement.

“Partition Agreement”: A Participation Agreement or a Co-Lender Agreement, as applicable and as the context may require.

“Partitioned Collateral Interest”: Any Collateral Note or Collateral Participation, as applicable and as the context may require.

“Partitioned Loan”: Any Participated Loan or Split Loan, as applicable and as the context may require.

“Partitioned Loan Collection Account”: The meaning specified in the Servicing Agreement.

“Paying Agent”: The Note Administrator, in its capacity as Paying Agent hereunder, authorized by the Issuer and the Co-Issuer to pay the principal of or interest on any Notes on behalf of the Issuer and the Co-Issuer as specified in Section 7.2 hereof.

“Payment Accommodation”: A short-term (up to six months) forbearance or deferral of interest due to an exogenous event.

“Payment Account”: The payment account established by the Note Administrator pursuant to Section 10.3 hereof.

“Payment Date”: The 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day), commencing on the Payment Date in October 2026, and ending on the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto, or, in the case of the Preferred Shares, the Scheduled Preferred Shares Redemption Date, unless redeemed prior thereto.

“Performing Loan”: The meaning specified in the Servicing Agreement.

“Permitted Subsidiary”: Any one or more single purpose entities that are wholly-owned by the Issuer and are established exclusively for the purpose of taking title to one or more Sensitive Assets in connection, in each case, with the exercise of remedies or otherwise which, in each case, at the direction of Sub-REIT, shall jointly elect with Sub-REIT to be a Taxable REIT Subsidiary of Sub-REIT.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Placement Agency Agreement”: The placement agreement relating to the Notes dated as of the Pricing Date by and among the Issuer, the Co-Issuer, Holdco and the Placement Agents.

“Placement Agents”: Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., BofA Securities, Inc., Morgan Stanley & Co. LLC, SMBC Nikko Securities America, Inc., HSBC Securities (USA) Inc., Scotia Capital (USA) Inc., Raymond James & Associates, Inc. and TPG Capital BD, LLC.

“Pledged Collateral Interest”: On any date of determination, any Collateral Interest or REO Property that has been Granted to the Trustee and not been released from the lien of this Indenture pursuant to Section 10.10 hereof.

“PRA”: The UK Prudential Regulation Authority.

“PRASR”: The Securitisation Part of the Prudential Regulation Authority Rulebook published by the PRA.

“Preferred Share Distribution Account”: A segregated account established and designated as such by the Preferred Share Paying Agent pursuant to the Preferred Share Paying Agency Agreement.

“Preferred Share Paying Agency Agreement”: The Preferred Share Paying Agency Agreement, dated as of the Closing Date, among the Issuer, the Preferred Share Paying Agent relating to the Preferred Shares and the Preferred Share Registrar, as amended from time to time in accordance with the terms thereof.

“Preferred Share Paying Agent”: Computershare Trust Company, National Association, solely in its capacity as Preferred Share Paying Agent under the Preferred Share Paying Agency Agreement and not individually, unless a successor Person shall have become the Preferred Share Paying Agent pursuant to the applicable provisions of the Preferred Share Paying Agency Agreement, and thereafter Preferred Share Paying Agent shall mean such successor Person.

“Preferred Share Registrar”: MaplesFS Limited, unless a successor Person shall have become the Preferred Share Registrar pursuant to the applicable provisions of the Preferred Share Paying Agency Agreement, and thereafter “Preferred Share Registrar” shall mean such successor Person.

“Preferred Shareholder”: A registered owner of Preferred Shares as set forth in the share register maintained by the Preferred Share Registrar.

“Preferred Shares”: The preferred shares issued by the Issuer concurrently with the issuance of the Notes.

“Preliminary Offering Memorandum”: The Preliminary Offering Memorandum, dated as of September 10, 2026, as supplemented by the pre-pricing supplement to the Preliminary Offering Memorandum, dated as of September 10, 2026, relating to the offering of the Offered Notes.

“Pre-Pricing Draft Documents”: Drafts of the applicable documentation referred to in Article 7(1)(b) of the EU Securitization Regulation (i.e., certain Transaction Documents) and Article 7(1)(c) of the EU Securitization Regulation (i.e., the Preliminary Offering Memorandum).

“Pricing Date”: September 14, 2026.

“Principal Balance” or “par”: (i) With respect to any Loan, Collateral Interest or Eligible Investment, as of any date of determination, the outstanding principal amount of such Loan, Collateral Interest (as reduced by all payments or other collections of principal received or deemed received, and any principal forgiven by the Special Servicer and other principal losses realized, on such Loan or Collateral Interest during the related collection period) or Eligible Investment; provided that the Principal Balance of any Eligible Investment that does not pay Cash interest on a current basis will be the accreted value thereof, and (ii) with respect to Cash, the face amount thereof.

“Principal Proceeds”: With respect to any Payment Date, (i) the sum (without duplication) of:

(a) all principal payments (including Unscheduled Principal Payments and any casualty or condemnation proceeds and any proceeds from the exercise of remedies (including liquidation proceeds)) received during the related Due Period in respect of (a) Eligible Investments (other than Eligible Investments purchased with Interest Proceeds, Eligible Investments in the Expense Reserve Account, Eligible Investments in the Reinvestment Account and any amount representing the accreted portion of a discount from the face amount of a Collateral Interest or an Eligible Investment) and (b) Collateral Interests as a result of (i) a maturity, scheduled amortization or mandatory prepayment on a Collateral Interest, (ii) optional prepayments made at the option of the related borrower, (iii) recoveries on Defaulted Collateral Interests and Credit Risk Collateral Interests, or (iv) any other principal payments received with respect to Collateral Interests;

(b) any Initial Principal Proceeds Deposit;

(c) Sale Proceeds received during such Due Period in respect of sales in accordance with the Transaction Documents and excluding (i) accrued interest included in Sale Proceeds, (ii) any reimbursement of expenses included in such Sale Proceeds and (iii) any portion of such Sale Proceeds that are in excess of the outstanding Principal Balance of the related Collateral Interest or Eligible Investment;

(d) any interest received during such Due Period on such Collateral Interests or Eligible Investments to the extent such interest constitutes proceeds from accrued interest purchased with Principal Proceeds other than accrued interest purchased by the Issuer on or prior to the Closing Date;

(e) all Cash payments of interest received during such Due Period on Defaulted Collateral Interests;

(f) any principal payments received in Cash by the Issuer during the related Due Period on any asset held by a Permitted Subsidiary;

(g) any Loss of Value Payment received by the Issuer from the Seller during the related Due Period;

(h) after the Delayed Purchase Termination Date, or on any Redemption Date, Stated Maturity Date or a Payment Date following the acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, all amounts in the Unused Proceeds Account;

(i) Cash and Eligible Investments contributed by the Retention Holder pursuant to the terms hereof, as holder of 100% of the Preferred Shares and designated as “Principal Proceeds” by the Retention Holder; provided that in no event will Principal Proceeds include any proceeds from the Excepted Property, and

(j) cash and Eligible Investments transferred from the Unused Proceeds Account or the Reinvestment Account to the Payment Account pursuant to the terms of this Indenture,

minus (ii) the aggregate amount of (a) any Nonrecoverable Interest Advances that were not previously reimbursed to the Advancing Agent, the Backup Advancing Agent or the Trustee from Interest Proceeds related to such Payment Date and (b) any amounts paid or reimbursed to the Servicer or the Special Servicer pursuant to the terms of the Servicing Agreement or other Transaction Documents out of amounts that would otherwise be Principal Proceeds; provided that in no event will Principal Proceeds include any proceeds from the Excepted Property.

“Priority of Payments”: The meaning specified in Section 11.1(a) hereof.

“Privileged Person”: Any of the following: the Issuer (and its affiliates or designees), the Placement Agents and their designees, the Collateral Manager and its Affiliates or designees, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Note Administrator, the Seller, the Sponsor, the Advancing Agent hereunder and under the Servicing Agreement, any EU Reporting Administrator, any Person who provides the Note Administrator with an Investor

Certification and any Rating Agency or other NRSRO that provides the Note Administrator with an NRSRO Certification, which Investor Certification and NRSRO Certification may be submitted electronically by means of the Note Administrator’s Website. Any Noteholder who notes on its Investor Certification that it is a Borrower Party will not be treated as a Privileged Person and will be entitled to access only the Monthly Report (and any documents, reports and information posted pursuant to the Servicing Agreement in connection with the EU Transparency Requirements to which it has access in accordance with the Servicing Agreement).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Project Oak Co-Lender Provisions”: The rights and obligations of each holder of a promissory note in the Loan related to the “Project Oak” Collateral Interest as governed by the related loan agreement and certain other letter agreements.

“Q&A Respondent”: The meaning set forth in Section 10.13(a) hereof.

“QIB”: A “qualified institutional buyer” as defined in Rule 144A.

“Qualified Purchaser”: A “qualified purchaser” within the meaning of Section 2(a)(51) of the 1940 Act or an entity owned exclusively by one or more such “qualified purchasers.”

“Qualified REIT Subsidiary”: A corporation that, for U.S. federal income tax purposes, is wholly owned by a REIT under Section 856(i)(2) of the Code.

“Qualified Servicer”: The meaning specified in the Servicing Agreement.

“Rated Notes”: The Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes and Class G Notes, for so long as such Notes are rated by any Rating Agency.

“Rating Agencies”: Fitch and Morningstar DBRS, and any successor thereto, or, with respect to the Collateral generally, if at any time Fitch or Morningstar DBRS or any such successor ceases to provide rating services with respect to the Notes or certificates similar to the Notes, any other NRSRO selected by the Issuer and reasonably satisfactory to a Majority of the Notes voting as a single Class.

“Rating Agency Condition”: A condition that is satisfied if (i) the party required to satisfy the Rating Agency Condition (the “Requesting Party”) has made a written request to a Rating Agency for a No Downgrade Confirmation and (ii) any one of the following has occurred with respect to each such Rating Agency (a) a No Downgrade Confirmation has been received from such Rating Agency or (b) (1) within ten (10) Business Days of such request being sent to such Rating Agency, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for confirmation, (2) the Requesting Party has confirmed that such Rating Agency has received the confirmation request, (3) the Requesting Party promptly requests the No Downgrade Confirmation a second time; and (4) there is no response to either confirmation request within five (5) Business Days of such second request.

Notwithstanding anything to the contrary in the Loan Documents or Transaction Documents, in the event that, at any time, no Class of Notes then Outstanding are rated by any particular Rating Agency, there will be no requirement to solicit a No Downgrade Confirmation from, or satisfy the Rating Agency Condition with respect to, such Rating Agency.

“Rating Agency Test Modification”: The meaning specified in Section 12.4 hereof.

“Record Date”: With respect to any Holder and any Payment Date, the close of business on the Business Day immediately preceding such Payment Date.

“Recovery Rate” means, with respect to each Collateral Interest, the rate specified in the table set forth below with respect to the property type of the related Mortgaged Property or Mortgaged Properties:

Property Type	Recovery Rate
Industrial, Multifamily (including Student Housing and Build-To-Rent Properties) and anchored Retail Properties	60%
Office (including Life Science Properties), Manufactured Housing Community, Self-Storage, Mixed-Use and unanchored Retail Properties	55%
Hospitality Properties	45%

“Redemption Date”: Any Payment Date specified for a redemption of the Securities pursuant to Section 9.1 hereof.

“Redemption Date Statement”: The meaning specified in Section 10.9(d) hereof.

“Redemption Price”: The Redemption Price of each Class of Notes or the Preferred Shares, as applicable, on a Redemption Date or a Scheduled Preferred Shares Redemption Date, as applicable, shall be calculated as follows:

Notes. The redemption price for any Class of Notes will be calculated on the related Determination Date and will equal the Aggregate Outstanding Amount of such Class of Notes to be redeemed, together with the related Interest Distribution Amount (plus any related Defaulted Interest Amount) due on the applicable Redemption Date.

Preferred Shares. The redemption price for the Preferred Shares will be calculated on the related Determination Date and will be equal to the sum of all net proceeds remaining after the sale of the Collateral in accordance with Article 12 hereof and Cash (other than the Issuer’s rights, title and interest in the property described in clause (i) of the definition of “Excepted Property”), if any, remaining after payment of all amounts and expenses, including payments made in respect of the Notes, described under clauses (1) through (20) of Section 11.1(a)(i) and clauses (1) through (17) of Section 11.1(a)(ii); provided that if there are no such net proceeds or Cash remaining, the redemption price for the Preferred Shares shall be equal to $0.

“Reference Time”: With respect to any determination of the Benchmark, (i) if the Benchmark is Term SOFR, 8:00 a.m. (New York Time) on the Benchmark Determination Date and (ii) if the Benchmark is not Term SOFR, the time determined by the Benchmark Agent in accordance with the Benchmark Replacement Conforming Changes on the Benchmark Determination Date.

“Registered”: With respect to any debt obligation, a debt obligation that is issued after July 18, 1984, and that is in registered form for purposes of the Code.

“Registered Office Terms”: The standard Terms and Conditions for the Provision of Registered Office Services by MaplesFS Limited (Structured Finance – Cayman Company) as published at http://www.maples.com/terms providing for the provision of registered office facilities to the Issuer, as approved and agreed by Board Resolution of the Issuer, as modified, amended and supplemented from time to time.

“Regulation RR”: The final rule (appearing at 17 CFR § 246.1, et seq.) that was promulgated to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (79 F.R. 77601; pages 77740-77766), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the U.S. regulatory agencies in the adopting release (79 FR 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time.

“Regulation S”: Regulation S under the Securities Act.

“Regulation S Global Note”: The meaning specified in Section 2.2(b)(ii) hereof.

“Reimbursement Interest”: Interest accrued on the amount of any Interest Advance made by the Advancing Agent, the Backup Advancing Agent or the Trustee, for so long as it is outstanding, at the Reimbursement Rate, which Reimbursement Interest is hereby waived by the Advancing Agent for so long as (i) Seller (or any of its Affiliates) is the Advancing Agent and (ii) Retention Holder (or any of its Affiliates) owns the Preferred Shares.

“Reimbursement Rate”: A per annum rate equal to the “prime rate” as published in the “Money Rates” section of The Wall Street Journal, as such “prime rate” may change from time to time. If more than one “prime rate” is published in The Wall Street Journal for a day, the average of such “prime rates” will be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If the “prime rate” contained in The Wall Street Journal is not readily ascertainable, the Collateral Manager will select an equivalent publication that publishes such “prime rate,” and if such “prime rates” are no longer generally published or are limited, regulated or administered by a governmental authority or quasigovernmental body, then the Collateral Manager will select, in its reasonable discretion, a comparable interest rate index.

“Reinvestment Account”: The account established by the Note Administrator pursuant to Section 10.2(a) hereof.

“Reinvestment Collateral Interest”: Any Collateral Interest acquired by the Issuer during the Reinvestment Period with Principal Proceeds from the Collateral Interests on deposit in the Reinvestment Account and that satisfies the applicable Eligibility Criteria, the Acquisition Criteria and the Acquisition and Disposition Requirements.

“Reinvestment Period”: The period beginning on the Closing Date and ending on (and including) the first to occur of the following events or dates: (i) the Payment Date in March 2029; provided, however, that solely with respect to the acquisition of a proposed Reinvestment Collateral Interest as to which the Issuer, or the Collateral Manager on behalf of the Issuer, has entered into a binding commitment to purchase such Collateral Interest on or prior to the Payment Date in March 2029, the Reinvestment Period will be deemed to include the 60-day period following the Payment Date in March 2029, (ii) the Payment Date on which all of the Notes are redeemed as described herein under Section 9.1, and (iii) the date on which the Notes are accelerated following the occurrence and continuation of an Event of Default.

“REIT”: A “real estate investment trust” under the Code.

“Release Request”: The meaning specified in Section 3.3(h) hereof.

“Relevant Governmental Body”: The Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by any of the foregoing, or any successor thereto designated by the foregoing.

“Relevant Recipient”: The meaning specified in the Servicing Agreement.

“Remittance Date”: The meaning specified in the Servicing Agreement.

“REO Account”: The meaning specified in the Servicing Agreement.

“REO Loan”: The meaning specified in the Servicing Agreement.

“REO Property”: The meaning specified in the Servicing Agreement.

“REO Subsidiary”: The meaning specified in the Servicing Agreement.

“Repurchase Request”: The meaning specified in Section 7.17 hereof.

“Retail Property”: A real property as to which the majority of the underwritten revenue is from retail space.

“Retained Interest”: The meaning specified in the Collateral Interest Purchase Agreement.

“Retained Offered Notes”: The Class D Notes and the Class E Notes.

“Retained Securities”: 100% of the Class F Notes, the Class G Notes and the Preferred Shares.

“Retention Holder”: TRTX Master Retention Holder, LLC, a direct wholly-owned subsidiary of the Seller and an indirect wholly-owned subsidiary of TRTX.

“Rule 17g-5”: The meaning specified in Section 14.13 hereof.

“Rule 144A”: Rule 144A under the Securities Act.

“Rule 144A Global Note”: The meaning specified in Section 2.2(b)(i) hereof.

“Rule 144A Information”: The meaning specified in Section 7.13 hereof.

“Sale”: The meaning specified in Section 5.17(a) hereof.

“Sale Proceeds”: All proceeds (including accrued interest) received with respect to Collateral Interests, Eligible Investments and REO Properties as a result of sales of such Collateral Interests, Eligible Investments and REO Properties in accordance with the Indenture, sales in connection with exercise of a purchase option by the a mezzanine lender, a subordinate mortgage lender or other subordinate debt holder and sales in connection with a repurchase or substitution for a Material Breach, a Material Document Defect or a Combined Loan Repurchase Event, in each case, net of any reasonable out-of-pocket expenses of the Trustee, the Collateral Manager, the custodian, the Note Administrator, the Servicer or the Special Servicer in connection with any such sale.

“Scheduled Preferred Shares Redemption Date”: The Stated Maturity Date for the Notes in March 2044.

“SEC”: The Securities and Exchange Commission.

“Secured Parties”: Collectively, the Collateral Manager, the Trustee, the Custodian, the Note Administrator, the Advancing Agent, the Backup Advancing Agent, the holders of the Offered Notes, the Servicer, the Special Servicer, the AML Services Provider and the Company Administrator, each as their interests appear in applicable Transaction Documents.

“Securities”: Collectively, the Notes and the Preferred Shares.

“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.

“Securities Account Control Agreement (Indenture Accounts)”: The meaning specified in Section 3.3(b) hereof.

“Securities Account Control Agreement (Future Funding Reserve Account)”: That certain Securities Account Control Agreement, dated as of the date hereof, by and among the Seller, as pledgor, the Trustee, as trustee, and the Securities Intermediary, as securities intermediary, relating to the Future Funding Reserve Account, as amended, restated, supplemented or otherwise modified from time to time.

“Securities Account Control Agreements”: The Securities Account Control Agreement (Indenture Accounts) and the Securities Account Control Agreement (Future Funding Reserve Account), individually or collectively as the context may require.

“Securities Act”: The Securities Act of 1933, as amended, and the applicable rules and regulations promulgated thereunder.

“Securities Intermediary”: The meaning specified in Section 3.3(b) or another financial institution whose long-term rating is at least equal to “A” by Fitch and whose long-term unsecured debt rating of at least BBB(high) by Morningstar DBRS, or if not rated by Morningstar DBRS, at least an equivalent rating by two other NRSROs (or such lower rating as the Rating Agencies shall approve) and agrees to act as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC as in effect in the State of New York) on behalf of the Note Administrator on behalf of the Secured Parties pursuant to an account control agreement in form and substance similar to the Securities Account Control Agreement (Indenture Accounts).

“Security”: Any Note or Preferred Share or, collectively, the Notes and Preferred Shares, as the context may require.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Segregated Liquidity”: The meaning specified in the Servicing Agreement.

“Self-Storage Property”: A real property as to which the majority of the underwritten revenue is from self-storage space.

“Seller”: TRTX Master CLO Loan Seller, LLC, a Delaware limited liability company, and its successors in interest, solely in its capacity as Seller.

“Sensitive Asset”: Means (i) a Collateral Interest, or a portion thereof, or (ii) a real property or other interest (including, without limitation, an interest in real property) resulting from the conversion, exchange, other modification or exercise of remedies with respect to a Collateral Interest or portion thereof, in either case, as to which the Collateral Manager has determined (a) that the lender is not permitted to foreclose on the real property if such foreclosure would result in the ownership of the real property by a REIT, or (b) based on the advice of a nationally recognized counsel (independent of the Collateral Manager) that could give rise to a material liability of the Issuer (including liability for taxes) if held directly by the Issuer.

“Serviced Loan”: The meaning specified in the Servicing Agreement.

“Servicer”: Situs Asset Management LLC, a Texas limited liability company, solely in its capacity as servicer under the Servicing Agreement, together with its permitted successors and assigns or any successor Person that shall have become the servicer pursuant to the appropriate provisions of the Servicing Agreement.

“Servicing Accounts”: The Escrow Accounts, the Collection Account, the Partitioned Loan Collection Account, the REO Accounts and the Cash Collateral Accounts, each as established under and defined in the Servicing Agreement.

“Servicing Advances”: The meaning specified in the Servicing Agreement.

“Servicing Agreement”: The Servicing Agreement, dated as of the Closing Date, by and among the Issuer, the Trustee, the Collateral Manager, the Note Administrator, the Servicer, the Special Servicer and the Advancing Agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Servicing Standard”: The meaning specified in the Servicing Agreement.

“Signature Law”: The meaning specified in Section 14.11 hereof.

“SOFR”: With respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“SOFR Business Day”: Any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Special Servicer”: Situs Holdings, LLC, a Delaware limited liability company, solely in its capacity as special servicer under the Servicing Agreement, together with its permitted successors and assigns or any successor Person that shall have become the special servicer pursuant to the appropriate provisions of the Servicing Agreement.

“Special Servicing Fee”: The meaning specified in the Servicing Agreement.

“Specially Serviced Loan”: The meaning specified in the Servicing Agreement.

“Specified Person”: The meaning specified in Section 2.6(a) hereof.

“Split Loan”: A Mortgage Loan that has been split into a combination of (i) a Collateral Note, which will be held by the Issuer and will be part of the Collateral and (ii) one or more Companion Notes, as applicable and as the context may require.

“Sponsor”: Holdco, solely in its role as the “sponsor” as that term is defined in Section 246.2 of Regulation RR.

“SR 2024”: The UK’s Securitisation Regulations 2024 (SI 2024/102).

“Stated Maturity Date”: The Payment Date in March 2044.

“Student Housing Property”: A real property as to which the majority of the underwritten revenue is from student housing.

“Sub-REIT”: TPG RE Finance Trust CLO Sub-REIT, a Maryland real estate investment trust.

“Subsequent Collateral Interest”: Each Reinvestment Collateral Interest, Exchange Collateral Interest, Substitute Collateral Interest and Contribution Collateral Interest.

“Subsequent Loan”: Each Loan related to a Subsequent Collateral Interest.

“Subsequent Retaining Holder”: Any Person that purchases all or a portion of the EHRI in accordance with this Indenture and applicable laws and regulations; provided that if there are multiple Holders of the EHRI, then “Subsequent Retaining Holder” shall mean, individually and collectively, those multiple Holders.

“Subsequent Transfer Instrument”: A subsequent transfer instrument, the form of which is attached as Annex A to the Collateral Interest Purchase Agreement.

“Successful Auction”: The meaning specified in the Servicing Agreement.

“Supermajority”: With respect to (i) any Class of Notes, the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Notes of such Class, and (ii) with respect to the Preferred Shares, the Holders of at least 66-2/3% of the aggregate notional amount of the Preferred Shares.

“Taxable REIT Subsidiary”: A “taxable REIT subsidiary,” as defined in Section 856(l) of the Code.

“Tax Event”: An event that will occur at any time that (i) any borrower is, or on the next scheduled payment date under any Collateral Interest, will be, required to deduct or withhold from any payment under any Collateral Interest to the Issuer for or on account of any tax for whatever reason and such borrower is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such borrower or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding been required, (ii) any jurisdiction imposes net income, profits, or similar tax on the Issuer or (iii) the Issuer fails to maintain its status as a Qualified REIT Subsidiary or other disregarded entity of a REIT and is not a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes.

“Tax Materiality Condition”: The condition that will be satisfied if either (i) as a result of the occurrence of a Tax Event, a tax or taxes are imposed on the Issuer or withheld from payments to the Issuer and with respect to which the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred and such amount exceeds, in the aggregate, $1,000,000 during any twelve (12)-month period or (ii) the Issuer fails to maintain its status as a Qualified REIT Subsidiary or other disregarded entity of a REIT and is not a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes.

“Tax Redemption”: The meaning specified in Section 9.1(b) hereof.

“Term SOFR”: The one-month forward-looking term rate, as obtained by the Calculation Agent, identified as “1 Month CME Term SOFR,” as reported on the Term SOFR Source as of the Reference Time.

“Term SOFR Source”: The CME Market Data Platform (or any alternative source designated by CME Group Benchmark Administration Limited, as administrator of Term SOFR, from time to time) for the rate currently identified as “1 Month CME Term SOFR.”

“Total Redemption Price”: The amount equal to funds sufficient to pay all amounts and expenses described under clause (1) of Section 11.1(a)(iii) (without regard to any cap contained therein) and to redeem all Notes at their applicable Redemption Prices.

“Transaction Documents”: This Indenture, the Collateral Management Agreement, the Collateral Interest Purchase Agreement, the Placement Agency Agreement, the Company Administration Agreement, the Preferred Share Paying Agency Agreement, the U.S. Risk Retention Agreement, the EU/UK Risk Retention Letter, the AML Services Agreement, the Registered Office Terms, the Participation Agreements, the Future Funding Agreement, the Servicing Agreement and the Securities Account Control Agreements.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes in its capacity as Transfer Agent.

“Transfer Date”: With respect to (i) each Closing Date Collateral Interest and any related Loan, the Closing Date, and (ii) each Subsequent Collateral Interest and each Delayed Collateral Interest and any related Loan, the date on which such Collateral Interest is acquired by the Issuer.

“Treasury Regulations”: Temporary or final regulations promulgated under the Code by the United States Treasury Department.

“TRTX”: TPG RE Finance Trust, Inc., a Maryland corporation, and its successors in interest.

“Trust Officer”: When used with respect to (i) the Trustee, any officer of the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because such officer’s knowledge of and familiarity with the particular subject and (ii) the Note Administrator, any officer of the Computershare Corporate Trust group of the Note Administrator with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer to whom a particular matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee”: Wilmington Trust, National Association, a national banking association, solely in its capacity as trustee hereunder, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Person.

“Two Quarter Future Advance Estimate”: The meaning specified in the Servicing Agreement.

“UCC”: The applicable Uniform Commercial Code.

“UK”: The United Kingdom.

“UK Securitization Framework”: Together (i) the SR 2024, (ii) the FCASR, (iii) the PRASR and (iv) those provisions of the Financial Services and Markets Act 2000 (the “FSMA”) conferring power on the UK Treasury, the FCA and the PRA to make, respectively, the SR 2024, the rules in the FCASR and the rules in the PRASR, and those provisions of the FSMA referred to in, as applicable, the SR 2024, the FCASR and the PRASR, all (except as otherwise stated), as amended, supplemented or replaced from time to time.

“Unadjusted Benchmark Replacement”: The Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

“United States” and “U.S.”: The United States of America, including any state and any territory or possession administered thereby.

“Unscheduled Principal Payments”: Any proceeds received by the Issuer from an unscheduled prepayment or redemption (in whole but not in part) by the obligor of a Collateral Interest prior to the maturity date of such related Collateral Interest.

“Unused Proceeds Account”: The account established by the Note Administrator pursuant to Section 10.6(a) hereof.

“Updated Appraisal”: With respect to any Mortgaged Property, an updated Appraisal, or a letter update for an existing Appraisal if such existing Appraisal is less than twenty-four (24) months old, of the Mortgaged Property from an independent appraiser who is a Member of the Appraisal Institute; provided that it shall not be necessary to obtain an updated Appraisal or letter update for an existing Appraisal if there exists an Appraisal that is less than twelve (12) months old and the party that is required to obtain such updated Appraisal or letter update for an existing Appraisal has no knowledge of any material change in the market for, or the condition or value of, the Mortgaged Property.

“U.S. Person”: The meaning specified in Regulation S.

“U.S. Credit Risk Retention Rules”: Regulation RR (17 C.F.R. Part 246), as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Department of Treasury, the Federal Reserve System, the Federal Deposit Insurance Corporation, the Federal Housing Finance Agency, the Securities and Exchange Commission and the Department of Housing and Urban Development in the adopting release (79 F.R. 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time.

“U.S. Risk Retention Agreement”: The U.S. Credit Risk Retention Agreement, dated as of the Closing Date, by and between the Sponsor and the Issuer, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“U/W Stabilized NCF Debt Yield”: With respect to any Collateral Interest, as of any date of determination, the ratio, expressed as a percentage, as calculated by the Collateral Manager in accordance with the Collateral Management Standard, of (a) the “stabilized” annual net cash flow generated from the Mortgaged Property before interest, depreciation and amortization, based on the stabilized underwriting, which may include the completion of certain proposed capital expenditures and the realization of stabilized occupancy and/or rents to (b) Principal Balance of the related Loan (including the principal balance of the Partitioned Collateral Interest and any related Companion Interests, as applicable (assuming that all future advance amounts are fully funded) also secured by the related Mortgaged Property that is senior or pari passu in right to the Partitioned Collateral Interest, but excluding the principal balance of any mezzanine loan(s) or Companion Interest(s) also secured (directly or indirectly) by the related Mortgaged Property that is subordinate in right to the Partitioned Collateral Interest). In determining the U/W Stabilized NCF Debt Yield for any Collateral Interest that is cross-collateralized with one or more other Collateral Interests, the U/W Stabilized NCF Debt Yield shall be calculated with respect to the cross-collateralized group in the aggregate.

“Volcker Rule”: Section 13 of the Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations promulgated thereunder.

“Weighted Average Life”: As of any date of determination, the number obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each Collateral Interest (other than Defaulted Collateral Interests) by (b) the outstanding Principal Balance of such Collateral Interest and (ii) dividing such sum by the aggregate Principal Balance at such time of all Collateral Interests (other than Defaulted Collateral Interests), where “Average Life” means, on any date of determination with respect to any Collateral Interest (other than a Defaulted Collateral Interest), the quotient obtained by the Collateral Manager by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one tenth thereof) from such date of determination to the respective dates of each successive expected distribution of principal of such Collateral Interest and (b) the respective amounts of such expected distributions of principal by (ii) the sum of all successive expected distributions of principal on such Collateral Interest.

“Weighted Average Spread”: As of any date of determination, the number obtained (rounded up to the next 0.001%), by (i) summing the products obtained by multiplying (a) with respect to any Collateral Interest (other than any Defaulted Collateral Interest), the greater of (x) the current stated spread above the benchmark at which interest accrues on each such Collateral Interest and (y) if such Collateral Interest provides for a minimum interest rate or fixed interest rate payable thereunder, the excess, if any, of the minimum interest rate or fixed interest rate applicable to such Collateral Interest (net of any servicing fees and expenses) over the applicable benchmark by (b) the Principal Balance of such Collateral Interest as of such date, and (ii) dividing such sum by the aggregate Principal Balance of all Collateral Interests (excluding all Defaulted Collateral Interests).

“Workout Fee”: The meaning specified in the Servicing Agreement.

Section 1.2 Interest Calculation Convention.

All calculations of interest hereunder that are made with respect to the Notes shall be made on the basis of the actual number of days during the related Interest Accrual Period divided by three hundred sixty (360).

Section 1.3 Rounding Convention.

Unless otherwise specified herein, test calculations that are evaluated as a percentage shall be rounded to the nearest ten thousandth of a percentage point and test calculations that are evaluated as a number or decimal shall be rounded to the nearest one hundredth of a percentage point.

ARTICLE 2

THE NOTES

Section 2.1 Forms Generally.

The Notes and the Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer and the Co-Issuer, executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2 Forms of Notes and Certificate of Authentication.

(a) Form. The form of each Class of Offered Notes, including the Certificate of Authentication, shall be substantially as set forth in Exhibit A hereto and the form of the Class F Notes and the Class G Notes, including the Certificate of Authentication, shall be substantially as set forth in Exhibit B hereto.

(b) Global Notes and Definitive Notes.

(i) The Notes initially offered and sold in the United States to (or to U.S. Persons who are) QIBs shall be represented by one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibits A and B hereto added to the form of such Notes (each, a “Rule 144A Global Note”), which shall be registered in the name of Cede & Co., as the nominee of the Depository and deposited with the Note Administrator, as custodian for the Depository, duly executed by the Issuer and in the case of the Offered Notes, the Co-Issuer and authenticated by the Authenticating Agent as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Note Administrator or the Depository or its nominee, as the case may be, as hereinafter provided.

(ii) The Notes initially offered and sold in the United States to (or to U.S. Persons who are) IAIs shall be issued in definitive form, registered in the name of the legal or beneficial owner thereof attached without interest coupons with the applicable legend set forth in Exhibits A and B hereto added to the form of such Notes (each a “Definitive Note”), which shall be duly executed by the Issuer and, in the case of the Offered Notes, the Co-Issuer and authenticated by the Authenticating Agent as hereinafter provided. The aggregate principal amount of the Definitive Notes may from time to time be increased or decreased by adjustments made on the records of the Note Administrator or the Depository or its nominee, as the case may be, as hereinafter provided.

(iii) The Notes initially sold in offshore transactions in reliance on Regulation S shall be represented by one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legend set forth in Exhibits A and B, hereto added to the form of such Notes (each, a “Regulation S Global Note”), which shall be deposited on behalf of the subscribers for such Notes represented thereby with the Note Administrator as custodian for the Depository and registered in the name of a nominee of the Depository for the respective accounts of Euroclear and Clearstream or their respective depositories, duly executed by the Issuer and, in the case of the Offered Notes, the Co-Issuer and authenticated by the Authenticating Agent as hereinafter provided. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Note Administrator or the Depository or its nominee, as the case may be, as hereinafter provided.

(c) Book-Entry Provisions. This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of the Depository.

Each of the Issuer and the Co-Issuer shall execute and the Authenticating Agent shall, in accordance with this Section 2.2(c), authenticate and deliver initially one or more Global Notes that shall be (i) registered in the name of the nominee of the Depository for such Global Note or Global Notes and (ii) delivered by the Note Administrator to such Depository or pursuant to such Depository’s instructions or held by the Note Administrator’s agent as custodian for the Depository.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Note Administrator, as custodian for the Depository or under the Global Note, and the Depository may be treated by the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Collateral Manager, the Servicer and the Special Servicer and any of their respective agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Collateral Manager, the Servicer and the Special Servicer or any of their respective agents, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.

(d) Delivery of Definitive Notes in Lieu of Global Notes. Except as provided in Section 2.10 hereof, owners of beneficial interests in a Class of Global Notes shall not be entitled to receive physical delivery of a Definitive Note.

Section 2.3 Authorized Amount; Stated Maturity Date; and Denominations.

(a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $1,000,000,000, except for (i) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, 2.6 or 8.5 hereof and (ii) Deferred Interest.

Such Notes shall be divided into eight (8) Classes having designations and original principal amounts as follows:

Designation	Original Principal Amount
Class A Senior Secured Floating Rate Notes Due 2044	$600,000,000
Class A-S Second Priority Secured Floating Rate Notes Due 2044	$88,750,000
Class B Third Priority Secured Floating Rate Notes Due 2044	$73,750,000
Class C Fourth Priority Secured Floating Rate Notes Due 2044	$57,500,000
Class D Fifth Priority Secured Floating Rate Notes Due 2044	$36,250,000
Class E Sixth Priority Secured Floating Rate Notes Due 2044	$17,500,000
Class F Seventh Priority Floating Rate Notes Due 2044	$33,750,000
Class G Eighth Priority Floating Rate Notes Due 2044	$23,750,000

(b) The Notes shall be issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof.

Section 2.4 Execution, Authentication, Delivery and Dating.

The Notes shall be executed on behalf of the Issuer and, in the case of the Offered Notes, the Co-Issuer by an Authorized Officer of the Issuer and, in the case of the Offered Notes, the Co-Issuer, respectively. The signature of such Authorized Officers on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer and, in the case of the Offered Notes, the Co-Issuer shall bind the Issuer or the Co-Issuer, as the case may be, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer and, in the case of the Offered Notes, the Co-Issuer may deliver Notes executed by the Issuer and, in the case of the Offered Notes, the Co-Issuer to the Authenticating Agent for authentication and the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article 2, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Note Administrator or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5 Registration, Registration of Transfer and Exchange.

(a) The Issuer and the Co-Issuer shall cause to be kept a register (the “Notes Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer and the Co-Issuer shall provide for the registration of Notes and the registration of transfers and exchanges of Notes. The Note Administrator is hereby initially appointed as the notes registrar (in such capacity, the “Notes Registrar”) for the purpose of maintaining the Notes Registrar and registering Notes and transfers and exchanges of such Notes with respect to the Notes Register kept in the United States as herein provided. Upon any resignation or removal of the Notes Registrar, the Issuer and the Co-Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Notes Registrar.

The name and address of each Noteholder and the principal amounts and stated interest of each such Noteholder in its Notes shall be recorded by the Notes Registrar in the Notes Register. For the avoidance of doubt, the Notes Register is intended to be and shall be maintained so as to cause the Notes to be considered issued in registered form under Treasury Regulations section 5f.103-1(c).

If a Person other than the Note Administrator is appointed by the Issuer and the Co-Issuer as Notes Registrar, the Issuer and the Co-Issuer shall give the Note Administrator prompt written notice of the appointment of a successor Notes Registrar and of the location, and any change in the location, of the Notes Register, and the Note Administrator shall have the right to inspect the Notes Register at all reasonable times and to obtain copies thereof and the Note Administrator shall have the right to rely upon a certificate executed on behalf of the Notes Registrar by an Authorized Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and numbers of such Notes. In addition, the Notes Registrar shall be required, within one (1) Business Day of each Record Date, to provide the Notes Administrator with a copy of the Note Register in the format required by, and with all accompanying information regarding the Noteholders as may reasonably be required by the Note Administrator.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer and the Co-Issuer shall execute, and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at the office or agency of the Issuer to be maintained as provided in Section 7.2. Whenever any Note is surrendered for exchange, the Issuer and, in the case of the Offered Notes, the Co-Issuer shall execute, and the Authenticating Agent shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer and, in the case of the Offered Notes, the Co-Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and, in the case of the Offered Notes, the Co-Issuer and, in each case, the Notes Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

None of the Notes Registrar, the Issuer or the Co-Issuer shall be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business fifteen (15) days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.

(b) No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt from the registration requirements under applicable securities laws of any state or other jurisdiction.

(c) No Note may be offered, sold, resold or delivered, within the United States or to, or for the benefit of, U.S. Persons except in accordance with Section 2.5(e) below and in accordance with Rule 144A to QIBs or, solely with respect to Definitive Notes, IAIs who are also Qualified Purchasers purchasing for their own account or for the accounts of one or more QIBs or IAIs who are also Qualified Purchasers, for which the purchaser is acting as fiduciary or agent. The Notes may be offered, sold, resold or delivered, as the case may be, in offshore transactions to institutions that are both non-U.S. Persons in reliance on Regulation S and Qualified Purchasers. None of the Issuer, the Co-Issuer, the Note Administrator, the Trustee or any other Person may register the Notes under the Securities Act or the securities laws of any state or other jurisdiction.

(d) Upon final payment due on the Stated Maturity Date of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent.

(e) Transfers of Global Notes. Notwithstanding any provision to the contrary herein, so long as a Global Note remains Outstanding and is held by or on behalf of the Depository, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.2(c) and this Section 2.5(e).

(i) Except as otherwise set forth below, transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee. Transfers of a Global Note to a Definitive Note may only be made in accordance with Section 2.10.

(ii) Regulation S Global Note to Rule 144A Global Note or Definitive Note. If a holder of a beneficial interest in a Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note or for a Definitive Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note or for a Definitive Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note or for a Definitive Note. Upon receipt by the Note Administrator or the Notes Registrar of:

(1) if the transferee is taking a beneficial interest in a Rule 144A Global Note, instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Notes Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the minimum denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase and a duly completed certificate in the form of Exhibit C-2 attached hereto; or

(2) if the transferee is taking a Definitive Note, a duly completed transfer certificate in substantially the form of Exhibit C-3 hereto, certifying that such transferee is an IAI,

then the Notes Registrar shall either (x) if the transferee is taking a beneficial interest in a Rule 144A Global Note, approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged and the Notes Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note or (y) if the transferee is taking an interest in a Definitive Note, the Notes Registrar shall record the transfer in the Notes Register in accordance with Section 2.5(a) and, upon execution by the Issuers, the Authenticating Agent shall authenticate and deliver one or more Definitive Notes, as applicable, registered in the names specified in the instructions described above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Regulation S Global Note transferred by the transferor).

(iii) Definitive Note or Rule 144A Global Note to Regulation S Global Note. If a holder of a beneficial interest in a Rule 144A Global Note or a Holder of a Definitive Note wishes at any time to exchange its interest in such Rule 144A Global Note or Definitive Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note or Definitive Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder, provided such holder or, in the case of a transfer, the transferee is not a U.S. person and is acquiring such interest in an offshore transaction, may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note. Upon receipt by the Note Administrator or the Notes Registrar of:

(1) instructions given in accordance with DTC’s procedures from an Agent Member directing the Note Administrator or the Notes Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the minimum denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note or Definitive Note to be exchanged or transferred, and in the case of a transfer of Definitive Notes, such Holder’s Definitive Notes properly endorsed for assignment to the transferee,

(2) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase,

(3) in the case of a transfer of Definitive Notes, a Holder’s Definitive Note properly endorsed for assignment to the transferee, and

(4) a duly completed certificate in the form of Exhibit C-1 attached hereto,

then the Note Administrator or the Notes Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Note (or, in the case of a transfer of Definitive Notes, the Note Administrator or the Notes Registrar shall cancel such Definitive Notes) and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note or Definitive Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note (or, in the case of a cancellation of Definitive Notes, equal to the principal amount of Definitive Notes so cancelled).

(iv) Transfer of Rule 144A Global Notes to Definitive Notes. If, in accordance with Section 2.10, a holder of a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for a Definitive Note or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a Definitive Note in accordance with Section 2.10, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for a Definitive Note. Upon receipt by the Note Administrator or the Notes Registrar of (A) a duly complete certificate substantially in the form of Exhibit C-3 and (B) appropriate instructions from DTC, if required, the Note Administrator or the Notes Registrar shall approve the instructions at DTC to reduce, or cause to be reduced, the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be transferred or exchanged, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Issuers, the Authenticating Agent shall authenticate and deliver one or more Definitive Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in the Rule 144A Global Note transferred by the transferor).

(v) Transfer of Definitive Notes to Rule 144A Global Notes. If a holder of a Definitive Note wishes at any time to exchange its interest in such Definitive Note for a beneficial interest in a Rule 144A Global Note or to transfer such Definitive Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such Definitive Note for beneficial interest in a Rule 144A Global Note (provided that no IAI may hold an interest in a Rule 144A Global Note). Upon receipt by the Note Administrator or the Notes Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the transferee; (B) a duly completed certificate substantially in the form of Exhibit C-2 attached hereto; (C) instructions given in accordance with DTC’s procedures from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the Rule 144A Global Notes in an amount equal to the Definitive Notes to be transferred or exchanged; and (D) a written order given in accordance with DTC’s procedures containing information regarding the participant’s account of DTC to be credited with such increase, the Note Administrator or the Notes Registrar shall cancel such Definitive Note in accordance herewith, record the transfer in the Notes Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the principal amount of the Definitive Note transferred or exchanged.

(vi) Transfers of EHRI. Transfers of the Preferred Shares and restrictions on the transfer of the EHRI shall be governed by the Preferred Share Paying Agency Agreement, and be subject to Section 2.5(n).

(vii) Other Exchanges. In the event that, pursuant to Section 2.10 hereof, a Global Note is exchanged for Definitive Notes, such Notes may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to ensure that such transfers are to a QIB which is also a Qualified Purchaser or are to a non-U.S. Person which is also a Qualified Purchaser, or otherwise comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer, the Co-Issuer and the Note Administrator.

(f) Removal of Legend. If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in Exhibits A and B hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Co-Issuer such satisfactory evidence, which may include an Opinion of Counsel of an attorney at law licensed to practice law in the State of New York (and addressed to the Issuer and the Note Administrator), as may be reasonably required by the Issuer and the Co-Issuer, if applicable, to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Regulation S, as applicable, the 1940 Act or ERISA. So long as the Issuer or the Co-Issuer is relying on an exemption or exclusion under or promulgated pursuant to the 1940 Act, the Issuer or the Co-Issuer shall not remove that portion of the legend required to maintain an exemption or exclusion under or promulgated pursuant to the 1940 Act. Upon provision of such satisfactory evidence, as confirmed in writing by the Issuer and the Co-Issuer, if applicable, to the Note Administrator, the Note Administrator, at the direction of the Issuer and the Co-Issuer, if applicable, shall authenticate and deliver Notes that do not bear such applicable legend.

(g) Each beneficial owner of Regulation S Global Notes shall be deemed to make the representations and agreements set forth in Exhibit C-1 hereto.

(h) Each beneficial owner of Rule 144A Global Notes shall be deemed to make the representations and agreements set forth in Exhibit C-2 hereto.

(i) Each Holder of Definitive Notes shall make the representations and agreements substantially in the form set forth in the certificate attached as Exhibit C-3 hereto.

(j) Any purported transfer of a Note not in accordance with Section 2.5(a) shall be null and void and shall not be given effect for any purpose hereunder.

(k) Notwithstanding anything contained in this Indenture to the contrary, none of the Trustee, the Note Administrator or the Notes Registrar (nor any other Transfer Agent) shall be responsible or liable for compliance with applicable federal or state securities laws (including, without limitation, the Securities Act or Rule 144A or Regulation S promulgated thereunder), the 1940 Act, ERISA or the Code (or any applicable regulations thereunder); provided, however, that if a specified transfer certificate or Opinion of Counsel is required by the express terms of this Section 2.5 to be delivered to the Trustee, the Note Administrator or Notes Registrar prior to registration of transfer of a Note, the Note Administrator and/or Notes Registrar, as applicable, is required to request, as a condition for registering the transfer of the Note, such certificate or Opinion of Counsel and to examine the same to determine whether it conforms on its face to the requirements hereof (and the Note Administrator or Notes Registrar, as the case may be, shall promptly notify the party delivering the same if it determines that such certificate or Opinion of Counsel does not so conform).

(l) If the Note Administrator has actual knowledge or is notified by the Issuer, the Co-Issuer or the Collateral Manager that (i) a transfer or attempted or purported transfer of any interest in any Note was consummated in compliance with the provisions of this Section 2.5 on the basis of a materially incorrect certification from the transferee or purported transferee, (ii) a transferee failed to deliver to the Note Administrator any certification required to be delivered hereunder or (iii) the holder of any interest in a Note is in breach of any representation or agreement set forth in any certification or any deemed representation or agreement of such holder, the Note Administrator shall not register such attempted or purported transfer and if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall vest no rights in the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding holder of such interest in such Note that was not a Disqualified Transferee shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Note by such Holder.

In addition, the Note Administrator may require that the interest in the Note referred to in clauses (i), (ii) or (iii) in the preceding paragraph be transferred to any Person designated by the Issuer or the Collateral Manager at a price determined by the Issuer or the Collateral Manager, based upon its estimation of the prevailing price of such interest and each Holder, by acceptance of an interest in a Note, authorizes the Note Administrator to take such action. In any case, none of the Issuer, the Collateral Manager or the Note Administrator shall be held responsible for any losses that may be incurred as a result of any required transfer under this Section 2.5(l).

(m) By its acceptance of a Note, each Holder of a Note will be deemed to have approved and consented to (i) the purchase of the Closing Date Collateral Interests by the Issuer from the Seller on the Closing Date, (ii) the purchase of the Delayed Collateral Interest by the Issuer from the Seller on or prior to the Delayed Purchase Termination Date, (iii) the acquisition of any Subsequent Collateral Interest in accordance with this Indenture, (iv) any sale or other disposition of a Collateral Interest in accordance with this Indenture and (v) any other transaction between the Issuer and any Affiliate of Holdco that is permitted under the terms of the Transaction Documents.

(n) As long as any Note is Outstanding, any retained or repurchased Notes, Retained Securities or ordinary shares of the Issuer held by Sub-REIT, Retention Holder or any other disregarded entity of Sub-REIT for U.S. federal income tax purposes may not be transferred (whether by means of an actual transfer or transfer of beneficial ownership for U.S. federal income tax purposes), pledged or hypothecated to any Person (except to an affiliate that is wholly-owned by Sub-REIT and is disregarded for U.S. federal income tax purposes) unless the Issuer (i) receives a No Entity-Level Tax Opinion with respect to such transfer, pledge or hypothecation or (ii) has previously received a No Trade or Business Opinion; provided that no opinion will be required if such transfer is to an affiliate that is directly or indirectly wholly-owned by Sub-REIT and is disregarded for U.S. federal income tax purposes as an entity separate from Sub-REIT.

(o) As long as any Note is Outstanding, any Retained Offered Notes held by the Retention Holder or an affiliate thereof may not be transferred (whether by means of an actual transfer or transfer of beneficial ownership for U.S. federal income tax purposes), pledged or hypothecated to any Person unless the Issuer receives an opinion of counsel to the effect that such Notes will be treated as indebtedness for U.S. federal income tax purposes.

(p) Each Holder of Notes agrees to comply with the Holder AML Obligations.

For the avoidance of doubt, the Indenture Accounts (including income, if any, earned on the investments of funds in such account) will be owned by Sub-REIT, if the Issuer is wholly-owned by Sub-REIT, or a subsequent REIT that wholly owns the Issuer, for U.S. federal income tax purposes. The Issuer shall provide to the Note Administrator (i) an IRS Form W-9 or appropriate IRS Form W-8 no later than the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Note Administrator as may be necessary (x) to reduce or eliminate the imposition of U.S. withholding taxes and (y) to permit the Note Administrator to fulfill its tax reporting obligations under applicable law with respect to the Indenture Accounts or any amounts paid to the Issuer. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect, the Issuer shall timely provide to the Note Administrator accurately updated and complete versions of such IRS forms or other documentation. The Note Administrator shall have no liability to the Issuer or any other person in connection with any tax withholding amounts paid or withheld from the Indenture Accounts pursuant to applicable law arising from the Issuer’s failure to timely provide an accurate, correct and complete IRS Form W-9, an appropriate IRS Form W-8 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Indenture Accounts absent the Note Administrator having first received (i) the requisite written investment direction from the Issuer with respect to the investment of such funds, and (ii) the IRS forms and other documentation required by this paragraph.

Section 2.6 Mutilated, Defaced, Destroyed, Lost or Stolen Note.

If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Co-Issuer, the Trustee, the Note Administrator and the relevant Transfer Agent (each a “Specified Person”) evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to each Specified Person such security or indemnity as may be required by each Specified Person to save each of them and any agent of any of them harmless, then, in the absence of notice to the Specified Persons that such Note has been acquired by a bona fide purchaser, the Issuer and the Co-Issuer shall execute and, upon Issuer Request, the Note Administrator shall cause the Authenticating Agent to authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a bona fide purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, any Specified Person shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and each Specified Person shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by such Specified Person in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer and the Co-Issuer, if applicable, in their discretion may, instead of issuing a new Note, pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer and the Co-Issuer, if applicable, may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and the Co-Issuer, if applicable, and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7 Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.

(a) Each Class of Notes shall accrue interest during each Interest Accrual Period at the Note Interest Rate applicable to such Class and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below. Payment of interest on each Class of Notes will be subordinated to the payment of interest on each related Class of Notes senior thereto and certain other amounts in accordance with the Priority of Payments. Any payment of interest due on a Class of Deferred Interest Notes on any Payment Date (other than the Redemption Date with respect to, or Stated Maturity Date of, such Class of Notes) to the extent sufficient funds are not available to make such payment in accordance with the Priority of Payments on such Payment Date, but only if such Class is not the most senior Class Outstanding, shall constitute “Deferred Interest” with respect to such Class and shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of

Payments, (ii) the Redemption Date with respect to such Class of Deferred Interest Notes and (iii) the Stated Maturity Date (or the earlier date of Maturity) of such Class of Deferred Interest Notes. Deferred Interest on any Class of Deferred Interest Notes shall be added to the principal balance of such Class of Deferred Interest Notes. Regardless of whether any more senior Class of Notes is Outstanding with respect to any Class of Deferred Interest Notes, to the extent that funds are not available on any Payment Date (other than the Redemption Date with respect to, or the Stated Maturity Date of, such Class of Deferred Interest Notes) to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default. Interest will cease to accrue on each Note, or in the case of a partial repayment, on such repaid part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal. To the extent lawful and enforceable, interest on any interest that is not paid when due on the Class A Notes; or, if no Class A Notes are Outstanding, the Notes of the Controlling Class, shall accrue at the Note Interest Rate applicable to such Class until paid as provided herein.

(b) The principal of each Class of Notes matures at par and is due and payable on the date of the Stated Maturity Date for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Notes may only occur (other than amounts constituting Deferred Interest thereon which will be payable from Interest Proceeds) pursuant to the Priority of Payments. The payment of principal on any Note (x) may only occur after each Class more senior thereto is no longer Outstanding and (y) is subordinated to the payment on each Payment Date of the principal due and payable on each Class more senior thereto and certain other amounts in accordance with the Priority of Payments. Payments of principal on any Class of Notes that are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity Date (or the earlier date of Maturity) of such Class of Notes or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Classes of Notes most senior thereto with respect to such Class have been paid in full. Payments of principal on the Notes in connection with a Clean-up Call, Tax Redemption, Auction Call Redemption or Optional Redemption will be made in accordance with Section 9.1 and the Priority of Payments.

(c) As a condition to the payment of principal of and interest on any Note without the imposition of U.S. withholding tax, the Issuer shall require certification acceptable to it to enable the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Preferred Share Paying Agent and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Security under any present or future law or regulation of the United States or the Cayman Islands or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. Such certification may include U.S. federal income tax forms, such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial

Owner for United States Tax Withholding and Reporting (Entities)), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income Is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms. In addition, each of the Issuer, Co-Issuer, the Trustee, Preferred Share Paying Agent or any Paying Agent may require certification acceptable to it to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its Collateral and otherwise as may be necessary or desirable to ensure compliance with all applicable laws. Each Holder and each beneficial owner of Notes agree to provide any certification requested pursuant to this Section 2.7(c) (including a properly completed and executed “Entity Self-Certification Form” or “Individual Self-Certification Form” (in the forms published by the Cayman Islands Department for International Tax Cooperation, which forms can be obtained at http://www.tia.gov.ky/pdf/CRS_Legislation.pdf)) and to update or replace such form or certification in accordance with its terms or its subsequent amendments. Furthermore, as a condition to payment without the imposition of U.S. withholding tax under FATCA and the Cayman FATCA Legislation, the Issuer shall require information to comply with FATCA and the Cayman FATCA Legislation requirements pursuant to clause (xii) of the representations and warranties set forth under the third paragraph of Exhibit C-1 hereto, as deemed made pursuant to Section 2.5(g) hereto, or pursuant to clause (xiii) of the representations and warranties set forth under the third paragraph of Exhibit C-2 hereto, as deemed made pursuant to Section 2.5(h) hereto, or pursuant to clause (viii) of the representations and warranties set forth under the third paragraph of Exhibit C-3 hereto, made pursuant to Section 2.5(i) hereto, as applicable. The Noteholders shall be required to provide to the Issuer, the Note Administrator or their agents all information, documentation or certifications acceptable to it to permit the Issuer or the Note Administrator to comply with its tax reporting obligations under applicable law, including any applicable cost basis reporting obligations.

(d) Payments in respect of interest on and principal on the Notes shall be payable by wire transfer in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the Paying Agent on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States, or by a Dollar check mailed to the Holder at its address in the Notes Register. The Issuer expects that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note held by the Depository or its nominee, shall immediately credit the applicable Agent Members’ accounts with payments in amounts proportionate to the respective beneficial interests in such Global Note as shown on the records of the Depository or its nominee. The Issuer also expects that payments by Agent Members to owners of beneficial interests in such Global Note held through Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of the Agent Members. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Note Administrator or at the office of the Paying Agent (or, to a foreign paying agent appointed by the Note Administrator outside of the United States if then required by applicable law, in the case of a Definitive Note issued in exchange for a beneficial interest in the Regulation S Global Note) on or prior to such Maturity. None of the Issuer, the Co-Issuer, the Trustee, the Note

Administrator or the Paying Agent will have any responsibility or liability with respect to any records maintained by the Holder of any Note with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein. In the case where any final payment of principal and interest is to be made on any Note (other than on the Stated Maturity Date thereof) the Issuer or, upon Issuer Request, the Note Administrator, in the name and at the expense of the Issuer, shall not more than thirty (30) nor fewer than five (5) Business Days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Notes Register, a notice which shall state the date on which such payment will be made and the amount of such payment and shall specify the place where such Notes may be presented and surrendered for such payment.

(e) Subject to the provisions of Sections 2.7(a) and Section 2.7(d) hereof, Holders of Notes as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable in accordance with the Priority of Payments and principal payable in accordance with the Priority of Payments on such Payment Date. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer and the Co-Issuer to be maintained as provided in Section 7.2 (or returned to the Trustee).

(f) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

(g) Payments of principal to Holders of the Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date.

(h) Interest accrued with respect to the Notes shall be calculated as described in the applicable form of Note attached hereto.

(i) All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date, Redemption Date or upon Maturity shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(j) Notwithstanding anything contained in this Indenture to the contrary, the obligations of the Issuer under the Notes and the Co-Issuer under the Offered Notes, this Indenture and the other Transaction Documents are limited-recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer and, with respect to the Offered Notes only, are payable solely from the Collateral and following realization of the Collateral, all obligations of the Co-Issuers and any claims of the Noteholders, the Trustee or any other parties to any Transaction Documents shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Notes against any Officer, director, employee, shareholder, limited partner or incorporator of the Issuer, the Co-Issuer or any of their respective successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture (to the extent it relates to the obligation to make payments on the Notes) until such Collateral have been realized, whereupon any outstanding indebtedness or obligation in respect of the Notes, this Indenture and the other Transaction Documents shall be extinguished and shall not thereafter revive. It is further understood that the foregoing provisions of this paragraph shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(k) Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest and principal that were carried by such other Note.

(l) Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes (but subject to Sections 2.7(e) and (h)), if the Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.5 are not applicable, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.7 hereof.

(m) Payments in respect of the Preferred Shares as contemplated by Sections 11.1(a)(i)(21), 11.1(a)(ii)(18) and 11.1(a)(iii)(19) shall be made by the Paying Agent to the Preferred Share Paying Agent.

Section 2.8 Persons Deemed Owners.

The Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Collateral Manager, the Servicer, the Special Servicer and any of their respective agents may treat as the owner of a Note the Person in whose name such Note is registered on the Notes Register on the applicable Record Date for the purpose of receiving payments of principal of and interest and other amounts on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Note Administrator, the Collateral Manager, the Servicer, the Special Servicer, or any of their respective agents shall be affected by notice to the contrary; provided, however, that the Depository, or its nominee, shall be deemed the owner of the Global Notes, and owners of beneficial interests in Global Notes will not be considered the owners of any Notes for the purpose of receiving notices. With respect to the Preferred Shares, on any Payment Date, the Trustee shall deliver to the Preferred Share Paying Agent the distributions thereon for distribution to the Preferred Shareholders.

Section 2.9 Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, upon delivery to the Notes Registrar, be promptly canceled by the Notes Registrar and may not be reissued or resold. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Notes Registrar shall be destroyed or held by the Notes Registrar in accordance with its standard retention policy. Notes of the most senior Class Outstanding (and not Notes of any other Class) that are held by the Issuer, the Co-Issuer, the Collateral Manager or any of their respective Affiliates may be submitted to the Notes Registrar for cancellation at any time.

Section 2.10 Global Notes; Definitive Notes; Temporary Notes.

(a) Definitive Notes. Definitive Notes shall only be issued in the following limited circumstances:

(i) at the discretion of the Issuer, at the direction of the Collateral Manager, with respect to any Class of Notes;

(ii) upon Transfer of Global Notes to an IAI in accordance with the procedures set forth in Section 2.5(e)(ii) or Section 2.5(e)(iii);

(iii) if a holder of a Definitive Note wishes at any time to exchange such Definitive Note for one or more Definitive Notes or transfer such Definitive Note to a transferee who wishes to take delivery thereof in the form of a Definitive Note in accordance with this Section 2.10, such holder may effect such exchange or transfer upon receipt by the Notes Registrar of (A) a Holder’s Definitive Note properly endorsed for assignment to the transferee, and (B) duly completed certificates substantially in the form of Exhibit C-3, upon receipt of which the Notes Registrar shall then cancel such Definitive Note in accordance herewith, record the transfer in the Notes Register in accordance with Section 2.5(a) and upon execution by the Co-Issuers, the Authenticating Agent shall authenticate and deliver one or more Definitive Notes bearing the same designation as the Definitive Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Definitive Note surrendered by the transferor); or

(iv) in the event that the Depository notifies the Issuer and the Co-Issuer that it is unwilling or unable to continue as Depository for a Global Note or if at any time such Depository ceases to be a “Clearing Agency” registered under the Exchange Act and a successor depository is not appointed by the Issuer within ninety (90) days of such notice, the Global Notes deposited with the Depository pursuant to Section 2.2 hereof shall be transferred to the beneficial owners thereof subject to the procedures and conditions set forth in this Section 2.10.

(b) Any Global Note that is exchanged for a Definitive Note shall be surrendered by the Depository to the Note Administrator’s Corporate Trust Office together with necessary instruction for the registration and delivery of a Definitive Note to the beneficial owners (or such owner’s nominee) holding the ownership interests in such Global Note. Any such transfer shall be made, without charge, and the Authenticating Agent shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of the same Class and authorized denominations. Any Definitive Notes delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.5(f), bear the applicable legend set forth in Exhibits C-1 or C-2, as applicable, and shall be subject to the transfer restrictions referred to in such applicable legend. The Holder of each such registered individual Global Note may transfer such Global Note by surrendering it at the Corporate Trust Office of the Note Administrator, or at the office of the Paying Agent.

(c) Subject to the provisions of Section 2.10(b) above, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) [Reserved].

(e) In the event of the occurrence of any of the events specified in Section 2.10(a) above, the Issuer and the Co-Issuer shall promptly make available to the Notes Registrar a reasonable supply of Definitive Notes.

Pending the preparation of Definitive Notes pursuant to this Section 2.10, the Issuer and the Co-Issuer may execute and, upon Issuer Order, the Authenticating Agent shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Definitive Notes may determine, as conclusively evidenced by their execution of such Definitive Notes.

If temporary Definitive Notes are issued, the Issuer and the Co-Issuer shall cause permanent Definitive Notes to be prepared without unreasonable delay. The Definitive Notes shall be printed, lithographed, typewritten or otherwise reproduced, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable notes exchange, all as determined by the Officers executing such Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the applicable temporary Definitive Notes at the office or agency maintained by the Issuer and the Co-Issuer for such purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Definitive Note, the Issuer and the Co-Issuer shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange therefor the same aggregate principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.11 U.S. Tax Treatment of Notes and the Issuer.

(a) Each of the Issuer and the Co-Issuer intends that, for U.S. federal income tax purposes, (i) the Notes (unless held by Sub-REIT or any entity disregarded as an entity separate from Sub-REIT) be treated as debt, (ii) 100% of the Retained Securities and 100% of the ordinary shares of the Issuer be owned by the Retention Holder, an entity disregarded as separate from Sub-

REIT, and (iii) the Issuer be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes (unless, in the case of clause (iii), the Issuer has received a No Trade or Business Opinion). Each prospective purchaser and any subsequent transferee of a Note or any interest therein shall, by virtue of its purchase or other acquisition of such Note or interest therein, be deemed to have agreed to treat such Note in a manner consistent with the preceding sentence for U.S. federal income tax purposes.

(b) The Issuer and the Co-Issuer shall account for the Notes and prepare any reports to Noteholders and tax authorities consistent with the intentions expressed in Section 2.11(a) above.

(c) Each Holder of Notes shall timely furnish to the Issuer and the Co-Issuer or their respective agents any completed U.S. federal income tax form or certification, such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)) IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms that the Issuer, the Co-Issuer or their respective agents may reasonably request and shall update or replace such forms or certification in accordance with its terms or its subsequent amendments. Furthermore, Noteholders shall timely furnish any information required pursuant to Section 2.7(c).

(d) The Issuer shall be responsible for all calculations of original issue discount on the Notes, if any.

(e) Each prospective purchaser, any subsequent transferee, and each Holder of a Note or any interest therein shall, by virtue of its purchase or other acquisition of such Note or interest therein, be deemed to agree (i) to provide accurate information and documentation that may be required for the Issuer to comply with FATCA and (ii) that the Issuer may (x) provide such information and documentation and any other information concerning its investment in such Notes to the IRS and any other relevant tax authority and (y) take any other actions necessary for the Issuer to comply with FATCA.

(f) The Retention Holder, by acceptance of the Retained Securities and the ordinary shares of the Issuer, agrees to take no action inconsistent with such treatment and, for so long as any Note is Outstanding, agrees not to sell, transfer, convey, setover, pledge or encumber any Retained Securities and/or the ordinary shares of the Issuer, except to the extent permitted pursuant to Section 2.5(n).

Section 2.12 Authenticating Agents.

Upon the request of the Issuer and, in the case of the Offered Notes, the Co-Issuer, the Note Administrator shall, and if the Note Administrator so chooses the Note Administrator may, pursuant to this Indenture, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5 hereof, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 2.12 shall be deemed to be the authentication of Notes by the Note Administrator.

Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Note Administrator, the Trustee, the Issuer and the Co-Issuer. The Note Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Trustee, the Issuer and the Co-Issuer. Upon receiving such notice of resignation or upon such a termination, the Note Administrator shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

The Note Administrator agrees to pay to each Authenticating Agent appointed by it from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Note Administrator shall be entitled to be reimbursed for such payments, subject to Section 6.7 hereof. The provisions of Sections 2.9, 6.4 and 6.5 hereof shall be applicable to any Authenticating Agent.

Section 2.13 Forced Sale on Failure to Comply with Restrictions.

(a) Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a Note or interest therein to a U.S. Person who is determined not to have been both (1) a QIB or an IAI and (2) a Qualified Purchaser at the time of acquisition of the Note or interest therein, or any transfer of a Note or interest therein that could result in the Issuer being subject to ERISA or Section 4975 of the Code or that could constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a non-exempt violation of any Similar Law, or any purchase or transfer of any Retained Offered Notes by an employee benefit plan or plan or entity subject to ERISA or Section 4975 of the Code or a plan or entity subject to Similar Law where the Issuer has not previously received an opinion of counsel to the effect that such Notes will be treated as indebtedness for U.S. federal income tax purposes, in any case, shall be null and void and any such proposed transfer of which the Issuer, the Co-Issuer, the Note Administrator or the Trustee shall have written notice (which includes via electronic mail) may be disregarded by the Issuer, the Co-Issuer, the Note Administrator and the Trustee for all purposes.

(b) If the Issuer determines that any Holder of a Note has not satisfied the applicable requirement described in Section 2.13(a) above or such person is a Non-Permitted AML Holder (any such Person a “Non-Permitted Holder”), then the Issuer shall promptly after discovery that such Person is a Non-Permitted Holder by the Issuer, the Co-Issuer or a Responsible Officer of the Paying Agent (and notice by the Paying Agent or the Co-Issuer to the Issuer, if either of them makes the discovery), send notice (or cause notice to be sent) to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a Non-Permitted Holder within thirty (30) days (ten days in the case of a Non-Permitted Holder for ERISA-related reasons) of the date of such notice. If such Non-Permitted Holder fails to so transfer its Note or interest therein, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Note or interest therein to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or a third party acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Note, and selling such Note to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by it in its sole discretion. The Holder of such Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Note, agrees to cooperate with the Issuer and the Note Administrator to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this Section 2.13(b) shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Note sold as a result of any such sale or exercise of such discretion.

(c) If the Issuer (or its agent on its behalf) determines that a Holder has failed for any reason to (i) comply with the Holder AML Obligations (ii) such information or documentation is not accurate or complete, or (iii) the Issuer otherwise reasonably determines that such holder’s acquisition, holding or transfer of an interest in any Note would cause the Issuer to be unable to achieve AML Compliance (any such person a “Non-Permitted AML Holder”), then the Issuer (or its agent acting on its behalf) shall promptly after discovery that such Person is a Non-Permitted AML Holder by the Issuer (or its agent on its behalf), send notice (or cause notice to be sent) to such Non-Permitted AML Holder demanding that such Non-Permitted AML Holder transfer its interest to a Person that is not a Non-Permitted AML Holder within thirty (30) days of the date of such notice. If such Non-Permitted AML Holder fails to so transfer its Note or interest therein, the Issuer shall have the right, without further notice to the Non-Permitted AML Holder, to sell such Note or interest therein to a purchaser selected by the Issuer that is not a Non-Permitted AML Holder on such terms as the Issuer may choose. The Issuer, or a third party acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Note, and selling such Note to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by it in its sole discretion. The Holder of such Note, the Non-Permitted AML Holder and each other Person in the chain of title from the Holder to the Non-Permitted AML Holder, by its acceptance of an interest in the Note, agrees to cooperate with the Issuer and the Note Administrator to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted AML Holder. The terms and conditions of any sale under this Section 2.13(c) shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Note sold as a result of any such sale or exercise of such discretion.

Section 2.14 No Gross Up.

The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

Section 2.15 Credit Risk Retention.

The EU/UK Retention Holder shall timely deliver (or cause to be timely delivered) to the Trustee and the Note Administrator any notices contemplated by Section 10.12(a)(v) of this Indenture, in accordance with the notice provisions of the EU/UK Risk Retention Letter.

Section 2.16 Benchmark Transition Event.

(a) The Benchmark Agent shall provide written notice to the Issuer, the Advancing Agent, the Trustee, the Note Administrator, the Collateral Manager, the Calculation Agent (if different from the Note Administrator), the Servicer and the Special Servicer promptly after the Benchmark Agent has determined that a Benchmark Transition Event has occurred. After the occurrence of a Benchmark Transition Event and the related Benchmark Replacement Date with respect to the then-current Benchmark, such Benchmark shall be replaced with the applicable Benchmark Replacement as determined by the Benchmark Agent. The Benchmark Agent shall provide written notice of such determination of the Benchmark Replacement to the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Note Administrator (who shall post such notice to the Note Administrator’s Website), the Calculation Agent (if different from the Note Administrator), the Servicer, the Special Servicer and the 17g-5 Information Provider (who shall promptly post such notice to the 17g-5 Website) in advance of such Benchmark Replacement Date. Notwithstanding the occurrence of a Benchmark Transition Event, amounts payable on the Notes shall be determined with respect to the then-current Benchmark until the occurrence of the related Benchmark Replacement Date.

(b) [Reserved].

(c) In connection with the occurrence of any Benchmark Transition Event and its related Benchmark Replacement Date, the Benchmark Agent shall direct the parties hereto to enter into a supplemental indenture in accordance with Section 8.1(b)(iv) to make any Benchmark Replacement Conforming Changes, if any, as the Benchmark Agent determines may be necessary or desirable to administer, implement or adopt the applicable Benchmark or the Benchmark Replacement and the related Benchmark Replacement Adjustment. In connection with each Benchmark Transition Event and its related Benchmark Replacement Date, the Benchmark Agent shall propose to the Issuer, the Advancing Agent, the Trustee, the Note Administrator, the Servicer, the Special Servicer and the Calculation Agent (if different from the Note Administrator), the Benchmark Replacement Conforming Changes, if any, to be made in such supplemental indenture to administer, implement or adopt the applicable Benchmark or the Benchmark Replacement and Benchmark Replacement Adjustment in accordance with Section 8.1(a)(v). Any failure to supplement this Indenture pursuant to Section 8.1(a)(iv) and/or (v) on or prior to the Benchmark Replacement Date shall not affect the implementation of a Benchmark Replacement on such Benchmark Replacement Date, it being understood such matters shall be binding upon the parties as described in clause (e) below pending the execution and delivery of any such amendment.

(d) [Reserved].

(e) Any determination, implementation, adoption, decision, proposal or election that may be made by the Benchmark Agent pursuant to this Section 2.16, with respect to any Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment or Benchmark Replacement Conforming Changes including any determination with respect to a tenor, observation period, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding on the parties hereto and the Noteholders absent manifest error, may be made in the sole discretion of the Benchmark Agent and may be relied upon by the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Advancing Agent, the Collateral Manager, the Calculation Agent (if different from the Note Administrator), the Servicer and the Special Servicer without investigation.

(f) Notwithstanding anything to the contrary in this Indenture, the Benchmark Agent may send any notices with respect to any Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other determination or selection made under this Section 2.16, by email (or other electronic communication).

(g) Each holder of an interest in any Note or Preferred Share, by the acceptance of its interest, shall be deemed to have irrevocably (i) agreed to the provisions of this Section 2.16, (ii) agreed that the Benchmark Agent shall have no liability for any action taken or omitted by it or its agents in the performance of its role under this Section 2.16 as Benchmark Agent and (iii) released the Benchmark Agent from any claim or action whatsoever relating to its performance under this Section 2.16 as Benchmark Agent.

ARTICLE 3

CONDITIONS PRECEDENT; PLEDGED COLLATERAL INTERESTS

Section 3.1 General Provisions.

The Notes to be issued on the Closing Date shall be executed by the Issuer and, in the case of the Offered Notes, the Co-Issuer upon compliance with Section 3.2 and shall be delivered to the Authenticating Agent for authentication and thereupon the same shall be authenticated and delivered by the Authenticating Agent upon Issuer Request. The Issuer shall cause the following items to be delivered to the Trustee on or prior to the Closing Date:

(a) an Officer’s Certificate of the Issuer (i) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture and the Placement Agency Agreement and related documents, the execution, authentication and delivery of the Notes and specifying the Stated Maturity Date of each Class of Notes, the principal amount of each Class of Notes and the applicable Note Interest Rate of each Class of Notes to be authenticated and delivered, and (ii) certifying that (A) the attached copy of the Board Resolution is a true and complete copy thereof, (B) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date, (C) the Directors authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon and (D) the total aggregate Notional Amount of the Preferred Shares shall have been received in Cash by the Issuer on the Closing Date;

(b) an Officer’s Certificate of the Co-Issuer (i) unless such authorization is contemplated in the Governing Documents of the Co-Issuer, evidencing the authorization by Board Resolution of the execution and delivery of this Indenture and related documents, the execution, authentication and delivery of the Offered Notes and specifying the Stated Maturity Date of each Class of Offered Notes, the principal amount of each Class of Offered Notes and the applicable Note Interest Rate of each Class of Offered Notes to be authenticated and delivered, and (ii) certifying that (A) if Board Resolutions are attached, the attached copy of the Board Resolutions is a true and complete copy thereof and such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (B) each Officer authorized to execute and deliver the documents referenced in clause (b)(i) above holds the office and has the signature indicated thereon;

(c) an opinion of Dechert LLP, special U.S. counsel to the Co-Issuers, the Seller, the Collateral Manager, the Retention Holder and certain of their Affiliates (which opinions may be limited to the laws of the State of New York and the federal law of the United States and may assume, among other things, the correctness of the representations and warranties made or deemed made by the owners of Notes pursuant to Sections 2.5(g), (h) and (i)) dated the Closing Date, as to certain matters of New York law and certain United States federal income tax and securities law matters, in a form satisfactory to the Placement Agents;

(d) opinions of Dechert LLP, special counsel to the Issuer and the Co-Issuer, dated the Closing Date, relating to (i) the validity of the Grant hereunder and the perfection of the Trustee’s security interest in the Collateral and (ii) certain bankruptcy matters, including opinions regarding certain true sale and non-consolidation matters;

(e) an opinion of Vinson & Elkins LLP, special counsel to Sub-REIT, dated the Closing Date, regarding its qualification and taxation as a REIT and the Issuer’s qualification as a Qualified REIT Subsidiary or other disregarded entity of Sub-REIT for U.S. federal income tax purposes;

(f) an opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Issuer, dated the Closing Date, regarding certain issues of Cayman Islands law;

(g) an opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Co-Issuer, the Seller, the Collateral Manager and the Retention Holder, dated the Closing Date, regarding certain issues of Delaware law and regarding authority to file bankruptcy;

(h) an opinion of Dechert LLP, counsel to TRTX dated the Closing Date, relating to certain U.S. Credit Risk Retention Rules;

(i) an opinion of (i) in-house counsel of the Servicer and the Special Servicer, dated as of the Closing Date, regarding certain matters of United States law and (ii) Eversheds Sutherland (US) LLP, counsel to the Servicer and the Special Servicer;

(j) an opinion of (i) Alston & Bird LLP, counsel to the Note Administrator, dated as of the Closing Date, regarding certain matters of United States law and New York law, (ii) Alston & Bird LLP, counsel to the Securities Intermediary, dated as of the Closing Date, regarding certain matters of United States and New York law, (iii) in-house counsel of the Note Administrator and (iv) in-house counsel of the Securities Intermediary;

(k) an opinion of Alston & Bird LLP, counsel to Trustee;

(l) an opinion of counsel to the Issuer regarding certain matters of Minnesota law with respect to the Minnesota Collateral;

(m) an Officer’s Certificate given on behalf of the Issuer and without personal liability, stating that the Issuer is not in Default under this Indenture and that the issuance of the Securities by the Issuer will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Governing Documents of the Issuer, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for and all conditions precedent provided in the Preferred Share Paying Agency Agreement relating to the issuance by the Issuer of the Preferred Shares have been complied with and that all expenses due or accrued with respect to the offering or relating to actions taken on or in connection with the Closing Date have been paid;

(n) an Officer’s Certificate given on behalf of the Co-Issuer stating that the Co-Issuer is not in Default under this Indenture and that the issuance of the Offered Notes by the Co-Issuer will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Governing Documents of the Co-Issuer, any indenture or other agreement or instrument to which the Co-Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Co-Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for have been complied with and that all expenses due or accrued with respect to the offering or relating to actions taken on or in connection with the Closing Date have been paid;

(o) executed counterparts of the Collateral Interest Purchase Agreement, the Servicing Agreement, the Collateral Management Agreement, the Advisory Committee Member Agreement, the Partition Agreements relating to the Closing Date Collateral Interests, the Future Funding Agreement, the Placement Agency Agreement, the Preferred Share Paying Agency Agreement, the U.S. Risk Retention Agreement, the EU/UK Risk Retention Letter and the Securities Account Control Agreements;

(p) an Accountants’ Report on applying agreed-upon procedures with respect to certain information concerning the Collateral Interests in the data tape, dated September 2, 2026, an Accountants’ Report on applying agreed-upon procedures with respect to certain information concerning the Collateral Interests in the Preliminary Offering Memorandum of the Co-Issuers and the Structural and Collateral Term Sheet, dated September 10, 2026, relating to the Offered Notes, and an Accountant’s Report on applying agreed-upon procedures with respect to certain information concerning the Collateral Interests in the Offering Memorandum;

(q) evidence of preparation for filing at the appropriate filing office in the District of Columbia of a financing statement, on behalf of the Issuer, relating to the perfection of the lien of this Indenture in that Collateral in which a security interest may be perfected by filing under the UCC; and

(r) an Issuer Order executed by the Issuer and the Co-Issuer directing the Authenticating Agent to (i) authenticate the Notes specified therein, in the amounts set forth therein and registered in the name(s) set forth therein and (ii) deliver the authenticated Notes as directed by the Issuer and the Co-Issuer.

Section 3.2 Security for Offered Notes.

Prior to the issuance of the Notes on the Closing Date, the Issuer shall cause the following conditions to be satisfied:

(a) Grant of Security Interest; Delivery of Collateral Interest; Deposit of Initial Interest Reserve Deposit Amount. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral shall be effective and all Closing Date Collateral Interests acquired in connection therewith purchased by the Issuer on the Closing Date (as set forth in Schedule A hereto) together with the Loan Documents with respect thereto shall have been delivered to, and received by, the Custodian on behalf of the Trustee, without recourse (except as expressly provided in the Collateral Interest Purchase Agreement), in the manner provided in Section 3.3(a). On the Closing Date, the Issuer shall transfer the Initial Interest Reserve Deposit Amount (if any) to the Note Administrator for deposit into the Payment Account, which amount shall be distributed pursuant to Section 11.1(a)(i);

(b) Certificate of the Issuer. A certificate of an Authorized Officer of the Issuer given on behalf of the Issuer and without personal liability, dated as of the Closing Date, delivered to the Trustee and the Note Administrator, to the effect that, in the case of each Closing Date Collateral Interest pledged to the Trustee for inclusion in the Collateral on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

(i) the Issuer is the owner of such Closing Date Collateral Interest free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date;

(ii) the Issuer has acquired its ownership in such Closing Date Collateral Interest in good faith without notice of any adverse claim, except as described in paragraph (i) above;

(iii) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Closing Date Collateral Interest (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(iv) the Loan Documents with respect to such Closing Date Collateral Interest do not prohibit the Issuer from Granting a security interest in and assigning and pledging such Closing Date Collateral Interest to the Trustee;

(v) the information set forth with respect to each Closing Date Collateral Interests in Schedule A is true and correct;

(vi) the Closing Date Collateral Interests included in the Collateral satisfy the requirements of Section 3.2(a); and

(vii) (A) the Grant pursuant to the Granting Clauses of this Indenture shall, upon execution and delivery of this Indenture by the parties hereto, result in a valid and continuing security interest in favor of the Trustee for the benefit of the Secured Parties in all of the Issuer’s right, title and interest in and to the Closing Date Collateral Interests pledged to the Trustee for inclusion in the Collateral on the Closing Date; and

(B) (i) with respect to each Collateral Interest that is not a Non-Custody Collateral Interest, each mortgage note evidencing the obligation of the related borrower under the related Mortgage Loan and mezzanine note (if any) and participation certificate (if any) evidencing such Closing Date Collateral Interest, as applicable, and (ii) with respect to the Non-Custody Collateral Interest, the participation certificate evidencing such Closing Date Collateral Interest, in each case to the Custodian on behalf of the Trustee, at the Custodian’s office in Minnesota, the Trustee’s security interest in all Closing Date Collateral Interests shall be a validly perfected, first priority security interest under the UCC as in effect in the State of Minnesota.

(c) Rating Letters. The Issuer and/or Co-Issuer’s receipt of a signed letter from the Rating Agencies confirming that the Rated Notes have received the credit ratings listed in the table below, and that such ratings are in full force and effect on the Closing Date:

Class of Rated Notes	Ratings (Fitch /Morningstar DBRS)
Class A Notes	AAAsf / AAA(sf)
Class A-S Notes	AAAsf / AAA(sf)
Class B Notes	AA-sf / AA(low)(sf)
Class C Notes	A-sf / A(low)(sf)
Class D Notes	BBBsf / BBB(sf)
Class E Notes	BBB-sf / BBB(low)(sf)
Class F Notes	BB-sf / BB(low)(sf)
Class G Notes	B-sf / B(low)(sf)

(d) Accounts. Evidence of the establishment of the Payment Account, the Unused Proceeds Account, the Preferred Share Distribution Account, the Reinvestment Account, the Custodial Account, the Collection Account and the Expense Reserve Account.

(e) Deposit to Expense Reserve Account. On the Closing Date, the Seller shall be entitled to deposit $150,000 into the Expense Reserve Account from the gross proceeds of the offering of the Securities; provided that any such initial deposit may, at the option of the Collateral Manager, be used to pay expenses of the Issuer on the Closing Date in connection with the offering of the Notes as directed by the Collateral Manager.

(f) Deposit to Unused Proceeds Account. On the Closing Date, the Issuer shall deposit into the Unused Proceeds Account an amount equal to $49,300,000, which is equal to the Expected Principal Balance of the Delayed Collateral Interest that may be acquired.

(g) Issuance of Preferred Shares. The Issuer shall have confirmed that the Preferred Shares have been, or contemporaneously with the issuance of the Notes will be, (i) issued by the Issuer and (ii) acquired in their entirety by the Retention Holder.

Section 3.3 Transfer of Collateral.

(a) Computershare Trust Company, National Association, acting through its Document Custody division (including any agents or affiliates, as applicable, utilized thereby), as document custodian (in such capacity, the “Custodian”), is hereby appointed as Custodian to hold all of the participation certificates and, other than with respect to the Non-Custody Collateral Interests, mortgage notes (if any) and mezzanine notes (if any), as applicable, which shall be delivered to it by the Issuer on the Closing Date or on the closing date of the acquisition of the Delayed Collateral Interest or any Subsequent Collateral Interest or thereafter in accordance with the terms of this Indenture, at its office in Minneapolis, Minnesota. Any successor to the Custodian shall be a U.S. state or national bank or trust company that is not an Affiliate of the Issuer or the Co-Issuer and has capital and surplus of at least $200,000,000 and whose long-term senior unsecured debt is rated at least “A” by Fitch and “BBB(high)” by Morningstar DBRS (if rated by Morningstar DBRS, or if not rated by Morningstar DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Fitch)) or such other rating as confirmed by a No Downgrade Confirmation. Subject to the limited right to relocate Collateral set forth in Section 7.5(b), the Custodian shall hold all Loan Documents at its Corporate Trust Office.

(b) All Eligible Investments and other investments purchased in accordance with this Indenture in the respective Accounts in which the funds used to purchase such investments shall be held in accordance with Article 10 and, in respect of each Indenture Account, the Trustee on behalf of the Secured Parties shall have entered into a securities account control agreement with the Issuer, as debtor, Computershare Trust Company, National Association, as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC as in effect in the State of New York) (together with its permitted successors and assigns in the trusts hereunder, the “Securities Intermediary”), the Note Administrator and the Trustee, as secured party (the “Securities Account Control Agreement (Indenture Account)”) providing, inter alia, that the establishment and maintenance of such Indenture Account will be governed by the law of the State of New York. The security interest of the Trustee in Collateral shall be perfected and otherwise evidenced as follows:

(i) in the case of such Collateral consisting of Security Entitlements, by the Issuer (A) causing the Securities Intermediary, in accordance with the Securities Account Control Agreement (Indenture Accounts), to indicate by book entry that a Financial Asset has been credited to the Custodial Account and (B) causing the Securities Intermediary to agree pursuant to the Securities Account Control Agreement (Indenture Accounts) that it will comply with Entitlement Orders originated by or on behalf of the Trustee with respect to each such Security Entitlement without further consent by the Issuer;

(ii) in the case of Collateral consisting of Instruments or Certificated Securities (the “Minnesota Collateral”), to the extent that any such Minnesota Collateral does not constitute a Financial Asset forming the basis of a Security Entitlement acquired by the Trustee pursuant to clause (i), by the Issuer causing (A) the Custodian, on behalf of the Trustee, to acquire possession of such Minnesota Collateral in the State of Minnesota or (B) another Person (other than the Issuer or a Person controlling, controlled by, or under common control with, the Issuer) (1) to (x) take possession of such Minnesota Collateral in the State of Minnesota and (y) authenticate a record acknowledging that it holds such possession for the benefit of the Trustee or (2) to (x) authenticate a record acknowledging that it will hold possession of such Minnesota Collateral for the benefit of the Trustee and (y) take possession of such Minnesota Collateral in the State of Minnesota;

(iii) in the case of Collateral consisting of General Intangibles and all other Collateral of the Issuer in which a security interest may be perfected by filing a financing statement under Article 9 of the UCC as in effect in the District of Columbia, filing or causing the filing of a UCC financing statement naming the Issuer as debtor and the Trustee as secured party, which financing statement reasonably identifies all such Collateral, with the Recorder of Deeds of the District of Columbia;

(iv) in the case of Collateral, causing the registration of the security interests granted under this Indenture in the register of mortgages and charges of the Issuer maintained at the Issuer’s registered office in the Cayman Islands; and

(v) in the case of Collateral consisting of Cash on deposit in any Servicing Account managed by the Servicer or Special Servicer (or a sub-servicer or primary servicer of the Servicer or the Special Servicer) pursuant to the terms of the Servicing Agreement, to deposit such Cash in a Servicing Account, which Servicing Account is in the name of the Servicer or Special Servicer (or a sub-servicer or primary servicer of the Servicer or the Special Servicer) on behalf of the Trustee.

(c) The Issuer hereby authorizes the filing of UCC financing statements describing as the collateral covered thereby “all of the debtor’s personal property and Collateral,” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Indenture.

(d) Without limiting the foregoing, the Trustee shall cause the Note Administrator to take such different or additional action as the Trustee may be advised by advice of counsel to the Trustee, Note Administrator or the Issuer (delivered to the Trustee and the Note Administrator) is reasonably required in order to maintain the perfection and priority of the security interest of the Trustee in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC and Treasury Regulations governing transfers of interests in Government Items (it being understood that the Note Administrator shall be entitled to rely upon an Opinion of Counsel, including an Opinion of Counsel delivered in accordance with Section 3.1(d), as to the need to file any financing statements or continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(e) Without limiting any of the foregoing, in connection with each Grant of a Collateral Interest hereunder, the Issuer shall deliver (or cause to be delivered by the Seller) to the Custodian (with a copy to the Servicer) by the Issuer (or the Seller) the following documents (collectively, the “Collateral Interest File”):

(i) if such Collateral Interest is a Mortgage Loan or Combined Loan:

(1) the original mortgage, and if applicable, mezzanine promissory note bearing, or accompanied by, all intervening endorsements, endorsed in blank or “Pay to the order of TRTX 2026-FL8 Issuer, Ltd., without recourse,” or “Pay to the order of TRTX 2026-FL8 Issuer, Ltd., an exempted company organized under the laws of the Cayman Islands (“Assignee”)” or “Pay to the order of TRTX 2026-FL8 Issuer, Ltd., for the benefit of the [Participation [_] Holder [and] the Participation [_] Holder [and] the Participation [_] Holder] in accordance with their respective rights under the Participation [and Future Funding] Agreement (“Assignee”), without recourse, representations or warranties of any kind, except as otherwise agreed in writing between Assignor and Assignee” and signed in the name of the last endorsee by an authorized Person (or a copy of such mortgage note, promissory note or mezzanine note, as applicable, together with a lost note affidavit and indemnity);

(2) with respect to a Mortgage Loan, the original mortgage (or a copy thereof) and, if applicable, the originals of all intervening assignments of mortgage (or copies thereof certified from the applicable recording office), in each case, with evidence of recording thereon, showing an unbroken chain of title from the originator thereof to the last endorsee;

(3) with respect to a Mortgage Loan, the original assignment of leases and rents (or a copy thereof certified from the applicable recording office), if any, and, if applicable, the originals of all intervening assignments of assignment of leases and rents (or copies thereof certified from the applicable recording office), in each case, with evidence of recording thereon, showing an unbroken chain of recordation from the originator thereof to the last endorsee;

(4) with respect to a Combined Loan, the original pledge and security agreement for the related Mezzanine Loan (including, without limitation, all original membership certificates, equity interest powers in blank, acknowledgements and confirmations related thereto);

(5) an original blanket assignment of all unrecorded documents (including a complete chain of intervening assignments, if applicable) in favor of the Issuer;

(6) a filed copy of the UCC-1 financing statements with evidence of filing thereon, and UCC-3 assignments showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the Issuer, with evidence of filing thereon;

(7) originals or copies of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, together with any other recorded document relating to such Collateral Interest;

(8) with respect to a Mortgage Loan, an original or a copy (which may be in electronic form) mortgagee policy of title insurance or a conformed version of the mortgagee’s title insurance commitment either marked as binding for insurance or attached to an escrow closing letter, countersigned by the title company or its authorized agent if the original mortgagee’s title insurance policy has not yet been issued;

(9) with respect to a Combined Loan, an original or a copy (which may be in electronic form) of the lender’s UCC title insurance policy for the related Mezzanine Loan and a copy of the owner’s title insurance policy (with a mezzanine endorsement and assignment of title proceeds) or a conformed version of the lender’s UCC title insurance policy commitment or owner’s title insurance policy commitment, as applicable, for the related Mezzanine Loan, either marked as binding for insurance or attached to an escrow closing letter, countersigned by the title company or its authorized agent if such original title insurance policy has not yet been issued;

(10) with respect to a Mortgage Loan, the original of any security agreement, chattel mortgage or equivalent document, if any;

(11) the original or copy of any related loan agreement as well as any related letter of credit, lockbox agreement, cash management agreement and construction contract;

(12) the original or copy of any related guarantee;

(13) the original or copy of any related environmental indemnity agreement;

(14) copies of any property management agreements;

(15) a copy of a survey of the related Mortgaged Property, together with the surveyor’s certificate thereon;

(16) a copy of any power of attorney relating to such Mortgage Loan or Mezzanine Loan;

(17) with respect to any Collateral Interest secured in whole or in part by a ground lease, copies of any ground leases;

(18) a copy of any related environmental insurance policy and environmental report with respect to the related Mortgaged Properties;

(19) with respect to any Mortgage Loan with related mezzanine or other subordinate debt (other than a Mezzanine Loan that forms a part of a Combined Loan or a Partitioned Collateral Interest), a copy of any related Co-Lender Agreement, intercreditor agreement, subordination agreement or other similar agreement;

(20) with respect to any Mortgage Loan secured by a franchised hospitality property, a copy of any related franchise agreement, an original or copy of any comfort letter related thereto, if any, and if, pursuant to the terms of such comfort letter, the general assignment of the Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the Issuer, a copy of the notice by the Seller to the franchisor of the transfer of such Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the Issuer (in each case, as and to the extent required pursuant to the terms of such comfort letter as determined by the Issuer); and

(21) the following additional original documents, (a) allonge, endorsed in blank; (b) assignment of mortgage, in blank, in form and substance acceptable for recording; (c) if applicable, assignment of leases and rents, in blank, in form and substance acceptable for recording; and (d) assignment of unrecorded documents, in blank.

(ii) if such Collateral Interest is a Participation:

(1) (a) with respect to any Custody Collateral Interest, each of the documents specified in clause (i) above with respect to such Participated Loan provided, that the original mortgage note(s), promissory note(s) and/or mezzanine note(s), as applicable, bearing all intervening endorsements shall be endorsed in blank or endorsed to “TRTX 2026-FL8 Issuer, Ltd., an exempted company organized under the laws of the Cayman Islands, for the benefit of itself and any companion participation holder(s), without recourse, subject to the rights and obligations of any companion participation holder(s) under any related participation agreement(s)” and (b) with respect to any Non-Custody Collateral Interest, unless the Custodian is also the Participation Custodian, a copy of each of the documents specified in clause (i) above (other than the documents specified in (i)(21)) with respect to such Participated Loan (provided that, if the Custodian ceases to also be the Participation Custodian, the Custodian shall retain copies of such document as Custodian hereunder);

(2) an original participation certificate evidencing such Participation in the name of the Issuer;

(3) an original assignment of the participation certificate evidencing such Participation from the Issuer to blank;

(4) a copy of the participation certificate evidencing each related Companion Participation; and

(5) a copy of the related Participation Agreement.

(iii) if such Collateral Interest is an A Note:

(1) (a) with respect to any Custody Collateral Interest, each of the documents specified in clause (i) above with respect to such Split Loan, provided, that the original mortgage note evidencing the Collateral Note bearing all intervening endorsements shall be endorsed in blank or endorsed to “TRTX 2026-FL8 Issuer, Ltd., an exempted company organized under the laws of the Cayman Islands, for the benefit of itself, and for the benefit of any other note holder(s), without recourse,” and (b) with respect to any Non-Custody Collateral Interest, unless the Custodian is also the document custodian under the related custodial agreement entered into with respect to the related Split Loan, a copy of each of the documents specified in clause (i) above (other than the documents specified in (i)(21)) with respect to such Split Loan (provided that, if the Custodian ceases to also be the document custodian under the related custodial agreement entered into with respect to the related Split Loan, the Custodian shall retain copies of such document as Custodian hereunder);

(2) an original or a copy of the related Co-Lender Agreement, if applicable;

(3) a copy of any promissory note evidencing any related Companion Note; and

(4) an original assignment of the promissory note evidencing such A Note endorsed in blank by the Issuer.

With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to the Issuer (or the Seller) in time to permit their delivery hereunder at the time required, the Issuer (or the Seller) shall deliver such original or recorded documents to the Custodian promptly when received by the Issuer (or the Seller) from the applicable recording office. Any document in the Collateral Interest File may be electronically signed or signed with a signature stamp. As used in this definition, the term “original” shall include any documents electronically signed or signed with a signature stamp.

(f) The execution and delivery of this Indenture by the Note Administrator shall constitute certification that (i) each original note and/or participation certificate, as applicable, and a copy of each Partition Agreement required to be delivered to the Custodian on behalf of the Trustee by the Issuer (or the Seller) and all allonges thereto or assignments thereof, if any, have been received by the Custodian (directly or through a bailee); and (ii) such original note or participation certificate has been reviewed by the Custodian and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed), (B) appears to have been executed and (C) purports to relate to the related Collateral Interest. The Custodian agrees to review or cause to be reviewed the Collateral Interest Files within sixty (60) days after the Closing Date, and to deliver to the Issuer, the Note Administrator, the Servicer, the Collateral Manager and the Trustee a certification in the form of Exhibit D attached hereto, indicating, subject to any exceptions found by it in such review (and any related exception report and any subsequent reports thereto shall be delivered to the other parties hereto, the Collateral Manager, the Servicer in electronic format, which shall be Excel compatible), (A) those documents referred to in Section 3.3(e) that have been received, and (B) that such documents have been executed, appear on their face to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and appear on their faces to relate to the Collateral Interest. The Custodian shall have no responsibility for reviewing the Collateral Interest File except as expressly set forth in this Section 3.3(f). None of the Trustee, the Note Administrator, and the Custodian shall be under any duty or obligation to inspect, review, or examine any such documents, instruments or certificates to independently determine that they are valid, genuine, enforceable, legally sufficient, duly authorized, or appropriate for the represented purpose, whether the text of any assignment or endorsement is in proper or recordable form (except to determine if the endorsement conforms to the requirements of Section 3.3(e)), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, to independently determine that any document has actually been filed or recorded in the appropriate office, that any document is other than what it purports to be on its face, or whether the title insurance policies relate to the Mortgaged Property.

(g) No later than the ninetieth (90th) day after the Closing Date, and every calendar quarter thereafter until all exceptions have been cleared, the Custodian shall deliver to the Issuer, with a copy to the Note Administrator, the Trustee, the Collateral Manager and the Servicer an exception report (which report and any updates or modifications thereto shall be delivered in electronic format, including Excel-compatible format) as to any remaining documents that are required to be, but are not in the Collateral Interest File and, by delivering such exception report, shall be deemed to have requested that the Issuer cause any such document deficiency to be cured.

(h) Without limiting the generality of the foregoing:

(i) from time to time upon the request of the Trustee, the Collateral Manager, the Servicer or the Special Servicer, the Issuer shall deliver (or cause to be delivered) to the Custodian any Loan Document in the possession of the Issuer and not previously delivered hereunder (including originals of Loan Documents not previously required to be delivered as originals) and as to which the Trustee, the Collateral Manager, Servicer or Special Servicer, as applicable, shall have reasonably determined, or shall have been advised, to be necessary or appropriate for the administration of such Loan hereunder or under the Servicing Agreement or for the protection of the security interest of the Trustee under this Indenture;

(ii) upon request of the Collateral Manager, the Servicer, the Special Servicer or the Issuer, the Custodian shall deliver to the Collateral Manager, the Servicer, the Special Servicer or the Issuer, as applicable, an updated report in the form of Schedule B to Exhibit D as to all documents in its possession; and

(iii) from time to time upon request of the Servicer or the Special Servicer, the Custodian shall, upon delivery by the Servicer or the Special Servicer, as applicable, of a request for release in the form of Exhibit E hereto (a “Release Request”), release to the Servicer or the Special Servicer, as applicable or a designee of the Servicer or Special Servicer, as applicable, such of the Loan Documents then in its custody as the Servicer or Special Servicer, as applicable, reasonably so requests. By submission of any such Release Request, the Servicer or the Special Servicer, as applicable, shall be deemed to have represented and warranted that it has determined in accordance with the Servicing Standard set forth in the Servicing Agreement that the requested release is necessary for the administration of such Loan hereunder or under the Servicing Agreement or for the protection of the security interest of the Trustee under this Indenture. The Servicer or the Special Servicer shall return to the Custodian each Loan Document released from custody pursuant to this clause (iii) within twenty (20) Business Days of receipt thereof (except such Loan Documents as are released in connection with a repayment in full, sale, liquidation, exchange or other disposition, in each case only as permitted under this Indenture, of the related Collateral Interest that is consummated within such twenty (20)-Business Day period). Notwithstanding the foregoing provisions of this clause (iii), any note, participation certificate or other instrument evidencing a Pledged Collateral Interest shall be released only for the purpose of (1) a sale, liquidation, exchange or other disposition of such Pledged Collateral Interest that is permitted in accordance with the terms of this Indenture, (2) presentation, collection, renewal or registration of transfer of such Collateral Interest, (3) in the case of any note, in connection with a payment in full of all amounts owing under such note or (4) as may be required by the Servicer or the Special Servicer in connection with the exercise, or anticipated exercise, of remedies thereunder. In connection with any Request for Release, unless otherwise specified in such Request for Release, the participation certificate evidencing the related Pari Passu Participation shall be released along with the related loan file requested to be released.

(i) As of the Closing Date (with respect to the Collateral owned or existing as of the Closing Date) and each date on which any Collateral is acquired (only with respect to each Collateral so acquired or arising after the Closing Date), the Issuer represents and warrants as follows:

(i) this Indenture creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Trustee for the benefit of the Secured Parties, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuer;

(ii) the Issuer owns and has good and marketable title to such Collateral free and clear of any lien, claim or encumbrance of any Person;

(iii) in the case of each Collateral, the Issuer has acquired its ownership in such Collateral in good faith without notice of any adverse claim as defined in Section 8-102(a)(1) of the UCC as in effect on the date hereof;

(iv) other than the security interest granted to the Trustee for the benefit of the Secured Parties pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral;

(v) the Issuer has not authorized the filing of, and is not aware of, any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement (x) relating to the security interest granted to the Trustee for the benefit of the Secured Parties hereunder or (y) that has been terminated; the Issuer is not aware of any judgment lien, Pension Benefit Guarantee Corporation lien or tax lien filings against the Issuer;

(vi) the Issuer has received all consents and approvals required by the terms of each Collateral and the Transaction Documents to grant to the Trustee its interest and rights in such Collateral hereunder;

(vii) the Issuer has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Trustee for the benefit of the Secured Parties hereunder;

(viii) all of the Collateral constitutes one or more of the following categories: an Instrument, a General Intangible, a Certificated Security or an uncertificated security, or a Financial Asset in which a Security Entitlement has been created and that has been or will have been credited to a Securities Account and proceeds of all the foregoing;

(ix) the Securities Intermediary has agreed to treat all Collateral credited to the Custodial Account as a Financial Asset;

(x) (A) the Issuer has delivered the fully executed Securities Account Control Agreement (Indenture Accounts) pursuant to which the Securities Intermediary has agreed to comply with all instructions originated by the Trustee relating to the Indenture Accounts without further consent of the Issuer, (B) none of the Indenture Accounts is in the name of any Person other than the Issuer on behalf of the Trustee, for the benefit of the Secured Parties, and (C) the Issuer has not consented to the Securities Intermediary to comply with any Entitlement Orders in respect of the Indenture Accounts and any Security Entitlement credited to any of the Indenture Accounts originated by any Person other than the Trustee or the Note Administrator on behalf of the Trustee;

(xi) (A) all original executed copies of each promissory note, participation certificate or other writings that constitute or evidence any pledged obligation that constitutes an Instrument have been delivered to the Custodian for the benefit of the Trustee and (B) none of the promissory notes, participation certificates or other writings that constitute or evidence such collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Issuer to any Person other than the Trustee; and

(xii) each of the Indenture Accounts constitutes a Securities Account in respect of which Computershare Trust Company, National Association, has agreed to be Securities Intermediary pursuant to the Securities Account Control Agreement (Indenture Accounts) on behalf of the Trustee as secured party under this Indenture.

(j) The Note Administrator shall cause all Eligible Investments delivered to the Note Administrator on behalf of the Issuer (upon receipt by the Note Administrator thereof) to be promptly credited to the applicable Account.

Section 3.4 Credit Risk Retention.

None of the Trustee, the Note Administrator or the Custodian shall be obligated to monitor, supervise or enforce compliance with the requirements set forth in the U.S. Credit Risk Retention Rules.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) the rights, protections, indemnities and immunities of the Note Administrator (in each of its capacities), the Custodian and the Trustee and the specific obligations set forth below hereunder, (v) the rights, obligations and immunities of the Collateral Manager hereunder, under the Collateral Management Agreement and under the Servicing Agreement and of the Servicer and the Special Servicer hereunder and under the Servicing Agreement, and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Custodian or Securities Intermediary (on behalf of the Trustee) and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(c) (i) either:

(1) all Notes theretofore authenticated and delivered to Noteholders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for which payment has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Notes Registrar for cancellation; or

(2) all Notes not theretofore delivered to the Notes Registrar for cancellation (A) have become due and payable, or (B) shall become due and payable at their Stated Maturity Date within one year, or (C) are to be called for redemption pursuant to Article 9 under an arrangement satisfactory to the Note Administrator for the giving of notice of redemption by the Issuer and the Co-Issuer pursuant to Section 9.3 and either (x) the Issuer has irrevocably deposited or caused to be deposited with the Note Administrator, Cash or non-callable direct obligations of the United States of America; which obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “AAA” by Fitch and have a long-term rating by Morningstar DBRS of “AAA” (or if not rated by Morningstar DBRS, then an equivalent by two other NRSROs (which may include Fitch)) in an amount sufficient, as recalculated by a firm of Independent nationally-recognized certified public accountants, to pay and discharge the entire indebtedness (including, in the case of a redemption pursuant to Section 9.1, the Redemption Price) on such Notes not theretofore delivered to the Note Administrator for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the respective Stated Maturity Date or the respective Redemption Date, as the case may be or (y) in the event all of the Collateral is liquidated following the satisfaction of the conditions specified in Article 5, the Issuer shall have deposited or caused to be deposited with the Note Administrator, all proceeds of such liquidation of the Collateral, for payment in accordance with the Priority of Payments;

(ii) the Issuer and the Co-Issuer have paid or caused to be paid all other sums then due and payable hereunder (including any amounts then due and payable pursuant to the Collateral Management Agreement and the Servicing Agreement) by the Issuer and the Co-Issuer and no other amounts are scheduled to be due and payable by the Issuer other than Dissolution Expenses; and

(iii) the Co-Issuers have delivered to the Trustee and the Note Administrator Officer’s Certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that in the case of clause (a)(i)(2)(x) above, the Issuer has delivered to the Trustee and the Note Administrator an opinion of Dechert LLP, Vinson & Elkins LLP or an opinion of another tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that the Noteholders would recognize no income gain or loss for U.S. federal income tax purposes as a result of such deposit and satisfaction and discharge of this Indenture; or

(d) (i) each of the Co-Issuers has delivered to the Trustee and the Note Administrator a certificate stating that (1) there is no Collateral (other than (x) the Collateral Management Agreement, the Servicing Agreement and the Servicing Accounts related thereto and the Securities Account Control Agreement (Indenture Accounts) and the Indenture Accounts related thereto and (y) Cash in an amount not greater than the Dissolution Expenses) that remain subject to the lien of this Indenture, and (2) all funds on deposit in or to the credit of the Accounts have been distributed in accordance with the terms of this Indenture or have otherwise been irrevocably deposited with the Servicer under the Servicing Agreement for such purpose; and

(ii) the Co-Issuers have delivered to the Note Administrator and the Trustee Officer’s Certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Co-Issuer, the Trustee, the Note Administrator, and, if applicable, the Noteholders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.7, 7.3 and 14.12 hereof shall survive.

Section 4.2 Application of Amounts Held in Trust.

All amounts deposited with the Note Administrator pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture (including, without limitation, the Priority of Payments) to the payment of the principal and interest, either directly or through any Paying Agent, as the Note Administrator may determine, and such amounts shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3 Repayment of Amounts Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all amounts then held by any Paying Agent, upon demand of the Issuer and the Co-Issuer, shall be remitted to the Note Administrator to be held and applied pursuant to Section 7.3 hereof and, in the case of amounts payable on the Notes, in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 4.4 Limitation on Obligation to Incur Company Administrative Expenses.

If at any time after an Event of Default has occurred and the Notes have been declared immediately due and payable, the sum of (i) Eligible Investments, (ii) Cash and (iii) amounts reasonably expected to be received by the Issuer with respect to the Collateral Interests in Cash during the current Due Period (as determined by the Collateral Manager in its reasonable judgement) is less than the sum of Dissolution Expenses and any accrued and unpaid Company Administrative Expenses, then notwithstanding any other provision of this Indenture, the Issuer shall no longer be required to incur Company Administrative Expenses as otherwise required by this Indenture to any Person (but shall remain obligated to pay all accrued and unpaid Company Administrative Expenses then outstanding), other than with respect to fees and indemnities of, and other payments, charges and expenses incurred in connection with opinions, reports or services to be provided to or for the benefit of, the Trustee, the Note Administrator, the Servicer, the Special Servicer or any of their respective Affiliates. Any failure to pay such amounts or provide or obtain such opinions, reports or services no longer required hereunder shall not constitute a Default hereunder.

ARTICLE 5

REMEDIES

Section 5.1 Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in the payment of any interest on any of the Class A Notes, the Class A-S Notes or the Class B Notes (or, if none of the Class A Notes, the Class A-S Notes or the Class B Notes are Outstanding, any Note of the most senior Class Outstanding) when the same becomes due and payable and the continuation of any such default for three (3) Business Days after a Trust Officer of the Note Administrator has actual knowledge or receives notice from any holder of Notes of such payment default; provided that in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, the Note Administrator, the Trustee or any paying agent, such failure continues for five (5) Business Days after a trust officer of the Note Administrator receives written notice or has actual knowledge of such administrative error or omission; or

(b) a default in the payment of principal (or the related Redemption Price, if applicable) of any Class of Notes when the same becomes due and payable at its Stated Maturity Date or any Redemption Date; provided, in each case, that in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, the Note Administrator, the Trustee or any paying agent, such failure continues for five (5) Business Days after a trust officer of the Note Administrator receives written notice or has actual knowledge of such administrative error or omission;

(c) the failure on any Payment Date to disburse amounts in excess of $100,000 available in the Payment Account in accordance with the Priority of Payments set forth under Section 11.1(a) (other than (i) a default in payment described in clauses (a) or (b) above and (ii) unless the Holders of the Preferred Shares object, a failure to disburse any amounts to the Preferred Share Paying Agent for distribution to the Holders of the Preferred Shares), which failure continues for a period of three (3) Business Days or, in the case of a failure to disburse such amounts due to an administrative error or omission by the Note Administrator, the Trustee or the Paying Agent, which failure continues for five (5) Business Days;

(d) any of the Issuer, the Co-Issuer or the pool of Collateral becomes an investment company required to be registered under the 1940 Act;

(e) a default in the performance, or breach, of any other covenant or other agreement of the Issuer or Co-Issuer (other than the covenant to make the payments described in clauses (a), (b) or (c) above or to satisfy the Note Protection Tests) or any representation or warranty of the Issuer or Co-Issuer hereunder or in any certificate or other writing delivered pursuant hereto or in connection herewith proves to be incorrect in any material respect when made, and the continuation of such default or breach for a period of thirty (30) days (or, if such default, breach or failure has an adverse effect on the validity, perfection or priority of the security interest granted hereunder, fifteen (15) days) after the Issuer, the Co-Issuer or the Collateral Manager has actual knowledge thereof or after notice thereof to the Issuer and the Co-Issuer by the Trustee or to the Issuer, the Co-Issuer, the Collateral Manager and the Trustee by the Holders of at least 25% of the Aggregate Outstanding Amount, of the Controlling Class;

(f) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Code, or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(g) the institution by the Issuer or the Co-Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code, or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action;

(h) one or more final judgments being rendered against the Issuer or the Co-Issuer which exceed, in the aggregate, $1,000,000 and which remain unstayed, undischarged or unsatisfied for thirty (30) days after such judgment(s) becomes nonappealable, unless adequate funds have been reserved or set aside for the payment thereof, and unless (except as otherwise specified in writing by each Rating Agency) a No Downgrade Confirmation has been received from each Rating Agency; or

(i) the Issuer loses its status as a Qualified REIT Subsidiary or other disregarded entity of Sub-REIT or any other entity treated as a REIT for U.S. federal income tax purposes, unless (A) within ninety (90) days, the Issuer either (1) delivers an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters to the effect that, notwithstanding the Issuer’s loss of Qualified REIT Subsidiary or disregarded entity status for U.S. federal income tax purposes, the Issuer is not, and has not been, an association (or publicly traded partnership or taxable mortgage pool) taxable as a corporation, or is not, and has not been, otherwise subject to U.S. federal income tax on a net income basis and the Noteholders are not otherwise materially adversely affected by the loss of Qualified REIT Subsidiary or disregarded entity status for U.S. federal income tax purposes or (2) receives an amount from the Preferred Shareholders sufficient to discharge in full the amounts then due and unpaid on the Notes and amounts and expenses described in clauses (1) through (19) under Section 11.1(a)(i) in accordance with the Priority of Payments or (B) all Classes of the Notes are subject to a Tax Redemption announced by the Issuer in compliance with this Indenture, and such redemption has not been rescinded.

Upon becoming aware of the occurrence of an Event of Default, the Issuer, shall promptly notify (or shall procure the prompt notification of) the Trustee, the Note Administrator, the Servicer, the Collateral Manager, the Special Servicer, the Preferred Share Paying Agent and the Preferred Shareholders in writing. If the Collateral Manager or Note Administrator has actual knowledge of the occurrence of an Event of Default, the Collateral Manager or Note Administrator shall promptly notify, in writing, the Trustee, the Noteholders and the Rating Agencies of the occurrence of such Event of Default.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default shall occur and be continuing (other than the Events of Default specified in Section 5.1(f) or 5.1(g)), the Trustee may (and shall at the direction of a Majority, by outstanding principal amount, of each Class of Notes voting as a separate Class (excluding any Notes owned by the Issuer, the Seller, the Collateral Manager or any of their respective Affiliates)), declare the principal of and accrued and unpaid interest on all the Notes to be immediately due and payable (and any such acceleration shall automatically terminate the Reinvestment Period). Upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable thereunder in accordance with the Priority of Payments shall become immediately due and payable. If an Event of Default described in Section 5.1(f) or 5.1(g) above occurs, such an acceleration shall occur automatically and without any further action and any such acceleration shall automatically terminate the Reinvestment Period. If the Notes are accelerated, payments shall be made in the order and priority set forth in Section 11.1(a) hereof.

(b) At any time after such a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as hereinafter provided in this Article 5, a Majority of each Class of Notes (voting as a separate Class) (excluding any Notes owned by any Collateral Manager Related Parties), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g), or 5.1(i), by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer or the Co-Issuer has paid or deposited with the Note Administrator a sum sufficient to pay:

(A) all unpaid installments of interest on and principal on the Notes that would be due and payable hereunder if the Event of Default giving rise to such acceleration had not occurred;

(B) all unpaid taxes of the Issuer and the Co-Issuer, Company Administrative Expenses and other sums paid or advanced by or otherwise due and payable to the Note Administrator or to the Trustee hereunder;

(C) with respect to the Advancing Agent, the Backup Advancing Agent and the Trustee, any amount due and payable for unreimbursed Interest Advances and Reimbursement Interest; and

(D) with respect to the Servicer, the Special Servicer and the Collateral Manager, any Collateral Manager Fee then due and any Company Administrative Expenses due and payable under the Servicing Agreement or the Collateral Management Agreement; and

(ii) the Trustee has received notice that all Events of Default, other than the non-payment of the interest and principal on the Notes that have become due solely by such acceleration, have been cured and a Majority of the Controlling Class, by written notice to the Trustee, has agreed with such notice (which agreement shall not be unreasonably withheld or delayed) or waived as provided in Section 5.14.

At any such time that the Trustee, subject to Section 5.2(b), shall rescind and annul such declaration and its consequences as permitted hereinabove, the Collateral shall be preserved in accordance with the provisions of Section 5.5 with respect to the Event of Default that gave rise to such declaration; provided, however, that if such preservation of the Collateral is rescinded pursuant to Section 5.5, the Notes may be accelerated pursuant to the first paragraph of this Section 5.2, notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this paragraph.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c) Subject to Sections 5.4 and 5.5, a Majority of the Controlling Class shall have the right to direct the Trustee in the conduct of any Proceedings for any remedy available to the Trustee or in the sale of any or all of the Collateral; provided that (i) such direction will not conflict with any rule of law or with any express provision of this Indenture; (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; (iii) the Trustee has received security or indemnity satisfactory to it; and (iv) notwithstanding the foregoing, any direction to undertake a sale of the Collateral may be made only as described in Section 5.17. The Trustee shall be entitled to refuse to take any action absent such direction.

(d) As security for the payment by the Issuer of the compensation and expenses of the Trustee, the Note Administrator, and any sums the Trustee or Note Administrator shall be entitled to receive as indemnification by the Issuer, the Issuer hereby grants the Trustee a lien on the Collateral, which lien is senior to the lien of the Noteholders. The Trustee’s lien shall be subject to the Priority of Payments and exercisable by the Trustee only if the Notes have been declared due and payable following an Event of Default and such acceleration has not been rescinded or annulled.

(e) A Majority of each Class of Notes may, prior to the time a judgment or decree for the payment of amounts due has been obtained by the Trustee, waive any past Default on behalf of the holders of all the Notes and its consequences in accordance with Section 5.14.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) The Issuer covenants that if a Default shall occur in respect of the payment of any interest and principal on any Class of Notes (but only after any amounts payable pursuant to Section 11.1(a) having a higher priority have been paid in full), the Issuer and the Co-Issuer shall, upon demand of the Trustee or any affected Noteholder, pay to the Note Administrator on behalf of the Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest or other payment with interest on the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable interest rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Note Administrator, the Trustee and such Noteholder and their respective agents and counsel.

If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, as Trustee of an express trust, and at the expense of the Issuer, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and the Co-Issuer or any other obligor upon the Notes and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the Collateral.

If an Event of Default occurs and is continuing, the Trustee shall proceed to protect and enforce its rights and the rights of the Noteholders by such Proceedings (x) as directed by a Majority of the Controlling Class or (y) in the absence of direction by a Majority of the Controlling Class, as determined by the Trustee acting in good faith; provided, that (a) such direction must not conflict with any rule of law or with any express provision of this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, (c) the Trustee has been provided with security or indemnity satisfactory to it, and (d) notwithstanding the foregoing, any direction to the Trustee to undertake a sale of Collateral may be given only in accordance with the preceding paragraph, in connection with any sale and liquidation of all or a portion of the Collateral, the preceding sentence, and, in all cases, the applicable provisions of this Indenture. Such Proceedings shall be used for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law. Any direction to the Trustee to undertake a sale of Collateral shall be forwarded to the Special Servicer, and the Special Servicer shall conduct any such sale in accordance with the terms of the Servicing Agreement.

In the case where (x) there shall be pending Proceedings relative to the Issuer or the Co-Issuer under the Bankruptcy Code, any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands, or any other applicable bankruptcy, insolvency or other similar law, (y) a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or the Co-Issuer, or their respective property, or (z) there shall be any other comparable Proceedings relative to the Issuer or the Co-Issuer, or the creditors or property of the Issuer or the Co-Issuer, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration, or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, the Trustee shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or of a Person performing similar functions in comparable Proceedings; and

(iii) to collect and receive (or cause the Note Administrator to collect and receive) any amounts or other property payable to or deliverable on any such claims, and to distribute (or cause the Note Administrator to distribute) all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; the Secured Parties, and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee (or the Note Administrator on its behalf), and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee and the Note Administrator such amounts as shall be sufficient to cover reasonable compensation to the Trustee and the Note Administrator, each predecessor trustee and note administrator, and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Backup Advancing Agent or the Trustee, as applicable, and each predecessor backup advancing agent.

Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, vote for, accept or adopt, on behalf of any Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, shall be applied as set forth in Section 5.7.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 unless the conditions specified in Section 5.5(a) are met and any sale of Collateral contemplated to be conducted by the Trustee under this Indenture shall be effected by the Special Servicer pursuant to the terms of the Servicing Agreement, and the Trustee shall have no liability or responsibility for or in connection with any such sale.

Section 5.4 Remedies.

(a) If an Event of Default has occurred and is continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer and the Co-Issuer agree that the Trustee, or, with respect to any sale of any Collateral Interests, the Special Servicer, may, after notice to the Note Administrator and the Noteholders, and shall, upon direction by a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture (whether by declaration or otherwise), enforce any judgment obtained and collect from the Collateral any amounts adjudged due;

(ii) sell all or a portion of the Collateral or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof (provided that any such sale shall be conducted by the Special Servicer pursuant to the Servicing Agreement);

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(v) exercise any other rights and remedies that may be available at law or in equity;

provided, however, that no sale or liquidation of the Collateral or institution of Proceedings in furtherance thereof pursuant to this Section 5.4 may be effected unless either of the conditions specified in Section 5.5(a) are met.

The Issuer shall, at the Issuer’s expense, upon request of the Trustee or the Special Servicer, obtain and rely upon an opinion of an Independent investment banking firm as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts expected to be received with respect to the Collateral to make the required payments of principal of and interest on the Notes and other amounts payable hereunder, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b) If an Event of Default as described in Section 5.1(e) hereof shall have occurred and be continuing, the Trustee may, and at the request of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c) Upon any Sale in connection with an Event of Default, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder, Preferred Shareholder, the Collateral Manager, the Servicer or the Special Servicer or any of their respective Affiliates may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of Sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such Sale may, in paying the purchase money, turn in any of the Notes in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so turned in by such Holder (taking into account the Class of such Notes). Such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall either be returned to the Holders thereof after proper notation has been made thereon to show partial payment or a new note shall be delivered to the Holders reflecting the reduced interest thereon.

Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Note Administrator or of the Officer making a sale under judicial proceedings shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such Sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall (x) bind the Issuer, the Co-Issuer, the Trustee, the Note Administrator, the Noteholders and the Preferred Shareholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold and (y) be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d) Notwithstanding any other provision of this Indenture or any other Transaction Document, none of the Advancing Agent, the Trustee, the Note Administrator or any other Secured Party, any other party to any Transaction Document, the Holder of the Notes and the holders of the equity in the Issuer and the Co-Issuer or third party beneficiary of this Indenture may, prior to the date which is one year (or, if longer, the applicable preference period then in effect (including any period established pursuant to the laws of the Cayman Islands)) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer, the Co-Issuer or any Issuer Permitted Subsidiary, any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or State bankruptcy or similar laws of any jurisdiction. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Advancing Agent, the Trustee, the Note Administrator, or any other Secured Party or any other party to any Transaction Document (i) from taking any action prior to the expiration of the aforementioned one year (or, if longer, the applicable preference period then in effect (including any period established pursuant to the laws of the Cayman Islands)) and one day period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee, the Note Administrator or any other Secured Party or any other party to any Transaction Document, or (ii) from commencing against the Issuer or the Co-Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

Section 5.5 Preservation of Collateral.

(a) Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, the Trustee and the Note Administrator, as applicable, shall (except as otherwise expressly permitted or required under this Indenture) retain the Collateral, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Collateral and the Notes in accordance with the Priority of Payments and the provisions of Articles 10, 12 and 13 and shall not sell or liquidate the Collateral, unless either:

(i) the Note Administrator, pursuant to Section 5.5(c), determines (based upon information delivered to it in accordance with this Indenture) that the anticipated proceeds of a sale or liquidation of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid on the Notes, Company Administrative Expenses due and payable pursuant to the Priority of Payments, the Collateral Manager Fees due and payable pursuant to the Priority of Payments and amounts due and payable to the Advancing Agent, the Backup Advancing Agent and the Trustee in respect of unreimbursed Interest Advances and Reimbursement Interest, for principal and interest (including accrued and unpaid Deferred Interest), and, upon receipt of information from Persons (including the Servicer and the Special Servicer) to whom fees are expenses are payable, all other amounts payable prior to payment of principal on the Notes due and payable pursuant to Section 11.1(a)(iii) and the holders of a Majority of the Controlling Class agrees with such determination; or

(ii) a Supermajority of each Class of Notes (each voting as a separate Class) directs the sale and liquidation of all or a portion of the Collateral.

In the event of a sale of all or a portion of the Collateral pursuant to clause (ii) above, the Special Servicer on behalf of the Trustee shall sell that portion of the Collateral identified by the requisite Noteholders and all proceeds of such sale shall be remitted to the Note Administrator for distribution in the order set forth in Section 11.1(a). The Note Administrator shall give written notice of the retention of the Collateral by the Custodian to the Issuer, the Co-Issuer, the Collateral Manager, the Trustee, the Servicer, the Special Servicer and the Rating Agencies. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) above exist.

(b) Nothing contained in Section 5.5(a) shall be construed to require a sale of the Collateral securing the Offered Notes if the conditions set forth in Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Collateral securing the Offered Notes if prohibited by applicable law.

(c) In determining whether the condition specified in Section 5.5(a)(i) exists, the Collateral Manager shall obtain bid prices with respect to each Collateral Interest from two dealers (Independent of the Collateral Manager and any of its Affiliates) at the time making a market in such Collateral Interests that, at that time, engage in the trading, origination or securitization of whole loans or interests therein similar to the Collateral Interests (or, if only one such dealer can be engaged, then the Collateral Manager shall obtain a bid price from such dealer or, if no such dealer can be engaged, from a pricing service). The Collateral Manager shall compute the anticipated proceeds of sale or liquidation on the basis of the lowest of such bid prices for each such Collateral Interest and provide the Trustee and the Note Administrator with the results thereof. For the purposes of determining issues relating to the market value of any Collateral Interest and the execution of a sale or other liquidation thereof, the Collateral Manager may, but need not, retain at the expense of the Issuer and rely on an opinion of an Independent investment banking firm of national reputation or other appropriate advisors (the cost of which shall be payable as a Company Administrative Expense) in connection with a determination as to whether the condition specified in Section 5.5(a)(i) exists.

The Note Administrator shall promptly deliver to the Noteholders, the Servicer, the Special Servicer and the Collateral Manager, and the Note Administrator shall post to the Note Administrator’s Website, a report stating the results of any determination required to be made pursuant to Section 5.5(a)(i).

Section 5.6 Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment in respect of the Notes shall be applied as set forth in Section 5.7 hereof.

In any Proceedings brought by the Trustee (and in any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) in respect of the Notes, the Trustee shall be deemed to represent all the Holders of the Notes.

Section 5.7 Application of Amounts Collected.

Any amounts collected by the Note Administrator with respect to the Notes pursuant to this Article 5 and any amounts that may then be held or thereafter received by the Note Administrator with respect to the Notes hereunder shall be applied subject to Section 13.1 hereof and in accordance with the Priority of Payments set forth in Section 11.1(a)(iii) hereof, at the date or dates fixed by the Note Administrator.

Section 5.8 Limitation on Suits.

No Holder of any Notes shall have any right to institute any Proceedings (the right of a Noteholder to institute any proceeding with respect to this Indenture or the Notes is subject to any non-petition covenants set forth in this Indenture or the Notes), judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given to the Trustee written notice of an Event of Default;

(b) except as otherwise provided in Section 5.9 hereof, the Holders of at least 25% by Aggregate Outstanding Amount of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(c) the Trustee for thirty (30) days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(d) no direction inconsistent with such written request has been given to the Trustee during such thirty (30)-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture or the Notes to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture or the Notes, except in the manner herein or therein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 hereof and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall not be required to take any action until it shall have received the direction of a Majority of the Controlling Class.

Section 5.9 Unconditional Rights of Noteholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture (except for Section 2.7(d) and 2.7(m)), the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, and, subject to the provisions of Sections 5.4 and 5.8 to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, that the right of such Holder to institute proceedings for the enforcement of any such payment shall not be subject to the 25% threshold requirement set forth in Section 5.8(b).

Notwithstanding the foregoing, at any time when the Retention Holder holds 100% of the Preferred Shares, the Retention Holder may designate all or any portion of the available funds that would otherwise be distributed by the Paying Agent for payment on the Preferred Shares, for deposit into the Payment Account as a contribution to the Issuer. Any such amounts paid to the Issuer as a contribution shall be deemed for all purposes as having been paid by the Paying Agent pursuant to the Priority of Payments in this Indenture.

Section 5.10 Restoration of Rights and Remedies.

If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then (and in every such case) the Issuer, the Co-Issuer, the Trustee, and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.11 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee, the Note Administrator or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or a waiver of a subsequent Event of Default. Every right and remedy given by this Article 5 or by law to the Trustee, or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, or by the Noteholders, as the case may be.

Section 5.13 Control by the Controlling Class.

Subject to Sections 5.2(a) and (b), but notwithstanding any other provision of this Indenture, if an Event of Default shall have occurred and be continuing when any of the Notes are Outstanding, a Majority of the Controlling Class shall have the right to cause the institution of, and direct the time, method and place of conducting, any Proceeding for any remedy available to the Trustee and for exercising any trust, right, remedy or power conferred on the Trustee in respect of the Notes; provided that:

(a) such direction shall not conflict with any rule of law or with this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received indemnity satisfactory to it against such liability as set forth below);

(c) the Trustee shall have been provided with indemnity satisfactory to it; and

(d) notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Collateral shall be performed by the Special Servicer on behalf of the Trustee, and must satisfy the requirements of Section 5.5.

Section 5.14 Waiver of Past Defaults.

Prior to the time a judgment or decree for payment of the amounts due has been obtained by the Trustee, as provided in this Article 5, a Majority of each and every Class of Notes (voting as a separate Class) may, on behalf of the Holders of all the Notes, waive any past Default in respect of the Notes and its consequences, except a Default:

(a) in the payment of principal of any Note;

(b) in the payment of interest in respect of the Controlling Class;

(c) in respect of a covenant or provision hereof that, under Section 8.2, cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby; or

(d) in respect of any right, covenant or provision hereof for the individual protection or benefit of the Trustee or the Note Administrator, without the Trustee’s or the Note Administrator’s express written consent thereto, as applicable.

In the case of any such waiver, the Issuer, the Co-Issuer, the Trustee, and the Holders of the Notes shall be restored to their respective former positions and rights hereunder, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. Any such waiver shall be effectuated upon receipt by the Trustee and the Note Administrator of a written waiver by such Majority of each Class of Notes.

Section 5.15 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by (x) the Trustee, (y) any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class or (z) any Noteholder for the enforcement of the payment of the principal of or interest on any Note or any other amount payable hereunder on or after the Stated Maturity Date (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16 Waiver of Stay or Extension Laws.

Each of the Issuer and the Co-Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including but not limited to filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Indenture; and each of the Issuer and the Co-Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17 Sale of Collateral.

(a) The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Sections 5.4 and 5.5 hereof shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until all amounts secured by the Collateral shall have been paid or if there are insufficient proceeds to pay such amount until the entire Collateral shall have been sold. The Special Servicer may, upon notice to the Securityholders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale; provided, however, that if the Sale is rescheduled for a date more than three (3) Business Days after the date of the determination by the Special Servicer pursuant to Section 5.5(a)(i) hereof, such Sale shall not occur unless and until the Special Servicer has again made the determination required by Section 5.5(a)(i) hereof. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Special Servicer shall be authorized to deduct the reasonable costs, charges and expenses incurred by it, or by the Trustee or the Note Administrator in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 hereof.

(b) The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes.

(c) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a Sale thereof, which, in the case of any Collateral Interests, shall be upon request and delivery of any such instruments by the Special Servicer. In addition, the Special Servicer, with respect to Collateral Interests, and the Trustee, with respect to any other Collateral, is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee’s or Special Servicer’s authority, to inquire into the satisfaction of any conditions precedent or to see to the application of any amounts.

(d) In the event of any Sale of the Collateral pursuant to Section 5.4 or Section 5.5, payments shall be made in the order and priority set forth in Section 11.1(a) in the same manner as if the Notes had been accelerated.

(e) Notwithstanding anything herein to the contrary, any sale by the Trustee of any portion of the Collateral shall be executed by the Special Servicer on behalf of the Issuer, and the Trustee shall have no responsibility or liability therefor.

Section 5.18 Action on the Notes.

The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the application for or obtaining of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or the Co-Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the Collateral of the Issuer or the Co-Issuer.

ARTICLE 6

THE TRUSTEE AND THE NOTE ADMINISTRATOR

Section 6.1 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default:

(i) each of the Trustee and the Note Administrator undertakes to perform such duties and only such duties as are set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Note Administrator; and any permissive right of the Trustee or the Note Administrator contained herein shall not be construed as a duty; and

(ii) in the absence of manifest error, or bad faith on its part, each of the Note Administrator and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Note Administrator, as the case may be, and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or the Note Administrator, the Trustee and the Note Administrator shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee or the Note Administrator within fifteen (15) days after such notice from the Trustee or the Note Administrator, the Trustee or the Note Administrator, as applicable, shall notify the party providing such instrument and requesting the correction thereof.

(b) In case an Event of Default actually known to a Trust Officer of the Trustee or the Note Administrator has occurred and is continuing, the Trustee or the Note Administrator, as applicable, shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class (or other Noteholders to the extent provided in Article 5 hereof), exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c) If, in performing its duties under this Indenture, the Trustee or the Note Administrator is required to decide between alternative courses of action, the Trustee and the Note Administrator may request written instructions from, prior to an Event of Default, the Collateral Manager, and after an Event of Default has occurred and is continuing, the Controlling Class, as to courses of action desired by it. If the Trustee and the Note Administrator does not receive such instructions within two (2) Business Days after it has requested them, it may, but shall be under no duty to, take or refrain from taking such action. The Trustee and the Note Administrator shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Trustee and the Note Administrator shall be entitled to request and rely on the advice of legal counsel and Independent accountants in performing its duties hereunder and be deemed to have acted in good faith and shall not be subject to any liability if it acts in accordance with such advice.

(d) No provision of this Indenture shall be construed to relieve the Trustee or the Note Administrator from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that neither the Trustee nor the Note Administrator shall be liable:

(i) for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that it was negligent in ascertaining the pertinent facts; or

(ii) with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Collateral Manager, and/or a Majority of the Controlling Class relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee or the Note Administrator in respect of any Note or exercising any trust or power conferred upon the Trustee or the Note Administrator under this Indenture.

(e) No provision of this Indenture shall require the Trustee or the Note Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it unless such risk or liability relates to its ordinary services under this Indenture, except where this Indenture provides otherwise.

(f) Neither the Trustee nor the Note Administrator shall be liable to the Noteholders for any action taken or omitted by it at the direction of the Issuer, the Co-Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Controlling Class, the Trustee (in the case of the Note Administrator), the Note Administrator (in the case of the Trustee) and/or a Noteholder under circumstances in which such direction is required or permitted by the terms of this Indenture.

(g) Neither the Trustee nor the Note Administrator shall have any obligation to verify the compliance by the Issuer, the EU/UK Retention Holder or the Retention Holder with the U.S. Credit Risk Retention Rules or the EU/UK Risk Retention Letter.

(h) Neither the Trustee nor the Note Administrator (including in its capacity as Calculation Agent) shall have any (i) liability or responsibility for the selection of an alternative rate as a successor or replacement benchmark and shall be entitled to rely upon any designation of such a rate by the Benchmark Agent and by the Benchmark Agent and (ii) liability for any failure or delay in performing its duties under this Indenture as a result of the unavailability of Term SOFR or the Benchmark Replacement, in each case as described in the definition thereof. The Note Administrator and the Trustee shall be entitled to rely upon the notices provided by the Benchmark Agent facilitating or specifying the Benchmark Replacement, Benchmark Replacement Date, Benchmark Replacement Conforming Changes and such other administrative procedures with respect to the calculation of any Benchmark Replacement.

(i) For all purposes under this Indenture, neither the Trustee nor the Note Administrator shall be deemed to have notice or knowledge of any Default or Event of Default, unless a Trust Officer of either the Trustee or the Note Administrator, as applicable, has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee or the Note Administrator, as applicable at the respective Corporate Trust Office, and such notice references the Notes and this Indenture. For purposes of determining the Trustee’s and the Note Administrator’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee or the Note Administrator, as applicable, is deemed to have notice as described in this Section 6.1.

(j) The Trustee and the Note Administrator shall, upon reasonable prior written notice, permit the Issuer, the Collateral Manager and their designees, during its normal business hours, to review all books of account, records, reports and other papers of the Trustee relating to the Notes and to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee or the Note Administrator, as applicable, by such Person).

(k) Upon written request, the Trustee and the Note Administrator shall provide to the Issuer, the Placement Agents or any agent thereof any information specified by such parties regarding the Holders of the Notes and payments on the Notes that is reasonably available to the Trustee or the Note Administrator, as the case may be, and may be necessary for FATCA compliance, subject in all cases to confidentiality provisions.

Section 6.2 Notice of Default.

Promptly (and in no event later than three (3) Business Days) after the occurrence of any Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration (or any recission thereof) has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by email to the 17g-5 Information Provider (who shall post such notice to the 17g-5 Website) and to the Note Administrator (who shall post such notice the Note Administrator’s Website) and the Note Administrator shall deliver to the Collateral Manager, all Holders of Notes as their names and addresses appear on the Notes Register, and to Preferred Share Paying Agent, notice of such Default, unless such Default shall have been cured or waived.

Section 6.3 Certain Rights of the Trustee and the Note Administrator.

Except as otherwise provided in Section 6.1:

(a) the Trustee and the Note Administrator may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture the Trustee or the Note Administrator shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee and the Note Administrator (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) as a condition to the taking or omitting of any action by it hereunder, the Trustee and the Note Administrator may consult with counsel and the advice of such counsel or any Opinion of Counsel (including with respect to any matters, other than factual matters, in connection with the execution by the Trustee or the Note Administrator of a supplemental indenture pursuant to Section 8.3) shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) neither the Trustee nor the Note Administrator shall be under any obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders unless such Noteholders shall have offered to the Trustee and the Note Administrator, as applicable indemnity acceptable to it against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f) neither the Trustee nor the Note Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents and shall be entitled to rely conclusively thereon;

(g) each of the Trustee and the Note Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates or attorneys, and upon any such appointment of an agent or attorney, such agent, affiliate or attorney shall be conferred with all the same rights, indemnities, and immunities as the Trustee or Note Administrator, as applicable; provided, however, any such appointment of an agent or attorney shall not relieve each of the Trustee and the Note Administrator of responsibility for its duties and obligations under this Indenture;

(h) neither the Trustee nor the Note Administrator shall be liable for any action it takes or omits to take in good faith that it reasonably and prudently believes to be authorized or within its rights or powers hereunder;

(i) neither the Trustee nor the Note Administrator shall be responsible for the accuracy of the books or records of, or for any acts or omissions of, the Depository, any Transfer Agent (other than the Note Administrator itself acting in that capacity), Clearstream, Euroclear, any Calculation Agent (other than the Note Administrator itself acting in that capacity), any Paying Agent (other than the Note Administrator itself acting in that capacity) or any Benchmark Agent;

(j) neither the Trustee nor the Note Administrator shall be liable for the actions or omissions of the Issuer, the Co-Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Trustee (in the case of the Note Administrator) or the Note Administrator (in the case of the Trustee), and without limiting the foregoing, neither the Trustee nor the Note Administrator shall be under any obligation to verify compliance by any party hereto with the terms of this Indenture (other than itself) to verify or independently determine the accuracy of information received by it from the Servicer or Special Servicer (or from any selling institution, agent bank, trustee or similar source) with respect to the Loans;

(k) to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee or Note Administrator hereunder, is dependent upon or defined by reference to generally accepted accounting principles in the United States in effect from time to time (“GAAP”), the Trustee and the Note Administrator shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants appointed pursuant to Section 10.12 as to the application of GAAP in such connection, in any instance;

(l) neither the Trustee nor the Note Administrator shall have any responsibility to the Issuer or the Secured Parties hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer (or the Collateral Manager on its behalf); provided, however, that the Trustee and Note Administrator shall be authorized, upon receipt of an Issuer Order directing the same, to execute any acknowledgement or other agreement with the Independent accountants required for the Trustee and Note Administrator to receive any of the reports or instructions provided for herein, which acknowledgement or agreement may include, among other things, (i) acknowledgement that the Issuer has agreed that the “agreed upon procedures” between the Issuer and the Independent accountants are sufficient for its purposes, (ii) releases by each of the Trustee and Note

Administrator (on behalf of itself and the Holders) of claims and acknowledgement of other limitation of liability in favor of the Independent accountants, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee or Note Administrator be required to execute any agreement in respect of the Independent accountants that the Trustee or Note Administrator determines adversely affects it in its individual capacity;

(m) the Trustee and the Note Administrator shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it as Trustee or as Note Administrator, as applicable, in each capacity for which it serves hereunder and under the Future Funding Agreement, the Servicing Agreement and the Securities Account Control Agreements (including, without limitation, as Secured Party, Paying Agent, Authenticating Agent, Calculation Agent, Transfer Agent, Custodian, Securities Intermediary, Backup Advancing Agent and Notes Registrar);

(n) in determining any affiliations of Noteholders with any party hereto or otherwise, each of the Trustee and the Note Administrator shall be entitled to request and conclusively rely on a certification provided by a Noteholder;

(o) except in the case of actual fraud (as determined by a non-appealable final court order), in no event shall the Trustee or Note Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Note Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action;

(p) neither the Trustee nor the Note Administrator shall be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

(q) neither the Trustee nor the Note Administrator shall be responsible for any delay or failure in performance resulting from acts beyond its control (such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war); provided that such delay or failure is not also a result of its own negligence, bad faith or willful misconduct;

(r) except as otherwise expressly set forth in this Indenture, Computershare Trust Company, National Association, acting in any particular capacity hereunder or under the Servicing Agreement, shall not be deemed to be imputed with knowledge of (i) Computershare Trust Company, National Association acting in a capacity that is unrelated to the transactions contemplated by this Indenture, or (ii) Computershare Trust Company, National Association acting in any other capacity hereunder, except, in the case of either clause (i) or clause (ii), where some or all of the obligations performed in such capacities are performed by one or more employees within the same group or division of Computershare Trust Company, National Association or where the groups or divisions responsible for performing the obligations in such capacities have one or more of the same Authorized Officers; and

(s) nothing herein shall require the Note Administrator or the Trustee to act in any manner that is contrary to applicable law.

Section 6.4 Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer and the Co-Issuer, and neither the Trustee nor the Note Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Note Administrator makes any representation as to the validity or sufficiency of this Indenture, the Collateral or the Notes. Neither the Trustee nor the Note Administrator shall be accountable for the use or application by the Issuer or the Co-Issuer of the Notes or the proceeds thereof or any amounts paid to the Issuer or the Co-Issuer pursuant to the provisions hereof.

Section 6.5 May Hold Notes.

The Trustee, the Note Administrator, the Paying Agent, the Notes Registrar or any other agent of the Issuer or the Co-Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer and the Co-Issuer with the same rights it would have if it were not Trustee, Note Administrator, Paying Agent, Notes Registrar or such other agent.

Section 6.6 Amounts Held in Trust.

Amounts held by the Note Administrator hereunder shall be held in trust to the extent required herein. The Note Administrator shall be under no liability for interest on any amounts received by it hereunder except to the extent of income or other gain on investments received by the Note Administrator on Eligible Investments.

Section 6.7 Compensation and Reimbursement.

(a) The Issuer agrees:

(i) to pay the Trustee and the Note Administrator on each Payment Date in accordance with the Priority of Payments reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee or note administrator of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee, the Custodian and the Note Administrator in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee, Custodian or Note Administrator in connection with its performance of its obligations under, or otherwise in accordance with any provision of this Indenture;

(iii) to indemnify the Trustee, the Custodian or the Note Administrator (in each of its capacities) and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder or under the Servicing Agreement or the Preferred Share Paying Agency Agreement, including any costs and expenses incurred in connection with the enforcement of this indemnity; and

(iv) to pay the Trustee and the Note Administrator reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13 hereof.

(b) The Issuer may remit payment for such fees and expenses to the Trustee and the Note Administrator or, in the absence thereof, the Note Administrator may from time to time deduct payment of its and the Trustee’s fees and expenses hereunder from amounts on deposit in the Payment Account in accordance with the Priority of Payments.

(c) The Note Administrator, in its capacity as Note Administrator, Paying Agent, Calculation Agent, Transfer Agent, Custodian, Securities Intermediary, Backup Advancing Agent and Notes Registrar, hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer, the Co-Issuer or any Issuer Subsidiary until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Notes issued under this Indenture. This provision shall survive termination of this Indenture.

(d) The Trustee and the Note Administrator agree that the payment of all amounts to which it is entitled pursuant to Sections 6.7(a)(i), (a)(ii), (a)(iii) and (a)(iv) shall be subject to the Priority of Payments, shall be payable only to the extent funds are available in accordance with such Priority of Payments, shall be payable solely from the Collateral and following realization of the Collateral, any such claims of the Trustee or the Note Administrator against the Issuer, and all obligations of the Issuer, shall be extinguished. The Trustee will have a lien upon the Collateral to secure the payment of such payments to it in accordance with the Priority of Payments; provided that the Trustee shall not institute any proceeding for enforcement of such lien except in connection with an action taken pursuant to Section 5.3 hereof for enforcement of the lien of this Indenture for the benefit of the Noteholders.

The Trustee and the Note Administrator shall receive amounts pursuant to this Section 6.7 and Section 11.1(a) only to the extent that such payment is made in accordance with the Priority of Payments and the failure to pay such amounts to the Trustee and the Note Administrator will not, by itself, constitute an Event of Default. Subject to Section 6.9, the Trustee and the Note Administrator shall continue to serve under this Indenture notwithstanding the fact that the Trustee and the Note Administrator shall not have received amounts due to it hereunder; provided that the Trustee and the Note Administrator shall not be required to expend any funds or incur any expenses unless reimbursement therefor is reasonably assured to it. No direction by a Majority of the Controlling Class shall affect the right of the Trustee and the Note Administrator to collect amounts owed to it under this Indenture.

If on any Payment Date, an amount payable to the Trustee and the Note Administrator pursuant to this Indenture is not paid because there are insufficient funds available for the payment thereof, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which sufficient funds are available therefor in accordance with the Priority of Payments.

Section 6.8 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee and a Note Administrator hereunder which shall (i) be a corporation, national bank, national banking association or trust company, organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $200,000,000, subject to supervision or examination by federal or State authority, and in each case, having an office in the United States and (ii) (a) with respect to the Note Administrator, have a long-term senior unsecured debt rating or an issuer credit rating of at least “BBB” by Fitch and “BBB(high)” by Morningstar DBRS (or, if not rated by Morningstar DBRS, an equivalent rating by any two other NRSROs, which may include Fitch), except in the case of Computershare Trust Company, National Association, it may maintain a long-term senior unsecured debt rating or an issuer credit rating of at least “BBB(low)” by Morningstar DBRS (or if not rated by Morningstar DBRS, an equivalent rating by any other NRSRO, which may include Fitch), (b) with respect to the Trustee and the Backup Advancing Agent, have (x) a long-term senior unsecured debt rating or an issuer credit rating of at least “A” by Fitch or a short-term rating of “F1” by Fitch (to the extent rated by Fitch) and (y) a long-term senior unsecured debt rating or issuer credit rating of at least “A” by Morningstar DBRS (or, if not rated by Morningstar DBRS, an equivalent rating by any two other NRSROs, which may include Fitch); provided that with respect to the Backup Advancing Agent, it may maintain a long-term senior unsecured debt rating or an issuer credit rating of at least “BBB” by Fitch and long term issuer rating of “BBB(low)” by Morningstar DBRS (or if not rated by Morningstar DBRS, an equivalent rating by any other NRSRO, which may include Fitch) for so long as the Trustee is eligible pursuant to this Section 6.8, or (c) with respect to each of (a) and (b) above, any other rating as to which the Rating Agency Condition has been satisfied from time to time. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee or the Note Administrator shall cease to be eligible in accordance with the provisions of this Section 6.8, the Trustee or the Note Administrator, as applicable, shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.9 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Note Administrator or the Trustee and no appointment of a successor Note Administrator or Trustee, as applicable, pursuant to this Article 6 shall become effective until the acceptance of appointment by such successor Note Administrator or Trustee under Section 6.10.

(b) Each of the Trustee and the Note Administrator may resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Noteholders, the Note Administrator (in the case of the Trustee), the Trustee (in the case of the Note Administrator), and the Rating Agencies. Upon receiving such notice of resignation, the Issuer and the Co-Issuer shall promptly appoint a successor trustee or trustees, or a successor Note Administrator, as the case may be, by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Note Administrator or the Trustee so resigning and one copy to the successor Note Administrator, the Collateral Manager, Trustee or Trustees, together with a copy to each Noteholder, the Servicer, the Special Servicer, the parties hereto and the Rating Agencies; provided that such successor Note Administrator and Trustee shall be appointed only upon the written consent of a Majority of the Notes (or if there are no Notes Outstanding, a Majority of the Preferred Shareholders) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Note Administrator and Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class. If no successor Note Administrator and Trustee shall have been appointed and an instrument of acceptance by a successor Trustee or Note Administrator shall not have been delivered to the Trustee or the Note Administrator within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or Note Administrator, as the case may be, the Controlling Class or any Holder of a Note, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee or a successor Note Administrator, as the case may be and, in the case of such a petition by the Trustee or the Note Administrator, at the expense of the Issuer. No resignation or removal of the Note Administrator or the Trustee and no appointment of a successor Note Administrator or Trustee will become effective until the acceptance of appointment by the successor Note Administrator or Trustee, as applicable.

(c) The Note Administrator and Trustee may be removed at any time upon at least thirty (30) days’ written notice by Act of a Supermajority of the Noteholders (or if there are no Notes Outstanding, a Majority of the Preferred Shareholders) or when a successor Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class, in each case, upon written notice delivered to the parties hereto.

(d) If at any time:

(i) the Trustee or the Note Administrator shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer, the Co-Issuer, or by any Holder; or

(ii) the Trustee or the Note Administrator shall become incapable of acting or there shall be instituted any proceeding pursuant to which it could be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or the Note Administrator or of its respective property shall be appointed or any public officer shall take charge or control of the Trustee or the Note Administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (a) the Issuer or the Co-Issuer, by Issuer Order, may remove the Trustee or the Note Administrator, as applicable, or (b) subject to Section 5.15, a Majority of the Controlling Class or any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or the Note Administrator, as the case may be, and the appointment of a successor thereto.

(e) If the Trustee or the Note Administrator shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee or the Note Administrator for any reason, the Issuer and the Co-Issuer, by Issuer Order, subject to the written consent of the Collateral Manager, shall promptly appoint a successor Trustee or Note Administrator, as applicable, and the successor Trustee or Note Administrator so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee or the successor Note Administrator, as the case may be. If the Issuer and the Co-Issuer shall fail to appoint a successor Trustee or Note Administrator within thirty (30) days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee or Note Administrator may be appointed by Act of a Majority of the Controlling Class delivered to the Collateral Manager, the Servicer, the Special Servicer and the parties hereto, including the retiring Trustee or the retiring Note Administrator, as the case may be, and the successor Trustee or Note Administrator so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee or Note Administrator, as applicable, and supersede any successor Trustee or Note Administrator proposed by the Issuer and the Co-Issuer. If no successor Trustee or Note Administrator shall have been so appointed by the Issuer and the Co-Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Controlling Class or any Holder may, on behalf of itself or himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee or Note Administrator.

(f) The Issuer and the Co-Issuer shall give prompt notice of each resignation and each removal of the Trustee or Note Administrator and each appointment of a successor Trustee or Note Administrator by mailing written notice of such event by first class mail, postage prepaid, to the Rating Agencies, the Preferred Share Paying Agent, the Collateral Manager, the Servicer, the Special Servicer, the other parties hereto, and to the Holders of the Notes as their names and addresses appear in the Notes Register. Each notice shall include the name of the successor Trustee or Note Administrator, as the case may be, and the address of its respective Corporate Trust Office. If the Issuer or the Co-Issuer fail to mail such notice within ten (10) days after acceptance of appointment by the successor Trustee or Note Administrator, the successor Trustee or Note Administrator shall cause such notice to be given at the expense of the Issuer or the Co-Issuer, as the case may be.

(g) The resignation or removal of the Note Administrator in any capacity in which it is serving hereunder (other than as Backup Advancing Agent), including Note Administrator, Paying Agent, Authenticating Agent, Calculation Agent, Transfer Agent, Custodian and Notes Registrar, shall be deemed a resignation or removal, as applicable, in each of the other capacities in which it serves. Notwithstanding the foregoing, the Note Administrator shall not be deemed to resign or be removed as Note Administrator in the event the Note Administrator is no longer acting as the Backup Advancing Agent.

Section 6.10 Acceptance of Appointment by Successor.

Every successor Trustee or Note Administrator appointed hereunder shall execute, acknowledge and deliver to the Collateral Manager, the Servicer, the Special Servicer and the parties hereto including the retiring Trustee or the retiring Note Administrator, as the case may be, an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee or the retiring Note Administrator shall become effective and such successor Trustee or Note Administrator, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee or Note Administrator, as the case may be; but, on request of the Issuer and the Co-Issuer or a Majority of the Controlling Class, the Collateral Manager or the successor Trustee or Note Administrator, such retiring Trustee or Note Administrator shall, upon payment of its fees, indemnities and other amounts then unpaid, execute and deliver an instrument transferring to such successor Trustee or Note Administrator all the rights, powers and trusts of the retiring Trustee or Note Administrator, as the case may be, and shall duly assign, transfer and deliver to such successor Trustee or Note Administrator all property and amounts held by such retiring Trustee or Note Administrator hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d). Upon request of any such successor Trustee or Note Administrator, the Issuer and the Co-Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee or Note Administrator all such rights, powers and trusts.

No successor Trustee or successor Note Administrator shall accept its appointment unless (a) at the time of such acceptance such successor shall be qualified and eligible under this Article 6, (b) such successor shall have a long-term unsecured debt rating satisfying the requirements set forth in Section 6.8, and (c) the Rating Agency Condition is satisfied.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business of the Trustee and the Note Administrator.

Any corporation or banking association into which the Trustee or the Note Administrator may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee or the Note Administrator, shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Note Administrator, shall be the successor of the Trustee or the Note Administrator, as applicable, hereunder; provided that with respect to the Trustee, such corporation or banking association shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Note Administrator then in office, any successor by merger, conversion or consolidation to such authenticating Note Administrator may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Note Administrator had itself authenticated such Notes.

Section 6.12 Co-Trustees and Separate Trustee.

At any time or times, including, but not limited to, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, for enforcement actions, or where a conflict of interest exists, the Trustee shall have power to appoint, one or more Persons to act as co-trustee jointly with the Trustee or as a separate trustee with respect to of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders of the Notes as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

Each of the Issuer and the Co-Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer and the Co-Issuer do not both join in such appointment within fifteen (15) days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment on its own.

Should any written instrument from the Issuer or the Co-Issuer be required by any co-trustee, so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer or the Co-Issuer, as the case may be. The Issuer agrees to pay (but only from and to the extent of the Collateral) to the extent funds are available therefor under the Priority of Payments, for any reasonable fees and expenses in connection with such appointment.

Every co-trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly in the case of the appointment of a co-trustee as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer and the Co-Issuer evidenced by an Issuer Order, may accept the resignation of, or remove, any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer or the Co-Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder, and any co-trustee hereunder shall be entitled to all the privileges, rights and immunities under Article 6 hereof, as if it were named the Trustee hereunder;

(e) except as required by applicable law, the appointment of a co-trustee or separate trustee under this Section 6.12 shall not relieve the Trustee of its duties and responsibilities hereunder; and

(f) any Act of Securityholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

Section 6.13 Direction to Enter into the Servicing Agreement.

The Issuer hereby directs the Trustee and the Note Administrator to enter into the Servicing Agreement. Each of the Trustee and the Note Administrator shall be entitled to the same rights, protections, immunities and indemnities afforded to each herein in connection with any matter contained in the Servicing Agreement.

Section 6.14 Representations and Warranties of the Trustee.

The Trustee represents and warrants for the benefit of the other parties to this Indenture and the parties to the Servicing Agreement that:

(a) the Trustee is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture and the Servicing Agreement, and is duly eligible and qualified to act as Trustee under this Indenture and the Servicing Agreement;

(b) this Indenture and the Servicing Agreement have each been duly authorized, executed and delivered by the Trustee and each constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(c) neither the execution, delivery and performance of this Indenture or the Servicing Agreement, nor the consummation of the transactions contemplated by this Indenture or the Servicing Agreement, (i) is prohibited by, or requires the Trustee to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Trustee or any of its properties or Collateral or (ii) will violate the provisions of the Governing Documents of the Trustee; and

(d) there are no proceedings pending or, to the best knowledge of the Trustee, threatened against the Trustee before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Collateral or the performance by the Trustee of its obligations under this Indenture or the Servicing Agreement.

Section 6.15 Representations and Warranties of the Note Administrator.

The Note Administrator represents and warrants for the benefit of the other parties to this Indenture and the parties to the Servicing Agreement that:

(a) the Note Administrator is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture and the Servicing Agreement, and is duly eligible and qualified to act as Note Administrator under this Indenture and the Servicing Agreement;

(b) this Indenture and the Servicing Agreement have each been duly authorized, executed and delivered by the Note Administrator and each constitutes the valid and binding obligation of the Note Administrator, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(c) neither the execution, delivery and performance of this Indenture of the Servicing Agreement, nor the consummation of the transactions contemplated by this Indenture or the Servicing Agreement, (i) is prohibited by, or requires the Note Administrator to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, or any judgment, order, writ, injunction or decree that is binding upon the Note Administrator or any of its properties or Collateral or (ii) will violate the provisions of the Governing Documents of the Note Administrator; and

(d) there are no proceedings pending or, to the best knowledge of the Note Administrator, threatened against the Note Administrator before any Federal, state or other governmental agency, authority, administrator or regulatory body, arbitrator, court or other tribunal, foreign or domestic, which could have a material adverse effect on the Collateral or the performance by the Note Administrator of its obligations under this Indenture or the Servicing Agreement.

Section 6.16 Requests for Consents.

In the event that the Trustee and the Note Administrator receives written notice of any offer or any request for a waiver, consent, amendment or other modification with respect to any Collateral Interest (before or after any default) or in the event any action is required to be taken in respect to an Loan Document, the Note Administrator shall promptly forward such notice to the Issuer, the Collateral Manager, the Servicer and the Special Servicer. The Special Servicer shall take such action as required under the Servicing Agreement as described in Section 10.10(f).

Section 6.17 Withholding.

(a) If any amount is required to be deducted or withheld from any payment to any Noteholder or payee, such amount shall reduce the amount otherwise distributable to such Noteholder or payee. The Note Administrator is hereby authorized to withhold or deduct from amounts otherwise distributable to any Noteholder or payee sufficient funds for the payment of any tax that is legally required to be withheld or deducted (but such authorization shall not prevent the Note Administrator from contesting any such tax in appropriate proceedings and legally withholding payment of such tax, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Noteholder or payee shall be treated as Cash distributed to such Noteholder or payee at the time it is deducted or withheld by the Issuer or the Note Administrator, as applicable, and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Note Administrator may in its sole discretion withhold such amounts in accordance with this Section 6.17. The Issuer and the Co-Issuer agree to timely provide to the Note Administrator accurate and complete copies of all documentation received from Noteholders or payee pursuant to Sections 2.7(c) and 2.11(c). Solely with respect to FATCA compliance and reporting, nothing herein shall impose an obligation on the part of the Note Administrator to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes. In addition, initial purchasers and transferees of Definitive Notes after the Closing Date will be required to provide to the Issuer, the Trustee, the Note Administrator, or their agents, all information, documentation or certifications reasonably required to permit the Issuer to comply with its tax reporting obligations under applicable law, including any applicable cost basis reporting obligation. For the avoidance of doubt, the Note Administrator will have no responsibility for the preparation of any tax returns or related reports on behalf of or for the benefit of the Issuer or any noteholder, or the calculation of any original issue discount on the Notes.

(b) For the avoidance of doubt, the Note Administrator shall reasonably cooperate with Issuer, at Issuer’s direction and expense, to permit Issuer to fulfill its obligations under FATCA and the Cayman FATCA Legislation; provided that the Note Administrator shall have no independent obligation to cause or maintain Issuer’s compliance with FATCA and the Cayman FATCA Legislation and shall have no liability for any withholding on payments to Issuer as a result of Issuer’s failure to achieve or maintain FATCA compliance.

ARTICLE 7

COVENANTS

Section 7.1 Payment of Principal and Interest.

The Issuer and the Co-Issuer shall duly and punctually pay the principal of and interest on each Class of Notes in accordance with the terms of this Indenture. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer and the Co-Issuer, and, with respect to the Preferred Shares, by the Issuer, to such Preferred Shareholder for all purposes of this Indenture.

The Note Administrator shall, unless prevented from doing so for reasons beyond its reasonable control, give notice to each Securityholder of any such withholding requirement no later than ten (10) days prior to the related Payment Date from which amounts are required (as directed by the Issuer or the Collateral Manager on its behalf) to be withheld, provided that, despite the failure of the Note Administrator to give such notice, amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Issuer and the Co-Issuer, as provided above.

Section 7.2 Maintenance of Office or Agency.

The Co-Issuers hereby appoint the Note Administrator as a Paying Agent for the payment of principal of and interest on the Notes and where Notes may be surrendered for registration of transfer or exchange and the Issuer hereby appoints Corporation Service Company in New York, New York, as its agent where notices and demands to or upon the Issuer in respect of the Notes or this Indenture may be served.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that the Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served, and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented and surrendered for payment; provided, further, that no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax. The Issuer shall give prompt written notice to the Trustee, the Note Administrator, the Rating Agencies and the Noteholders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee and the Note Administrator with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Issuer and the Co-Issuer and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office and the Issuer and the Co-Issuer hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3 Amounts for Note Payments to be Held in Trust.

(a) All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer and the Co-Issuer by the Note Administrator or a Paying Agent (in each case, from and to the extent of available funds in the Payment Account and subject to the Priority of Payments) with respect to payments on the Notes.

When the Paying Agent is not also the Notes Registrar, the Issuer and the Co-Issuer shall furnish, or cause the Notes Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders of Notes and of the certificate numbers of individual Notes held by each such Holder together with wiring instructions, contact information, and such other information reasonably required by the paying agent.

Whenever the Paying Agent is not also the Note Administrator, the Issuer, the Co-Issuer, and such Paying Agent shall, on or before the Business Day next preceding each Payment Date or Redemption Date, as the case may be, direct the Note Administrator to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due pursuant to the terms of this Indenture (to the extent funds are then available for such purpose in the Payment Account, and subject to the Priority of Payments), such sum to be held for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Note Administrator) the Issuer and the Co-Issuer shall promptly notify the Note Administrator of its action or failure so to act. Any amounts deposited with a Paying Agent (other than the Note Administrator) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Note Administrator for application in accordance with Article 11. Any such Paying Agent shall be deemed to agree by assuming such role not to cause the filing of a petition in bankruptcy against the Issuer, the Co-Issuer or any Permitted Subsidiary for the non-payment to the Paying Agent of any amounts payable thereto until at least one year (or, if longer, the applicable preference period then in effect) and one day after the payment in full of all Notes issued under this Indenture.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order of the Issuer and Issuer Order of the Co-Issuer and at the sole cost and expense (including such Paying Agent’s fee) of the Issuer and the Co-Issuer, with written notice thereof to the Note Administrator; provided, however, that so long as any Class of Rated Notes is Outstanding and with respect to any additional or successor Paying Agent for the Notes, either (i) such Paying Agent has a long-term senior unsecured debt rating of at least “AA” by Fitch and “A” by Morningstar DBRS (or, if not rated by Morningstar DBRS, an equivalent rating by any two other NRSROs (which may include Fitch)) and a short-term senior unsecured debt rating of at least “F2” by Fitch or (ii) the Rating Agency Condition has been satisfied with respect to the employment of such Paying Agent. In the event that such successor Paying Agent ceases to have a long-term unsecured debt rating of at least “A” by Morningstar DBRS (if rated by Morningstar DBRS, or if not rated by Morningstar DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include Fitch)), a long-term debt rating of “BBB+” or higher by Fitch and a short-term debt rating of at least “F2” by Fitch, the Issuer and the Co-Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer and the Co-Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer and the Co-Issuer shall cause the Paying Agent other than the Note Administrator to execute and deliver to the Note Administrator an instrument in which such Paying Agent shall agree with the Note Administrator (and if the Note Administrator acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

(i) allocate all sums received for payment to the Holders of Notes in accordance with the terms of this Indenture;

(ii) hold all sums held by it for the payment of amounts due with respect to the Notes for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(iii) if such Paying Agent is not the Note Administrator, immediately resign as a Paying Agent and forthwith pay to the Note Administrator all sums held by it for the payment of Notes if at any time it ceases to satisfy the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(iv) if such Paying Agent is not the Note Administrator, immediately give the Note Administrator notice of any Default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(v) if such Paying Agent is not the Note Administrator at any time during the continuance of any such Default, upon the written request of the Note Administrator, forthwith pay to the Note Administrator all sums so held by such Paying Agent.

The Issuer or the Co-Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct the Paying Agent to pay, to the Note Administrator all sums held by the Issuer or the Co-Issuer or held by the Paying Agent for payment of the Notes, such sums to be held by the Note Administrator in trust for the same Noteholders as those upon which such sums were held by the Issuer, the Co-Issuer or the Paying Agent; and, upon such payment by the Paying Agent to the Note Administrator, the Paying Agent shall be released from all further liability with respect to such amounts.

Except as otherwise required by applicable law, any amounts deposited with the Note Administrator in trust or deposited with the Paying Agent for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts and all liability of the Note Administrator or the Paying Agent with respect to such amounts (but only to the extent of the amounts so paid to the Issuer or the Co-Issuer, as applicable) shall thereupon cease. The Note Administrator or the Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer or the Co-Issuer, as the case may be, any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in amounts due and payable but not claimed is determinable from the records of the Paying Agent, at the last address of record of each such Holder.

Section 7.4 Existence of the Issuer and the Co-Issuer.

(a) So long as any Note is Outstanding, the Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as an exempted company incorporated with limited liability under the laws of the Cayman Islands and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Collateral; provided that the Issuer shall be entitled to change its jurisdiction of registration from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer so long as (i) such change is not disadvantageous in any material respect to the Holders of the Notes or the Preferred Shares, (ii) it delivers written notice of such change to the Note Administrator for delivery to the Holders of the Notes or

Preferred Shares, the Preferred Share Paying Agent and the Rating Agencies and (iii) on or prior to the fifteenth (15th) Business Day following delivery of such notice by the Note Administrator to the Noteholders, the Note Administrator shall not have received written notice from a Majority of the Controlling Class or a Majority of the Preferred Shareholders objecting to such change. So long as any Rated Notes are Outstanding, the Issuer will maintain at all times at least one director (which may be an independent director or springing member) who is Independent of the Collateral Manager and its Affiliates.

(b) So long as any Note is Outstanding, the Co-Issuer shall maintain in full force and effect its existence and rights as a limited liability company organized under the laws of Delaware and shall obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture or the Notes; provided, however, that the Co-Issuer shall be entitled to change its jurisdiction of formation from Delaware to any other jurisdiction reasonably selected by the Co-Issuer so long as (i) such change is not disadvantageous in any material respect to the Holders of the Notes, (ii) it delivers written notice of such change to the Note Administrator for delivery to the Holders of the Notes and the Rating Agencies and (iii) on or prior to the fifteenth (15th) Business Day following such delivery of such notice by the Note Administrator to the Noteholders, the Note Administrator shall not have received written notice from a Majority of the Controlling Class objecting to such change. So long as any Rated Notes are Outstanding, the Co-Issuer will maintain at all times at least one director who is Independent of the Collateral Manager and its Affiliates.

(c) So long as any Note is Outstanding, the Issuer shall ensure that all corporate or other formalities regarding its existence are followed (including correcting any known misunderstanding regarding its separate existence). So long as any Note is Outstanding, the Issuer shall not take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or its Collateral and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. So long as any Note is Outstanding, the Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Issuer’s obligations hereunder, and the Issuer shall at all times keep and maintain, or cause to be kept and maintained, separate books, records, accounts and other information customarily maintained for the performance of the Issuer’s obligations hereunder. Without limiting the foregoing, so long as any Note is Outstanding, (i) the Issuer shall (A) pay its own liabilities only out of its own funds, (B) use separate stationery, invoices and checks, (C) hold itself out and identify itself as a separate and distinct entity under its own name; (D) not commingle its assets with assets of any other Person; (E) hold title to its assets in its own name; (F) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Issuer’s assets may be included in a consolidated financial statement of its Affiliate, provided that (1) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Issuer from such Affiliate and to indicate that the Issuer’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (2) such assets shall also be listed on the Issuer’s own balance sheet; (G) not guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit or assets as being available to satisfy the obligations of others; (H) allocate fairly and reasonably any overhead expenses, including for shared office space; (I) not have its obligations guaranteed by any Affiliate; (J) not pledge its assets to secure the obligations of any other Person; (K) correct any known misunderstanding regarding its separate identity; (L) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (M) not acquire any securities of any Affiliate of the Issuer; and (N) not own any asset or property other than property arising out of the actions permitted to be performed under the Transaction Documents; and (ii) the Issuer shall not (A) have any subsidiaries (other than an Issuer Subsidiary and, in the case of the Issuer, the Co-Issuer); (B) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under the Transaction Documents; (C) engage in any transaction with any shareholder that is not permitted under the terms of the Servicing Agreement; (D) pay dividends other than in accordance with the terms of this Indenture, its Governing Documents and the Preferred Share Paying Agency Agreement; (E) conduct business under an assumed name (i.e., no “DBAs”); (F) incur, create or assume any indebtedness other than as expressly permitted under the Transaction Documents; (G) enter into any contract or agreement with any of its Affiliates, except upon terms and conditions that are commercially reasonable and substantially similar to those available in arm’s-length transactions; provided that the foregoing shall not prohibit the Issuer from entering into the transactions contemplated by the Company Administration Agreement with the Company Administrator, the Registered Office Terms, the Preferred Share Paying Agency Agreement with the Preferred Share Registrar and any other agreement contemplated or permitted by the Collateral Management Agreement, the Servicing Agreement or this Indenture; (H) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Issuer may invest in those investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions and (I) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Transaction Documents.

(d) So long as any Note is Outstanding, the Co-Issuer shall ensure that all limited liability company or other formalities regarding its existence are followed, as well as correcting any known misunderstanding regarding its separate existence. The Co-Issuer shall not take any action or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or its Collateral and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. The Co-Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of the Co-Issuer’s obligations hereunder, and the Co-Issuer shall at all times keep and maintain, or cause to be kept and maintained, books, records, accounts and other information customarily maintained for the performance of the Co-Issuer’s obligations hereunder. Without limiting the foregoing, the Co-Issuer shall not (A) have any subsidiaries, (B) have any employees (other than its managers), (C) join in any transaction with any member that is not permitted under the terms of the Servicing Agreement or this Indenture, (D) pay dividends other than in accordance with the terms of this Indenture, (E) commingle its funds or Collateral with those of any other Person, or (F) enter into any contract or agreement with any of its Affiliates, except upon terms and conditions that are commercially reasonable and substantially similar to those available in arm’s-length transactions with an unrelated party.

Section 7.5 Protection of Collateral.

(a) The Note Administrator, at the expense of the Issuer and pursuant to any Opinion of Counsel received pursuant to Section 7.5(d) shall execute and deliver all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and may take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

(i) Grant more effectively all or any portion of the Collateral;

(ii) maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv) cooperate with the Servicer and the Special Servicer with respect to enforcement on any of the Collateral Interests or enforce on any other instruments or property included in the Collateral;

(v) instruct the Special Servicer, in accordance with the Servicing Agreement, to preserve and defend title to the Collateral Interests and preserve and defend title to the other Collateral and the rights of the Trustee, the Holders of the Notes in the Collateral against the claims of all persons and parties; and

(vi) pursuant to Sections 11.1(a)(i)(1) and 11.1(a)(ii)(1), pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Issuer hereby designates the Note Administrator as its agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5. The Note Administrator agrees that it will from time to time execute and cause such Financing Statements and continuation statements to be filed (it being understood that the Note Administrator shall be entitled to rely upon an Opinion of Counsel described in Section 7.5(d), at the expense of the Issuer, as to the need to file such Financing Statements and continuation statements, the dates by which such filings are required to be made and the jurisdictions in which such filings are required to be made).

(b) Neither the Trustee nor the Note Administrator shall (except in accordance with Section 10.12(a), (b) or (c) and except for payments, deliveries and distributions otherwise expressly permitted under this Indenture) cause or permit the Custodial Account or the Custodian to be located in a different jurisdiction from the jurisdiction in which the Custodian was located on the Closing Date, unless the Trustee or the Note Administrator, as applicable, shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

(c) The Issuer shall (i) pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Collateral and timely file all tax returns and information statements as required, (ii) take all actions necessary or advisable to prevent the Issuer from becoming subject to any withholding or other taxes or assessments and to allow the Issuer to comply with FATCA and the Cayman FATCA Legislation, and (iii) if required to prevent the withholding or imposition of United States income tax, deliver or cause to be delivered a United States IRS Form W-9 (or the applicable IRS Form W-8, if appropriate) or successor applicable form, to each borrower, counterparty or paying agent with respect to (as applicable) an item included in the Collateral at the time such item is purchased or entered into and thereafter prior to the expiration or obsolescence of such form.

(d) For so long as the Notes are Outstanding, at any time within the six-month period preceding the fifth anniversary of the Closing Date and every sixty (60) months thereafter, the Issuer (or the Collateral Manager on its behalf) shall deliver to the Trustee and the Note Administrator, for the benefit of the Trustee, the Collateral Manager, the Note Administrator and the Rating Agencies, at the expense of the Issuer, an Opinion of Counsel stating what is required, in the opinion of such counsel, as of the date of such opinion, to maintain the lien and security interest created by this Indenture with respect to the Collateral, and confirming the matters set forth in the Opinion of Counsel, furnished pursuant to Section 3.1(d), with regard to the perfection and priority of such security interest (and such Opinion of Counsel may likewise be subject to qualifications and assumptions similar to those set forth in the Opinion of Counsel delivered pursuant to Section 3.1(d)).

Section 7.6 Notice of Any Amendments.

Each of the Issuer and the Co-Issuer shall give notice to the 17g-5 Information Provider of, and satisfy the Rating Agency Condition with respect to, any amendments to its Governing Documents.

Section 7.7 Performance of Obligations.

(a) Each of the Issuer and the Co-Issuer shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any Instrument included in the Collateral, except in the case of enforcement action taken with respect to any Defaulted Collateral Interest in accordance with the provisions hereof and as otherwise required hereby.

(b) The Issuer or the Co-Issuer may, with the prior written consent of the Majority of the Notes (or if there are no Notes Outstanding, a Majority of the Preferred Shareholders), contract with other Persons, including the Servicer, the Special Servicer, the Note Administrator, the Collateral Manager, or the Trustee, for the performance of actions and obligations to be performed by the Issuer or the Co-Issuer, as the case may be, hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in this Indenture. Notwithstanding any such arrangement, the Issuer or the Co-Issuer, as the case may be, shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer or the Co-Issuer; and the Issuer or the Co-Issuer shall punctually perform, and use commercially reasonable efforts to cause the Servicer, the Special Servicer, the Collateral Manager or such other Person to perform, all of their obligations and agreements contained in this Indenture or such other agreement.

(c) Unless the Rating Agency Condition is satisfied with respect thereto, the Issuer shall maintain the Servicing Agreement in full force and effect so long as any Rated Notes remain Outstanding and shall not terminate the Servicing Agreement with respect to any Collateral Interest except upon the sale or other liquidation of such Collateral Interest in accordance with the terms and conditions of this Indenture.

(d) If the Co-Issuers receive a notice from the Rating Agencies stating that they are not in compliance with Rule 17g-5, the Co-Issuers shall take such action as mutually agreed between the Co-Issuers and the Rating Agencies in order to comply with Rule 17g-5.

Section 7.8 Negative Covenants.

(a) The Issuer and the Co-Issuer shall not:

(i) sell, assign, participate, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Collateral, except as otherwise expressly permitted by this Indenture, the Servicing Agreement or the Collateral Management Agreement;

(ii) claim any credit on, make any deduction from, or dispute the enforceability of, the payment of the principal or interest payable in respect of the Notes (other than amounts required to be paid, deducted or withheld in accordance with any applicable law or regulation of any governmental authority) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(iii) (A) incur or assume or guarantee any indebtedness, other than the Notes and this Indenture and the transactions contemplated hereby; (B) issue any additional class of securities, other than the Notes, the Preferred Shares, the ordinary shares of the Issuer and the limited liability company membership interests of the Co-Issuer; or (C) issue any additional shares of stock, other than the ordinary shares of the Issuer and the Preferred Shares;

(iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted hereby; (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, except as may be expressly permitted hereby; or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral, except as may be expressly permitted hereby;

(v) amend the Servicing Agreement, except pursuant to the terms thereof;

(vi) amend the Preferred Share Paying Agency Agreement, except pursuant to the terms thereof;

(vii) to the maximum extent permitted by applicable law, dissolve or liquidate in whole or in part, except as permitted hereunder;

(viii) make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture and, in the case of the Issuer, the Preferred Share Paying Agency Agreement;

(ix) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees or pay any dividends to its shareholders, except with respect to the Preferred Shares in accordance with the Priority of Payments and Cayman Islands law;

(x) maintain any bank accounts other than the Accounts and any bank account in the Cayman Islands in which (inter alia) the proceeds of the Issuer’s issued share capital and the transaction fees paid to the Issuer for agreeing to issue the Securities will be kept;

(xi) conduct business under an assumed name, or change its name without first delivering at least thirty (30) days’ prior written notice to the Trustee, the Note Administrator, the Noteholders and the Rating Agencies and an Opinion of Counsel to the effect that such name change will not adversely affect the security interest hereunder of the Trustee or the Secured Parties;

(xii) take any action that would result in it failing to qualify as a Qualified REIT Subsidiary or other disregarded entity of Sub-REIT for U.S. federal income tax purposes (including, but not limited to, an election to treat the Issuer as a Taxable REIT Subsidiary), unless (A) based on an Opinion of Counsel of Dechert LLP, Vinson & Elkins LLP or another nationally-recognized tax counsel experienced in such matters, the Issuer will be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT other than Sub-REIT, or (B) based on an Opinion of Counsel of Dechert LLP, Vinson & Elkins LLP or another nationally-recognized tax counsel experienced in such matters, the Issuer will be treated as a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes (which opinion may be conditioned on compliance with certain restrictions on the investment or other activity of the Issuer and the Collateral Manager and the Servicer, in each case, on behalf of the Issuer);

(xiii) except for any agreements involving the purchase and sale of Collateral Interests having customary purchase or sale terms and documented with customary loan trading documentation, enter into any agreements unless such agreements contain “non-petition” and “limited recourse” provisions; or

(xiv) amend their respective organizational documents without satisfaction of the Rating Agency Condition in connection therewith.

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(b) Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral, except as expressly permitted or required by this Indenture, the Servicing Agreement or the Collateral Management Agreement.

(c) The Co-Issuer shall not invest any of its Collateral in “securities” (as such term is defined in the 1940 Act) and shall keep all of the Co-Issuer’s Collateral in Cash.

(d) For so long as any of the Notes are Outstanding, the Co-Issuer shall not issue any limited liability company membership interests of the Co-Issuer to any Person other than Sub-REIT or a wholly-owned subsidiary of Sub-REIT.

(e) The Issuer shall not enter into any material new agreements (other than any Collateral Interest Purchase Agreement or other agreement contemplated by this Indenture or the Collateral Management Agreement) (including, without limitation, in connection with the sale of Collateral by the Issuer) without the prior written consent of the Holders of at least a Majority of the Notes (or if there are no Notes Outstanding, a Majority of the Preferred Shareholders) and shall provide notice of all new agreements (other than the Collateral Interest Purchase Agreement or other agreement specifically contemplated by this Indenture or the Collateral Management Agreement) to the Holders of the Notes. The foregoing notwithstanding, the Issuer may agree to any material new agreements; provided that (i) the Issuer (or the Collateral Manager on its behalf) determines that such new agreements would not, upon becoming effective, adversely affect the rights or interests of any Class or Classes of Noteholders and (ii) subject to satisfaction of the Rating Agency Condition.

(f) As long as any Offered Note is Outstanding, Retention Holder may not transfer (whether by means of actual transfer or a transfer of beneficial ownership for U.S. federal income tax purposes), pledge or hypothecate any of the Retained Securities (whether issued on the Closing Date or reissued in a single or multiple classes on a later date), any retained or repurchased Notes or ordinary shares of the Issuer to any Person (except to an affiliate that is wholly-owned by Sub-REIT and is disregarded for U.S. federal income tax purposes) unless the Issuer (i) receives a No Entity-Level Tax Opinion with respect to such transfer, pledge or hypothecation or (ii) has previously received a No Trade or Business Opinion; provided that no opinion will be required if such transfer is to an affiliate that is directly or indirectly wholly-owned by Sub-REIT and is disregarded for U.S. federal income tax purposes as an entity separate from Sub-REIT.

(g) Any financing arrangement pursuant to Section 7.8(f) shall prohibit any further transfer (whether by means of actual transfer or a transfer of beneficial ownership for U.S. federal income tax purposes) of the Retained Securities and ordinary shares of the Issuer, including a transfer in connection with any exercise of remedies under such financing unless the Issuer receives a No Entity-Level Tax Opinion.

Section 7.9 Statement as to Compliance.

On or before January 31, in each calendar year, commencing in 2027 or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Issuer shall deliver to the Trustee, the Note Administrator and the 17g-5 Information Provider an Officer’s Certificate given on behalf of the Issuer and without personal liability stating, as to each signer thereof, that, since the date of the last certificate or, in the case of the first certificate, the Closing Date, to the best of such Officer’s the knowledge, information and belief of such Officer, the Issuer has fulfilled all of its obligations under this Indenture or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to them and the nature and status thereof.

Section 7.10 Issuer and Co-Issuer May Consolidate or Merge Only on Certain Terms.

(a) The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its Collateral to any Person, unless permitted by the Governing Documents and Cayman Islands law and unless:

(i) the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the Collateral of the Issuer are transferred shall be an entity incorporated or formed and existing under the laws of the Cayman Islands or such other jurisdiction approved by a Majority of each and every Class of Notes (each voting as a separate Class), and a Majority of the Preferred Shareholders; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of registration pursuant to Section 7.4 hereof; and provided, further, that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the Note Administrator, and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and other amounts payable hereunder and under the Servicing Agreement and the performance and observance of every covenant of this Indenture and the Servicing Agreement on the part of the Issuer to be performed or observed, all as provided herein;

(ii) the Rating Agency Condition shall be satisfied;

(iii) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the Collateral of the Issuer are transferred shall have agreed with the Trustee and the Note Administrator (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of the Collateral or all or substantially all of its Collateral to any other Person except in accordance with the provisions of this Section 7.10, unless in connection with a sale of the Collateral pursuant to Article 5, Article 9 or Article 12;

(iv) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the Collateral of the Issuer are transferred shall have delivered to the Trustee, the Note Administrator, the Servicer, the Special Servicer, the Collateral Manager and the Rating Agencies an Officer’s Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(a)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Offered Notes or, in the case of any transfer or conveyance of the Collateral securing any of the Offered Notes, such Notes, (B) the Trustee continues to have a valid perfected first priority security interest in the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Offered Notes, or, in the case of any transfer or conveyance of the Collateral securing any of the Offered Notes, such Notes and (C) such other matters as the Trustee, the Note Administrator, the Collateral Manager, the Servicer, the Special Servicer, or any Noteholder may reasonably require;

(v) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi) the Issuer shall have delivered to the Trustee, the Note Administrator, the Preferred Share Paying Agent and each Noteholder, an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with;

(vii) the Issuer has received an opinion from Dechert LLP, Vinson & Elkins LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters that the Issuer or the Person referred to in clause (a) either will (a) be treated as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes or (b) be treated as a foreign corporation not engaged in a trade or business in the United States for U.S. federal income tax purposes or otherwise not subject to U.S. federal income tax on a net income basis;

(viii) the Issuer has received an opinion from Dechert LLP, Vinson & Elkins LLP or an opinion of other nationally recognized U.S. tax counsel experienced in such matters that such action will not adversely affect the tax treatment of the Noteholders as described in the Offering Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” to any material extent; and

(ix) after giving effect to such transaction, the Issuer shall not be required to register as an investment company under the 1940 Act.

(b) The Co-Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its Collateral to any Person, unless no Notes remain Outstanding or:

(i) the Co-Issuer shall be the surviving entity, or the Person (if other than the Co-Issuer) formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the Collateral of the Co-Issuer are transferred shall be a company organized and existing under the laws of Delaware or such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of formation pursuant to Section 7.4; and provided, further, that the surviving entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the Note Administrator, and each Noteholder, the due and punctual payment of the principal of and interest on all Notes and the performance and observance of every covenant of this Indenture on the part of the Co-Issuer to be performed or observed, all as provided herein;

(ii) the Rating Agency Condition has been satisfied;

(iii) if the Co-Issuer is not the surviving entity, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the Collateral of the Co-Issuer are transferred shall have agreed with the Trustee and the Note Administrator (A) to observe the same legal requirements for the recognition of such formed or surviving entity as a legal entity separate and apart from any of its Affiliates as are applicable to the Co-Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of its Collateral to any other Person except in accordance with the provisions of this Section 7.10;

(iv) if the Co-Issuer is not the surviving entity, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the Collateral of the Co-Issuer are transferred shall have delivered to the Trustee, the Note Administrator and the Rating Agencies an Officer’s Certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in Section 7.10(b)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); such other matters as the Trustee, the Note Administrator or any Noteholder may reasonably require;

(v) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi) the Co-Issuer shall have delivered to the Trustee, the Note Administrator, the Preferred Share Paying Agent and each Noteholder an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Holders of the Notes or the Preferred Shareholders; and

(vii) after giving effect to such transaction, the Co-Issuer shall not be required to register as an investment company under the 1940 Act.

Section 7.11 Successor Substituted.

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the Collateral of the Issuer or the Co-Issuer, in accordance with Section 7.10 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer or the Co-Issuer), or the Person to which such consolidation, merger, transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Co-Issuer, as the case may be, under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” or the “Co-Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.

Section 7.12 No Other Business.

The Issuer shall not engage in any business or activity other than (a) issuing and selling the Notes pursuant to this Indenture and any supplements thereto, issuing its ordinary shares and issuing and selling the Preferred Shares in accordance with its Governing Documents; (b) acquiring, owning, holding, servicing, managing, developing, operating, selling, assigning, transferring, pledging, financing, refinancing, rehabilitating, restructuring or otherwise dealing with or realizing upon the Collateral; (c) being a member, partner or similar owner of, and establishing, owning, pledging, selling, transferring and assigning and otherwise dealing with interests in, direct or indirect subsidiaries; (d) entering into this Indenture and the other Transaction Documents and any other documents relating to the purchase, sale, transfer, pledge or servicing of the Collateral and taking the actions and performing the obligations contemplated thereby; and (e) engaging in any lawful act or activity and exercising any powers that are required by or not prohibited under the Transaction Documents and permitted to an exempted company incorporated with limited liability under the laws of the Cayman Islands or that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

Section 7.13 Reporting.

At any time when the Issuer and/or the Co-Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer and/or the Co-Issuer shall promptly furnish or cause to be furnished “Rule 144A Information” (as defined below) to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner or to the Note Administrator for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note by such Holder or beneficial owner. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto). The Note Administrator shall reasonably cooperate with the Issuer and/or the Co-Issuer in mailing or otherwise distributing (at the Issuer’s expense) to such Noteholders or prospective purchasers, at and pursuant to the Issuer’s and/or the Co-Issuer’s written direction the foregoing materials prepared by or on behalf of the Issuer and/or the Co-Issuer; provided, however, that the Note Administrator shall be entitled to prepare and affix thereto or enclose therewith reasonable disclaimers to the effect that such Rule 144A Information was not assembled by the Note Administrator, that the Note Administrator has not reviewed or verified the accuracy thereof, and that it makes no representation as to such accuracy or as to the sufficiency of such information under the requirements of Rule 144A or for any other purpose.

Section 7.14 Calculation Agent.

(a) The Issuer and the Co-Issuer hereby agree that for so long as any Notes remain Outstanding there shall at all times be an agent appointed to calculate the Benchmark in respect of each Interest Accrual Period in accordance with the terms of Schedule B attached hereto (the “Calculation Agent”). The Issuer and the Co-Issuer initially have appointed the Note Administrator as Calculation Agent for purposes of determining the Benchmark and the Interest Distribution Amount for each Interest Accrual Period. The Calculation Agent may be removed by the Issuer at any time with cause, or without cause upon thirty (30) days’ written notice. The Calculation Agent may resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Collateral Manager, the Noteholders and the Rating Agencies. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine the rate using the Benchmark or the Interest Distribution Amount for any Class of Notes for any Interest Accrual Period, the Issuer and the Co-Issuer shall promptly appoint as a replacement Calculation Agent a leading bank which does not control or is not controlled by or under common control with the Issuer or its affiliates. To the extent the Calculation Agent is removed without cause, the expenses incurred in connection with transferring the Calculation Agent’s responsibilities hereunder shall be reimbursed by the Issuer. The Calculation Agent may not resign its duties without a successor having been duly appointed. If no successor Calculation Agent shall have been appointed within thirty (30) days after giving of a notice of resignation, the resigning Calculation Agent or a Majority of the Holders of the Notes, on behalf of itself and all others similarly situated, may petition a court of competent jurisdiction, at the Issuer’s expense, for the appointment of a successor Calculation Agent.

(b) The Calculation Agent shall be required to agree that, as soon as practicable after the Reference Time, but in no event later than 11:00 a.m. (New York Time) on the next succeeding Business Day immediately following each Benchmark Determination Date, the Calculation Agent shall calculate the Benchmark for the related Interest Accrual Period and will communicate such information to the Note Administrator, who shall include such calculation on the next Monthly Report following such Benchmark Determination Date. The Calculation Agent shall notify the Issuer, the Co-Issuer and the Collateral Manager before 5:00 p.m. (New York Time) on each Benchmark Determination Date if it has not determined and is not in the process of determining the Benchmark and the Interest Distribution Amounts for each Class of Notes, together with the reasons therefor. The determination of the Note Interest Rates and the related Interest Distribution Amounts, respectively, by the Calculation Agent shall, absent manifest error, be final and binding on all parties.

Section 7.15 REIT Status.

(a) Sub-REIT shall not take any action that results in the Issuer failing to qualify as a Qualified REIT Subsidiary or other disregarded entity of Sub-REIT for U.S. federal income tax purposes, unless (i) based on an opinion of a nationally recognized tax counsel experienced in such matters, the Issuer will be treated as a Qualified REIT Subsidiary or other disregarded entity of Sub-REIT for U.S. federal income tax purposes, or (ii) based on an opinion of a national recognized tax counsel experienced in such matters, the Issuer will be treated as a foreign corporation that is not engaged in a trade or business within the United States for U.S. federal income tax purposes, (which opinion may be conditioned on compliance with certain restrictions on the investment or other activity of the Issuer and the Servicer or the Collateral Manager, in each case, on behalf of the Issuer).

(b) Without limiting the generality of Section 7.16, if the Issuer is no longer a Qualified REIT Subsidiary or other disregarded entity of a REIT, prior to the time that:

(i) any Collateral Interest would cause the Issuer to be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes or to become subject to U.S. federal income tax on a net income basis,

(ii) restructuring of a Collateral Interest that could cause the Issuer to be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes or to become subject to U.S. federal income tax on a net income basis,

(iii) the Issuer would acquire the real property underlying any Collateral Interest pursuant to a foreclosure or deed-in-lieu of foreclosure, or

(iv) any Loan is modified in such a manner that could cause the Issuer to be treated as engaged in a trade or business in the United States for U.S. federal income tax purposes or to become subject to U.S. federal income tax on a net income basis, the Issuer will either (x) organize one or more Permitted Subsidiaries and contribute the subject property to such Permitted Subsidiary, (y) contribute such Collateral Interest to an existing Permitted Subsidiary, or (z) sell such Collateral Interest in accordance with Section 12.1.

(c) At the direction of 100% of the Preferred Shareholders (including any party that will become the beneficial owner of 100% of the Preferred Shares because of a default under any financing arrangement for which the Preferred Shares are security), the Issuer may operate as a foreign corporation that is not engaged in a trade or business in the United States for U.S. federal income tax purposes, provided that (i) the Issuer receives a No Trade or Business Opinion; (ii) this Indenture and the Servicing Agreement, as applicable, are amended or supplemented (A) to adopt written tax guidelines governing the Issuer’s origination, acquisition, disposition and modification of Loans designed to prevent the Issuer from being treated as engaged in a trade or business in the United States for U.S. federal income tax purposes, (B) to form one or more “grantor trusts” to hold the Loans and (C) to implement any other provisions deemed necessary (as determined by the tax counsel providing the opinion) to prevent the Issuer from being treated as a foreign corporation engaged in a trade or business in the United States for U.S. federal income tax purposes or otherwise becoming subject to U.S. federal withholding tax or U.S. federal income tax on a net income basis; (iii) the Preferred Shareholder shall pay the administrative and other costs related to the Issuer converting from a Qualified REIT Subsidiary to operating as a foreign corporation, including the costs of any opinions and amendments; and (iv) the Preferred Shareholder agrees to pay any ongoing expenses related to the Issuer’s status as a foreign corporation not engaged in a trade or business in the United States for U.S. federal income tax purposes, including but not limited to U.S. federal income tax filings required by the Issuer, the “grantor trusts” or any taxable subsidiaries or required under FATCA and the Cayman FATCA Legislation.

Section 7.16 Issuer Subsidiaries.

Notwithstanding any other provision of this Indenture, the Collateral Manager on behalf of the Issuer shall, following delivery of an Issuer Order to the parties hereto, be permitted to sell or otherwise transfer to an Issuer Subsidiary at any time any Sensitive Asset for consideration consisting entirely of the equity interests of such Issuer Subsidiary (or for an increase in the value of equity interests already owned). Such Issuer Order shall certify that the sale of a Sensitive Asset is being made in accordance with satisfaction of all requirements of this Indenture. The Custodian shall, upon receipt of a Release Request with respect to a Sensitive Asset, release such Sensitive Asset and shall deliver such Sensitive Asset as specified in such Release Request. The following provisions shall apply to all Sensitive Asset and Issuer Subsidiaries:

(a) For all purposes under this Indenture (other than for U.S. federal, state and local income and franchise tax purposes), any Sensitive Asset transferred to a Issuer Subsidiary shall be treated as if it were an asset owned directly by the Issuer.

(b) Any distribution of Cash by an Issuer Subsidiary to the Issuer shall, to the extent of the Issuer’s interest therein, be characterized as Interest Proceeds or Principal Proceeds to the same extent that such Cash would have been characterized as Interest Proceeds or Principal Proceeds if received directly by the Issuer and each Issuer Subsidiary shall cause all proceeds of and collections on each Sensitive Asset owned by such Issuer Subsidiary, to the extent of the Issuer’s interest therein, to be deposited into the Payment Account.

(c) To the extent applicable, the Issuer shall form one or more Securities Accounts with the Securities Intermediary for the benefit of each Issuer Subsidiary and shall, to the extent applicable, cause Sensitive Asset to be credited to such Securities Accounts.

(d) Notwithstanding the complete and absolute transfer of a Sensitive Asset to an Issuer Subsidiary, the ownership interests of the Issuer in an Issuer Subsidiary or any property distributed to the Issuer by an Issuer Subsidiary shall be treated as a continuation of its ownership of the Sensitive Asset that was transferred to such Issuer Subsidiary (and shall be treated as having the same characteristics as such Sensitive Asset).

(e) If the Special Servicer on behalf of the Trustee, or any other authorized party takes any action under this Indenture to sell, liquidate or dispose of all or substantially all of the Collateral, the Issuer (or the Collateral Manager on its behalf) shall cause each Issuer Subsidiary to sell each Sensitive Asset and all other Collateral held by such Issuer Subsidiary, to the extent of the Issuer’s interest therein, and distribute the proceeds of such sale, net of any amounts necessary to satisfy any related expenses and tax liabilities, to the Issuer in exchange for the equity interest in such Issuer Subsidiary held by the Issuer.

(f) Notwithstanding anything to the contrary in this Section 7.16, any Sensitive Asset transferred to an Issuer Subsidiary that is a Taxable REIT Subsidiary shall be treated as a transfer of beneficial ownership of the Sensitive Asset for U.S. federal, state and local income and franchise tax purposes. All parties agree to treat any Issuer Subsidiary that is a Taxable REIT Subsidiary as the owner of such Sensitive Asset and any related income for U.S. federal, state and local income and franchise tax purposes (including in any and all filings with any U.S. federal, state or local income taxing authority).

Section 7.17 Repurchase Requests.

If the Issuer, the Trustee, the Note Administrator, the Collateral Manager, the Servicer or the Special Servicer receives any request or demand that a Collateral Interest be repurchased or substituted arising from any Material Breach of a representation or warranty made with respect to such Collateral Interest, any Material Document Defect or a Combined Loan Repurchase Event (any such request or demand, a “Repurchase Request”) or a withdrawal of a Repurchase Request from any Person other than the Servicer or Special Servicer, then the Collateral Manager (on behalf of the Issuer), the Trustee, the Note Administrator the Servicer or the Special Servicer, as applicable, shall promptly forward such notice of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, to the Servicer (if related to a Performing Loan) or Special Servicer (if related to a Specially Serviced Loan), and include the following statement in the related correspondence: “This is a “Repurchase Request/withdrawal of a Repurchase Request” under Section 3.19 of the Servicing Agreement relating to TRTX 2026-FL8 Issuer, Ltd. and TRTX 2026-FL8 Co-Issuer, LLC, requiring action from you as the “Repurchase Request Recipient” thereunder.” Any Repurchase Request or withdrawal of a Repurchase Request delivered to the Note Administrator shall be submitted in writing or by email to (or such other email address as the Note Administrator shall designate from time to time with a subject line of “Repurchase Request [Withdrawal] – TRTX 2026-FL8.” Upon receipt of such Repurchase Request or withdrawal of a Repurchase Request by the Collateral Manager, the Servicer or Special Servicer pursuant to the prior sentence, the Servicer or the Special Servicer, as applicable, shall be deemed to be the Repurchase Request Recipient in respect of such Repurchase Request or withdrawal of a Repurchase Request, as the case may be, and shall be responsible for complying with the procedures set forth in Section 3.19 of the Servicing Agreement with respect to such Repurchase Request.

Section 7.18 Servicing of Loans and Control of Servicing Decisions.

The Serviced Loans will be serviced by the Servicer or, with respect to Specially Serviced Loans, the Special Servicer, in each case pursuant to the Servicing Agreement, subject to the consultation, consent and direction rights of the Collateral Manager as set forth in the Servicing Agreement, subject to those conditions, restrictions or termination events expressly provided therein. Nothing in this Indenture shall be interpreted to limit in any respect the rights of the Collateral Manager under the Servicing Agreement and none of the Issuer, Co-Issuer, Note Administrator and Trustee shall take any action under this Indenture inconsistent with the rights of the Collateral Manager set forth under the Servicing Agreement. In performing any duties or obligations pursuant to this Indenture, each of the Servicer and the Special Servicer shall be entitled to the same rights, protections, immunities and indemnities afforded to such parties under the Servicing Agreement.

Section 7.19 ABS Due Diligence Services.

If any of the parties to this Indenture receives a Form ABS Due Diligence-15E from any party in connection with any third-party due diligence services such party may have provided with respect to the Collateral Interests (any such party a “Due Diligence Service Provider”), such receiving party shall promptly forward such Form ABS Due Diligence-15E to the 17g-5 Information Provider for posting on the 17g-5 Website. The 17g-5 Information Provider shall post on the 17g-5 Website any Form ABS Due Diligence-15E it receives directly from a Due Diligence Service Provider or from another party to this Indenture, promptly upon receipt thereof.

Section 7.20 Benchmark Agent.

(a) The Issuer hereby appoints the Collateral Manager, and the Collateral Manager hereby accepts the appointment as Benchmark Agent for purposes of determining from time to time at such intervals as it determines whether a Benchmark Transition Event has occurred for purposes of this Indenture and the Notes as set forth in Section 2.16.

(b) The Benchmark Agent shall be entitled to receive, on each Payment Date, reimbursement for all reasonable out-of-pocket expenses incurred by it in the course of performing its obligations hereunder in the order specified in the Priority of Payments as set forth in Section 11.1 (or in such other manner in which Company Administrative Expenses are permitted to be paid under this Indenture). Such expenses shall include the reasonable compensation and out-of-pocket expenses, disbursements and advances of the Benchmark Agent’s agents, counsel, consultants, advisors and experts (provided that any out-of-pocket fees paid to the Benchmark Agent’s consultants, advisors or experts shall be limited to $75,000 over the life of the transaction). The payment obligations to the Benchmark Agent pursuant to this Section 7.20 shall survive the termination of this Indenture. If the Benchmark Agent is terminated pursuant to clause (j) below, the Benchmark Agent shall be entitled to be paid on the next succeeding Payment Date all expenses accruing to it to the date of such termination, resignation or removal in accordance with the Priority of Payments set forth in Section 11.1.

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(c) In the discharge of its obligations, the Benchmark Agent shall not be liable for actions taken or omitted to be taken unless such actions are taken or omitted to be taken by reason of the Benchmark Agent’s gross negligence in the performance of its obligations and duties under the Indenture or by reason of its grossly negligent disregard of those obligations or duties. The Issuer hereby waives and releases, subject to the foregoing, any and all claims with respect to any action taken or omitted to be taken with respect to a Benchmark Replacement, including determinations as to the occurrence of a Benchmark Transition Event or a Benchmark Replacement Date, the selection of a Benchmark Replacement, the determination of the applicable Benchmark Replacement Adjustment, and the determination and implementation of any Benchmark Replacement Conforming Changes.

(d) The Benchmark Agent shall have no direct or indirect liability whatsoever to the holders of any interest in any Note, it being understood that the only remedies available to holders of the Notes in respect of any Benchmark Replacement will be the implementation via court order of a different Benchmark Replacement and the implementation of any court-ordered Benchmark Replacement Date, Benchmark Replacement Adjustment, and the determination and implementation of any Benchmark Replacement Conforming Changes and other potential remedies, but not any remedies against the Benchmark Agent.

(e) The Note Administrator, Calculation Agent and any third party from whom the Benchmark Agent receives advice in connection with the discharge of its obligations as Benchmark Agent will be beneficiaries of this Section 7.20.

(f) The Benchmark Agent shall have no responsibility in respect of any failure to select a Benchmark Replacement due to the unavailability of sufficient guidance from the Relevant Governmental Body or ISDA Definitions or from market practice (taking into account guidance from consultants, advisors or experts) or in the event the Benchmark Agent determines in its discretion that there is not otherwise an industry-accepted rate of interest, spread adjustment or methods for calculating a Benchmark Replacement. The Benchmark Agent shall be fully protected in acting in accordance with its understanding of the recommendations, selections, endorsements or any other guidelines provided by a Relevant Governmental Body or ISDA; provided, however, that the Benchmark Agent shall only be liable to the extent that it was grossly negligent. In the event the Benchmark Agent has to make determinations giving due consideration to industry-accepted standards or market practice, the Benchmark Agent shall, unless it has acted grossly negligent, be fully protected in making such determinations based on its understanding of current industry-accepted standards or market practice (it being understood that such standards or practices may evolve quickly and over time), and the Benchmark Agent may, in its sole discretion, refrain from performing its obligations until it determines that such industry-accepted standards or market practice exist to make such determinations. In all cases, the Benchmark Agent may consult with and shall be entitled to conclusively rely on the advice of legal counsel and the advice of consultants, advisors and experts with respect to any determination that the Benchmark Agent is required to make as Benchmark Agent and shall be protected if it acts in reliance upon such advice.

(g) The Benchmark Agent shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and believed by it to be signed by the proper party or parties. Subject to the provisions of Section 14.6, the Benchmark Agent may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Benchmark Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it. The Benchmark Agent shall in no event have any liability for the actions or omissions of the Issuer, the Servicer, the Note Administrator or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer, the Servicer, the Note Administrator or another Person.

(h) Under no circumstances shall the Benchmark Agent be liable for indirect, punitive, special or consequential damages under or pursuant to this Indenture, its duties or obligations hereunder or arising out of or relating to the subject matter hereof, even if the Benchmark Agent has been advised of the likelihood of such damages and regardless of the form of such action. Notwithstanding anything herein and without limiting the generality of any terms of Section 2.17 or this Section 7.20, the Benchmark Agent shall not have any liability to the extent of any expense, loss, damage, demand, charge or claim resulting from or caused by events or circumstances beyond the reasonable control of such party including the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions, or other similar acts. No provision of this Indenture shall require the Benchmark Agent to take any action that it believes to be contrary to applicable law or to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties thereunder if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Benchmark Agent shall not be deemed to have notice or knowledge of any provisions or terms of any Transaction Document to which it is not a party.

(i) The Issuer shall, and hereby agrees to, indemnify, defend and hold harmless each of the Benchmark Agent, the Note Administrator, the Trustee, the Calculation Agent, the Servicer, the Special Servicer and each of their respective Affiliates, directors, officers, agents and employees from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and out-of-pocket expenses incurred in connection with the enforcement of this indemnity and including reasonable attorneys’ fees) incurred in connection with (i) in the case of the Benchmark Agent, the discharge of the obligations of the Benchmark Agent, other than for its own gross negligence (notwithstanding any other provision or standard of care referenced herein or in the Transaction Documents), and (ii) in the case of the Note Administrator, the Trustee, the Calculation Agent, the Servicer and the Special Servicer, their reliance upon the actions of the Benchmark Agent. With respect to the institution of any claims, disputes or lawsuits arising out of or in connection with the discharge of its obligations as Benchmark Agent, the Benchmark Agent will be entitled to receive, in addition to the reimbursement of expenses as described in clause (b) above, liquidated damages in an amount 1.5 times the aggregate out of pocket costs and expenses (including reasonable attorneys’ fees) otherwise owing to it pursuant to the foregoing indemnity. For the avoidance of doubt, all indemnities payable under this subsection and liquidated damages shall be uncapped and payable as Company Administrative Expenses in accordance with the Priority of Payments.

(j) Subject to Section 7.1(k), the Benchmark Agent may resign its duties hereunder by providing the Issuer with fifteen (15) days’ prior written notice. Subject to Section 7.1(k), the Issuer may remove the Benchmark Agent for cause by providing the Benchmark Agent with at least fifteen (15) days’ prior written notice (with a copy to the Trustee, the Note Administrator, the Collateral Manager, the Servicer, the Special Servicer, the 17g-5 Information Provider (who will be required to promptly post such notice to the 17g-5 Website) and each Rating Agency) if (i) the Benchmark Agent shall default in the performance of any of its duties under this Indenture and, after notice of such default, shall not cure such default within fifteen (15) days (or, if such default cannot be cured in such time, shall not have given within ten (10) days such assurance of cure as shall be reasonably satisfactory to the Issuer), (ii) the Benchmark Agent is dissolved (other than pursuant to a consolidation, amalgamation or merger) or has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger), (iii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Benchmark Agent in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Benchmark Agent or any substantial part of its property or order the winding-up or liquidation of its affairs or (iv) the Benchmark Agent shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Benchmark Agent or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due. The Benchmark Agent agrees that if any of the events specified in clauses (ii), (iii) or (iv) shall occur, it shall give written notice thereof to the Issuer, the Trustee, the Note Administrator, the Collateral Manager, the Servicer, the Special Servicer, the 17g-5 Information Provider (who will be required to promptly post such notice to the 17g-5 Website) and each Rating Agency within three (3) Business Days after the happening of such event. The Benchmark Agent shall cooperate with the Issuer and any successor Benchmark Agent, and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Benchmark Agent.

(k) No resignation or removal of the Benchmark Agent pursuant to this Section shall be effective until a successor Benchmark Agent shall have been appointed by the Issuer that is reasonably acceptable to the Special Servicer. If a successor Benchmark Agent does not take office within fifteen (15) days after the retiring Benchmark Agent resigns or is removed, the retiring Benchmark Agent, the Issuer or a Majority of the Controlling Class, may petition a court of competent jurisdiction for the appointment of a successor Benchmark Agent at the expense of the Issuer.

(l) The Benchmark Agent may be removed by the Issuer at any time with cause, or without cause upon thirty (30) days’ written notice.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures Without Consent of Securityholders.

(a) Without the consent of the Holders of any Notes or any Preferred Shareholders, and without satisfaction of the Rating Agency Condition, the Issuer, the Co-Issuer, when authorized by Board Resolutions of the Co-Issuers, the Trustee, the Advancing Agent and the Note Administrator, at any time and from time to time subject to the requirement provided below in this Section 8.1, may enter into one or more indentures supplemental hereto, in form satisfactory to the parties thereto, for any of the following purposes:

(i) to conform this Indenture to the provisions described in the Offering Memorandum (or any supplement thereto);

(ii) to correct any defect or ambiguity in this Indenture in order to address any manifest error, omission or mistake in any provision of this Indenture;

(iii) to conform this Indenture to any Rating Agency Test Modification;

(iv) to modify or add to any of the provisions of this Indenture any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Benchmark Agent decides, from time to time, may be appropriate to adjust the Benchmark in a manner substantially consistent with or conforming to market practice (or, if the Benchmark Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Benchmark Agent determines that no market practice exists, in such other manner as the Benchmark Agent determines is reasonably necessary);

(v) to provide for the Notes of each Class to bear interest based on the applicable Benchmark Replacement from and after the related Benchmark Replacement Date; and/or at the direction of the Benchmark Agent, to make Benchmark Replacement Conforming Changes;

(vi) to evidence the succession of any Person to the Issuer or the Co-Issuer and the assumption by any such successor of the covenants of the Issuer or the Co-Issuer, as applicable, herein and in the Notes;

(vii) to add to the covenants of the Issuer, the Co-Issuer, the Note Administrator, the Trustee or the Advancing Agent for the benefit of the Holders of the Notes, Preferred Shareholders or to surrender any right or power herein conferred upon the Issuer or the Co-Issuer, as applicable;

(viii) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

(ix) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee or a successor Note Administrator and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(x) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subject to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or to subject any additional property to the lien of this Indenture;

(xi) to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in applicable law or regulation (or the interpretation thereof) or to enable the Issuer and the Co-Issuer to rely upon any exemption or exclusion from registration under the Securities Act, the Exchange Act or the 1940 Act (including, without limitation, (A) to prevent any Class of Notes from being considered an “ownership interest” under the Volcker Rule or (B) to prevent the Issuer or the Co-Issuer from being considered a “covered fund” under the Volcker Rule) or to remove restrictions on resale and transfer to the extent not required thereunder;

(xii) to accommodate the issuance, if any, of Notes in global or book-entry form through the facilities of DTC or otherwise;

(xiii) to take any action commercially reasonably necessary or advisable as required for the Issuer to comply with the requirements of FATCA and the Cayman FATCA Legislation; or to prevent the Issuer from failing to qualify as a Qualified REIT Subsidiary or other disregarded entity of a REIT for U.S. federal income tax purposes or from otherwise being treated as a foreign corporation engaged in a trade or business in the United States for U.S. federal income tax purposes, or to prevent the Issuer, the Holders of the Notes, the Holders of the Preferred Shares, or the Trustee from being subject to withholding or other taxes, fees or assessments or from otherwise being subject to U.S. federal, state, local or foreign income or franchise tax on a net income tax basis;

(xiv) to amend or supplement any provision of the Indenture to the extent necessary to maintain the then-current ratings assigned to the Rated Notes;

(xv) to accommodate the settlement of the Notes in book-entry form through the facilities of DTC, Euroclear or Clearstream or otherwise;

(xvi) to authorize the appointment of any listing agent, transfer agent, paying agent or additional registrar for any Class of Notes required or advisable in connection with the listing of any Class of Notes on any stock exchange, and otherwise to amend this Indenture to incorporate any changes required or requested by any governmental authority, stock exchange authority, listing agent, transfer agent, paying agent or additional registrar for any Class of Notes in connection therewith;

(xvii) to evidence changes to applicable laws and regulations, including the Advisers Act and any rules, regulations or interpretive guidance issued or promulgated thereunder;

(xviii) to modify, eliminate or add to any of the provisions of this Indenture in the event the U.S. Credit Risk Retention Rules, the EU Securitization Laws or the UK Securitization Framework or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, in order to modify or eliminate the risk retention requirements in the event of such amendment or repeal; provided that in relation to the U.S. Credit Risk Retention Rules, the Trustee has received an opinion of counsel to the effect that the action is consistent with and will not cause a violation of the U.S. Credit Risk Retention Rules, and in relation to the EU Securitization Laws or the UK Securitization Framework, the EU/UK Retention Holder (x) consents thereto and (y) certifies to the Trustee that it has received written legal advice to the effect that the action is consistent with and will not cause a violation of the EU Securitization Laws or the UK Securitization Framework (as applicable);

(xix) to reduce the minimum denominations required for transfer of the Notes; provided that such denominations are not reduced below the minimum denomination necessary to maintain an exemption from the registration requirements of the Securities Act or the 1940 Act;

(xx) to modify the provisions of this Indenture with respect to reimbursement of Nonrecoverable Interest Advances if the Collateral Manager determines that the commercial mortgage securitization industry standard for such provisions has changed, in order to conform to such industry standard;

(xxi) to modify the procedures set forth in this Indenture relating to compliance with Rule 17g-5 of the Exchange Act; provided that the change would not materially increase the obligations of the Collateral Manager, the Note Administrator, the Trustee, any paying agent, the Servicer or the Special Servicer (in each case, without such party’s consent) and would not adversely affect in any material respect the interests of any Noteholder or Holder of the Preferred Shares; provided, further, that the Collateral Manager must provide a copy of any such amendment to the 17g-5 Information Provider for posting to the Rule 17g-5 Website and provide notice of any such amendment to the Rating Agencies;

(xxii) to make any amendments necessary to effect a change in the Issuer’s jurisdiction of incorporation (whether by merger, continuation, reincorporation, transfer of assets or otherwise);

(xxiii) at the direction of 100% of the holders of the Preferred Shares (including any party that shall become the beneficial owner of 100% of the Preferred Shares because of a default under any financing arrangement for which the Preferred Shares are security), modify the provisions of this Indenture to adopt restrictions provided by tax counsel in order to prevent the Issuer from being treated as a foreign corporation that is engaged in a trade or business in the United States for U.S. federal income tax purposes or otherwise become subject to U.S. federal withholding tax or U.S. federal income tax on a net income basis; and

(xxiv) make such changes (including the removal and appointment of any listing agent, transfer agent, paying agent or other additional registrar in Ireland) as is necessary or advisable in order for the Offered Notes to be or remain listed on an exchange and otherwise to amend the Indenture to incorporate any changes required or requested by governmental authority, stock exchange authority, listing agent, transfer agent, paying agent or additional registrar for the Notes in connection therewith.

provided that (subject to the further provisions on modification and amendment of this Indenture) such action will not adversely affect the tax treatment of the holders of Notes as indebtedness, constitute an event requiring the beneficial owner of the Offered Notes to recognize gain or loss for U.S. federal income tax purposes or cause the Issuer to be subject to U.S. federal income tax on a net income basis.

The Trustee shall not enter into any such supplemental indenture unless the Trustee and the Note Administrator have received, in addition to such other requirements under the Indenture, a No Trade or Business Opinion from counsel to the Issuer.

The Note Administrator and Trustee are each hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Note Administrator and Trustee shall not be obligated to enter into any such supplemental indenture which affects the Note Administrator’s or Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(b) [Reserved].

Section 8.2 Supplemental Indentures with Consent of Securityholders.

Except as set forth below, the Note Administrator, the Trustee, the Advancing Agent and the Co-Issuers may enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of any Class of Notes or the Preferred Shares under this Indenture only (x) with the written consent of the Holders of at least Majority in Aggregate Outstanding Amount of the Notes of each Class materially and adversely affected thereby (excluding any Notes owned by the Issuer, the Collateral Manager or any of their respective Affiliates) and the Holder of Preferred Shares if materially and adversely affected thereby, by Act of said Securityholders delivered to the Trustee, the Note Administrator and the Co-Issuers, and (y) subject to satisfaction of the Rating Agency Condition, notice of which may be in electronic form. The consent of the Holders of any Class of Notes or the Holders of the Preferred Shares shall be binding on all present and future Holders such Class of Notes or Holders of the Preferred Shares, as applicable.

Notwithstanding the foregoing, any supplemental indenture to add or modify any of the provisions of this Indenture with respect to (a) the definitions of “Controlling Class,” “Majority” and “Supermajority” and (b) the Eligibility Criteria, the Acquisition Criteria or the Note Protection Tests, other than with respect to a Rating Agency Test Modification, shall require, in each case, the consent of the Holders of at least a Supermajority of the Notes of each Class.

Without the consent of (x) all of the Holders of each Outstanding Class of Notes and (y) all of the Holders of the Preferred Shares, no supplemental indenture may:

(a) change the Stated Maturity Date of the principal of or the due date of any installment of interest on any Note, reduce the principal amount thereof or the Note Interest Rate thereon or the Redemption Price with respect to any Note, change the date of any scheduled distribution on the Preferred Shares, or the Redemption Price with respect thereto, change the earliest date on which any Note may be redeemed at the option of the Issuer, change the provisions of this Indenture that apply proceeds of any Collateral to the payment of principal of or interest on Notes or of distributions to the Preferred Share Paying Agent for the payment of distributions in respect of the Preferred Shares or change any place where, or the coin or currency in which, any Note or the principal thereof or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity Date thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(b) reduce the percentage of the Aggregate Outstanding Amount of Notes of each Class or the Notional Amount of Preferred Shares of the Holders thereof whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture;

(c) impair or adversely affect the Collateral except as otherwise permitted in this Indenture;

(d) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or terminate such lien on any property at any time subject hereto or deprive the Holder of any Note of the security afforded to such Holder by the lien of this Indenture;

(e) reduce the percentage of the Aggregate Outstanding Amount of Notes of each Class whose consent is required to request the Trustee to preserve the Collateral or rescind any election to preserve the Collateral pursuant to Section 5.5 or to sell or liquidate the Collateral pursuant to Section 5.4 or 5.5 hereof;

(f) modify any of the provisions of this Section 8.2, except to increase any percentage of Outstanding Notes whose holders’ consent is required for any such action or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(g) modify the definition of the terms “Outstanding” or “Reinvestment Period” or the provisions of Section 11.1(a) or Section 13.1 hereof;

(h) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest on or principal of any Note on any Payment Date or of distributions to the Preferred Share Paying Agent for the payment of distributions in respect of the Preferred Shares on any Payment Date (or any other date) or to affect the rights of the Securityholders to the benefit of any provisions for the redemption of such Securities contained herein;

(i) reduce the permitted minimum denominations of the Notes below the minimum denomination necessary to maintain an exemption from the registration requirements of the Securities Act or the 1940 Act;

(j) modify any provisions regarding non- recourse or non-petition covenants with respect to the Issuer and the Co-Issuer; or

(k) modify any provisions of Section 8.1 or this Section 8.2 (with respect to supplemental indentures).

The Trustee and the Note Administrator shall be entitled to rely upon an Officer’s Certificate of the Issuer (or the Collateral Manager on its behalf) in determining whether or not the Securityholders would be materially or adversely affected by such change (after giving notice of such change to the Securityholders). Such determination shall be conclusive and binding on all present and future Securityholders. Neither the Trustee nor the Note Administrator shall be liable for any such determination made in good faith.

Section 8.3 Execution of Supplemental Indentures.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Note Administrator and Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied (which Opinion of Counsel may rely upon an Officer’s Certificate as to whether or not the Securityholders would be materially and adversely affected by such supplemental indenture). The Note Administrator and Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

The Issuer will be required to provide a draft of any proposed supplement, modification or amendment to the Indenture to the Note Administrator for posting on the Note Administrator’s website at least fifteen (15) Business Days before such supplement, modification or amendment is executed.

The Servicer and Special Servicer will be bound to follow any amendment or supplement to this Indenture of which it has received written notice at least ten (10) Business Days prior to the execution and delivery of such amendment or supplement; provided, however, that with respect to any amendment or supplement to this Indenture which may, in the judgment of the Servicer or the Special Servicer adversely affect the Servicer or the Special Servicer, the Servicer or Special Servicer, as applicable, shall not be bound (and the Issuer, the Note Administrator and the Trustee each agrees that it will not permit any such amendment to become effective) unless the Servicer or Special Servicer, as applicable, gives written consent to the Note Administrator, the Trustee and the Issuer to such amendment. The Issuer, the Trustee and the Note Administrator shall give written notice to the Servicer and Special Servicer of any amendment made to this Indenture pursuant to its terms. In addition, the Servicer and Special Servicer’s written consent shall be required prior to any amendment to this Indenture by which it is adversely affected.

The Collateral Manager will be bound to follow any amendment or supplement to this Indenture, a copy of which it has received at least ten (10) Business Days prior to the execution and delivery of such amendment or supplement; provided, however, that with respect to any amendment or supplement to this Indenture which may, in the judgment of the Collateral Manager, adversely affect it, the Collateral Manager will not be bound (and the Issuer agrees that it shall not permit any such amendment to become effective) unless the Collateral Manager gives written consent to the Trustee and the Issuer to such amendment. The Issuer and the Note Administrator shall give written notice to the Collateral Manager of any amendment made to this Indenture pursuant to the terms hereof. In addition, the Collateral Manager’s written consent shall be required prior to any amendment to this Indenture by which the Collateral Manager is adversely affected.

The Sponsor’s written consent shall be required prior to any amendment to this Indenture by which the Sponsor is adversely affected.

At the cost of the Issuer, the Note Administrator shall provide to each Noteholder, each holder of Preferred Shares and, for so long as any Class of Notes shall remain Outstanding and is rated, the Note Administrator shall provide to the 17g-5 Information Provider and the Rating Agencies a copy of any proposed supplemental indenture at least fifteen (15) Business Days prior to the execution thereof by the Note Administrator, and following execution shall provide to the 17g-5 Information Provider and the Rating Agencies a copy of the executed supplemental indenture.

The Trustee shall not enter into any such supplemental indenture (i) if such action would adversely affect the tax treatment of the Notes as described in the Offering Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” to any material extent or otherwise cause any of the statements described in the Offering Memorandum under the heading “Certain U.S. Federal Income Tax Considerations” to be inaccurate or incorrect to any material extent, and (ii) unless the Trustee and the Note Administrator have received an Opinion of Counsel from Dechert LLP, Vinson & Elkins LLP or other nationally recognized U.S. tax counsel experienced in such matters that the proposed supplemental indenture will not cause the Issuer to be treated as a foreign corporation that is engaged in a trade or business in the United States for U.S. federal income tax purposes. The Trustee and the Note Administrator shall be entitled to rely upon (i) the receipt of notice from the Rating Agencies or the Requesting Party, which may be in electronic form, that the Rating Agency Condition has been satisfied and (ii) receipt of an Opinion of Counsel forwarded to the Trustee and the Note Administrator certifying that, following provision of notice of such supplemental indenture to the Noteholders and holders of the Preferred Shares, that the Securityholders would not be materially and adversely affected by such supplemental indenture. Such determination shall be conclusive and binding on all present and future Securityholders. Neither the Trustee nor the Note Administrator shall be liable for any such determination made in good faith and in reliance upon such Opinion of Counsel, as the case may be.

It shall not be necessary for any Act of Securityholders under this Section 8.3 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Co-Issuer, the Note Administrator and the Trustee of any supplemental indenture pursuant to this Section 8.3, the Note Administrator, at the expense of the Issuer, shall mail to the Securityholders, the Preferred Share Paying Agent, the Servicer, the Special Servicer, the Sponsor and, so long as the Notes are Outstanding and so rated, the Rating Agencies a copy thereof based on an outstanding rating. Any failure of the Trustee and the Note Administrator to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.4 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder, and every Holder of Preferred Shares, shall be bound thereby.

Section 8.5 Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Note Administrator shall, bear a notice in form approved by the Note Administrator as to any matter provided for in such supplemental indenture. If the Issuer and the Co-Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Note Administrator and the Issuer and the Co-Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and the Co-Issuer and authenticated and delivered by the Note Administrator in exchange for Outstanding Notes. Notwithstanding the foregoing, any Note authenticated and delivered hereunder shall be subject to the terms and provisions of this Indenture, and any supplemental indenture.

ARTICLE 9

REDEMPTION OF SECURITIES; REDEMPTION PROCEDURES

Section 9.1 Clean-up Call; Tax Redemption; Optional Redemption; and Auction Call Redemption.

(a) The Notes shall be redeemed by the Issuer and the Co-Issuer, as applicable, at the direction of the Collateral Manager by written notice to the Issuer, the Note Administrator and the Trustee (such redemption, a “Clean-up Call”), in whole but not in part, at a price equal to the applicable Redemption Prices on any Payment Date on or after the Payment Date on which the Aggregate Outstanding Amount of the Offered Notes (excluding Deferred Interest amounts) has been reduced to 10% or less of the Aggregate Outstanding Amount of the Offered Notes on the Closing Date; provided that that the funds available to be used for such Clean-up Call will be sufficient to pay the Total Redemption Price. Disposition of Collateral in connection with a Clean- up Call may include sales of Collateral to more than one purchaser, including by means of sales of participation interests in one or more Participated Loans to more than one purchaser. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral Interest to any Affiliate of Holdco other than Retention Holder in connection with a Clean-up Call.

Notwithstanding anything herein to the contrary in this Indenture, in the case of a Clean-up Call, if the Preferred Shareholder and/or one or more Affiliates thereof own 100% of one or more of the most junior Classes of Notes, such Holder(s) may, in lieu of the Issuer paying such Holder(s) the Redemption Price for such Notes and Preferred Shares, elect to exchange such Notes and the Preferred Shares for all of the Collateral Interests and other assets of the Issuer that remain after the sale of such portion of the Collateral as is necessary to generate cash proceeds in an amount equal to the Total Redemption Price (excluding the Redemption Price attributable to any Notes or Preferred Shares so exchanged).

(b) The Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at the written direction of a Majority of the Preferred Shareholders delivered to the Issuer, the Note Administrator and the Trustee, on the Payment Date following the occurrence of a Tax Event if the Tax Materiality Condition is satisfied at a price equal to the applicable Redemption Prices (such redemption, a “Tax Redemption”); provided that that the funds available to be used for such Tax Redemption will be sufficient to pay the Total Redemption Price. Upon the receipt of such written direction of a Tax Redemption, the Note Administrator shall provide written notice thereof to the Securityholders and the Rating Agencies. Any sale or disposition of a Collateral Interest by the Special Servicer in connection with a Tax Redemption shall be performed upon Issuer Order by the Special Servicer on behalf of the Issuer.

(c) The Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, and without payment of any penalty or premium, at a price equal to the applicable Redemption Prices, on any Payment Date after the end of the Non-call Period, at the written direction of a Majority of the Preferred Shareholders to the Issuer, the Note Administrator and the Trustee (such redemption, an “Optional Redemption”); provided, however, that the funds available to be used for such Optional Redemption will be sufficient to pay the Total Redemption Price. Notwithstanding anything herein to the contrary, the Issuer shall not sell any Collateral Interest to any affiliate other than Retention Holder in connection with an Optional Redemption.

Notwithstanding anything herein to the contrary in this Indenture, in the case of an Optional Redemption, if the Preferred Shareholder and/or one or more Affiliates thereof own 100% of one or more of the most junior Classes of Notes, such Holder(s) may, in lieu of the Issuer paying such Holder(s) the Redemption Price for such Notes and Preferred Shares, elect to exchange such Notes and the Preferred Shares for all of the Collateral Interests and other assets of the Issuer that remain after the sale of such portion of the Collateral as is necessary to generate cash proceeds in an amount equal to the Total Redemption Price (excluding the Redemption Price attributable to any Notes or Preferred Shares so exchanged).

(d) The Notes shall be redeemable by the Issuer and the Co-Issuer, as applicable, in whole but not in part, at a price equal to the applicable Redemption Prices, on any Payment Date occurring in March, June, September and December in each year, beginning on the Payment Date occurring in September 2036, upon the occurrence of a Successful Auction, as defined in, and pursuant to the procedures set forth in, Exhibit J hereto (such redemption, an “Auction Call Redemption”).

(e) The election by the Collateral Manager to redeem the Notes pursuant to a Clean-up Call shall be evidenced by an Officer’s Certificate from the Collateral Manager directing the Note Administrator to pay to the Paying Agent the Redemption Price of all of the Notes to be redeemed from funds in the Payment Account in accordance with the Priority of Payments. In connection with a Tax Redemption, the occurrence of a Tax Event and satisfaction of the Tax Materiality Condition and the election by a Majority of the Preferred Shareholders to redeem the Notes pursuant to a Tax Redemption shall be evidenced by an Officer’s Certificate from the Collateral Manager certifying that such conditions for a Tax Redemption have occurred. The election by a Majority of the Preferred Shareholders to redeem the Notes pursuant to an Optional Redemption shall be evidenced by an Officer’s Certificate from the Collateral Manager certifying that the conditions for an Optional Redemption have occurred.

(f) A redemption pursuant to Section 9.1(a), 9.1(b) or 9.1(c) shall not occur unless (i) at least five (5) Business Days before the scheduled Redemption Date, (A) the Collateral Manager shall have furnished to the Trustee and the Note Administrator evidence (in a form reasonably satisfactory to the Trustee and the Note Administrator) that the Collateral Manager, on behalf of the Issuer, has entered into a binding agreement (as long as the term of such agreement is ninety (90) days or less), (B) at least three (3) Business Days before the scheduled Redemption Date, the Collateral Manager shall have furnished to the Trustee and the Note Administrator evidence (in a form reasonably satisfactory to the Trustee and the Note Administrator) that the Collateral Manager, on behalf of the Issuer, has entered into a binding agreement or agreements with the Retention Holder to sell (directly or by participation or other arrangement) all or part of the Collateral not later than the scheduled Redemption Date, or (C) at least three (3) Business Days prior to the scheduled Redemption Date, TRTX (or an Affiliate or agent thereof) has priced but not yet closed another securitization transaction, and (ii) the related Sale Proceeds pursuant to clauses (a) or (c) or net proceeds pursuant to clause (d), as applicable, (in immediately available funds), together with all other available funds (including proceeds from the sale of the Collateral, Eligible Investments maturing on or prior to the scheduled Redemption Date, all amounts in the Accounts and available Cash), shall be an aggregate amount sufficient to pay all amounts, payments, fees and expenses in accordance with the Priority of Payments due and owing on such Redemption Date.

Section 9.2 Notice of Redemption.

(a) In connection with a Clean-up Call pursuant to Section 9.1(a), a Tax Redemption pursuant to Section 9.1(b), an Optional Redemption pursuant to Section 9.1(c), or an Auction Call Redemption pursuant to Section 9.1(d), the Note Administrator shall set the applicable Record Date ten (10) Business Days prior to the proposed Redemption Date. The Note Administrator shall deliver to the Rating Agencies any notice received by it from the Issuer or the Special Servicer of such proposed Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the Redemption Price of such Notes in accordance with Section 9.1.

(b) Any such notice of an Optional Redemption, Clean-up Call or Tax Redemption may be withdrawn by the Issuer and the Co-Issuer at the direction of the Collateral Manager up to the second Business Day prior to the scheduled Redemption Date by written notice to the Note Administrator, the Trustee, the Preferred Share Paying Agent, the Servicer, the Special Servicer and each Holder of Notes to be redeemed. The failure of any Optional Redemption, Clean-up Call or Tax Redemption that is withdrawn in accordance with this Indenture shall not constitute an Event of Default.

Section 9.3 Notice of Redemption or Maturity by the Issuer.

Any sale or disposition of a Collateral Interest by the Trustee in connection with an Optional Redemption, Clean-up Call, Tax Redemption or Auction Call Redemption shall be performed upon Issuer Order by the Collateral Manager on behalf of the Issuer, and the Trustee shall have no responsibility or liability therefore. Notice of redemption (or a withdrawal thereof) or Clean-up Call pursuant to Section 9.1 or the Maturity of any Notes shall be given by first class mail, postage prepaid, mailed not less than ten (10) Business Days (or, where the notice of an Optional Redemption, a Clean-up Call or a Tax Redemption is withdrawn pursuant to Section 9.2(b), four (4) Business Days (or promptly thereafter upon receipt of written notice, if later)) prior to the applicable Redemption Date or Maturity, to (unless the Note Administrator agrees to a shorter notice period) the Trustee, the Servicer, the Special Servicer, the Preferred Share Paying Agent, the Rating Agencies, and each Securityholder to be redeemed, at its address in the Notes Register.

All notices of redemption shall state:

(a) the applicable Redemption Date;

(b) the applicable Redemption Price;

(c) that all the Notes are being paid in full and that interest on the Notes shall cease to accrue on the Redemption Date specified in the notice; and

(d) the place or places where such Notes to be redeemed in whole are to be surrendered for payment of the Redemption Price which shall be the office or agency of the Paying Agent as provided in Section 7.2.

Notice of redemption shall be given by the Issuer and the Co-Issuer, or at their request, by the Note Administrator in their names, and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Notes.

Section 9.4 Notes Payable on Redemption Date.

(a) Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption Date (unless the Issuer shall Default in the payment of the Redemption Price and accrued interest thereon) the Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided, however, that if there is delivered to the Issuer, the Co-Issuer, the Note Administrator and the Trustee such security or indemnity as may be required by them to hold each of them harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Issuer, the Note Administrator and the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Payments of interest on the Notes so to be redeemed whose Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(f).

(b) If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Accrual Period the Note remains Outstanding. Additionally, subject to applicable laws and Section 9.4(a), any funds not distributed to a Holder of any Class of Notes on the Redemption Date because of the failure of such Holder to surrender the related Note shall, from and after the Redemption Date, be set aside and held by the Note Administrator for the benefit of such Holder.

Section 9.5 Mandatory Redemption.

(a) If either of the Note Protection Tests is not satisfied as of the most recent Measurement Date, the Offered Notes shall be redeemed (a “Mandatory Redemption”), from Interest Proceeds as set forth in Section 11.1(a)(i)(14) in an amount necessary, and only to the extent necessary, for such Note Protection Test to be satisfied or if sooner, until the Offered Notes have been paid in full. On or promptly after such Mandatory Redemption, the Issuer shall certify or cause to be certified to the Rating Agencies and the Note Administrator whether the Note Protection Tests have been satisfied.

ARTICLE 10

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1 Collection of Amounts; Custodial Account.

(a) Except as otherwise expressly provided herein, the Note Administrator may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all amounts and other property payable to or receivable by the Note Administrator pursuant to this Indenture, including all payments due on the Collateral in accordance with the terms and conditions of such Collateral. The Note Administrator shall segregate and hold all such amounts and property received by it in an Eligible Account in trust for the Secured Parties, and shall apply such amounts as provided in this Indenture. Any Indenture Account may include any number of subaccounts deemed necessary or appropriate by the Note Administrator for convenience in administering such account.

(b) The Note Administrator shall cause the Securities Intermediary on behalf of the Trustee for the benefit of the Secured Parties, to credit all Collateral Interests and Eligible Investments (other than the mortgage notes, mortgages and participation certificates) to an Eligible Account in the name of the Issuer for the benefit of the Secured Parties designated as the “Custodial Account,” except that the Minnesota Collateral may be held by the Custodian in the State of Minnesota pursuant to Section 3.3.

Section 10.2 Reinvestment Account.

(a) The Issuer shall cause the Securities Intermediary to establish, on or prior to the Closing Date, a single, segregated trust account which shall be designated as the “Reinvestment Account,” which shall be held in trust in the name of the Issuer, on behalf of the Trustee, for the benefit of the Secured Parties and over which the Note Administrator shall have exclusive control and the sole right of withdrawal; provided, however, that the Note Administrator shall only withdraw such amounts as directed by the Issuer or the Collateral Manager on behalf of the Issuer. All amounts credited to the Reinvestment Account pursuant to Section 11.1(a)(ii) or otherwise shall be held by the Note Administrator as part of the Collateral and shall be applied to the purposes herein provided.

(b) The Note Administrator agrees to give the Issuer and the Collateral Manager prompt notice if it becomes aware that the Reinvestment Account or any funds on deposit therein, or otherwise to the credit of the Reinvestment Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall have no legal, equitable or beneficial interest in the Reinvestment Account other than in accordance with the Priority of Payments. The Reinvestment Account shall remain at all times an Eligible Account.

(c) The Collateral Manager, on behalf of the Issuer, may direct the Note Administrator to, and upon such direction the Note Administrator shall cause the Securities Intermediary to, invest all funds in the Reinvestment Account in Eligible Investments designated by the Collateral Manager and in accordance with Section 11.2. All interest and other income from such investments shall be deposited in the Reinvestment Account, any gain realized from such investments shall be credited to the Reinvestment Account, and any loss resulting from such investments shall be charged to the Reinvestment Account. The Note Administrator shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such Reinvestment Account resulting from any loss relating to any such investment. If the Note Administrator does not receive written investment instructions from an Authorized Officer of the Collateral Manager, funds in the Reinvestment Account shall be held uninvested.

(d) Amounts in the Reinvestment Account shall remain in the Reinvestment Account (or invested in Eligible Investments) until the earlier of (i) the time the Collateral Manager instructs the Note Administrator in writing to transfer any such amounts (or related Eligible Investments) to the Payment Account, (ii) the time the Collateral Manager notifies the Note Administrator in writing that such amounts (or related Eligible Investments) are to be applied to the acquisition of Reinvestment Collateral Interests in accordance with Section 12.2 and (iii) the first Business Day after the last day of the Reinvestment Period. Upon receipt of notice pursuant to clause (i) above and on the date described in clause (iii) above, the Note Administrator shall transfer the applicable amounts (or related Eligible Investments) to the Payment Account, in each case for application on the next Payment Date pursuant to Section 11.1(a)(ii) as Principal Proceeds.

(e) During the Reinvestment Period, the Collateral Manager on behalf of the Issuer may, by notice to the Note Administrator, direct the Note Administrator to, and upon receipt of such notice the Note Administrator shall, reinvest amounts (and related Eligible Investments) credited to the Reinvestment Account in Loans and Participations selected by the Collateral Manager as permitted under and in accordance with the requirements of Article 12 and such notice. The Note Administrator shall be entitled to conclusively rely on such notice and shall not be required to make any determination as to whether any loans or participations satisfy the Eligibility Criteria, the Acquisition Criteria or the Acquisition and Disposition Requirements.

(f) During the Reinvestment Period, upon written certification by the Collateral Manager to the Servicer and the Note Administrator that (i) the Note Protection Tests were satisfied as of the immediately preceding Payment Date and (ii) the Collateral Manager reasonably expects the Note Protection Tests to be satisfied on the immediately succeeding Payment Date, the Servicer shall, pursuant to the Servicing Agreement, remit any Unscheduled Principal Payments to the Note Administrator for deposit into the Reinvestment Account prior to a Payment Date and such Principal Proceeds available for distribution in accordance with the Priority of Payments will be reduced accordingly. Upon receipt of such certification by the Note Administrator and receipt of such funds from the Servicer, the Note Administrator shall be entitled to release any such funds to acquire Reinvestment Collateral Interests upon direction from the Collateral Manager.

(g) The Initial Principal Proceeds Deposit, if any, shall be payable by Seller to Issuer on the Closing Date, and may be netted against any amounts payable by Issuer to Seller under the Collateral Interest Purchase Agreement on the Closing Date. The Issuer shall remit any Initial Principal Proceeds Deposit to the Note Administrator on the Closing Date and the Note Administrator shall deposit such Initial Principal Proceeds Deposit into the Reinvestment Account. The only permitted withdrawals from or application of an Initial Principal Proceeds Deposit on deposit in, or otherwise standing to the credit of, the Reinvestment Account shall be (i) to acquire Reinvestment Collateral Interests and (ii) to withdraw amounts for deposit into the Payment Account for application pursuant to Section 11.1(a)(ii) as Principal Proceeds.

Section 10.3 Payment Account.

(a) The Issuer shall cause the Securities Intermediary to establish, on or prior to the Closing Date, a single, segregated trust account which shall be designated as the “Payment Account,” which shall be held in trust in the name of the Issuer, on behalf of the Trustee, for the benefit of the Secured Parties and over which the Note Administrator shall have exclusive control and the sole right of withdrawal. All funds received by the Note Administrator from the Servicer on each Remittance Date shall be credited to the Payment Account. Any and all funds at any time on deposit in, or otherwise to the credit of, the Payment Account shall be held in trust by the Note Administrator, in its capacity as Securities Intermediary, in the name of the Issuer, on behalf of the Trustee for the benefit of the Secured Parties. Except as provided in Sections 10.3(c), 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be (i) to pay the interest on and the principal of the Notes and make other payments in respect of the Notes in accordance with their terms and the provisions of this Indenture, (ii) to deposit into the Preferred Share Distribution Account for distributions to the Preferred Shareholders, (iii) upon Issuer Order, to pay other amounts specified therein, and (iv) otherwise to pay amounts payable pursuant to and in accordance with the terms of this Indenture, each in accordance with the Priority of Payments.

(b) The Note Administrator agrees to give the Issuer and the Collateral Manager prompt notice if it becomes aware that the Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall have no legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. The Payment Account shall remain at all times an Eligible Account.

(c) The Note Administrator may direct the Securities Intermediary to invest the funds on deposit in the Payment Account in one or more Eligible Investments; provided, that (i) any amounts held in the Payment Account that are invested shall be (x) invested only in short-term Eligible Investments and (y) sold no later than each Payment Date and prior to the operation of the Priority of Payments, and (ii) in all cases, such funds shall be either (x) immediately available or (y) available in accordance with a schedule which will permit the Note Administrator to meet its payment obligations hereunder. The Note Administrator shall be entitled to all income and gain realized from the investment of funds deposited in the Payment Account (such amount, “Additional Note Administrator Compensation”) in accordance with the Priority of Payments. The Note Administrator shall deposit from its own funds in the Payment Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss; provided that the Note Administrator shall not be required to deposit the amount of any loss on any investment of funds if such loss is incurred solely as a result of the insolvency of the federal or state-chartered depository institution or trust company that holds the Payment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of “Eligible Account” in the month in which the loss occurred and at the time such investment was made.

Section 10.4 [Reserved].

Section 10.5 Expense Reserve Account.

(a) The Issuer shall cause the Securities Intermediary to establish, on or prior to the Closing Date, a single, segregated trust account which shall be designated as the “Expense Reserve Account,” which shall be held in trust in the name of the Issuer, on behalf of the Trustee, for the benefit of the Secured Parties and over which the Note Administrator shall have exclusive control and the sole right of withdrawal. The only permitted withdrawal from or application of funds on deposit in, or otherwise standing to the credit of, the Expense Reserve Account shall be to pay (on any day other than a Payment Date), accrued and unpaid Company Administrative Expenses (other than accrued and unpaid expenses and indemnities payable to the Collateral Manager under the Collateral Management Agreement); provided that the Collateral Manager shall be entitled (but not required) without liability on its part, to direct the Note Administrator to refrain from making any such payment of a Company Administrative Expense on any day other than a Payment Date if, in its reasonable determination, taking into account the Priority of Payments, the payment of such amounts is likely to leave insufficient funds available to pay in full each of the items payable prior thereto in the Priority of Payments on the next succeeding Payment Date. Upon direction by the Collateral Manager to the Note Administrator, amounts credited to the Expense

Reserve Account may be applied on or prior to the Determination Date preceding the first Payment Date to pay amounts due in connection with the offering of the Notes. On or after the first Payment Date, any amount remaining in the Expense Reserve Account may, at the election of the Collateral Manager, be designated as Interest Proceeds. On the date on which all or substantially all of the Issuer’s assets have been sold or otherwise disposed of, the Issuer by Issuer Order executed by an Authorized Officer of the Collateral Manager shall direct the Note Administrator to, and upon receipt of such Issuer Order, the Note Administrator shall, transfer all amounts on deposit in the Expense Reserve Account to the Payment Account for application pursuant to Section 11.1(a)(i) as Interest Proceeds.

(b) On each Payment Date, the Collateral Manager may designate Interest Proceeds (in an amount not to exceed $100,000 on such Payment Date) after application of amounts payable pursuant to clauses (1) through (19) of Section 11.1(a)(i) for deposit into the Expense Reserve Account.

(c) The Note Administrator agrees to give the Issuer and the Collateral Manager prompt notice if it becomes aware that the Expense Reserve Account or any funds on deposit therein, or otherwise to the credit of the Expense Reserve Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall have no legal, equitable or beneficial interest in the Expense Reserve Account other than in accordance with the Priority of Payments. The Expense Reserve Account shall remain at all times an Eligible Account.

(d) The Collateral Manager, on behalf of the Issuer, may direct the Note Administrator to, and upon such direction the Note Administrator shall cause the Securities Intermediary to, invest all funds in the Expense Reserve Account in Eligible Investments designated by the Collateral Manager. All interest and other income from such investments shall be deposited in the Expense Reserve Account, any gain realized from such investments shall be credited to the Expense Reserve Account, and any loss resulting from such investments shall be charged to the Expense Reserve Account. The Note Administrator shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of such Expense Reserve Account resulting from any loss relating to any such investment. If the Note Administrator does not receive written investment instructions from an Authorized Officer of the Collateral Manager, funds in the Expense Reserve Account shall be held invested in accordance with Section 11.2.

Section 10.6 Unused Proceeds Account.

(a) The Issuer shall cause the Securities Intermediary to establish, on or prior to the Closing Date, a single, segregated trust account designated as the “Unused Proceeds Account” and shall be held in trust in the name of the Issuer, on behalf of the Trustee, for the benefit of the Secured Parties, into which the amount specified in Section 3.2(e) shall be deposited, and over which the Note Administrator shall have exclusive control and the sole right of withdrawal. All amounts credited from time to time to the Unused Proceeds Account pursuant to this Indenture shall be held by the Note Administrator as part of the Collateral and shall be applied to the purposes herein provided.

(b) The Note Administrator agrees to give the Issuer prompt notice if it becomes aware that the Unused Proceeds Account or any funds on deposit therein, or otherwise to the credit of the Unused Proceeds Account, becomes subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall have no legal, equitable or beneficial interest in the Unused Proceeds Account other than in accordance with the Priority of Payments. The Unused Proceeds Account shall remain at all times an Eligible Account.

(c) On the first Payment Date after the Delayed Purchase Termination Date, any amounts remaining in the Unused Proceeds Account shall be deposited into the Reinvestment Account.

(d) On or prior to the Delayed Purchase Termination Date, the Issuer (or the Collateral Manager on behalf of the Issuer) may by Issuer Order direct the Note Administrator to, and upon receipt of such Issuer Order the Note Administrator shall, apply amounts on deposit in the Unused Proceeds Account to acquire the Delayed Collateral Interest selected by the Collateral Manager as permitted under and in accordance with the requirements of Section 12.6 and such Issuer Order.

(e) To the extent not applied pursuant to Section 12.6, the Collateral Manager, on behalf of the Issuer, may direct the Note Administrator to, and upon such direction the Note Administrator shall cause the Securities Intermediary to, invest all funds in the Unused Proceeds Account in Eligible Investments designated by the Collateral Manager as provided in Section 11.2. All interest and other income from such investments shall be deposited in the Unused Proceeds Account, any gain realized from such investments shall be credited to the Unused Proceeds Account, and any loss resulting from such investments shall be charged to the Unused Proceeds Account. The Note Administrator or the Securities Intermediary shall not in any way be held liable (except as a result of negligence, willful misconduct or bad faith) by reason of any insufficiency of the Unused Proceeds Account resulting from any loss relating to any such investment, except with respect to investments in obligations of the Note Administrator or any Affiliate thereof. If the Note Administrator does not receive investment instructions from an Authorized Officer of the Collateral Manager, funds received in the Unused Proceeds Account shall be invested in accordance with Section 11.2.

(f) On or prior to the Delayed Purchase Termination Date, the Issuer (or the Collateral Manager on behalf of the Issuer) may by Issuer Order direct the Note Administrator to, and upon receipt of such Issuer Order, the Note Administrator shall, apply amounts on deposit in the Unused Proceeds Account to acquire the Delayed Collateral Interest as directed by the Collateral Manager as permitted under and in accordance with the requirements of Section 12.6 and such Issuer Order. Notwithstanding the foregoing, during the Reinvestment Period, the Issuer shall be permitted to acquire the Delayed Collateral Interest which has terms that materially differ from the terms disclosed in the Offering Memorandum so long as (i) the collateral, tenor and general credit features of such Delayed Collateral Interest are substantially as described on Annex A to the Offering Memorandum, (ii) the Rating Agency Condition is satisfied with respect to each Rating Agency and (iii) such Delayed Collateral Interest satisfies the applicable Eligibility Criteria, and the Acquisition Criteria and the Acquisition and Disposition Requirements are satisfied.

Section 10.7 Interest Advances.

(a) With respect to each Payment Date for which the sum of Interest Proceeds and, if applicable, Principal Proceeds, collected during the related Due Period and remitted to the Note Administrator that are available to pay interest on the Notes in accordance with the Priority of Payments, are insufficient to remit the interest due and payable with respect to the Class A Notes, the Class A-S Notes and the Class B Notes on such Payment Date as a result of interest shortfalls on the Collateral Interests (or the application of interest received on the Collateral Interests to pay certain expenses in accordance with the terms of the Servicing Agreement) (the amount of such insufficiency, an “Interest Shortfall”), the Note Administrator shall provide the Advancing Agent with email notice of such Interest Shortfall no later than the close of business on the Business Day preceding such Payment Date, at the following address: , or such other email address as provided by the Advancing Agent to the Note Administrator. The Note Administrator shall provide the Advancing Agent with additional email notice, prior to any funding of an Interest Advance by the Advancing Agent, of any additional interest remittances received by the Note Administrator after delivery of such initial notice that reduces such Interest Shortfall. No later than 10:00 a.m. (New York Time) on the related Payment Date, the Advancing Agent shall advance the difference between such amounts (each such advance, an “Interest Advance”) by deposit of an amount equal to such Interest Advance in the Payment Account, subject to a determination of recoverability by the Advancing Agent as described in Section 10.7(b), and subject to a maximum limit in respect of any Payment Date equal to the lesser of (i) the aggregate amount of the Interest Shortfall that would otherwise occur on the Class A Notes, the Class A-S Notes and the Class B Notes and (ii) the aggregate amount of the interest payments not received in respect of Collateral Interests with respect to such Payment Date (including, for such purpose, interest payments received on the Collateral Interests but applied to pay certain expenses in accordance with the terms of the Servicing Agreement).

Notwithstanding the foregoing, in no circumstance shall the Advancing Agent be required to make an Interest Advance in respect of a Collateral Interest to the extent that the aggregate outstanding amount of all unreimbursed Interest Advances would exceed the Aggregate Outstanding Amount of the Class A Notes, the Class A-S Notes and the Class B Notes. In addition, in no event shall the Advancing Agent, the Backup Advancing Agent or the Trustee be required to advance any payments in respect of (i) interest on any Class of Notes other than the Class A Notes, the Class A-S Notes and the Class B Notes or (ii) principal of any Note. Any Interest Advance made by the Advancing Agent with respect to a Payment Date that is in excess of the actual Interest Shortfall for such Payment Date shall be refunded to the Advancing Agent by the Note Administrator on the related Payment Date (or, if such Interest Advance is made prior to final determination by the Note Administrator of such Interest Shortfall, on the Business Day of such final determination).

The Advancing Agent shall provide the Note Administrator written notice of a determination by the Advancing Agent that a proposed Interest Advance would constitute a Nonrecoverable Interest Advance no later than 10:00 a.m. (New York Time) on the related Payment Date. If the Advancing Agent fails to make any required Interest Advance by 10:00 a.m. (New York Time) on any Payment Date upon which distributions are to be made pursuant to Section 11.1(a)(i), the Collateral Manager shall remove the Advancing Agent in its capacity as advancing agent hereunder as permitted in Section 16.5(d) and the Backup Advancing Agent shall be required to make such Interest Advance no later than 11:00 a.m. (New York Time) on such Payment Date, subject to a determination of recoverability by the Backup Advancing Agent as described in Section 10.7(b). If the Backup Advancing Agent fails to make any required Interest Advance by 11:00 a.m. (New York Time) on any Payment Date, then the Backup Advancing Agent shall notify the Trustee via email at no later than 11:00 a.m. (New York Time) on such Payment Date and shall furnish to the Trustee any information requested by the Trustee to determine recoverability of such Interest Advance. The Trustee shall, based on its determination of recoverability, make such Interest Advance no later than 3:00 p.m. (New York Time) on the Payment Date. The Trustee shall be entitled to conclusively rely on any notice given by the Advancing Agent or Backup Advancing Agent with respect to a Nonrecoverable Interest Advance hereunder. Based upon available information at the time, the Backup Advancing Agent, the Advancing Agent, the Trustee or the Collateral Manager, as applicable, will provide fifteen (15) days prior notice to the Rating Agencies if recovery of a Nonrecoverable Interest Advance would result in an Interest Shortfall on the next succeeding Payment Date. No later than the close of business on the Determination Date related to a Payment Date on which the recovery of a Nonrecoverable Interest Advance would result in an Interest Shortfall, the Backup Advancing Agent, the Advancing Agent, the Trustee or the Collateral Manager, as applicable, shall provide the Rating Agencies with notice of such recovery.

(b) Notwithstanding anything herein to the contrary, none of the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable, shall be required to make any Interest Advance unless such Person determines, in its sole discretion, exercised in good faith that such Interest Advance, or such proposed Interest Advance, plus interest expected to accrue thereon at the Reimbursement Rate, will not be a Nonrecoverable Interest Advance. In determining whether any proposed Interest Advance will be, or whether any Interest Advance previously made is, a Nonrecoverable Interest Advance, the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable, will take into account certain factors, including but not limited to:

(i) amounts that may be realized on each Mortgaged Property in its “as is” or then-current condition and occupancy;

(ii) the potential length of time before such Interest Advance may be reimbursed and the resulting degree of uncertainty with respect to such reimbursement; and

(iii) the possibility and effects of future adverse changes with respect to the Mortgaged Properties, and

(iv) the fact that Interest Advances are intended to provide liquidity only and not credit support to the Holders of any Class of Notes entitled thereto.

For purposes of any such determination of whether an Interest Advance constitutes or would constitute a Nonrecoverable Interest Advance, an Interest Advance shall be deemed to be nonrecoverable if the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable, determines that future Interest Proceeds and Principal Proceeds may be ultimately insufficient to fully reimburse such Interest Advance, plus interest thereon at the Reimbursement Rate within a reasonable period of time. The Backup Advancing Agent and the Trustee will be entitled to conclusively rely on any affirmative determination by the Advancing Agent that an Interest Advance would have been a Nonrecoverable Interest Advance. Absent bad faith, the determination by the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable, as to the nonrecoverability of any Interest Advance shall be conclusive and binding on the Holders of the Notes.

(c) Each of the Advancing Agent, the Backup Advancing Agent and the Trustee may recover any previously unreimbursed Interest Advance made by it (including any Nonrecoverable Interest Advance), together with interest thereon, first, from Interest Proceeds and second (to the extent that there are insufficient Interest Proceeds for such reimbursement), from Principal Proceeds to the extent that such reimbursement would not trigger an additional Interest Shortfall; provided that if at any time an Interest Advance is determined to be a Nonrecoverable Interest Advance, the Advancing Agent, the Backup Advancing Agent or the Trustee shall be entitled to recover all outstanding Interest Advances from the Collection Account pursuant to the Servicing Agreement on any Business Day during any Interest Accrual Period prior to the related Determination Date. The Advancing Agent, the Backup Advancing Agent and the Trustee, as the case may be, shall be permitted (but not obligated) to defer or otherwise structure the timing of recoveries of Nonrecoverable Interest Advances in such manner as the Advancing Agent, Backup Advancing Agent or the Trustee, as the case may be, determines is in the best interest of the Holders of the Notes, as a collective whole, which may include being reimbursed for Nonrecoverable Interest Advances in installments.

(d) The Advancing Agent, the Backup Advancing Agent and the Trustee will each be entitled with respect to any Interest Advance made by it (including Nonrecoverable Interest Advances) to interest accrued on the amount of such Interest Advance for so long as it is outstanding at the Reimbursement Rate.

(e) The obligations of the Advancing Agent, the Backup Advancing Agent and the Trustee to make Interest Advances in respect of the Class A Notes, the Class A-S Notes and the Class B Notes will continue through the Stated Maturity Date, unless the Class A Notes, the Class A-S Notes and the Class B Notes are previously redeemed or repaid in full.

(f) In no event shall the Advancing Agent, in its capacity as such hereunder, the Note Administrator, in its capacity as Backup Advancing Agent hereunder, or the Trustee, in its capacity as backup advancing agent hereunder, be required to advance any amounts in respect of payments of principal of any Collateral Interest or Note. Additionally, in no event shall the Advancing Agent, in its capacity as such hereunder, or the Note Administrator, in its capacity as Backup Advancing Agent hereunder, be required to advance any amounts in respect of payments of principal or interest, or any other amounts, of any Collateral Interest.

(g) In consideration of the performance of its obligations hereunder, the Advancing Agent shall be entitled to receive, at the times set forth herein and subject to the Priority of Payments, to the extent funds are available therefor, the Advancing Agent Fee. For so long as Seller (or any of its Affiliates) is the Advancing Agent and the Retention Holder (or any of its Affiliates) owns the Preferred Shares, the Advancing Agent hereby agrees, on behalf of itself and its affiliates, to waive its rights to receive the Advancing Agent Fee and any Reimbursement Interest. The Note Administrator and the Trustee shall not be entitled to an additional fee in respect of its role as Backup Advancing Agent or backup advancing agent, as applicable. If the Advancing

Agent is terminated for failing to make an Interest Advance hereunder (as provided in Section 16.5(d)) (or for failing to make a Servicing Advance under the Servicing Agreement) that the Advancing Agent did not determine to be nonrecoverable, any applicable subsequent successor advancing agent will be entitled to receive the Advancing Agent Fee (plus Reimbursement Interest on any Interest Advance made by the applicable subsequent successor advancing agent).

(h) The determination by the Advancing Agent, the Backup Advancing Agent or the Trustee (in its capacity as successor Advancing Agent), as applicable, (i) that it has made a Nonrecoverable Interest Advance (together with Reimbursement Interest thereon) or (ii) that any proposed Interest Advance, if made, would constitute a Nonrecoverable Interest Advance, shall be evidenced by an Officer’s Certificate delivered promptly to the Trustee, the Note Administrator, the Issuer and the 17g-5 Information Provider, setting forth the basis for such determination; provided that failure to give such notice, or any defect therein, shall not impair or affect the validity of, or the Advancing Agent, the Backup Advancing Agent or the Trustee, entitlement to reimbursement with respect to, any Interest Advance.

(i) With respect to any Interest Advance made by the Trustee, the Trustee shall succeed to all of the Backup Advancing Agent’s rights, protections and immunities hereunder, including, without limitation, the Backup Advancing Agent’s rights of reimbursement and interest on each Interest Advance at the Reimbursement Rate, the Advancing Agent Fee and the right to determine that a proposed Interest Advance is a Nonrecoverable Interest Advance. Without limiting the generality of the foregoing, all references to “Backup Advancing Agent” in Section 11.1 relating to reimbursing the Backup Advancing Agent for any Interest Advance or interest thereon shall include the “Trustee,” so the Note Administrator shall be entitled to withdraw from the Payment Account any amounts available to pay the Trustee, reimburse the Trustee for such Interest Advances and other items and use such amounts instead to reimburse the Trustee for such Interest Advances; provided that the Trustee shall have priority over the Backup Advancing Agent for such reimbursements.

(j) The Trustee will remain eligible to act as Backup Advancing Agent for so long as it maintains its eligibility requirements as Trustee under Section 6.8.

Section 10.8 Reports by Parties.

(a) The Note Administrator shall supply, in a timely fashion, to the Issuer, the Trustee, the Servicer, the Special Servicer and the Collateral Manager any information regularly maintained by the Note Administrator that the Issuer, the Trustee, the Servicer, the Special Servicer or the Collateral Manager may from time to time request in writing with respect to the Collateral or the Indenture Accounts and provide any other information reasonably available to the Note Administrator by reason of its acting as Note Administrator hereunder and required to be provided by Section 10.9 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement. Each of the Issuer, the Servicer, and the Special Servicer shall promptly forward to the Collateral Manager, the Trustee and the Note Administrator any information in their possession or reasonably available to them concerning any of the Collateral that the Trustee or the Note Administrator reasonably may request or that reasonably may be necessary to enable the Note Administrator to prepare any report or to enable the Trustee or the Note Administrator to perform any duty or function on its part to be performed under the terms of this Indenture.

Section 10.9 Reports; Accountings.

(a) Based on the CREFC® Loan Periodic Update File prepared by the Servicer and delivered by the Servicer to the Note Administrator no later than 4:00 p.m. (New York Time) on the second Business Day before the Remittance Date, the Note Administrator shall prepare and make available on its website initially located at www.ctslink.com (or, upon written request from registered Holders of the Notes or from those parties that cannot receive such statement electronically, provide by first class mail), on each Payment Date to Privileged Persons, a report substantially in the form of Exhibit G hereto (the “Monthly Report”), setting forth the following information:

(i) the amount of the distribution of principal and interest on such Payment Date to the Noteholders and any reduction of the Aggregate Outstanding Amount of the Notes;

(ii) the aggregate amount of compensation paid to the Note Administrator, the Trustee and servicing compensation paid to the Servicer and the Special Servicer during the related Due Period;

(iii) the Aggregate Outstanding Portfolio Balance outstanding immediately before and immediately after the Payment Date;

(iv) the number, Aggregate Outstanding Portfolio Balance, weighted average remaining term to maturity and weighted average interest rate of the Collateral Interests as of the end of the related Due Period;

(v) the number and aggregate Principal Balance of Collateral Interests that are (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent ninety (90) days or more and (D) current but Specially Serviced Loans or in foreclosure but not an REO Property;

(vi) the value of any REO Property owned by the Issuer or any Issuer Subsidiary as of the end of the related Due Period, on an individual Collateral Interest basis, based on the most recent appraisal or valuation;

(vii) the amount of Interest Proceeds and Principal Proceeds received in the related Due Period;

(viii) the amount of any Interest Advances made by the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable;

(ix) the payments due pursuant to the Priority of Payments with respect to each clause thereof;

(x) the number and related Principal Balances of any Collateral Interests that have been (or are related to Loans that have been) extended or modified during the related Due Period on an individual Collateral Interest basis;

(xi) the amount of any remaining unpaid Interest Shortfalls as of the close of business on the Payment Date;

(xii) a listing of each Collateral Interest that was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

(xiii) the aggregate unpaid Principal Balance of the Collateral Interests outstanding as of the close of business on the related Determination Date;

(xiv) with respect to any Collateral Interest as to which a liquidation occurred during the related Due Period (other than through a payment in full), (A) the number thereof and (B) the aggregate of all liquidation proceeds which are included in the Payment Account and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions of the Notes);

(xv) with respect to any REO Property owned by the Issuer or any Permitted Subsidiary thereof, as to which the Special Servicer determined that all payments or recoveries with respect to the related property have been ultimately recovered during the related collection period, (A) the related Collateral Interest and (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Securities);

(xvi) the amount on deposit in each of the Unused Proceeds Account, the Reinvestment Account and the Expense Reserve Account;

(xvii) the aggregate amount of interest on monthly debt service advances in respect of the Collateral Interests paid to the Advancing Agent, the Backup Advancing Agent and/or the Trustee since the prior Payment Date;

(xviii) a listing of each modification, extension or waiver made with respect to each Collateral Interest;

(xix) an itemized listing of any Special Servicing Fees received from the Special Servicer or any of its affiliates during the related Due Period;

(xx) the amount of any dividends or other distributions to the Preferred Shares on the Payment Date;

(xxi) the Net Outstanding Portfolio Balance; and

(xxii) one of the following statements depending on circumstances:

“Unless notice to the contrary provided by the EU/UK Retention Holder or the Retention Holder has been posted to the Note Administrator’s Website under the “investor notices” tab subsequent to the date of this Monthly Report:

(1) the EU/UK Retention Holder continues to retain a material net economic interest in the securitization constituted by the issuance of the Notes in accordance with Article 6(3)(d) of the EU Securitization Regulation, and Article 6(3)(d) of Chapter 2 of the PRASR and SECN 5.2.8R(1)(d) of the FCASR (in each case, as in force on the Closing Date) in accordance with the EU/UK Risk Retention Letter, by means of (i) the EU/UK Retention Holder retaining the Ownership Interest, and the Retention Holder retaining the Retained Securities, in accordance with the EU/UK Risk Retention Letter; and

(2) neither the EU/UK Retention Holder nor the Retention Holder has hedged or otherwise mitigated its credit risk, or sold, transferred or otherwise surrendered all or part of the rights, benefits or obligations, arising from or associated with the Ownership Interest, the Retained Securities or the related underlying portfolio of Collateral Interests, in each case, except to the extent not restricted by the EU Securitization Laws or the UK Securitization Framework.

INVESTORS SHOULD REFER TO THE NOTE ADMINISTRATOR’S WEBSITE UNDER THE “INVESTOR NOTICES” TAB TO VERIFY THAT NO NOTICE OF BREACH OF RISK RETENTION HAS BEEN POSTED SINCE THE TIME THIS MONTHLY REPORT WAS PREPARED.”

or

“The Note Administrator has received a Notice of Breach of Risk Retention pursuant to the EU/UK Risk Retention Letter, a copy of which has been posted to the Note Administrator’s Website under the “investor notices” tab.

INVESTORS SHOULD REFER TO THE NOTE ADMINISTRATOR’S WEBSITE UNDER THE “INVESTOR NOTICES” TAB TO OBTAIN A COPY OF THIS NOTICE.”

For purposes of reporting with respect to the EU/UK Risk Retention Letter as described above, unless the Note Administrator has received a Notice of Breach of Risk Retention at least three (3) Business Days prior to a Payment Date, the Note Administrator will be entitled to assume (without further inquiry) compliance with the EU/UK Risk Retention Letter; provided, however, that the Note Administrator will post within one (1) Business Day of receipt, any Notice of Breach of Risk Retention it receives to the Note Administrator’s Website under the “investor notices” tab;

provided that, notwithstanding anything therein to the contrary, each of the Monthly Report prepared by the Note Administrator and the CREFC® Loan Periodic Update File prepared by the Servicer may not be available for the first Payment Date, or if available, may contain only limited information.

(b) The Note Administrator will post on the Note Administrator’s Website, any report received from the Servicer or Special Servicer detailing any breach of the representations and warranties with respect to any Collateral Interest by the Seller or any of its affiliates and the steps taken by the Seller or any of its affiliates to cure such breach; a listing of any breach of the representations and warranties with respect to any Collateral Interest by the Seller or any of its affiliates and the steps taken by the Seller or any of its affiliates to cure such breach;

(c) All information made available on the Note Administrator’s Website will be restricted and the Note Administrator will only provide access to such reports to Privileged Persons in accordance with this Indenture. In connection with providing access to the Note Administrator’s Website, the Note Administrator may require registration and the acceptance of a disclaimer.

(d) Not more than five (5) Business Days after receiving an Issuer Request requesting information regarding a Clean-up Call, a Tax Redemption, an Auction Call Redemption or an Optional Redemption as of a proposed Redemption Date, the Note Administrator shall, subject to its timely receipt of the necessary information to the extent not in its possession, compute the following information and provide such information in a statement (the “Redemption Date Statement”) delivered to the Preferred Shareholders, the Preferred Share Paying Agent and the Collateral Manager:

(i) the Aggregate Outstanding Amount of the Notes of the Class or Classes to be redeemed as of such Redemption Date;

(ii) the amount of accrued interest due on such Notes as of the last day of the Due Period immediately preceding such Redemption Date;

(iii) the Redemption Price;

(iv) the sum of all amounts due and unpaid under Section 11.1(a) (other than amounts payable on the Notes being redeemed or to the Noteholders thereof); and

(v) the amount in the Collection Account and the Indenture Accounts available for application to the redemption of such Notes.

(e) Commencing after the quarter ending on December 31, 2026, the Collateral Manager, on behalf of the Issuer, shall provide quarterly updates on the status of the business plan for each Collateral Interest to the Note Administrator for posting on the Note Administrator’s Website, and upon the Note Administrator’s receipt thereof, the Note Administrator shall post such updates on the Note Administrator’s Website. Such reports shall be delivered by the Issuer via email to the Note Administrator at and .

(f) Promptly after the Issuer acquires any Subsequent Collateral Interest (except any Companion Interest related to a Loan already owned by the Issuer), the Collateral Manager, on behalf of the Issuer, will be required to provide to the Servicer and the Note Administrator a tape line for such Collateral Interest in the form of Annex A to the final Offering Memorandum in Excel format, which will include the information shown on Annex A for such Subsequent Collateral Interest, and which will be posted on the Note Administrator’s website and made available to Market Data Providers, and upon the Note Administrator’s receipt thereof, the Note Administrator shall post such updates on the Note Administrator’s Website. Such reports shall be delivered by the Issuer via email to the Note Administrator at and .

Section 10.10 Release of Collateral Interests; Release of Collateral.

(a) If no Event of Default has occurred and is continuing and subject to Article 12 hereof, the Issuer (or the Collateral Manager on its behalf) may direct the Trustee to release a Pledged Collateral Interest from the lien of this Indenture, by Issuer Order delivered to the Trustee and the Custodian at least two (2) Business Days prior to the settlement date for any sale of a Pledged Collateral Interest, which Issuer Order shall be accompanied by a certification of the Collateral Manager (i) that the Pledged Collateral Interest has been sold pursuant to and in compliance with Article 12 or (ii) in the case of a redemption pursuant to Section 9.1, the proceeds from any such sale of Collateral Interests are sufficient to redeem the Notes pursuant to Section 9.1, and, upon receipt of a Release Request of such Collateral Interest from the Collateral Manager, the Servicer or the Special Servicer, the Custodian shall deliver any such Pledged Collateral Interest, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or to the Issuer if so requested in the Issuer Order, or, if such Pledged Collateral Interest is represented by a Security Entitlement, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as set forth in such Issuer Order. If requested, the Custodian may deliver any such Pledged Collateral Interest in physical form for examination (prior to receipt of the Sale Proceeds) in accordance with street delivery custom. The Custodian shall (i) deliver any agreements and other documents in its possession relating to such Pledged Collateral Interest and (ii) the Trustee, if applicable, duly assign each such agreement and other document, in each case, to the broker or purchaser designated in such Issuer Order or to the Issuer if so requested in the Issuer Order.

(b) The Issuer (or the Collateral Manager on behalf of the Issuer) may deliver to the Trustee and Custodian at least three (3) Business Days prior to the date set for redemption or payment in full of a Pledged Collateral Interest, an Issuer Order certifying that such Pledged Collateral Interest is being paid in full. Thereafter, the Collateral Manager, the Servicer or the Special Servicer, by delivery of a Release Request, may direct the Custodian to deliver such Pledged Collateral Interest and the related Collateral Interest File therefor on or before the date set for redemption or payment, to the Collateral Manager, the Servicer or the Special Servicer for redemption against receipt of the applicable redemption price or payment in full thereof.

(c) With respect to any Collateral Interest subject to a workout or restructuring, the Issuer (or the Collateral Manager, Servicer or Special Servicer on behalf of the Issuer) may, by Issuer Order delivered to the Trustee and Custodian at least two (2) Business Days prior to the date set for an exchange, tender or sale, certify that a Collateral Interest is subject to a workout or restructuring and setting forth in reasonable detail the procedure for response thereto. Thereafter, the Collateral Manager, the Servicer or the Special Servicer may, in accordance with the terms of, and subject to any required consent and consultation obligations set forth in the Servicing Agreement, direct the Custodian, by delivery to the Custodian of a Release Request, to deliver any Collateral to the Collateral Manager, the Servicer or the Special Servicer in accordance with such Release Request.

(d) The Special Servicer shall remit to the Servicer for deposit into the Collection Account any proceeds received by it from the disposition of a Pledged Collateral Interest and treat such proceeds as Principal Proceeds, for remittance by the Servicer to the Note Administrator on the first Remittance Date occurring thereafter. None of the Trustee, the Note Administrator or the Securities Intermediary shall be responsible for any loss resulting from delivery or transfer of any such proceeds prior to receipt of payment in accordance herewith.

(e) The Trustee shall, upon receipt of an Issuer Order declaring that there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release the Collateral from the lien of this Indenture.

(f) Upon receiving actual notice of any offer or any request for a waiver, consent, amendment or other modification with respect to any Collateral Interest, or in the event any action is required to be taken in respect to an Loan Document, the Special Servicer on behalf of the Issuer will promptly notify the Collateral Manager and the Servicer of such request, and the Special Servicer shall grant any waiver or consent, and enter into any amendment or other modification pursuant to the Servicing Agreement in accordance with the Servicing Standard. In the case of any modification or amendment that results in the release of the related Collateral Interest, notwithstanding anything to the contrary in Section 5.5(a), the Custodian, upon receipt of a Release Request, shall release the related Collateral Interest File upon the written instruction of the Servicer or the Special Servicer, as applicable.

Section 10.11 [Reserved].

Section 10.12 Information Available Electronically.

(a) The Note Administrator shall make available to any Privileged Person (and, in certain cases, to Relevant Recipients) the following items (in each case, as applicable, to the extent received by it) by means of the Note Administrator’s Website the following items (to the extent such items were prepared by or delivered to the Note Administrator in electronic format);

(i) the following documents, which will initially be available under a tab or heading designated “deal documents”:

(1) the final Offering Memorandum related to the Notes offered thereunder, together with Annex A in Excel;

(2) this Indenture, and any schedules, exhibits and supplements thereto;

(3) the CREFC® Loan Setup file;

(4) the Governing Documents of the Issuer;

(5) the Servicing Agreement, any schedules, exhibits and supplements thereto;

(6) the Preferred Share Paying Agency Agreement, and any schedules, exhibits and supplements thereto;

(ii) the following documents will initially be available under a tab or heading designated “periodic reports”:

(1) the Monthly Reports prepared by the Note Administrator pursuant to Section 10.9(a); and

(2) certain information and reports specified in the Servicing Agreement (including the collection of reports specified by the CRE Finance Council or any successor organization reasonably acceptable to the Note Administrator, the Servicer or the Special Servicer, as applicable, to certain reports) known as the “CREFC® Investor Reporting Package” relating to the Collateral Interests (including Subsequent Collateral Interests) to the extent that the Note Administrator receives such information and reports from the Servicer from time to time;

(iii) the following documents, which will initially be available under a tab or heading designated “additional documents”:

(1) upon direction of the Issuer, the Servicer or the Special Servicer, any reports, notice, documents or such other information that, from time to time, the Issuer or the Special Servicer provides to the Note Administrator to be made available on the Note Administrator’s Website;

(2) any quarterly updates on the status of the business plan for each Collateral Interest and quarterly CREFC® CRE CLO Collateral Manager Data Reports delivered by the Issuer or the Collateral Manager to the Note Administrator;

(3) any additional Annex A tape lines delivered by the Collateral Manager to the Note Administrator; and

(4) certain Other Loan Information with respect to any Collateral Interest delivered by the Issuer or the Collateral Manager to the Note Administrator to be made available to on the Note Administrator’s website;

(iv) the following documents, which will initially be available under a tab or heading designated “special notices”:

(1) notice of final payment on the Notes delivered to the Note Administrator pursuant to Section 2.7(d);

(2) notice of termination of the Servicer or the Special Servicer;

(3) notice of a Servicer Termination Event (as defined in the Servicing Agreement) and delivered to the Note Administrator under the terms of the Servicing Agreement;

(4) notice of the resignation of any party to this Indenture or the Servicing Agreement and notice of the acceptance of appointment of a replacement for any such party, to the extent such notice is prepared or received by the Note Administrator;

(5) officer’s certificates supporting the determination that any Interest Advance was (or, if made, would be) a Nonrecoverable Interest Advance delivered to the Note Administrator pursuant to Section 10.7(b);

(6) any direction received by the Note Administrator from the Collateral Manager for the termination of the Special Servicer during any period when such person is entitled to make such a direction, and any direction of a Majority of the Notes to terminate the Special Servicer;

(7) any direction received by the Note Administrator from a Majority of the Controlling Class or a Supermajority of the Notes for the termination of the Note Administrator or the Trustee pursuant to Section 6.9(c);

(8) any notices from the Benchmark Agent with respect to any Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment or any supplemental indenture implementing Benchmark Replacement Conforming Changes;

(9) any notice or documents provided to the Note Administrator by the Collateral Manager or the Servicer directing the Note Administrator to post to the “special notices” tab; and

(10) any notice of a proposed supplement, amendment or modification to this Indenture;

(v) any notices required pursuant to the EU/UK Risk Retention Letter and provided by the EU/UK Retention Holder or the Retention Holder to the Note Administrator (including any Notice of Breach of Risk Retention), which will initially be available under a tab or heading designated “EU/UK Risk Retention Special Notices”;

(vi) any information, documents or reports required to be posted pursuant to the Servicing Agreement and the Pre-Pricing Draft Documents, which will initially be available under a tab or heading designated “EU/UK Transparency Reporting” (and which will be available not only to Privileged Persons, but also to Relevant Recipients in accordance with the Servicing Agreement subject to the related Relevant Recipient making the certification required by the Servicing Agreement);

(vii) the following notices provided by the Sponsor, the Retention Holder or the Collateral Manager to the Note Administrator, if any, which will initially be available under a tab or heading designated “U.S. Risk Retention Special Notices”:

(1) any changes to the fair values set forth in the “U.S. Credit Risk Retention” section of the Offering Memorandum between the date of the Offering Memorandum and the Closing Date;

(2) any material differences between the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values prior to the pricing of the Notes and the Closing Date; and

(3) any noncompliance of the applicable credit risk retention requirements under the credit risk retention requirements under Section 15G of the Exchange Act by the Retention Holder or a Subsequent Retaining Holder as and to the extent the Sponsor is required under the credit risk retention requirements under Section 15G of the Exchange Act;

(viii) the “Investor Q&A Forum” pursuant to Section 10.13; and

(ix) solely to Noteholders and holders of any Preferred Shares, the “Investor Registry” pursuant to Section 10.13.

In addition, the Note Administrator will be required to make available to Market Data Providers that deliver a certification to the Note Administrator the information set forth in clauses (i)-(iv) above.

The Note Administrator shall provide email notification to any Privileged Person that has registered to receive access to the Note Administrator’s Website whenever a notice has been posted to the “U.S. Risk Retention Special Notices” tab or “EU/UK Risk Retention Special Notices” tab.

Privileged Persons who execute Exhibit H-2 shall only be entitled to access the Monthly Report (and any documents, reports and information posted pursuant to the Servicing Agreement in connection with the EU Transparency Requirements to which it has access in accordance with the Servicing Agreement), and shall not have access to any other information on the Note Administrator’s Website.

(b) The Note Administrator’s Website shall initially be located at www.ctslink.com. The foregoing information shall be made available by the Note Administrator on the Note Administrator’s Website promptly following receipt. The Note Administrator may change the titles of the tabs and headings on portions of the Note Administrator’s Website, and may re-arrange the files as it deems proper. The Note Administrator shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any such information is delivered or posted in error, the Note Administrator may remove it from the Note Administrator’s Website. The Note Administrator has not obtained and shall not be deemed to have obtained actual knowledge of any information posted to the Note

Administrator’s Website to the extent such information was not produced by the Note Administrator. In connection with providing access to the Note Administrator’s Website, the Note Administrator may require registration and the acceptance of a disclaimer. The Note Administrator shall not be liable for the dissemination of information in accordance with the terms of this Indenture, makes no representations or warranties as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information. Assistance in using the Note Administrator’s Website can be obtained by calling 866-846-4526.

Section 10.13 Investor Q&A Forum; Investor Registry.

(a) The Note Administrator shall make the “Investor Q&A Forum” available to Privileged Persons and prospective purchasers of Notes that are Privileged Persons by means of the Note Administrator’s Website, where the Noteholders (including beneficial owners of Notes) may (i) submit inquiries to the Note Administrator relating to the Monthly Reports, and submit inquiries to the Collateral Manager, the Servicer or the Special Servicer (each, a “Q&A Respondent”) relating to any servicing or collateral management reports prepared by that party, the Collateral Interests, or the properties related thereto (each an “Inquiry” and collectively, “Inquiries”), and (ii) view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry for a Q&A Respondent, the Note Administrator shall forward the Inquiry to the applicable Q&A Respondent, in each case via email or such other method as the Note Administrator, the Collateral Manager, the Servicer or the Special Servicer, as applicable, agree within a commercially reasonable period of time following receipt thereof. Following receipt of an Inquiry, the Note Administrator and the applicable Q&A Respondent, unless such party determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the applicable Q&A Respondent shall be by email to the Issuer, the Note Administrator, the Collateral Manager, the Servicer and the Special Servicer or such other method as the Issuer, the Note Administrator, the Collateral Manager, the Servicer or the Special Servicer, as applicable, will agree. The Note Administrator shall post (within a commercially reasonable period of time following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Note Administrator’s Website. If the Note Administrator or the applicable Q&A Respondent determines, in its respective sole discretion, that (i) any Inquiry is not of a type described above, (ii) answering any Inquiry would not be in the best interests of the Issuer or the Noteholders, (iii) answering any Inquiry would be in violation of applicable law, the Loan Documents, the Collateral Management Agreement, this Indenture or the Servicing Agreement, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Issuer, the Note Administrator, the Collateral Manager, the Servicer or the Special Servicer, as applicable or (v) answering any such Inquiry would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product, or is otherwise not advisable to answer, it shall not be required to answer such Inquiry and shall promptly notify the Note Administrator of such determination. The Note Administrator shall notify the Person who submitted such Inquiry in the event that the Inquiry shall not be answered in accordance with the terms of this Indenture. Any notice by the Note Administrator to the Person who submitted an Inquiry that shall not be answered shall include the following statement: “Because the Indenture and the Servicing Agreement provides that the Note Administrator, the Collateral Manager, the Servicer and the Special Servicer shall not answer an Inquiry if it determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described in the Indenture, (ii) answering any Inquiry would not be in the best interests of the Issuer and/or the Noteholders, (iii) answering any Inquiry would be in violation of applicable law or the Loan Documents, the Collateral Management Agreement, this Indenture or the Servicing Agreement, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Issuer, the Note Administrator, the Collateral Manager, the Servicer or the Special Servicer, as applicable, or (v) answering any such Inquiry would reasonably be expected to result in the waiver of an attorney client privilege or the disclosure of attorney work product, or is otherwise not advisable to answer, no inference shall be drawn from the fact that the Issuer, the Note Administrator, the Collateral Manager, the Servicer or the Special Servicer has declined to answer the Inquiry.” To the extent that a Q&A Respondent receives an Inquiry from a Noteholder (including beneficial owners of Notes) other than through the Investor Q&A Forum, such Q&A Respondent may, upon obtaining consent of the Person who submitted such Inquiry, post such Inquiry to the Investor Q&A Forum and, if the Person who submitted such Inquiry declines to consent, the related Q&A Respondent may refuse to respond to such inquiry. Answers posted on the Investor Q&A Forum shall be attributable only to the Q&A Respondent, and shall not be deemed to be answers from any other Person. Any Inquiry and the related answer posted to the Note Administrator’s Website may be amended, modified, deleted or otherwise altered as the Issuer, the Note Administrator, the Collateral Manager, Servicer or Special Servicer, as applicable, may determine in its sole discretion. None of the Placement Agents, the Collateral Manager, the Issuer, the Co-Issuer, the Seller, the Advancing Agent, the Future Funding Indemnitor, the Retention Holder, the Servicer, the Special Servicer, the Note Administrator or the Trustee, or any of their respective Affiliates shall certify to any of the information posted in the Investor Q&A Forum and no such party shall have any responsibility or liability for the content of any such information. The Note Administrator shall not be required to post to the Note Administrator’s Website any Inquiry or answer thereto that the Note Administrator determines, in its sole discretion, is administrative or ministerial in nature. The Investor Q&A Forum shall not reflect questions, answers and other communications that are not submitted via the Note Administrator’s Website. Additionally, the Note Administrator may require acceptance of a waiver and disclaimer for access to the Investor Q&A Forum.

(b) The Note Administrator shall make available to any Noteholder or holder of Preferred Shares and any beneficial owner of a Note that is a Privileged Person, the Investor Registry. The “Investor Registry” shall be a voluntary service available on the Note Administrator’s Website, where Noteholders and beneficial owners of Notes can register and thereafter obtain information with respect to any other Noteholder or beneficial owner that has so registered. Any Person registering to use the Investor Registry shall be required to certify that (i) it is a Noteholder, a beneficial owner of a Note or a holder of a Preferred Share and (ii) it grants authorization to the Note Administrator to make its name and contact information available on the Investor Registry for at least forty-five (45) days from the date of such certification to other registered Noteholders and registered beneficial owners or Notes. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, and phone number. If any Noteholder or beneficial owner of a Note notifies the Note Administrator that it wishes to be removed from the Investor Registry (which notice may not be within forty-five (45) days of its registration), the Note Administrator shall promptly remove it from the Investor Registry. The Note Administrator shall not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Note Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(c) Certain information concerning the Collateral and the Notes, including the Monthly Reports, CREFC® Reports, supplemental notices and the items specified in clauses (i)-(iv) of Section 10.12, shall be provided by the Note Administrator to certain market data providers upon receipt by the Note Administrator from such persons of a certification in the form of Exhibit I hereto, which certification may be submitted electronically via the Note Administrator’s Website. The Issuer hereby authorizes the provision of such information to Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., KBRA Analytics, LLC, MBS Data, LLC, RealInsight, London Stock Exchange Group plc and PricingDirect Inc. and such other providers of data and analytical software (“Market Data Providers”) as directed by the Issuer in writing to the Note Administrator. The Issuer may, at any time, direct the Note Administrator to add or remove any Market Data Providers from the list of Market Data Providers permitted to access the Note Administrator’s Website by providing written direction to the Note Administrator, with a copy to the Collateral Manager, the Placement Agents, the Servicer and the Special Servicer. The Issuer may, at any time, provide written direction to the Note Administrator to make available via the Note Administrator’s Website any other information posted to the Note Administrator’s Website to any Market Data Provider.

(d) [Reserved].

(e) The 17g-5 Information Provider will make the “Rating Agency Q&A Forum and Servicer Document Request Tool” available to NRSROs via the 17g-5 Information Providers Website, where NRSROs may (i) submit inquiries to the Note Administrator relating to the Monthly Report, (ii) submit inquiries to the Collateral Manager, the Servicer or the Special Servicer relating to servicing reports prepared by such parties, or the Collateral, except to the extent already obtained, (iii) submit requests for loan-level reports and information, and (iv) view previously submitted inquiries and related answers or reports, as the case may be. Upon receipt of an inquiry or request for the Note Administrator, the Collateral Manager, the Servicer or the Special Servicer, as the case may be, the 17g-5 Information Provider shall forward such inquiry or request to the Note Administrator, the Collateral Manager, the Servicer or the Special Servicer, as applicable, in each case via email within a commercially reasonable period of time following receipt thereof. The Trustee, the Note Administrator, the Collateral Manager, the Issuer, the Co-Issuer, the Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (a) answering the inquiry would be in violation of applicable law, the Servicing Standard, the Collateral Management Standard, this Indenture, the Collateral Management Agreement the Servicing Agreement or the applicable Loan Documents, (b) answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (c) answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, such party, and the performance of such additional duty or the payment of such additional cost or expense is beyond the scope of its duties under this Indenture or the Servicing Agreement, as applicable. In the event that any of the Trustee, the Note Administrator, the Collateral Manager, the Issuer, the Co-Issuer, the Servicer or the Special Servicer declines to answer an inquiry, it shall promptly email the 17g-5 Information Provider with the basis of such declination. The 17g-5 Information Provider will be required to post the inquiries and the related answers (or reports, as applicable) on the Rating Agency Q&A Forum and Servicer Document Request Tool promptly upon receipt, or in the event that an inquiry is unanswered, the inquiry and the basis for which it was unanswered. The Rating Agency Q&A Forum and Servicer Document Request Tool may not reflect questions, answers, or other communications which are not submitted through the 17g-5 Website. Answers and information posted on the Rating Agency Q&A Forum and Servicer Document Request Tool will be attributable only to the respondent, and will not be deemed to be answers from any other Person. No such other Person will have any responsibility or liability for, and will not be deemed to have knowledge of, the content of any such information.

Section 10.14 Certain Procedures.

For so long as the Notes may be transferred only in accordance with Rule 144A, the Issuer (or the Collateral Manager on its behalf) will ensure that any Bloomberg screen containing information about the Rule 144A Global Notes includes the following (or similar) language:

(a) the “Note Box” on the bottom of the “Security Display” page describing the Rule 144A Global Notes will state: “Iss’d Under 144A”;

(b) the “Security Display” page will have the flashing red indicator “See Other Available Information”; and

The indicator will link to the “Additional Security Information” page, which will state that the Offered Notes “are being offered in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are qualified institutional buyers (as defined in Rule 144A under the Securities Act).”

ARTICLE 11

APPLICATION OF FUNDS

Section 11.1 Disbursements of Amounts from Payment Account.

(a) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 hereof, on each Payment Date, the Note Administrator shall disburse amounts transferred to the Payment Account in accordance with the following priorities (the “Priority of Payments”):

(i) Interest Proceeds. On each Payment Date that is not a Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, Interest Proceeds with respect to the related Due Period shall be distributed in the following order of priority:

(1) to the payment of taxes and filing fees (including any registered office and government fees) owed by the Issuer or the Co-Issuer, if any;

(2) (a) first, to the extent not previously reimbursed, to the Trustee, the Backup Advancing Agent and the Advancing Agent, in that order, the aggregate amount of any Nonrecoverable Interest Advances due and payable to such party; (b) second, to the Advancing Agent (or to the Backup Advancing Agent or the Trustee, as applicable, if the Advancing Agent or Backup Advancing Agent, respectively, has failed to make any Interest Advance required to be made by the Advancing Agent pursuant to the terms of the Indenture), the Advancing Agent Fee and any previously due but unpaid Advancing Agent Fee (with respect to amounts owed to the Advancing Agent, to the Backup Advancing Agent or to the Trustee, as applicable, unless waived by the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable) (provided that the Advancing Agent, the Backup Advancing Agent or the Trustee, as applicable, has not failed to make any Interest Advance required to be made in respect of any Payment Date pursuant to the terms of this Indenture); (c) third, to the Advancing Agent, the Backup Advancing Agent and the Trustee, in that order and to the extent due and payable to such party, Reimbursement Interest and reimbursement of any outstanding Interest Advances not to exceed, in each case, the amount that would result in an Interest Shortfall with respect to such Payment Date; and (d) fourth, to the Benchmark Agent, an amount not to exceed $25,000 per year (unless waived by such party);

(3) (a) first, pro rata to the payment to the Note Administrator, to the Trustee of the accrued and unpaid fees in respect of their services equal to $7,500, in each case payable monthly (a portion of which is paid to the Trustee by the Note Administrator), (b) second, to the payment of other accrued and unpaid Company Administrative Expenses of the Note Administrator, the Trustee, the Paying Agent and the Preferred Share Paying Agent not to exceed the sum of $250,000 per Expense Year (of which $100,000 will be allocated to the Trustee and $150,000 will be allocated to the Note Administrator (in each of its capacities); provided that any unused portions of the foregoing cap remaining at the end of an Expense Year will be available to pay the Company Administrative Expenses of any of the Note Administrator (in each of its capacities) or the Trustee) and (c) third, to the payment of any other accrued and unpaid Company Administrative Expenses;

(4) to the payment of the Collateral Manager Fee and any previously due but unpaid Collateral Manager Fee (if not waived by the Collateral Manager);

(5) to the payment of the Class A Interest Distribution Amount plus any Class A Defaulted Interest Amount;

(6) to the payment of the Class A-S Interest Distribution Amount plus any Class A-S Defaulted Interest Amount;

(7) to the payment of the Class B Interest Distribution Amount plus any Class B Defaulted Interest Amount;

(8) to the payment of the Class C Interest Distribution Amount and, if no Class A Notes, Class A-S Notes and Class B Notes are outstanding, any Class C Defaulted Interest Amount;

(9) to the payment of the Class C Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class C Notes);

(10) to the payment of the Class D Interest Distribution Amount and, if no Class A Notes, Class A-S Notes, Class B Notes and Class C Notes are outstanding, any Class D Defaulted Interest Amount;

(11) to the payment of the Class D Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class D Notes);

(12) to the payment of the Class E Interest Distribution Amount and, if no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes and Class D Notes are outstanding, any Class E Defaulted Interest Amount;

(13) to the payment of the Class E Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class E Notes);

(14) if either of the Note Protection Tests is not satisfied as of the Determination Date relating to such Payment Date, to the payment of, first, principal on the Class A Notes, second, principal on the Class A-S Notes, third, principal on the Class B Notes, fourth, principal on the Class C Notes, fifth, principal on the Class D Notes and sixth, principal on the Class E Notes, in each case, to the extent necessary to cause each of the Note Protection Tests to be satisfied or, if sooner, until the Class A Notes, the Class A-S Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes have been paid in full;

(15) to the payment of the Class F Interest Distribution Amount and, if no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes are outstanding, any Class F Defaulted Interest Amount;

(16) to the payment of the Class F Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class F Notes);

(17) to the payment of the Class G Interest Distribution Amount and, if no Class A Notes, Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes and Class F Notes are outstanding, any Class G Defaulted Interest Amount;

(18) to the payment of the Class G Deferred Interest (in reduction of the Aggregate Outstanding Amount of the Class G Notes);

(19) to the payment of any Company Administrative Expenses not paid pursuant to clause (3) above in the order specified therein;

(20) upon direction of the Collateral Manager, for deposit into the Expense Reserve Account in an amount not to exceed $100,000 in respect of such Payment Date; and

(21) any remaining Interest Proceeds to be released from the lien of this Indenture and paid (upon standing order of the Issuer) to the Preferred Share Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the Holder of the Preferred Shares subject to and in accordance with the provisions of the Preferred Share Paying Agency Agreement.

(ii) Principal Proceeds. On each Payment Date that is not a Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, Principal Proceeds with respect to the related Due Period shall be distributed in the following order of priority:

(1) to the payment of the amounts referred to in clauses (1) through (5) of Section 11.1(a)(i) in the same order of priority specified therein, without giving effect to any limitations on amounts payable set forth therein, but only to the extent not paid in full thereunder;

(2) during the Reinvestment Period, for so long as the Note Protection Tests are satisfied, so long as the Issuer is permitted to purchase Reinvestment Collateral Interests under Section 12.2, at the direction of the Collateral Manager, for deposit in the Reinvestment Account, the amount designated by the Collateral Manager during the related Interest Accrual Period to be deposited into the Reinvestment Account to be held for reinvestment in Reinvestment Collateral Interests or, pursuant to written direction of the Collateral Manager (on behalf of the Issuer) to be applied to pay the purchase price of Reinvestment Collateral Interests unless the Note Administrator has received notice of an early termination of the Reinvestment Period or the Collateral Manager (on behalf of the Issuer) directs otherwise in writing, in which case Principal Proceeds will be disbursed in accordance with the remaining steps in the Priority of Payments (it being understood that the Collateral Manager will be deemed to have directed the reinvestment of all Principal Proceeds until such time as it has provided the Note Administrator with a notice to the contrary);

(3) to the payment of principal of the Class A Notes until the Class A Notes have been paid in full;

(4) to the payment of amounts referred to in clause (6) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;

(5) to the payment of principal of the Class A-S Notes until the Class A-S Notes have been paid in full;

(6) to the payment of amounts referred to in clause (7) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;

(7) to the payment of principal of the Class B Notes until the Class B Notes have been paid in full;

(8) to the payment of amounts referred to in clause (8) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;

(9) to the payment of principal of the Class C Notes (including any Class C Deferred Interest) until the Class C Notes have been paid in full;

(10) to the payment of amounts referred to in clause (10) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;

(11) to the payment of principal of the Class D Notes (including any Class D Deferred Interest) until the Class D Notes have been paid in full;

(12) to the payment of amounts referred to in clause (12) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;

(13) to the payment of principal of the Class E Notes (including any Class E Deferred Interest) until the Class E Notes have been paid in full;

(14) to the payment of amounts referred to in clause (15) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;

(15) to the payment of principal of the Class F Notes (including any Class F Deferred Interest) until the Class F Notes have been paid in full;

(16) to the payment of amounts referred to in clause (17) of Section 11.1(a)(i), but only to the extent not paid in full thereunder;

(17) to the payment of principal of the Class G Notes (including any Class G Deferred Interest) until the Class G Notes have been paid in full; and

(18) any remaining Principal Proceeds to be released from the lien of this Indenture and paid (upon standing order of the Issuer) to the Preferred Share Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the Holder of the Preferred Shares subject to and in accordance with the provisions of the Preferred Share Paying Agency Agreement.

During the Reinvestment Period, the Collateral Manager may request that the Servicer remit Principal Proceeds to the Note Administrator, no later than five (5) Business Days after receipt by the Servicer of the related Principal Proceeds, for deposit into the Reinvestment Account prior to a Payment Date upon certification by the Collateral Manager to each of the Servicer and the Note Administrator that (i) the Note Protection Tests were satisfied as of the immediately preceding Payment Date, (ii) the Collateral Manager reasonably expects the Note Protection Tests to be satisfied on the immediately succeeding Payment Date and (iii) the Collateral Manager reasonably expects that such Principal Proceeds will not be necessary to make payments in accordance with clause (1) of this Section 11.1(a)(ii), and Principal Proceeds available for distribution in accordance with this Section 11.1(a)(ii) shall be reduced accordingly. The Collateral Manager shall provide each such request to the Servicer at least five (5) Business Days prior to the expected prepayment subject to such request. Any such request referred to above (a) shall be delivered no more than once in each Due Period and only during the Reinvestment Period and (b) shall specify the requested date of remittance and amount of the Principal Proceeds to be remitted. Upon receipt of such certification by the Note Administrator and receipt of such funds from the Servicer, the Note Administrator shall be entitled to release any such funds upon direction from the Collateral Manager.

(iii) Redemption Dates and Payment Dates During Events of Default. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, Interest Proceeds and Principal Proceeds with respect to the related Due Period shall be distributed in the following order of priority:

(1) to the payment of the amounts referred to in clauses (1) through (4) of Section 11.1(a)(i) in the same order of priority specified therein, but without giving effect to any limitations on amounts payable set forth therein;

(2) to the payment of any out-of-pocket fees and expenses of the Issuer, the Note Administrator and the Trustee (including legal fees and expenses) incurred in connection with an acceleration of the Notes following an Event of Default, including in connection with sale and liquidation of any of the Collateral in connection therewith, to the extent not previously paid or withheld;

(3) to the payment of the Class A Interest Distribution Amount, plus, any Class A Defaulted Interest Amount;

(4) to the payment in full of principal of the Class A Notes;

(5) to the payment of the Class A-S Interest Distribution Amount, plus, any Class A-S Defaulted Interest Amount;

(6) to the payment in full of principal of the Class A-S Notes;

(7) to the payment of the Class B Interest Distribution Amount, plus, any Class B Defaulted Interest Amount;

(8) to the payment in full of principal of the Class B Notes;

(9) to the payment of the Class C Interest Distribution Amount, plus, any Class C Defaulted Interest Amount;

(10) to the payment in full of principal of the Class C Notes (including any Class C Deferred Interest);

(11) to the payment of the Class D Interest Distribution Amount, plus, any Class D Defaulted Interest Amount;

(12) to the payment in full of principal of the Class D Notes (including any Class D Deferred Interest);

(13) to the payment of the Class E Interest Distribution Amount, plus, any Class E Defaulted Interest Amount;

(14) to the payment in full of principal of the Class E Notes (including any Class E Deferred Interest);

(15) to the payment of the Class F Interest Distribution Amount, plus, any Class F Defaulted Interest Amount;

(16) to the payment in full of principal of the Class F Notes (including any Class F Deferred Interest);

(17) to the payment of the Class G Interest Distribution Amount, plus, any Class G Defaulted Interest Amount;

(18) to the payment in full of principal of the Class G Notes (including any Class G Deferred Interest); and

(19) any remaining Interest Proceeds and Principal Proceeds to be released from the lien of this Indenture and paid (upon standing order of the Issuer) to the Preferred Share Paying Agent for deposit into the Preferred Share Distribution Account for distribution to the Holder of the Preferred Shares subject to and in accordance with the provisions of the Preferred Share Paying Agency Agreement.

(b) On or before the Business Day prior to each Payment Date, the Issuer shall, pursuant to Section 10.3, remit or cause to be remitted to the Note Administrator for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(a) required to be paid on such Payment Date.

(c) If on any Payment Date the amount available in the Payment Account from amounts received in the related Due Period are insufficient to make the full amount of the disbursements required by any clause of Section 11.1(a)(i), Section 11.1(a)(ii) or Section 11.1(a)(iii), such payments will be made to Noteholders of each applicable Class, as to each such clause, ratably in accordance with the respective amounts of such disbursements then due and payable to the extent funds are available therefor.

(d) In connection with any required payment by the Issuer to the Servicer or the Special Servicer pursuant to the Servicing Agreement of any amount scheduled to be paid from time to time between Payment Dates from amounts received with respect to the Collateral Interests, the Servicer shall be entitled to retain or withdraw such amounts owed to the Servicer or the Special Servicer, as applicable, from the Collection Account and the Partitioned Loan Collection Account pursuant to the terms of the Servicing Agreement.

Section 11.2 Securities Accounts.

All amounts held by or deposited with the Securities Intermediary in the Unused Proceeds Account, the Reinvestment Account and the Expense Reserve Account pursuant to the provisions of this Indenture shall be invested in Eligible Investments as directed in writing by the Issuer and such amounts shall be credited to the Indenture Account that is the source of funds for such investment. Absent such direction, funds in the foregoing accounts shall be invested in the fund specified in the clause (vi) of the definition of “Eligible Investments”. All amounts held by or deposited with the Note Administrator in the Payment Account shall be invested in accordance with clause (vi) of the definition of Eligible Investments. Any amounts not so invested in Eligible Investments as herein provided shall be credited to one or more securities accounts established and maintained pursuant to the Securities Account Control Agreement (Indenture Accounts) at the Corporate Trust Office of the Securities Intermediary. The Custodial Account held by the Note Administrator shall remain uninvested. For the avoidance of doubt, each of the Payment Account, the Reinvestment Account, the Custodial Account and the Expense Reserve Account shall remain at all times an Eligible Account.

ARTICLE 12

DISPOSITION OF COLLATERAL INTERESTS; REINVESTMENT COLLATERAL

INTERESTS; FUTURE FUNDING ESTIMATES

Section 12.1 Sales of Credit Risk Collateral Interests and Defaulted Collateral Interests.

(a) Except as otherwise expressly permitted or required by this Indenture, subject to compliance with the Acquisition and Disposition Requirements, the Issuer shall not sell or otherwise dispose of any Collateral Interest. The Collateral Manager, on behalf of the Issuer, acting pursuant to the Collateral Management Agreement may direct the Issuer (or the Special Servicer on behalf of the Issuer) in writing to sell at any time:

(i) any Collateral Interest subject to a Material Default (without regard to whether such Collateral Interest is a Defaulted Collateral Interest);

(ii) any Credit Risk Collateral Interest, unless the Note Protection Tests were not satisfied as of the immediately preceding Determination Date and have not been cured as of the proposed sale date;

(iii) any Reinvestment Collateral Interest or Exchange Collateral Interest acquired in violation of the Eligibility Criteria, the Acquisition Criteria or the Acquisition and Disposition Requirements; and

(iv) any Buy/Sell Interest.

The Special Servicer shall sell any Collateral Interest in any sale permitted pursuant to this Section 12.1(a), as directed by the Collateral Manager. Promptly after any sale pursuant to this Section 12.1(a), the Collateral Manager shall notify the 17g-5 Information Provider of the Collateral Interest sold and the sale price and shall provide such other information relating to such sale as may be reasonably requested by the Rating Agencies.

If a Collateral Interest that is a Defaulted Collateral Interest is not sold or otherwise disposed of by the Issuer within three (3) years of such Collateral Interest becoming a Defaulted Collateral Interest, the Collateral Manager shall use commercially reasonable efforts to cause the Issuer to sell or otherwise dispose of such Collateral Interest as soon as commercially practicable thereafter. In no event shall the Issuer or the Collateral Manager be permitted to sell or otherwise dispose of any Collateral Interest for the primary purpose of recognizing gains or decreasing losses resulting from market value changes.

In connection with the sale of a Credit Risk Collateral Interest or a Collateral Interest subject to a Material Default Interest pursuant to this Section 12.1(a), the Collateral Manager may also cause the Issuer to create one or more participation interests in such Collateral Interest and direct the Trustee to sell one or more of such participation interests.

(b) In addition, with respect to any Collateral Interest subject to a Material Default (without regard to whether such Collateral Interest is a Defaulted Collateral Interest) or Credit Risk Collateral Interest permitted to be sold pursuant to Section 12.1(a), such Collateral Interest may be sold by the Issuer at the direction of the Collateral Manager:

(i) to an entity, other than an Interested Person; or

(ii) with respect to a Credit Risk Collateral Interest, to an Interested Person that is purchasing such Credit Risk Collateral Interest from the Issuer for a Cash purchase price that is:

(A) in the case of an Interested Person other than the Collateral Manager or any of its Affiliates, equal to or greater than the Par Purchase Price, or

(B) in the case of the Collateral Manager or any of its Affiliates:

(I) until the Disposition Limitation Threshold has been met, equal to or greater than the Par Purchase Price thereof; and

(II) after the Disposition Limitation Threshold has been met, following disclosure to, and approval by, the Advisory Committee, equal to or greater than the greater of (x) the Par Purchase Price thereof and (y) the fair market value thereof; or

(iii) with respect to a Collateral Interest subject to a Material Default, for a price that (x) the Special Servicer, in accordance with the Servicing Standard, or (y) the Trustee, as applicable, determines to be at least equal to the fair market value of such Defaulted Collateral Interest (any purchase in this clause (iii) and clause (ii) above is referred to herein as a “Credit Risk/Defaulted Collateral Interest Cash Purchase”).

If the Collateral Manager directs the sale of a Collateral Interest acquired in violation of the applicable Eligibility Criteria, the Acquisition Criteria or the Acquisition and Disposition Requirements, the Issuer may sell such Collateral Interest to the Collateral Manager or an Affiliate thereof for a Cash purchase price that is equal to the Par Purchase Price. If the Collateral Manager does not promptly direct the sale of a Collateral Interest that is determined to have been acquired in violation of the applicable Eligibility Criteria, the Acquisition Criteria or the Acquisition and Disposition Requirements, the Issuer shall satisfy the Rating Agency Condition with respect to such Collateral Interest within sixty (60) days after such date of determination. If the Issuer satisfies the Rating Agency Condition with respect to such Collateral Interest within such time period, the Issuer may retain such Collateral Interest. If the Issuer does not satisfy the Rating Agency Condition with respect to such Collateral Interest within such time period, the Issuer shall promptly sell such Collateral Interest to the Collateral Manager or an Affiliate thereof for a cash purchase price that is equal to the Par Purchase Price thereof.

If a Collateral Interest that is a Defaulted Collateral Interest is not sold or otherwise disposed of by the Issuer within three years of such Collateral Interest becoming a Defaulted Collateral Interest, the Collateral Manager shall use commercially reasonable efforts to cause the Issuer to sell or otherwise dispose of such Collateral Interest as soon as commercially practicable thereafter. Any sale or other disposition of a Collateral Interest shall be subject to the Acquisition and Disposition Requirements.

(c) Whether any offer constitutes a fair price for any Collateral Interest subject to a Material Default shall be determined by the Special Servicer, if the highest offeror is a person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person. If the Trustee is required to determine the fair price for any Collateral Interest subject to a Material Default, Trustee may (at its option and at the expense of the Issuer), and shall, if the purchaser is the Seller or any of its Affiliates, designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in mortgage loans similar to such Collateral Interest, that has been selected with reasonable care by the Trustee to determine the fair market value for such Collateral Interest. The Trustee shall be entitled to conclusively rely upon any such third party determination; provided that no offer from an Interested Person will constitute a fair price for purposes of this Section 12.1 unless (i) it is the highest offer received and (ii) if such Collateral Interest has been marketed for sale for a period of less than three months, at least one other offer is received from an independent third party. All reasonable fees and costs of any appraisals, inspection reports, and opinions of value incurred by any such third party shall be covered by, and shall be paid in advance of any determination by the applicable Interested Person; provided that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

(d) One or more Collateral Interests subject to Material Defaults (without regard to whether any such Collateral Interest is a Defaulted Collateral Interest) or Credit Risk Collateral Interests may be disposed of at any time, following disclosure to, and approval by, the Advisory Committee, by the Collateral Manager directing the Issuer to exchange such Collateral Interests subject to Material Defaults or Credit Risk Collateral Interests for (1) one or more Collateral Interests owned by the Collateral Manager or an Affiliate of the Collateral Manager that satisfies the Eligibility Criteria and the Acquisition and Disposition Requirements (such Collateral Interest, an “Exchange Collateral Interest”) or (2) a combination of one or more Exchange Collateral Interests and cash; provided that:

(i) with respect to any Collateral Interest subject to a Material Default (without regard to whether such Collateral Interest is a Defaulted Collateral Interest), the sum of (1) the Par Purchase Price of such Exchange Collateral Interest plus (2) the cash amount (if any) to be paid to the Issuer by the Collateral Manager or an affiliate of the Collateral Manager, in connection with such exchange, is equal to or greater than the Par Purchase Price of such Collateral Interest sought to be exchanged; and

(ii) with respect to any Credit Risk Collateral Interest:

(1) until the Disposition Limitation Threshold has been met, the sum of (1) the Par Purchase Price of such Exchange Collateral Interest plus (2) the cash amount (if any) to be paid to the Issuer by the Collateral Manager or an affiliate of the Collateral Manager, in connection with such exchange, is equal to or greater than the Par Purchase Price of the Credit Risk Collateral Interest sought to be exchanged; and

(2) after the Disposition Limitation Threshold has been met, the sum of (1) the Par Purchase Price of such Exchange Collateral Interest plus (2) the cash amount (if any) to be paid to the Issuer by the Collateral Manager or an affiliate of the Collateral Manager, in connection with such exchange, is equal to or greater than the greater of (x) the Par Purchase Price of the Credit Risk Collateral Interest sought to be exchanged and (y) the fair market value of such Credit Risk Collateral Interest.

(e) In addition to the above, the Majority of the Preferred Shareholders shall have an assignable right to purchase (i) any Collateral Interest subject to a Material Default (without regard to whether such Collateral Interest is a Defaulted Collateral Interest) and (ii) any Credit Risk Collateral Interest for a purchase price equal to, (x) until the Disposition Limitation Threshold has been met, the Par Purchase Price, and (y) after the Disposition Limitation Threshold has been met, following disclosure to, and approval by, the Advisory Committee, the greater of (1) the Par Purchase Price and (2) the fair market value thereof.

(f) After the Issuer has notified the Trustee and the Note Administrator of an Optional Redemption, a Clean-up Call, a Tax Redemption or an Auction Call Redemption in accordance with Section 9.3, the Collateral Manager, on behalf of the Issuer, and acting pursuant to the Collateral Management Agreement, may at any time direct the Trustee in writing by Issuer Order to sell, and the Trustee shall sell in the manner directed by the Majority of the Preferred Shareholders in writing, any Collateral Interest without regard to the foregoing limitations in Section 12.1(a); provided that:

(i) the Sale Proceeds therefrom must be used to pay certain expenses and redeem all of the Notes in whole but not in part pursuant to Section 9.1, and upon any such sale the Trustee shall release the lien on such Collateral Interest pursuant to Section 10.12 and the Custodian shall upon receipt of a Release Request, release the related Collateral Interest File;

(ii) the Issuer may not direct the Trustee to sell (and the Trustee shall not be required to release) a Collateral Interest pursuant to this Section 12.1(f) unless:

(1) the Collateral Manager certifies to the Trustee and the Note Administrator that, in the Collateral Manager’s reasonable business judgment based on calculations included in the certification (which shall include the sales prices of the Collateral Interests), the Sale Proceeds from the sale of one or more of the Collateral Interests and all Cash and proceeds from Eligible Investments will be at least equal to the Total Redemption Price; and

(2) the Independent accountants appointed by the Issuer pursuant to Section 10.13 shall recalculate the calculations made in clause (1) above and prepare an agreed-upon procedures report; and

(iii) in connection with an Optional Redemption, an Auction Call Redemption, a Clean-up Call, or a Tax Redemption, all the Collateral Interests to be sold pursuant to this Section 12.1(f) must be sold in accordance with the requirements set forth in Section 9.1(f).

(g) In the event that any Notes remain Outstanding as of the Payment Date occurring six months prior to the Stated Maturity Date of the Notes, the Collateral Manager will be required to determine whether the proceeds expected to be received on the Collateral Interests prior to the Stated Maturity Date of the Notes will be sufficient to pay in full the principal amount of (and accrued interest on) the Notes on the Stated Maturity Date. If the Collateral Manager determines, in its sole discretion, that such proceeds will not be sufficient to pay the outstanding principal amount of and accrued interest on the Notes on the Stated Maturity Date of the Notes, the Issuer will, at the direction of the Collateral Manager, be obligated to liquidate the portion of Collateral Interests sufficient to pay the remaining principal amount of and interest on the Notes on or before the Stated Maturity Date. The Collateral Interests to be liquidated by the Issuer will be selected by the Collateral Manager.

(h) Notwithstanding anything herein to the contrary, the Collateral Manager on behalf of the Issuer shall be permitted to sell or otherwise transfer (including as a contribution) to (i) a Permitted Subsidiary at any time any Sensitive Asset for consideration consisting of equity interests in such Permitted Subsidiary (or an increase in the value of equity interests already owned), and (ii) an REO Subsidiary at any time, any REO Property for consideration consisting of equity interests in such REO Subsidiary (or an increase in the value of equity interests already owned).

(i) Under no circumstance shall the Trustee in its individual capacity be required to acquire any Collateral Interests or any property related thereto.

(j) The Issuer may (A) sell any Collateral Interest to the Seller pursuant to the Collateral Interest Purchase Agreement in connection with a Material Breach, a Material Document Defect or a Combined Loan Repurchase Event for a purchase price equal to the Par Purchase Price, or (B) substitute any Collateral Interest pursuant to the Collateral Interest Purchase Agreement in connection with a Material Breach, a Material Document Defect or a Combined Loan Repurchase Event for (1) a Collateral Interest that is owned by the Seller that satisfies the applicable Eligibility Criteria, subject to the satisfaction of the Acquisition Criteria and the Acquisition and Disposition Requirements (such Collateral Interest, a “Substitute Collateral Interest”) or (2) a combination of a Substitute Collateral Interest and Cash; provided that with respect to any affected Collateral Interest, the sum of (x) the Par Purchase Price thereof plus (y) the Cash amount (if any) to be paid to the Issuer in connection with such exchange, is equal to or greater than the Par Purchase Price of the Collateral Interest sought to be exchanged.

(k) In the event that any Collateral Interest is subject to a mezzanine intercreditor agreement, Partition Agreement, subordination agreement or other agreement which grants a third party the option to purchase the Collateral Interest, and such third party exercises its option to purchase such Collateral Interest, the Issuer may sell such Collateral Interest to the holder of such purchase option or its designee, at the price specified in the applicable mezzanine intercreditor agreement, Partition Agreement, subordination agreement or other agreement.

(l) In the case of a sale of a Credit Risk Collateral Interest or a Collateral Interest subject to a Material Default, or the exchange of a Credit Risk Collateral Interest or a Collateral Interest subject to a Material Default, in each case, which is a Combined Loan, the related Mortgage Loan and the corresponding Mezzanine Loan shall be sold or exchanged together. In addition, with respect to any Loans or Collateral Interests that are cross-collateralized and cross-defaulted with each other, including with respect to any Combined Loan, if one of such Loans or Collateral Interests is to be sold in any manner described herein, the Issuer will be required to dispose of such Loans or Collateral Interests and all of the related cross-collateralized and cross-defaulted Loans or Collateral Interests, unless the related borrower satisfies the conditions in the related Loan Documents for the uncrossing of such Loans or Collateral Interests.

(m) In the event that a Collateral Interest or the underlying Loan is modified pursuant to the Servicing Agreement in a way that creates one or more new Companion Interests that did not previously exist, or with respect to which the principal amount of one or more of the newly created Companion Interests was previously part of either the Collateral Interest or the underlying Loan, the Issuer will be permitted to dispose of the newly created Companion Interest.

(n) Any Collateral Interest sold pursuant to this Section 12.1 shall be released from the lien of this Indenture.

Section 12.2 Reinvestment Collateral Interests.

(a) During the Reinvestment Period, amounts (or Eligible Investments) credited to the Reinvestment Account may, but are not required to, be reinvested in Reinvestment Collateral Interests (which shall be, and hereby are upon acquisition by the Issuer, Granted to the Trustee pursuant to the Granting Clause of this Indenture) that satisfy the applicable Eligibility Criteria, the Acquisition Criteria and the Acquisition and Disposition Requirements, as evidenced by an Officer’s Certificate of the Collateral Manager on behalf of the Issuer delivered to the Trustee and the Note Administrator substantially in the form of Exhibit K hereto, as of the related Transfer Date. Principal Proceeds (including Sale Proceeds) shall not be reinvested following the Reinvestment Period.

(b) In addition, the acquisition by the Issuer of any Subsequent Collateral Interest shall be conditioned upon delivery by the Issuer to the Note Administrator and the Custodian of a Subsequent Transfer Instrument substantially in the form of Exhibit C to the Collateral Interest Purchase Agreement.

(c) Amounts on deposit in the Reinvestment Account shall be available for the table-funding and subsequent acquisition of any Reinvestment Collateral Interest subject to the procedures and conditions set forth in this Section 12.2 above and as long as the Custodian is in possession of either (i) the related Loan Documents, delivered no later than one (1) Business Day prior to the related closing date, or (ii) a bailee letter received from origination counsel that is issued with respect to the related Loan Documents; provided that (x) the bailee under the bailee letter shall not be an agent of the Custodian and (y) the Loan Documents held under bailee letter shall be forwarded to the Custodian no later than five (5) Business Days following acquisition of such Reinvestment Collateral Interest.

(d) Notwithstanding the foregoing provisions, at any time when the Retention Holder or an Affiliate that is wholly-owned by Sub-REIT or a subsequent REIT and is a disregarded entity for U.S. federal income tax purposes of such REIT holds 100% of the Class F Notes, the Class G Notes and the Preferred Shares, it may contribute additional Cash, Eligible Investments and/or Collateral Interests to the Issuer so long as, in the case of Collateral Interests, any such Collateral Interests satisfy the Eligibility Criteria and the Acquisition and Disposition Requirements as of the related Transfer Date, including, but not limited to, for purposes of effecting any cure rights reserved for the holder of the Participations or A Notes, pursuant to and in accordance with the terms of the related Partition Agreement. Cash or Eligible Investments contributed to the Issuer by the Retention Holder (during the Reinvestment Period shall be credited to the Reinvestment Account (unless the Retention Holder directs otherwise) and may be reinvested by the Issuer in Reinvestment Collateral Interests, so long as no Event of Default has occurred and is continuing.

(e) Notwithstanding the foregoing provisions, (i) Cash on deposit in the Reinvestment Account may be invested in Eligible Investments pending investment in Reinvestment Collateral Interests and (ii) if an Event of Default shall have occurred and be continuing, no Reinvestment Collateral Interest may be acquired unless it was the subject of a commitment entered into by the Issuer prior to the occurrence of such Event of Default.

Section 12.3 Conditions Applicable to All Transactions Involving Sale or Grant.

(a) Any transaction effected after the Closing Date under this Article 12 or Section 10.12 shall be conducted in accordance with the requirements of the Collateral Management Agreement; provided that (1) the Collateral Manager shall not direct the Issuer to acquire any Collateral Interest for inclusion in the Collateral from the Collateral Manager or any of its Affiliates as principal or to sell any Collateral Interest from the Collateral to the Collateral Manager or any of its Affiliates as principal unless the transaction is effected in accordance with the Collateral Management Agreement and (2) the Collateral Manager shall not direct the Issuer to acquire any Collateral Interest for inclusion in the Collateral from any account or portfolio for which the Collateral Manager serves as investment adviser or direct the Issuer to sell any Collateral Interest to any account or portfolio for which the Collateral Manager serves as investment adviser unless such transactions comply with the Collateral Management Agreement and Section 206(3) of the Advisers Act. The Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties.

(b) Upon any Grant pursuant to this Article 12 (including any Grant pursuant to the acquisition of any Collateral Interest as evidenced by any Subsequent Transfer Instrument), all of the Issuer’s right, title and interest to such Collateral Interest or Security shall be Granted to the Trustee pursuant to this Indenture, such Collateral Interest or Security shall be registered in the name of the Issuer, and, if applicable, the Trustee (or the Custodian on its behalf) shall receive such Collateral Interest or Security.

(c) Notwithstanding anything contained in this Article 12 to the contrary, the Issuer shall, subject to this Section 12.3(c), have the right to effect any transaction which has been consented to by the Holders of Notes evidencing 100% of the Aggregate Outstanding Amount of each and every Class of Notes (or if there are no Notes Outstanding, 100% of the Preferred Shares).

Section 12.4 Modifications to Note Protection Tests.

(a) In the event that any Rating Agency modifies the definitions or calculations relating to either of the Note Protection Tests (each, a “Rating Agency Test Modification”), in any case in order to correspond with published changes in the guidelines, methodology or standards established by such Rating Agency, the Issuer may, but is under no obligation solely as a result of this Section 12.4 to, incorporate corresponding changes into this Indenture by an amendment or supplement hereto without the consent of the Holders of the Notes (except as provided below) (but with written notice to the Noteholders) or the Preferred Shares if (x) the Rating Agency Condition is satisfied with respect to each Rating Agency then rating any Class of Notes and (y) written notice of such modification is delivered by the Collateral Manager to the Note Administrator, the Trustee and the Holders of the Notes and Preferred Shares (which notice may be included in the next regularly scheduled report to Noteholders). Any such Rating Agency Test Modification shall be effected without execution of a supplemental indenture; provided, however, that such amendment shall be (i) evidenced by a written instrument executed and delivered by each of the Co-Issuers and the Collateral Manager and delivered to the Trustee and the Note Administrator, and (ii) accompanied by delivery by the Issuer to the Trustee and the Note Administrator of an Officer’s Certificate of the Issuer (or the Collateral Manager on behalf of the Issuer) certifying that such amendment has been made pursuant to and in compliance with this Section 12.4.

Section 12.5 Ongoing Future Advance Estimates.

(a) The Note Administrator and the Trustee, on behalf of the Noteholders and the Holders of the Preferred Shares, are hereby directed by the Issuer to (i) enter into the Future Funding Agreement and the Securities Account Control Agreement (Future Funding Reserve Account), pursuant to which the Seller will agree to pledge certain collateral described therein in order to secure certain future funding obligations of any Affiliated Future Funding Companion Participation Holder as holder of any Future Funding Companion Participations and (ii) administer the rights of the Note Administrator and the secured party, as applicable, under the Future Funding Agreement and the Account Control Agreement (Future Funding Reserve Account). In the event an Access Termination Notice (as defined in the Future Funding Agreement) has been sent by the Note Administrator to the related account bank and for so long as such Access Termination Notice is not withdrawn by the Note Administrator, the Note Administrator shall, pursuant to the direction of the Issuer or the Special Servicer on its behalf, direct the use of funds on deposit in the Future Funding Reserve Account pursuant to the terms of the Future Funding Agreement. Neither the Trustee nor the Note Administrator shall have any obligation to ensure that the Seller is depositing or causing to be deposited all amounts into the Future Funding Reserve Account that are required to be deposited therein pursuant to the Future Funding Agreement.

(b) [Reserved].

(c) [Reserved].

(d) [Reserved].

(e) The 17g-5 Information Provider shall promptly post to the 17g-5 Website pursuant to Section 14.13(d) of this Indenture, any certification with respect to the holder of the Future Funding Companion Participations that is delivered to it in accordance with the Future Funding Agreement.

Section 12.6 Acquisition of Delayed Collateral Interest.

(a) Amounts deposited in the Unused Proceeds Account pursuant to Section 3.2(f) shall be available for the acquisition, on or prior to the Delayed Purchase Termination Date, of the Delayed Collateral Interest (which shall be, and hereby is upon acquisition by the Issuer, Granted to the Trustee pursuant to the Granting Clause of this Indenture), subject to the satisfaction of the Delayed Acquisition Conditions, as evidenced by the delivery to the Note Administrator of an Officer’s Certificate of the Collateral Manager confirming the same (upon which the Note Administrator may conclusively rely). Notwithstanding the foregoing, during the Reinvestment Period, the Issuer shall be permitted to acquire the Delayed Collateral Interest which has terms that materially differ from the terms disclosed in the Offering Memorandum so long as (i) the collateral, tenor and general credit features of such Delayed Collateral Interest are substantially as described on Annex A to the Offering Memorandum, (ii) the Rating Agency Condition is satisfied with respect to each Rating Agency and (iii) such Delayed Collateral Interest satisfies the applicable Eligibility Criteria, and the Acquisition Criteria and the Acquisition and Disposition Requirements are satisfied.

(b) Amounts on deposit in the Unused Proceeds Account will be available for the table-funding and subsequent acquisition of the Delayed Collateral Interest as long as the Custodian is in possession of either (i) the related Loan Documents, delivered no later than one (1) Business Day prior to the related closing date, or (ii) a bailee letter received from origination counsel or another bailee that is issued with respect to the related Loan Documents; provided that the bailee under the bailee letter will not be an agent of the Custodian and the Loan Documents held under bailee letter shall be delivered to the Custodian no later than three (3) Business Days following the acquisition.

(c) At the direction of the Collateral Manager, the Issuer shall acquire the Delayed Collateral Interest, subject to each of the conditions set forth in this Section 12.6, by instructing the Note Administrator by Issuer Order to release amounts in the Unused Proceeds Account directly to the account of the Seller and delivering the related Collateral Interest File to the Custodian pursuant to Section 3.3(e). The Note Administrator shall remit such amounts to the Seller no later than one Business Day following receipt of such Issuer Order.

(d) The acquisition by the Issuer of the Delayed Collateral Interest, and the remittance by the Note Administrator of amounts from the Unused Proceeds Account as consideration for such acquisition shall be conditioned upon receipt by the Note Administrator of the Officer’s Certificate of the Issuer certifying as to compliance with the conditions set forth in this Section 12.6 (upon which the Note Administrator may conclusively rely) and delivery of the related Collateral Interest File for the Delayed Collateral Interest to the Custodian, prior to the acquisition, or receipt by the Custodian of a bailee letter as set forth in Section 12.6(b).

(e) In connection with the acquisition of the Delayed Collateral Interest, the Seller shall deliver a Subsequent Transfer Instrument to the Servicer, the Special Servicer, the Custodian and the Note Administrator, which Subsequent Transfer Instrument shall, as of the date of such transfer, (1) list the purchase price for such Delayed Collateral Interest, (2) warrant and confirm the satisfaction of the conditions precedent specified in the Collateral Interest Purchase Agreement and (3) make the representations and warranties made in the Collateral Interest Purchase Agreement, subject only to such exceptions, if any, as are taken by the Seller with respect to such Delayed Collateral Interest (which are also set forth in such Subsequent Transfer Instrument) which are acceptable to the Collateral Manager in accordance with the Collateral Management Standard.

(f) The representations and warranties of the Issuer set forth in Section 3.2(b)(i) through (iv) and (vii) above shall be true and accurate with respect any acquisition of the Delayed Collateral Interest.

Section 12.7 Buy/Sell Interests.

With respect to any Buy/Sell Interest, the Collateral Manager may direct the Issuer (i) to sell such Buy/Sell Interest (together with any Collateral Participation evidencing an interest in such Buy/Sell Interest if such Buy/Sell Interest is a Participated A Note) as provided in Section 12.1(a) if any related Companion Interest Holder exercises its right to require the Issuer to do so under the related Partition Agreement or underlying Loan Documents or (ii) to purchase the corresponding Companion Interest(s) from the related Companion Interest Holder pursuant to a right granted by the related Partition Agreement or underlying Loan Documents, so long as, in the case of this clause (ii), the Issuer has entered into a binding agreement with any person qualified, in accordance with the terms of the related Partition Agreement or the co-lender provisions in the related loan agreement, to purchase from the Issuer (simultaneously with the Issuer’s acquisition of the same) such Companion Interest(s) at a purchase price equal to that paid by the Issuer to such Companion Interest Holder.

ARTICLE 13

NOTEHOLDERS’ RELATIONS

Section 13.1 Subordination.

(a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree that, for the benefit of the Holders of the Class A Notes that the rights of the Holders of the Class A-S Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes and Class G Notes shall be subordinate and junior to the Class A Notes to the extent and in the manner set forth in Article 11; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class A Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class A Notes consent, other than in Cash, before any further payment or distribution is made on account of any other Class of Notes, to the extent and in the manner provided in Section 11.1(a)(iii).

(b) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class A-S Notes, that the rights of the Holders of the Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes and Class G Notes shall be subordinate and junior to the Class A-S Notes to the extent and in the manner set forth in Article 11; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class A-S Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class A-S Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class B Notes, Class C Notes, Class D Notes, Class E Notes, Class F Notes and Class G Notes to the extent and in the manner provided in Section 11.1(a)(iii).

(c) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class B Notes, that the rights of the Holders of the Class C Notes, Class D Notes, Class E Notes, Class F Notes and Class G Notes shall be subordinate and junior to the Class B Notes to the extent and in the manner set forth in Article 11; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class B Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class B Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class C Notes, Class D Notes, Class E Notes, Class F Notes and Class G Notes to the extent and in the manner provided in Section 11.1(a)(iii).

(d) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class C Notes, that the rights of the Holders of the Class D Notes, Class E Notes, Class F Notes and Class G Notes shall be subordinate and junior to the Class C Notes to the extent and in the manner set forth in Article 11; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class C Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class C Notes consent, other than in Cash, before any further payment or distribution is made on account of any of the Class D Notes, Class E Notes, Class F Notes and Class G Notes to the extent and in the manner provided in Section 11.1(a)(iii).

(e) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class D Notes, that the rights of the Holders of the Class E Notes, Class F Notes and Class G Notes shall be subordinate and junior to the Class D Notes to the extent and in the manner set forth in Article 11; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class D Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class D Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class E Notes, Class F Notes and Class G Notes to the extent and in the manner provided in Section 11.1(a)(iii).

(f) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class E Notes, that the rights of the Holders of the Class F Notes and Class G Notes shall be subordinate and junior to the Class E Notes to the extent and in the manner set forth in Article 11; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class E Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class E Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class F Notes and Class G Notes to the extent and in the manner provided in Section 11.1(a)(iii).

(g) Anything in this Indenture or the Notes to the contrary notwithstanding, the Issuer and the Holders agree, for the benefit of the Holders of the Class F Notes, that the rights of the Holders of the Class G Notes shall be subordinate and junior to the Class F Notes to the extent and in the manner set forth in Article 11; provided that on each Redemption Date and each Payment Date as a result of the occurrence and continuation of the acceleration of the Notes following the occurrence of an Event of Default, all accrued and unpaid interest on and outstanding principal on the Class G Notes shall be paid pursuant to Section 11.1(a)(iii) in full in Cash or, to the extent 100% of Holders of the Class G Notes consent, other than in Cash, before any further payment or distribution is made on account of the Class G Notes to the extent and in the manner provided in Section 11.1(a)(iii).

(h) In the event that notwithstanding the provisions of this Indenture, any Holders of any Class of Notes shall have received any payment or distribution in respect of such Class contrary to the provisions of this Indenture, then, unless and until all accrued and unpaid interest on and outstanding principal of all more senior Classes of Notes have been paid in full in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Note Administrator, which shall pay and deliver the same to the Holders of the more senior Classes of Notes in accordance with this Indenture.

(i) Each Holder of any Class of Notes agrees with the Note Administrator on behalf of the Secured Parties that such Holder shall not demand, accept, or receive any payment or distribution in respect of such Notes in violation of the provisions of this Indenture including Section 11.1(a) and this Section 13.1; provided, however, that after all accrued and unpaid interest on, and principal of, each Class of Notes senior to such Class have been paid in full, the Holders of such Class of Notes shall be fully subrogated to the rights of the Holders of each Class of Notes senior thereto. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of such Class of Notes any amounts due and payable hereunder.

(j) The Holders of each Class of Notes are deemed to agree, for the benefit of all Holders of the Notes, not to institute against, or join any other Person in instituting against, the Issuer, the Co-Issuer or any Issuer Subsidiary, any petition for bankruptcy, reorganization, arrangement, moratorium, liquidation or other similar proceedings under the laws of any jurisdiction before one year and one day (or, if longer, the applicable preference period then in effect) have elapsed since the final payments to the Holders of the Notes.

Section 13.2 Standard of Conduct.

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Securityholder under this Indenture, a Securityholder or Securityholders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Securityholder, the Issuer or any other Person, except for any liability to which such Securityholder may be subject to the extent the same results from such Securityholder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE 14

MISCELLANEOUS

Section 14.1 Form of Documents Delivered to the Trustee and the Note Administrator.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer or the Co-Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or the Co-Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Manager or such other Person, unless such Authorized Officer of the Issuer or the Co-Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel also may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer or the Co-Issuer or the Collateral Manager on behalf of the Issuer, certifying as to the factual matters that form a basis for such Opinion of Counsel and stating that the information with respect to such matters is in the possession of the Issuer or the Co-Issuer or the Collateral Manager on behalf of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee or the Note Administrator at the request or direction of the Issuer or the Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s or the Co-Issuer’s rights to make such request or direction, the Trustee or the Note Administrator shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(h).

Section 14.2 Acts of Securityholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Note Administrator, and, where it is hereby expressly required, to the Issuer and/or the Co-Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Note Administrator, the Issuer and the Co-Issuer, if made in the manner provided in this Section 14.2.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee or the Note Administrator deems sufficient.

(c) The principal amount and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Notes Register. The Notional Amount and registered numbers of the Preferred Shares held by any Person, and the date of his holding the same, shall be proved by the register of members maintained with respect to the Preferred Shares. Notwithstanding the foregoing, the Trustee and the Note Administrator may conclusively rely on an Investor Certification to determine ownership of any Notes.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Securityholder shall bind such Securityholder (and any transferee thereof) of such Security and of every Security issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, the Note Administrator, the Preferred Share Paying Agent, the Preferred Share Registrar, the Issuer or the Co-Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

Section 14.3 Notices.

Except as otherwise expressly provided herein, any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee at:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – TRTX 2026-FL8

with a copy to: E-mail:  ;

(b) the Note Administrator, at:

Computershare Trust Company, National Association

Computershare Corporate Trust

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Computershare Corporate Trust – TRTX 2026-FL8

with a copy by email to:  and

and for any Note Transfers, to:

Computershare Trust Company, National Association

1505 Energy Park Drive

St. Paul, Minnesota 55108

Attention: Note Transfers (CTS) – TRTX 2026-FL8

and for the Custody group, to:

Computershare Trust Company, National Association

1055 10th Ave SE

Minneapolis, Minnesota 55414

Attention: Document Custody Group – TRTX 2026-FL8

with a copy by email to: ;

(c) the Issuer at:

TRTX 2026-FL8 Issuer, Ltd.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Email:

with a copy to:

TRTX 2026-FL8 Issuer, Ltd.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Email:

(d) the Co-Issuer at:

TRTX 2026-FL8 Co-Issuer, LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Email:

with a copy to:

TRTX 2026-FL8 Co-Issuer, LLC

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Email:

with a copy to:

TRTX 2026-FL8 Co-Issuer, LLC

Maples Fiduciary Services (Delaware) Inc.

4001 Kennet Pike, Suite 302

Wilmington, Delaware 19807

Attention: Structured Finance Email:

(e) the Advancing Agent at:

TRTX Master CLO Loan Seller, LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Email:

with a copy to:

TRTX Master CLO Loan Seller, LLC

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Email:

(f) the Preferred Share Paying Agent at:

Computershare Trust Company, National Association

Computershare Corporate Trust

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Computershare Corporate Trust – TRTX 2026-FL8

with a copy by email to:   and

and for any Preferred Share Transfers, to:

Computershare Trust Company, National Association

1505 Energy Park Drive

St. Paul, Minnesota 55108

Attention: Note Transfers (CTS) – TRTX 2026-FL8;

(g) the Servicer at:

Situs Asset Management LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Managing Director

Email address:

with a copy to:

Situs Group, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

E-mail:

(h) the Special Servicer at:

Situs Holdings, LLC

2 Embarcadero Center, 8th Floor

San Francisco, California 94111

Attention: Stacey Ciarlanti

E-mail:

with a copy to:

Situs Group, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

E-mail:

(i) the Collateral Manager at:

TPG RE Finance Trust Management, L.P.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Email:

with a copy to:

TPG RE Finance Trust Management, L.P.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Email:

(j) the Rating Agencies at:

Fitch Ratings, Inc.

300 West 57th Street

New York, New York 10019

Attention: Commercial Mortgage Surveillance

Email:

and

DBRS, Inc.

22 West Washington Street

Chicago, Illinois 60602

Attention: CMBS

Email:

provided that any request, demand, authorization, direction, order, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with the Rating Agencies (“17g-5 Information”) shall be given in accordance with, and subject to, the provisions of Section 14.13 hereof; and

(k) Wells Fargo Securities, LLC, as a Placement Agent, at:

Wells Fargo Securities, LLC

30 Hudson Yards, 15th Floor

New York, New York 10001

Attention: A.J. Sfarra

Email:

with a copy to:

Wells Fargo Law Department

D1053-300, 301

South College St.

Charlotte, North Carolina 28202

Attention: Brad Funk

Email:

(l) Goldman Sachs & Co. LLC, as a Placement Agent, addressed to:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Brennan Woods

Email:

with a copy to:;

(m) Citigroup Global Markets Inc., as a Placement Agent, addressed to:

Citigroup Global Markets Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Email:

with a copy to:

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Attention: Richard Simpson

Email:

with a copy to:

Citigroup Global Markets Inc.

390 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Email:

(n) BofA Securities, Inc., as a Placement Agent, addressed to:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: Director of CMBS Securitizations

Email:

with a copy to:

Bank of America Legal Department

150 North College Street, NC1-028-24-02

Charlotte, North Carolina 28202

Attention: Paul Kurzeja

Email:

with a copy by email to:

(o) Morgan Stanley & Co. LLC, as a Placement Agent, addressed to:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Jane Lam

Email:

with a copy by email to:

and a copy to:

Morgan Stanley & Co. LLC

Legal Compliance Division

1633 Broadway, 29th Floor

New York, New York 10019

(p) SMBC Nikko Securities America, Inc., as a Placement Agent, addressed to:

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Attention: Structured Finance Group

Email:

(q) HSBC Securities (USA) Inc., as a Placement Agent, addressed to:

HSBC Securities (USA) Inc.

66 Hudson Blvd E

New York, New York 10001

Attention: Transaction Management

Email:

(r) Scotia Capital (USA) Inc., as a Placement Agent, addressed to:

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: Sammy Hamididdin

Email:

(s) Raymond James & Associates Inc., as a Placement Agent, addressed to:

Raymond James & Associates Inc.

880 Carillon Parkway, Tower 3

St. Petersburg, Florida 33716

ATTN: Fixed Income Legal

Email:

with a copy to:

Raymond James & Associates, Inc.

320 Park Avenue, 9th Floor

New York, New York 10022

Email:

(t) TPG Capital BD, LLC, as a Placement Agent, addressed to:

TPG Capital BD, LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Tel: (817) 871-4000

Email:

Unless otherwise expressly provided in this Indenture, all demands, notices and communications may be made by electronic mail. Any of the above-referenced Persons may change its address or email address for notices hereunder by giving notice of such change to the other Persons. All notices and demands shall be deemed to have been given at the time of the delivery at the address or email address of such Person for notices hereunder if personally delivered, mailed by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier or email; provided, however, that any notice delivered after normal business hours of the recipient or on a day which is not a Business Day shall be deemed to have been given on the next succeeding Business Day. All communications with the 17g-5 Information Provider shall be conducted in the manner required by Section 14.13.

Section 14.4 Notices to Noteholders; Waiver.

Except as otherwise expressly provided herein, where this Indenture or the Servicing Agreement provides for notice to Holders of Notes of any event,

(a) such notice shall be sufficiently given to Holders of Notes if posted on the Note Administrator’s Website and delivered to DTC, or in writing and mailed, first class postage prepaid, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Notes Register or via DTC, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice;

(b) such notice shall be in the English language; and

(c) all reports or notices to Preferred Shareholders shall be sufficiently given if posted on the Note Administrator’s Website or provided in writing and mailed, first class postage prepaid, to the Preferred Share Paying Agent.

The Note Administrator shall deliver to the Holders of the Notes any information or notice in its possession, requested to be so delivered by at least 25% of the Holders of any Class of Notes.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes. In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification to Holders of Notes shall be made with the approval of the Note Administrator and shall constitute sufficient notification to such Holders of Notes for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee and with the Note Administrator, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee and the Note Administrator shall be deemed to be a sufficient giving of such notice.

Section 14.5 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6 Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer and the Co-Issuer shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8 Benefits of Indenture.

Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than (i) the parties hereto and their successors hereunder and (ii) the Servicer, the Special Servicer, the Collateral Manager, the Preferred Shareholders, the Preferred Share Paying Agent, the Preferred Share Registrar, the Noteholders and the Sponsor (each of whom shall be an express third party beneficiary hereunder), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9 Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.10 Submission to Jurisdiction.

Each of the Issuer and the Co-Issuer hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and each of the Issuer and the Co-Issuer hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. Each of the Issuer and the Co-Issuer hereby irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Issuer and the Co-Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Issuer’s and the Co-Issuer’s agent set forth in Section 7.2. Each of the Issuer and the Co-Issuer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.11 Counterparts and Signatures.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Indenture and any document in the Collateral Interest File shall be valid, binding and enforceable against a party (and any respective successors and permitted assigns thereof) when executed and delivered by an authorized individual on behalf of such party by means of (i) an original manual signature, (ii) a faxed, scanned or photocopied manual signature or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case, to the extent applicable. Each faxed, scanned or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. Delivery of an executed counterpart of a signature page of this Indenture in Portable Document Format (PDF) or by electronic transmission shall be as effective as delivery of a manually executed original counterpart to this Indenture. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 14.12 Liability of Co-Issuers.

Notwithstanding any other terms of this Indenture, the Notes or any other agreement entered into between, inter alios, the Issuer and the Co-Issuer or otherwise, neither the Issuer nor the Co-Issuer shall have any liability whatsoever to the Co-Issuer or the Issuer, respectively, under this Indenture, the Notes, any such agreement or otherwise and, without prejudice to the generality of the foregoing, neither the Issuer nor the Co-Issuer shall be entitled to take any steps to enforce, or bring any action or proceeding, in respect of this Indenture, the Notes, any such agreement or otherwise against the other Co-Issuer or the Issuer, respectively. In particular, neither the Issuer nor the Co-Issuer shall be entitled to petition or take any other steps for the winding up or bankruptcy of the Co-Issuer or the Issuer, respectively or shall have any claim in respect of any Collateral of the Co-Issuer or the Issuer, respectively.

Section 14.13 17g-5 Information.

(a) The Co-Issuers shall comply with their obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), by their or their agent’s posting on the 17g-5 Website, no later than the time such information is provided to the Rating Agencies, all information that the Issuer or other parties on its behalf, including the Collateral Manager, the Trustee, the Note Administrator, the Servicer and the Special Servicer, provide to the Rating Agencies for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes (the “17g-5 Information”); provided that no party other than the Issuer, the Trustee, the Note Administrator, the Servicer or the Special Servicer may provide information to the Rating Agencies on the Issuer’s behalf without the prior written consent of the Issuer. At all times while any Notes are rated by any Rating Agency or any other NRSRO, the Issuer shall engage a third party to post 17g-5 Information to the 17g-5 Website. The Issuer hereby engages the Note Administrator (in such capacity, the “17g-5 Information Provider”), to post 17g-5 Information it receives from the Issuer, the Trustee, the Note Administrator, the Servicer or the Special Servicer to the 17g-5 Website in accordance with this Section 14.13, and the Note Administrator hereby accepts such engagement.

(b) Any information required to be delivered to the 17g-5 Information Provider by any party under this Indenture or the Servicing Agreement shall be delivered to it via electronic mail at , specifically with a subject reference of “TRTX 2026-FL8 Issuer, Ltd.” and an identification of the type of information being provided in the body of such electronic mail, or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider.

Upon delivery by the Co-Issuers to the 17g-5 Information Provider (in an electronic format mutually agreed upon by the Co-Issuers and the 17g-5 Information Provider) of information designated by the Co-Issuers as having been previously made available to NRSROs by the Co-Issuers (the “Pre-Closing 17g-5 Information”), the 17g-5 Information Provider shall make such Pre-Closing 17g-5 Information available only to the Co-Issuers and to NRSROs via the 17g-5 Information Provider’s Website pursuant this Section 14.13(b). The Co-Issuers shall not be entitled to direct the 17g-5 Information Provider to provide access to the Pre-Closing 17g-5 Information or any other information on the 17g-5 Information Provider’s Website to any designee or other third party.

(c) The 17g-5 Information Provider shall make available, solely to NRSROs, the following items to the extent such items are delivered to it via email at , specifically with a subject reference of “TRTX 2026-FL8 Issuer, Ltd.” and an identification of the type of information being provided in the body of the email, or via any alternate email address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial; provided that such information is not locked or corrupted and is otherwise received in a readable and uploadable format:

(i) any statements as to compliance and related Officer’s Certificates delivered under Section 7.9;

(ii) any information requested by the Issuer or the Rating Agencies;

(iii) any notice to the Rating Agencies relating to the Special Servicer’s determination to take action without satisfaction of the Rating Agency Condition;

(iv) any requests for satisfaction of the Rating Agency Condition that are delivered to the 17g-5 Information Provider pursuant to Section 14.14;

(v) any summary of oral communications with the Rating Agencies that are delivered to the 17g-5 Information Provider pursuant to Section 14.13(c); provided that the summary of such oral communications shall not disclose which Rating Agencies the communication was with;

(vi) any amendment or proposed supplemental indenture to this Indenture pursuant to Section 8.3; and

(vii) the “Rating Agency Q&A Forum and Servicer Document Request Tool” pursuant to Section 10.13(e).

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Website or such other website as the Issuer may notify the parties hereto in writing.

(d) Information shall be posted on the same Business Day of receipt provided that such information is received by 12:00 p.m. (New York Time) or, if received after 12:00 p.m. (New York Time), on the next Business Day. The 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the 17g-5 Information Provider may remove it from the 17g-5 Website. The 17g-5 Information Provider (and the Trustee) has not obtained and shall not be deemed to have obtained actual knowledge of any information posted to the 17g-5 Website to the extent such information was not produced by it. Access will be provided by the 17g-5 Information Provider to NRSROs upon receipt of an NRSRO Certification in the form of Exhibit F hereto (which certification may be submitted electronically via the 17g-5 Website).

(e) Upon request of the Issuer or a Rating Agency, the 17g-5 Information Provider shall post on the 17g-5 Website any additional information requested by the Issuer or such Rating Agency to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with this Section 14.13. In no event shall the 17g-5 Information Provider disclose on the 17g-5 Website the Rating Agency or NRSRO that requested such additional information.

(f) The 17g-5 Information Provider shall provide a mechanism to notify each Person that has signed-up for access to the 17g-5 Website in respect of the transaction governed by this Indenture each time an additional document is posted to the 17g-5 Website.

(g) Any other information required to be delivered to the Rating Agencies pursuant to this Indenture shall be furnished to the Rating Agencies so long as such information (x) was previously provided to the 17g 5 Information Provider or (y) is simultaneously delivered to the 17g-5 Information Provider in accordance with this Section 14.13.

(h) Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.13 shall not constitute a Default or Event of Default.

(i) If any of the parties to this Indenture receives a Form ABS Due Diligence-15E from any party in connection with any third-party due diligence services such party may have provided with respect to the Collateral Interests (“Due Diligence Service Provider”), such receiving party shall promptly forward such Form ABS Due Diligence-15E to the 17g-5 Information Provider for posting on the 17g-5 Website. The 17g-5 Information Provider shall post on the 17g-5 Website any Form ABS Due Diligence-15E it receives directly from a Due Diligence Service Provider or from another party to this Indenture, promptly upon receipt thereof.

Section 14.14 Rating Agency Condition.

Any request for satisfaction of the Rating Agency Condition made by a Requesting Party pursuant to this Indenture, shall be made in writing, which writing shall contain a cover page indicating the nature of the request for satisfaction of the Rating Agency Condition, and shall contain all back-up material necessary for the Rating Agencies to process such request. Such written request for satisfaction of the Rating Agency Condition shall be provided in electronic format to the 17g-5 Information Provider in accordance with Section 14.13 hereof and after receiving actual knowledge of such posting (which may be in the form of an automatic email notification of posting delivered by the 17g-5 Website to such party), the Requesting Party shall send the request for satisfaction of such Rating Agency Condition to the Rating Agencies in accordance with the instructions for notices set forth in Section 14.3 hereof.

Section 14.15 Patriot Act Compliance.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee, Note Administrator, the Servicer and the Special Servicer may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee or Note Administrator, as the case may be. Accordingly, each of the parties agrees to provide to the Trustee and the Note Administrator, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Trustee and the Note Administrator, as applicable, to comply with Applicable Law. The Issuer and Company Administrator are subject to laws in the Cayman Islands, which impose similar obligations to the Applicable Laws, including with regard to verifying the identity and source of funds of investors.

ARTICLE 15

ASSIGNMENT OF THE COLLATERAL INTEREST PURCHASE AGREEMENT

Section 15.1 Assignment of Collateral Interest Purchase Agreement.

(a) The Issuer, in furtherance of the covenants of this Indenture and as security for the Offered Notes and amounts payable to the Secured Parties hereunder and the performance and observance of the provisions hereof, hereby collaterally assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Noteholders (and to be exercised on behalf of the Issuer by persons responsible therefor pursuant to this Indenture and the Servicing Agreement), all of the Issuer’s estate, right, title and interest in, to and under the Collateral Interest Purchase Agreement (now or hereafter entered into) (an “Article 15 Agreement”), including, without limitation, (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Seller or the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that the Issuer reserves for itself a license to exercise all of the Issuer’s rights pursuant to the Article 15 Agreement without notice to or the consent of the Trustee or any other party hereto (except as otherwise expressly required by this Indenture, including, without limitation, as set forth in Section 15.1(f)) which license shall be and is hereby deemed to be automatically revoked upon the occurrence of an Event of Default hereunder until such time, if any, that such Event of Default is cured or waived.

(b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of each Article 15 Agreement, nor shall any of the obligations contained in each Article 15 Agreement be imposed on the Trustee.

(c) Upon the retirement of the Notes and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Noteholders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under each Article 15 Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d) The Issuer represents that it has not executed any assignment of the Article 15 Agreement other than this collateral assignment.

(e) The Issuer agrees that this assignment is irrevocable, and that it shall not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer shall, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may specify.

(f) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Seller in the Collateral Interest Purchase Agreement to the following:

(i) the Seller consents to the provisions of this collateral assignment and agrees to perform any provisions of this Indenture made expressly applicable to the Seller pursuant to the applicable Article 15 Agreement;

(ii) the Seller acknowledges that the Issuer is collaterally assigning all of its right, title and interest in, to and under the Collateral Interest Purchase Agreement to the Trustee for the benefit of the Noteholders, and the Seller agrees that all of the representations, covenants and agreements made by the Seller in the Article 15 Agreement are also for the benefit of, and enforceable by, the Trustee and the Noteholders;

(iii) the Seller shall deliver to the Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the applicable Article 15 Agreement;

(iv) none of the Issuer or the Seller shall enter into any agreement amending, modifying or terminating the applicable Article 15 Agreement, (other than in respect of an amendment or modification to cure any inconsistency, ambiguity or manifest error) or selecting or consenting to a successor without satisfying the Rating Agency Condition;

(g) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement to the following:

(i) except as otherwise set forth herein and therein (including, without limitation, pursuant to Section 12 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement, notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts pursuant to the Priority of Payments. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Notes issued under this Indenture and the expiration of a period equal to the applicable preference period under the Bankruptcy Code plus ten (10) days following such payment; and

(ii) the Collateral Manager irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Collateral Manager irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The Collateral Manager irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Collateral Manager irrevocably consents to the service of any and all process in any action or Proceeding by the mailing by certified mail, return receipt requested, or delivery requiring signature and proof of delivery of copies of such initial process to it at c/o Maples Fiduciary Services (Delaware) Inc., 4001 Kennett Pike, Suite 302, Wilmington, Delaware 19807. The Collateral Manager agrees that a final and non-appealable judgment by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

ARTICLE 16

ADVANCING AGENT

Section 16.1 Liability of the Advancing Agent.

The Advancing Agent shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Advancing Agent.

Section 16.2 Merger or Consolidation of the Advancing Agent.

(a) The Advancing Agent will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction in which it was formed, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture to perform its duties under this Indenture.

(b) Any Person into which the Advancing Agent may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Advancing Agent shall be a party, or any Person succeeding to the business of the Advancing Agent shall be the successor of the Advancing Agent, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (it being understood and agreed by the parties hereto that the consummation of any such transaction by the Advancing Agent shall have no effect on the Backup Advancing Agent’s obligations under Section 10.7, which obligations shall continue pursuant to the terms of Section 10.7).

Section 16.3 Limitation on Liability of the Advancing Agent and Others.

None of the Advancing Agent or any of its affiliates, directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment; provided, however, that this provision shall not protect the Advancing Agent against liability to the Issuer or Noteholders for any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Advancing Agent and any director, officer, employee or agent of the Advancing Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Advancing Agent and any director, officer, employee or agent of the Advancing Agent shall be indemnified by the Issuer pursuant to the priorities set forth in Section 11.1(a) and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Indenture or the Notes, other than any loss, liability or expense (i) specifically required to be borne by the Advancing Agent pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Indenture); or (ii) incurred by reason of any breach of a representation, warranty or covenant made herein, any misconduct, bad faith or negligence by the Advancing Agent in the performance of or negligent disregard of, obligations or duties hereunder or any violation of any state or federal securities law.

Section 16.4 Representations and Warranties of the Advancing Agent.

The Advancing Agent represents and warrants that:

(a) the Advancing Agent (i) has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware, (ii) has full power and authority to own the Advancing Agent’s collateral and to transact the business in which it is currently engaged, and (iii) is duly qualified and in good standing under the laws of each jurisdiction where the Advancing Agent’s ownership or lease of property or the conduct of the Advancing Agent’s business requires, or the performance of this Indenture would require, such qualification, except for failures to be so qualified that would not in the aggregate have a material adverse effect on the business, operations, collateral or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under, or on the validity or enforceability of, the provisions of this Indenture applicable to the Advancing Agent;

(b) the Advancing Agent has full power and authority to execute, deliver and perform this Indenture; this Indenture has been duly authorized, executed and delivered by the Advancing Agent and constitutes a legal, valid and binding agreement of the Advancing Agent, enforceable against it in accordance with the terms hereof, except that the enforceability hereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(c) neither the execution and delivery of this Indenture nor the performance by the Advancing Agent of its duties hereunder conflicts with or will violate or result in a breach or violation of any of the terms or provisions of, or constitutes a default under: (i) the Articles of Incorporation and bylaws of the Advancing Agent, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation, condition, covenant or instrument to which the Advancing Agent is a party or is bound, (iii) any law, decree, order, rule or regulation applicable to the Advancing Agent of any court or regulatory, administrative or governmental agency, body or authority or arbitrator having jurisdiction over the Advancing Agent or its properties, and which would have, in the case of any of (i), (ii) or (iii) of this Section 16.4(c), either individually or in the aggregate, a material adverse effect on the business, operations, collateral or financial condition of the Advancing Agent or the ability of the Advancing Agent to perform its obligations under this Indenture;

(d) no litigation is pending or, to the best of the Advancing Agent’s knowledge, threatened, against the Advancing Agent that would materially and adversely affect the execution, delivery or enforceability of this Indenture or the ability of the Advancing Agent to perform any of its obligations under this Indenture in accordance with the terms hereof; and

(e) no consent, approval, authorization or order of or declaration or filing with any government, governmental instrumentality or court or other Person is required for the performance by the Advancing Agent of its duties hereunder, except such as have been duly made or obtained.

Section 16.5 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Advancing Agent and no appointment of a successor Advancing Agent pursuant to this Article 16 shall become effective until the acceptance of appointment by the successor Advancing Agent under Section 16.6.

(b) The Advancing Agent may, subject to Section 16.5(a), resign at any time by giving written notice thereof to the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee, the Servicer, the Special Servicer, the Noteholders and the Rating Agencies.

(c) The Advancing Agent may be removed at any time by Act of a Supermajority of the Preferred Shares upon written notice delivered to the Trustee and to the Issuer and the Co-Issuer.

(d) If the Advancing Agent fails to make a required Interest Advance and it has not determined such Interest Advance to be a Nonrecoverable Interest Advance, (i) the Advancing Agent shall be in default under this Indenture, (ii) the Backup Advancing Agent shall be required to make such Interest Advance, unless it has determined such Interest Advance to be a Nonrecoverable Interest Advance, and (iii) if the Backup Advancing Agent fails to make such Interest Advance, the Trustee shall be required to make such Interest Advance, unless it has determined such Interest Advance to be a Nonrecoverable Interest Advance. If the Advancing Agent fails to make a required Interest Advance and it has not determined such Interest Advance to be a Nonrecoverable Interest Advance, the Collateral Manager shall terminate such Advancing Agent and replace such Advancing Agent with a successor Advancing Agent, subject to the satisfaction of the Rating Agency Condition. In the event that the Collateral Manager has not terminated and replaced such Advancing Agent within thirty (30) days of such Advancing Agent’s failure to make a required Interest Advance, the Note Administrator shall, terminate such Advancing Agent and use commercially reasonable efforts for up to ninety (90) days following such termination to replace the Advancing Agent with a successor, subject to the satisfaction of the Rating Agency Condition. Following the termination of the Advancing Agent, the Backup Advancing Agent will be required to make Interest Advances until a successor advancing agent is appointed.

(e) Subject to Section 16.5(d), if the Advancing Agent shall resign or be removed, upon receiving such notice of resignation or removal, the Issuer and the Co-Issuer shall promptly appoint a successor advancing agent by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one (1) copy of which shall be delivered to the Advancing Agent so resigning and one (1) copy to the successor

Advancing Agent, together with a copy to each Noteholder, the Collateral Manager, the Trustee, the Note Administrator, the Servicer and the Special Servicer; provided that such successor Advancing Agent shall be appointed only subject to satisfaction of the Rating Agency Condition, upon the written consent of a Majority of the Preferred Shareholders. If no successor Advancing Agent shall have been appointed and an instrument of acceptance by a successor Advancing Agent shall not have been delivered to the Advancing Agent within thirty (30) days after the giving of such notice of resignation, the resigning Advancing Agent, the Trustee, the Note Administrator, or any Preferred Shareholder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Advancing Agent.

(f) The Issuer and the Co-Issuer shall give prompt notice of each resignation and each removal of the Advancing Agent and each appointment of a successor Advancing Agent by mailing written notice of such event by first class mail, postage prepaid, to the Rating Agencies, the Trustee, the Note Administrator, and to the Holders of the Notes as their names and addresses appear in the Notes Register.

Section 16.6 Acceptance of Appointment by Successor Advancing Agent.

(a) Every successor Advancing Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Co-Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Trustee, the Note Administrator, and the retiring Advancing Agent an instrument accepting such appointment hereunder and under the Servicing Agreement. Upon delivery of the required instruments, the resignation or removal of the retiring Advancing Agent shall become effective and such successor Advancing Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Advancing Agent hereunder and under the Servicing Agreement.

(b) Except with respect to the Backup Advancing Agent as set forth in Section 16.5(d), no appointment of a successor Advancing Agent shall become effective unless (1) the Rating Agency Condition has been satisfied with respect to the appointment of such successor Advancing Agent and (2) such successor has (i) a long-term unsecured debt rating of at least “A” by Fitch, and whose short-term unsecured debt rating is at least “F1” from Fitch, and (ii) a long-term unsecured debt rating of at least “A” by Morningstar DBRS, or if not rated by Morningstar DBRS, an equivalent by two other NRSROs (which may include Fitch).

Section 16.7 Removal and Replacement of Advancing Agent.

The Note Administrator shall replace any such successor Advancing Agent (excluding each of the Note Administrator in its capacity as Backup Advancing Agent and the Trustee) upon receiving notice that such successor Advancing Agent’s (i) long-term unsecured debt rating has become lower than “A” by Fitch, and whose short-term unsecured debt rating becomes lower than “F1” by Fitch and (ii) long-term unsecured debt rating becomes lower than “A” by Morningstar DBRS, or if not rated by Morningstar DBRS, an equivalent by two other NRSROs (which may include Fitch).

ARTICLE 17

CURE RIGHTS; PURCHASE RIGHTS

Section 17.1 [Reserved].

Section 17.2 Collateral Interest Purchase Agreements.

Following the Closing Date, unless a Collateral Interest Purchase Agreement is necessary to comply with the provisions of this Indenture, the Issuer may acquire Collateral Interests in accordance with customary settlement procedures in the relevant markets. In any event, the Issuer (or the Collateral Manager on behalf of the Issuer) shall obtain from any seller of a Collateral Interest, all Loan Documents with respect to each Collateral Interest that govern, directly or indirectly, the rights and obligations of the owner of the Collateral Interest with respect to the Collateral Interest and any certificate evidencing the Collateral Interest.

Section 17.3 Representations and Warranties Related to Delayed Collateral Interest and Subsequent Collateral Interests.

(a) Upon the acquisition of the Delayed Collateral Interest or Subsequent Collateral Interest by the Issuer, the Seller shall be required to make representations and warranties substantially in the form attached as Exhibit B to the Collateral Interest Purchase Agreement with such exceptions as may be relevant and reasonably acceptable to the Collateral Manager.

(b) The representations and warranties in Section 17.3(a) with respect to the acquisition of the Delayed Collateral Interest or Subsequent Collateral Interest may be subject to any modification, limitation or qualification that the Collateral Manager determines to be reasonably acceptable in accordance with the Collateral Management Standard.

(c) The Issuer (or the Collateral Manager on behalf of the Issuer) shall obtain a covenant from the Person making any representation or warranty to the Issuer pursuant to Section 17.3(a) that such Person shall repurchase or substitute the related Collateral Interest if any such representation or warranty is breached (but only after the expiration of any permitted cure periods and failure to cure such breach). The purchase price for any Collateral Interest repurchased shall be a price equal to the Par Purchase Price thereof.

Section 17.4 [Reserved].

Section 17.5 Purchase Right; Holder of a Majority of the Preferred Shares.

If the Issuer, (i) as holder of a Partitioned Collateral Interest, has the right pursuant to the related Loan Documents to purchase any other interest in the same underlying Participated Loan as the Partitioned Collateral Interest or (ii) as holder of any Collateral Interest, has the right, pursuant to the related Loan Documents, to purchase any mezzanine loan, subordinate loan or other interest directly or indirectly secured by or relating to the related Mortgaged Property (each, an “Other Tranche”), the Issuer shall, if directed by the Holder of a Majority of the Preferred Shares, exercise such right, provided however, the Issuer shall exercise such right only if the Collateral Manager determines, in accordance with the Collateral Management Standard, that the exercise of the option would be in the best interest of the Noteholders. If the Collateral Manager determines that the exercise of such option would be in the best interest of the Noteholders, and upon request by the Holder of a Majority of the Preferred Shares, the Collateral Manager shall deliver to the Trustee an Officer’s Certificate certifying such determination, accompanied by an Act of the Holder of a Majority of the Preferred Shares directing the Issuer to exercise such right. In connection with the purchase of any such Other Tranche(s), the Issuer shall assign to the Holder of a Majority of the Preferred Shares or its designee all of its right, title and interest in such Other Tranche(s) in exchange for a purchase price (such price and any other associated expense of such exercise to be paid by the Holder of a Majority of the Preferred Shares) of the Other Tranche(s) (or, if the Loan Documents permit, the Issuer may assign the purchase right to the Holder of a Majority of the Preferred Shares or its designee; otherwise the Holder of a Majority of the Preferred Shares or its designee shall fund the purchase by the Issuer, which shall then assign the Other Tranche(s) to the Holder of a Majority of the Preferred Shares or its designee), which amount shall be delivered by such Holder or its designee from its own funds to or upon the instruction of the Collateral Manager in accordance with terms of the Loan Documents related to the acquisition of such Other Tranche(s). The Issuer shall execute and deliver at the direction of such Holder of a Majority of the Preferred Shares such instruments of transfer or assignment prepared by such Holder, in each case without recourse, as shall be necessary to transfer title to such Holder of the Majority of Preferred Shares or its designee of the Other Tranche(s) and the Trustee shall have no responsibility with regard to such Other Tranche(s). Notwithstanding anything to the contrary herein, any Other Tranche purchased hereunder by the Issuer shall not be subject to the Grant to the Trustee under the Granting Clause.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the day and year first above written.

TRTX 2026-FL8 ISSUER, LTD., a Cayman Islands exempted company, as Issuer

Executed as a deed

By:	/s/ Matthew White
Name: Matthew White
Title: Vice President

TRTX 2026-FL8 CO-ISSUER, LLC, as Co-Issuer

By:	/s/ Matthew White
Name: Matthew White
Title: Vice President

TRTX MASTER CLO LOAN SELLER, LLC, as Advancing Agent

By:	/s/ Matthew White
Name: Matthew White
Title: Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[TRTX 2026-FL8 – Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick A. Kanar
Name: Patrick A. Kanar
Title: Assistant Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[TRTX 2026-FL8 – Indenture]

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Note Administrator

By:	/s/ Liza Kabariti
Name: Liza Kabariti
Title: Vice President

[TRTX 2026-FL8 – Indenture]

SCHEDULE A

CLOSING DATE COLLATERAL INTEREST SCHEDULE

Closing Date Collateral Interests
Collateral Interest	Collateral Interest Type	Collateral Interest Cut-off Date Balance	Collateral Interest Closing Date Balance
Greenpoint Central	Pari Passu Participation	$66,000,000	$66,000,000
Victor Prosper	Pari Passu Participation	$65,500,000	$65,500,000
Orange Grand	Pari Passu Participation	$65,000,000	$65,000,000
AVA Arts District	Pari Passu Participation	$64,500,000	$64,500,000
Standard at Royal Lane	Pari Passu Participation	$60,000,000	$60,000,000
The Pearl	Mortgage Loan	$54,500,000	$54,500,000
Luke Field	Pari Passu Participation	$51,000,000	$51,000,000
The Newbury	Pari Passu Participation	$50,000,000	$50,000,000
Project Oak	Pari Passu Participation	$49,500,000	$49,500,000
Project Glacier	Pari Passu Participation	$49,500,000	$49,500,000
Golden Apple 2	Pari Passu Participation	$49,300,000	$49,300,000
Moda North Bay Village	Pari Passu Participation	$49,300,000	$49,300,000
The Platform	Pari Passu Participation	$49,300,000	$49,300,000
The Morgan	Pari Passu Participation	$49,258,857	$49,258,857
The Overlook	Pari Passu Participation	$45,027,298	$45,027,298
Central Logistics	Pari Passu Participation	$45,000,000	$45,000,000
Bybee Lake Logistics	Pari Passu Participation	$44,996,653	$44,996,653
Canvas at Inner Grove Heights	Mortgage Loan	$40,000,000	$40,000,000
Canvas at Castle Rock	Pari Passu Participation	$30,317,192	$30,317,192
Canvas at Willow Park	Mortgage Loan	$22,000,000	$22,000,000

SCHEDULE B

CALCULATION OF TERM SOFR

Term SOFR with respect to any Interest Accrual Period shall be determined by the Calculation Agent in accordance with the following provisions:

1. On each Benchmark Determination Date, Term SOFR shall equal the rate, as obtained by the Calculation Agent, identified as “1 Month CME Term SOFR,” as reported on the Term SOFR Source as of the Reference Time.

2. If, on any Benchmark Determination Date, Term SOFR does not appear on the Term SOFR Source by 5:00 p.m. (New York Time), then Term SOFR for purposes of calculating Term SOFR shall be the rate used for the last SOFR Business Day preceding such Benchmark Determination Date for which Term SOFR was published.

3. Notwithstanding the foregoing, in no event shall Term SOFR be less than zero.

In making the above calculations, all percentages resulting from the calculation shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (0.00001%).

SCHEDULE C

LIST OF AUTHORIZED OFFICERS OF COLLATERAL MANAGER

Martin Davidson

Matthew White

Steven A. Willmann

Matthew Coleman

Jordan Kolar

Jennifer Chu

Niketh Velamoor

EXHIBIT A-1

FORM OF CLASS A SENIOR SECURED FLOATING RATE NOTE DUE 2044

[RULE 144A] [REGULATION S] GLOBAL SECURITY

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	Regulation S Global Securities.

TRTX 2026-FL8 ISSUER, LTD.

TRTX 2026-FL8 CO-ISSUER, LLC

CLASS A SENIOR SECURED FLOATING RATE NOTE DUE 2044

No. [144A] [Reg. S]—___	Up to
CUSIP No.: [87277NAA0][2] [G9102YAA4][3]	U.S.$600,000,000
ISIN: [US87277NAA00][4] [USG9102YAA40][5]

Each of TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and TRTX 2026-FL8 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to the amount indicated above, or such other principal sum as is equal to the aggregate principal amount of the Class A Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Security, on the Payment Date occurring in March 2044 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class A Interest Distribution Amount allocable to this Note in accordance with the Indenture payable on the 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2026, to and including the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto (each, a “Payment Date”). Interest on the Class A Notes shall accrue at the Class A Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other Collateral pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other Collateral are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is senior to the payments of the principal of, and interest on, each Class of Notes with a lower alphabetical designation and the Preferred Shares. So long as any Class A Notes are Outstanding, any more junior Class of Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

[2]	For Rule 144A Global Security.
[3]	For Regulation S Global Security.
[4]	For Rule 144A Global Security.
[5]	For Regulation S Global Security.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the registered Holder hereof; provided that the registered Holder shall have provided wiring instructions to the Paying Agent on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at any Paying Agent.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or the Authenticating Agent by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class A Senior Secured Floating Rate Notes Due 2044, of the Issuer and the Co-Issuer (the “Class A Notes,” and together with the other Classes of Notes issued under the Indenture, the “Notes”) issued under an indenture dated as of October 2, 2026 (the “Indenture”) by and among the Issuer, the Co-Issuer, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with any permitted successors and assigns, the “Note Administrator”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s Memorandum and Articles of Association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Other than in connection with any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, (a) payments of interest on the Class A Notes shall be payable in accordance with Section 11.1(a)(i) of the Indenture and (b) payments of principal of the Class A Notes shall be payable in accordance with Section 11.1(a)(ii) of the Indenture. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, payments of interest on, and principal of, the Class A Notes, will be payable in accordance with Section 11.1(a)(iii) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The Notes are subject to redemption pursuant to Article 9 of the Indenture in accordance with the terms and procedures for redemption thereunder.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

If an Event of Default shall occur and be continuing, the Class A Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof (plus any residual amount).

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented and agreed to the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator and the Collateral Manager that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Offered Notes, its acquisition, holding and disposition of such Offered Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA or any entity considered to hold “plan assets” of any such employee benefit plan or plan) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Notes Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee, the Note Administrator or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT) AND ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of __________ ____, 20__

TRTX 2026-FL8 ISSUER, LTD., as Issuer

By:
Name:
Title:

TRTX 2026-FL8 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

SCHEDULE A

EXCHANGES IN GLOBAL SECURITY

This Note shall be issued in the original principal balance of U.S.$[600,000,000]6[0]7 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Note Administrator or securities Custodian

[6]	For Rule 144A Global Security.
[7]	For Regulation S Global Security.

EXHIBIT A-2

FORM OF CLASS A SENIOR SECURED FLOATING RATE NOTE DUE 2044

DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

TRTX 2026-FL8 ISSUER, LTD.

TRTX 2026-FL8 CO-ISSUER, LLC

CLASS A SENIOR SECURED FLOATING RATE NOTE DUE 2044

No. IAI—
CUSIP No.: 87277NAB8	U.S.$[____]
ISIN: US87277NAB82

Each of TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and TRTX 2026-FL8 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to [_______] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of the amount indicated above on the Payment Date occurring in March 2044 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class A Interest Distribution Amount allocable to this Note in accordance with the Indenture payable on the 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2026, to and including the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto (each, a “Payment Date”). Interest on the Class A Notes shall accrue at the Class A Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other Collateral pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other Collateral are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is senior to the payments of the principal of, and interest on, each Class of Notes with a lower alphabetical designation and the Preferred Shares. So long as any Class A Notes are Outstanding, any more junior Class of Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the registered Holder hereof; provided that the registered Holder shall have provided wiring instructions to the Paying Agent on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at any Paying Agent.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or the Authenticating Agent by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class A Senior Secured Floating Rate Notes Due 2044, of the Issuer and the Co-Issuer (the “Class A Notes,” and together with the other Classes of Notes issued under the Indenture, the “Notes”), issued under an indenture dated as of October 2, 2026 (the “Indenture”) by and among the Issuer, the Co-Issuer, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with any permitted successors and assigns, the “Note Administrator”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s Memorandum and Articles of Association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Other than in connection with any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, (a) payments of interest on the Class A Notes shall be payable in accordance with Section 11.1(a)(i) of the Indenture and (b) payments of principal of the Class A Notes shall be payable in accordance with Section 11.1(a)(ii) of the Indenture. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, payments of interest on, and principal of, the Class A Notes, will be payable in accordance with Section 11.1(a)(iii) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The Notes are subject to redemption pursuant to Article 9 of the Indenture in accordance with the terms and procedures for redemption thereunder.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

If an Event of Default shall occur and be continuing, the Class A Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Notes (voting as a separate Class), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i), by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof (plus any residual amount).

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented and agreed to the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator and the Collateral Manager that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Offered Notes, its acquisition, holding and disposition of such Offered Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA or any entity considered to hold “plan assets” of any such employee benefit plan or plan) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Notes Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee, the Note Administrator or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT) AND ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of __________ ____, 20__

TRTX 2026-FL8 ISSUER, LTD., as Issuer

By:
Name:
Title:

TRTX 2026-FL8 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT A-3

FORM OF CLASS A-S SECOND PRIORITY SECURED FLOATING RATE NOTE DUE 2044

[RULE 144A] [REGULATION S] GLOBAL SECURITY

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	Regulation S Global Securities.

TRTX 2026-FL8 ISSUER, LTD.

TRTX 2026-FL8 CO-ISSUER, LLC

CLASS A-S SECOND PRIORITY SECURED FLOATING RATE NOTE DUE 2044

No. [144A] [Reg. S]—___ CUSIP No.: [87277NAC6][2] [G9102YAB2][3] ISIN: [US87277NAC65][4] [USG9102YAB23][5]	Up to U.S.$88,750,000

Each of TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and TRTX 2026-FL8 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to the amount indicated above, or such other principal sum as is equal to the aggregate principal amount of the Class A-S Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Security, on the Payment Date occurring in March 2044 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class A-S Interest Distribution Amount allocable to this Note in accordance with the Indenture payable on the 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2026, to and including the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto (each, a “Payment Date”). Interest on the Class A-S Notes shall accrue at the Class A-S Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other Collateral pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other Collateral are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is senior to the payments of the principal of, and interest on, each Class of Notes with a lower alphabetical designation and the Preferred Shares. So long as any Class A-S Notes are Outstanding, any more junior Class of Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

[2]	For Rule 144A Global Security.
[3]	For Regulation S Global Security.
[4]	For Rule 144A Global Security.
[5]	For Regulation S Global Security.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the registered Holder hereof; provided that the registered Holder shall have provided wiring instructions to the Paying Agent on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at any Paying Agent.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or the Authenticating Agent by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class A-S Second Priority Secured Floating Rate Notes Due 2044, of the Issuer and the Co-Issuer (the “Class A-S Notes,” and together with the other Classes of Notes issued under the Indenture, the “Notes”), issued under an indenture dated as of October 2, 2026 (the “Indenture”) by and among the Issuer, the Co-Issuer, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with any permitted successors and assigns, the “Note Administrator”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s Memorandum and Articles of Association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Other than in connection with any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, (a) payments of interest on the Class A-S Notes shall be payable in accordance with Section 11.1(a)(i) of the Indenture and (b) payments of principal of the Class A-S Notes shall be payable in accordance with Section 11.1(a)(ii) of the Indenture. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, payments of interest on, and principal of, the Class A-S Notes, will be payable in accordance with Section 11.1(a)(iii) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The Notes are subject to redemption pursuant to Article 9 of the Indenture in accordance with the terms and procedures for redemption thereunder.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

If an Event of Default shall occur and be continuing, the Class A-S Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof (plus any residual amount).

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented and agreed to the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator and the Collateral Manager that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Offered Notes, its acquisition, holding and disposition of such Offered Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA or any entity considered to hold “plan assets” of any such employee benefit plan or plan) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Notes Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee, the Note Administrator or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT) AND ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of __________ ____, 20__

TRTX 2026-FL8 ISSUER, LTD.,
as Issuer

By:
Name:
Title:

TRTX 2026-FL8 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or other identifying number of assignee

Please print or type name and address, including zip code, of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

SCHEDULE A

EXCHANGES IN GLOBAL SECURITY

This Note shall be issued in the original principal balance of U.S.$[88,590,000]6[160,000]7 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Note Administrator or securities Custodian

[6]	For Rule 144A Global Security.
[7]	For Regulation S Global Security.

EXHIBIT A-4

FORM OF CLASS A-S SECOND PRIORITY SECURED FLOATING RATE NOTE DUE 2044

DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

TRTX 2026-FL8 ISSUER, LTD.

TRTX 2026-FL8 CO-ISSUER, LLC

CLASS A-S SECOND PRIORITY SECURED FLOATING RATE NOTE DUE 2044

No. IAI -____
CUSIP No.: 87277NAD4	U.S.$[____]
ISIN: US87277NAD49

Each of TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and TRTX 2026-FL8 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to [_______] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of the amount indicated above on the Payment Date occurring in March 2044 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class A-S Interest Distribution Amount allocable to this Note in accordance with the Indenture payable on the 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2026, to and including the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto (each, a “Payment Date”). Interest on the Class A-S Notes shall accrue at the Class A-S Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other Collateral pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other Collateral are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is senior to the payments of the principal of, and interest on, each Class of Notes with a lower alphabetical designation and the Preferred Shares. So long as any Class A-S Notes are Outstanding, any more junior Class of Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the registered Holder hereof; provided that the registered Holder shall have provided wiring instructions to the Paying Agent on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at any Paying Agent.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or the Authenticating Agent by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class A-S Second Priority Secured Floating Rate Notes Due 2044, of the Issuer and the Co-Issuer (the “Class A-S Notes,” and together with the other Classes of Notes issued under the Indenture, the “Notes”), issued under an indenture dated as of October 2, 2026 (the “Indenture”) by and among the Issuer, the Co-Issuer, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with any permitted successors and assigns, the “Note Administrator”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s Memorandum and Articles of Association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Other than in connection with any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, (a) payments of interest on the Class A-S Notes shall be payable in accordance with Section 11.1(a)(i) of the Indenture and (b) payments of principal of the Class A-S Notes shall be payable in accordance with Section 11.1(a)(ii) of the Indenture. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, payments of interest on, and principal of, the Class A-S Notes, will be payable in accordance with Section 11.1(a)(iii) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The Notes are subject to redemption pursuant to Article 9 of the Indenture in accordance with the terms and procedures for redemption thereunder.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

If an Event of Default shall occur and be continuing, the Class A-S Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Notes (voting as a separate Class), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i), by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof (plus any residual amount).

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented and agreed to the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator and the Collateral Manager that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Offered Notes, its acquisition, holding and disposition of such Offered Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA or any entity considered to hold “plan assets” of any such employee benefit plan or plan) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Notes Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee, the Note Administrator or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT) AND ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of __________ ____, 20__

TRTX 2026-FL8 ISSUER, LTD., as Issuer

By:
Name:
Title:

TRTX 2026-FL8 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or other identifying number of assignee

Please print or type name and address, including zip code, of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT A-5

FORM OF CLASS B THIRD PRIORITY SECURED FLOATING RATE NOTE DUE 2044

[RULE 144A] [REGULATION S] GLOBAL SECURITY

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	Regulation S Global Securities.

TRTX 2026-FL8 ISSUER, LTD.

TRTX 2026-FL8 CO-ISSUER, LLC

CLASS B THIRD PRIORITY SECURED FLOATING RATE NOTE DUE 2044

No. [144A] [Reg. S]—___	Up to
CUSIP No.: [87277NAE2][2] [G9102YAC0][3]	U.S.$73,750,000
ISIN: [US87277NAE22][4] [USG9102YAC06][5]

Each of TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and TRTX 2026-FL8 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to the amount indicated above, or such other principal sum as is equal to the aggregate principal amount of the Class B Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Security, on the Payment Date occurring in March 2044 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class B Interest Distribution Amount allocable to this Note in accordance with the Indenture payable on the 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2026, to and including the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto (each, a “Payment Date”). Interest on the Class B Notes shall accrue at the Class B Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other Collateral pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other Collateral are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is senior to the payments of the principal of, and interest on, each Class of Notes with a lower alphabetical designation and the Preferred Shares. So long as any Class B Notes are Outstanding, any more junior Class of Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

[2]	For Rule 144A Global Security.
[3]	For Regulation S Global Security.
[4]	For Rule 144A Global Security.
[5]	For Regulation S Global Security.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the registered Holder hereof; provided that the registered Holder shall have provided wiring instructions to the Paying Agent on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at any Paying Agent.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or the Authenticating Agent by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class B Third Priority Secured Floating Rate Notes Due 2044, of the Issuer and the Co-Issuer (the “Class B Notes,” and together with the other Classes of Notes issued under the Indenture, the “Notes”), issued under an indenture dated as of October 2, 2026 (the “Indenture”) by and among the Issuer, the Co-Issuer, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with any permitted successors and assigns, the “Note Administrator”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s Memorandum and Articles of Association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Other than in connection with any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, (a) payments of interest on the Class B Notes shall be payable in accordance with Section 11.1(a)(i) of the Indenture and (b) payments of principal of the Class B Notes shall be payable in accordance with Section 11.1(a)(ii) of the Indenture. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, payments of interest on, and principal of, the Class B Notes, will be payable in accordance with Section 11.1(a)(iii) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The Notes are subject to redemption pursuant to Article 9 of the Indenture in accordance with the terms and procedures for redemption thereunder.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

If an Event of Default shall occur and be continuing, the Class B Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof (plus any residual amount).

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented and agreed to the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator and the Collateral Manager that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Offered Notes, its acquisition, holding and disposition of such Offered Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA or any entity considered to hold “plan assets” of any such employee benefit plan or plan) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Notes Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee, the Note Administrator or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT) AND ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of __________ ____, 20__

TRTX 2026-FL8 ISSUER, LTD.,
as Issuer

By:
Name:
Title:

TRTX 2026-FL8 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or other identifying number of assignee

Please print or type name and address, including zip code, of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

SCHEDULE A

EXCHANGES IN GLOBAL SECURITY

This Note shall be issued in the original principal balance of U.S.$[73,750,000]6[0]7 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Note Administrator or securities Custodian

[6]	For Rule 144A Global Security.
[7]	For Regulation S Global Security.

EXHIBIT A-6

FORM OF CLASS B THIRD PRIORITY SECURED FLOATING RATE NOTE DUE 2044

DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

TRTX 2026-FL8 ISSUER, LTD.

TRTX 2026-FL8 CO-ISSUER, LLC

CLASS B THIRD PRIORITY SECURED FLOATING RATE NOTE DUE 2044

No. IAI—____
CUSIP No.: 87277NAF9	U.S.$[____]
ISIN: US87277NAF96

Each of TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and TRTX 2026-FL8 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to [_______] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of the amount indicated above on the Payment Date occurring in March 2044 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class B Interest Distribution Amount allocable to this Note in accordance with the Indenture payable on the 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2026, to and including the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto (each, a “Payment Date”). Interest on the Class B Notes shall accrue at the Class B Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other Collateral pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other Collateral are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is senior to the payments of the principal of, and interest on, each Class of Notes with a lower alphabetical designation and the Preferred Shares. So long as any Class B Notes are Outstanding, any more junior Class of Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the registered Holder hereof; provided that the registered Holder shall have provided wiring instructions to the Paying Agent on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at any Paying Agent.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or the Authenticating Agent by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class B Third Priority Secured Floating Rate Notes Due 2044, of the Issuer and the Co-Issuer (the “Class B Notes,” and together with the other Classes of Notes issued under the Indenture, the “Notes”), issued under an indenture dated as of October 2, 2026 (the “Indenture”) by and among the Issuer, the Co-Issuer, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with any permitted successors and assigns, the “Note Administrator”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s Memorandum and Articles of Association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Other than in connection with any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, (a) payments of interest on the Class B Notes shall be payable in accordance with Section 11.1(a)(i) of the Indenture and (b) payments of principal of the Class B Notes shall be payable in accordance with Section 11.1(a)(ii) of the Indenture. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, payments of interest on, and principal of, the Class B Notes, will be payable in accordance with Section 11.1(a)(iii) of the Indenture.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The Notes are subject to redemption pursuant to Article 9 of the Indenture in accordance with the terms and procedures for redemption thereunder.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

If an Event of Default shall occur and be continuing, the Class B Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Notes (voting as a separate Class), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i), by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof (plus any residual amount).

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented and agreed to the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator and the Collateral Manager that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Offered Notes, its acquisition, holding and disposition of such Offered Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA or any entity considered to hold “plan assets” of any such employee benefit plan or plan) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Notes Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee, the Note Administrator or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT) AND ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of __________ ____, 20__

TRTX 2026-FL8 ISSUER, LTD., as Issuer

By:
Name:
Title:

TRTX 2026-FL8 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or other identifying number of assignee

Please print or type name and address, including zip code, of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT A-7

FORM OF CLASS C FOURTH PRIORITY SECURED FLOATING RATE NOTE DUE 2044

[RULE 144A] [REGULATION S] GLOBAL SECURITY

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	Regulation S Global Securities.

TRTX 2026-FL8 ISSUER, LTD.

TRTX 2026-FL8 CO-ISSUER, LLC

CLASS C FOURTH PRIORITY SECURED FLOATING RATE NOTE DUE 2044

No. [144A] [Reg. S]—___	Up to
CUSIP No.: [87277NAG7][2] [G9102YAD8][3]	U.S.$57,500,000
ISIN: [US87277NAG79][4] [USG9102YAD88][5]

Each of TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and TRTX 2026-FL8 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to the amount indicated above, or such other principal sum as is equal to the aggregate principal amount of the Class C Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Security, on the Payment Date occurring in March 2044 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class C Interest Distribution Amount allocable to this Note in accordance with the Indenture payable on the 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2026, to and including the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto (each, a “Payment Date”). Interest on the Class C Notes shall accrue at the Class C Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other Collateral pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other Collateral are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is senior to the payments of the principal of, and interest on, each Class of Notes with a lower alphabetical designation and the Preferred Shares. So long as any Class C Notes are Outstanding, any more junior Class of Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

[2]	For Rule 144A Global Security.
[3]	For Regulation S Global Security.
[4]	For Rule 144A Global Security.
[5]	For Regulation S Global Security.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the registered Holder hereof; provided that the registered Holder shall have provided wiring instructions to the Paying Agent on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at any Paying Agent.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or the Authenticating Agent by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class C Fourth Priority Secured Floating Rate Notes Due 2044, of the Issuer and the Co-Issuer (the “Class C Notes,” and together with the other Classes of Notes issued under the Indenture, the “Notes”), issued under an indenture dated as of October 2, 2026 (the “Indenture”) by and among the Issuer, the Co-Issuer, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with any permitted successors and assigns, the “Note Administrator”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s Memorandum and Articles of Association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Other than in connection with any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, (a) payments of interest on the Class C Notes shall be payable in accordance with Section 11.1(a)(i) of the Indenture and (b) payments of principal of the Class C Notes shall be payable in accordance with Section 11.1(a)(ii) of the Indenture. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, payments of interest on, and principal of, the Class C Notes, will be payable in accordance with Section 11.1(a)(iii) of the Indenture.

For so long as any Class of Notes with a higher priority is outstanding, any interest due on the Class C Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date in accordance with the Priority of Payments will be deferred, will not be considered “due and payable” and the failure to pay such interest will not be an Event of Default under the Indenture. Deferred Interest on any Class of Notes will be added to the outstanding principal balance of such Class of Notes and will accrue interest at the applicable Note Interest Rate.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The Notes are subject to redemption pursuant to Article 9 of the Indenture in accordance with the terms and procedures for redemption thereunder.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

If an Event of Default shall occur and be continuing, the Class C Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof (plus any residual amount).

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented and agreed to the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator and the Collateral Manager that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Offered Notes, its acquisition, holding and disposition of such Offered Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA or any entity considered to hold “plan assets” of any such employee benefit plan or plan) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Notes Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee, the Note Administrator or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT) AND ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of __________ ____, 20__

TRTX 2026-FL8 ISSUER, LTD.,
as Issuer

By:
Name:
Title:

TRTX 2026-FL8 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

SCHEDULE A

EXCHANGES IN GLOBAL SECURITY

This Note shall be issued in the original principal balance of U.S.$[57,400,000]6[100,000]7 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Note Administrator or securities Custodian

[6]	For Rule 144A Global Security.
[7]	For Regulation S Global Security.

EXHIBIT A-8

FORM OF CLASS C FOURTH PRIORITY SECURED FLOATING RATE NOTE DUE 2044

DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.

TRTX 2026-FL8 ISSUER, LTD.

TRTX 2026-FL8 CO-ISSUER, LLC

CLASS C FOURTH PRIORITY SECURED FLOATING RATE NOTE DUE 2044

No. IAI - ____
CUSIP No.: 87277NAH5 ISIN: US87277NAH52	U.S.$[____]

Each of TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and TRTX 2026-FL8 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to [_______] or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of the amount indicated above on the Payment Date occurring in March 2044 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class C Interest Distribution Amount allocable to this Note in accordance with the Indenture payable on the 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2026, to and including the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto (each, a “Payment Date”). Interest on the Class C Notes shall accrue at the Class C Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other Collateral pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other Collateral are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is senior to the payments of the principal of, and interest on, each Class of Notes with a lower alphabetical designation and the Preferred Shares. So long as any Class C Notes are Outstanding, any more junior Class of Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the registered Holder hereof; provided that the registered Holder shall have provided wiring instructions to the Paying Agent on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at any Paying Agent.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or the Authenticating Agent by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class C Fourth Priority Secured Floating Rate Notes Due 2044, of the Issuer and the Co-Issuer (the “Class C Notes,” and together with the other Classes of Notes issued under the Indenture, the “Notes”), issued under an indenture dated as of October 2, 2026 (the “Indenture”) by and among the Issuer, the Co-Issuer, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with any permitted successors and assigns, the “Note Administrator”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s Memorandum and Articles of Association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Other than in connection with any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, (a) payments of interest on the Class C Notes shall be payable in accordance with Section 11.1(a)(i) of the Indenture and (b) payments of principal of the Class C Notes shall be payable in accordance with Section 11.1(a)(ii) of the Indenture. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, payments of interest on, and principal of, the Class C Notes, will be payable in accordance with Section 11.1(a)(iii) of the Indenture.

For so long as any Class of Notes with a higher priority is outstanding, any interest due on the Class C Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date in accordance with the Priority of Payments will be deferred, will not be considered “due and payable” and the failure to pay such interest will not be an Event of Default under the Indenture. Deferred Interest on any Class of Notes will be added to the outstanding principal balance of such Class of Notes and will accrue interest at the applicable Note Interest Rate.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The Notes are subject to redemption pursuant to Article 9 of the Indenture in accordance with the terms and procedures for redemption thereunder.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

If an Event of Default shall occur and be continuing, the Class C Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Notes (voting as a separate Class), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i), by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof (plus any residual amount).

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented and agreed to the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator and the Collateral Manager that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Offered Notes, its acquisition, holding and disposition of such Offered Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA or any entity considered to hold “plan assets” of any such employee benefit plan or plan) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Notes Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee, the Note Administrator or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT) AND ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of __________ ____, 20__

TRTX 2026-FL8 ISSUER, LTD., as Issuer

By:
Name:
Title:

TRTX 2026-FL8 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT A-9

FORM OF CLASS D FIFTH PRIORITY SECURED FLOATING RATE NOTE DUE 2044

[RULE 144A] [REGULATION S] GLOBAL SECURITY

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	Regulation S Global Securities.

TRTX 2026-FL8 ISSUER, LTD.

TRTX 2026-FL8 CO-ISSUER, LLC

CLASS D FIFTH PRIORITY SECURED FLOATING RATE NOTE DUE 2044

No. [144A] [Reg. S]—___	Up to
CUSIP No.: [87277NAJ1][2] [G9102YAE6][3] ISIN: [US87277NAJ19][4] [USG9102YAE61][5]	U.S.$36,250,000

Each of TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and TRTX 2026-FL8 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to the amount indicated above, or such other principal sum as is equal to the aggregate principal amount of the Class D Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Security, on the Payment Date occurring in March 2044 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class D Interest Distribution Amount allocable to this Note in accordance with the Indenture payable on the 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2026, to and including the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto (each, a “Payment Date”). Interest on the Class D Notes shall accrue at the Class D Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other Collateral pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other Collateral are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is senior to the payments of the principal of, and interest on, each Class of Notes with a lower alphabetical designation and the Preferred Shares. So long as any Class D Notes are Outstanding, any more junior Class of Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

[2]	For Rule 144A Global Security.
[3]	For Regulation S Global Security.
[4]	For Rule 144A Global Security.
[5]	For Regulation S Global Security.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the registered Holder hereof; provided that the registered Holder shall have provided wiring instructions to the Paying Agent on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at any Paying Agent.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or the Authenticating Agent by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class D Fifth Priority Secured Floating Rate Notes Due 2044, of the Issuer and the Co-Issuer (the “Class D Notes,” and together with the other Classes of Notes issued under the Indenture, the “Notes”), issued under an indenture dated as of October 2, 2026 (the “Indenture”) by and among the Issuer, the Co-Issuer, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with any permitted successors and assigns, the “Note Administrator”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s Memorandum and Articles of Association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Other than in connection with any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, (a) payments of interest on the Class D Notes shall be payable in accordance with Section 11.1(a)(i) of the Indenture and (b) payments of principal of the Class D Notes shall be payable in accordance with Section 11.1(a)(ii) of the Indenture. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, payments of interest on, and principal of, the Class D Notes, will be payable in accordance with Section 11.1(a)(iii) of the Indenture.

For so long as any Class of Notes with a higher priority is outstanding, any interest due on the Class D Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date in accordance with the Priority of Payments will be deferred, will not be considered “due and payable” and the failure to pay such interest will not be an Event of Default under the Indenture. Deferred Interest on any Class of Notes will be added to the outstanding principal balance of such Class of Notes and will accrue interest at the applicable Note Interest Rate.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The Notes are subject to redemption pursuant to Article 9 of the Indenture in accordance with the terms and procedures for redemption thereunder.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

If an Event of Default shall occur and be continuing, the Class D Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof (plus any residual amount).

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented and agreed to the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator and the Collateral Manager that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Offered Notes, its acquisition, holding and disposition of such Offered Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA or any entity considered to hold “plan assets” of any such employee benefit plan or plan) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Notes Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee, the Note Administrator or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT) AND ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of __________ ____, 20__

TRTX 2026-FL8 ISSUER, LTD., as Issuer

By:
Name:
Title:

TRTX 2026-FL8 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

SCHEDULE A

EXCHANGES IN GLOBAL SECURITY

This Note shall be issued in the original principal balance of U.S.$0 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Note Administrator or securities Custodian

EXHIBIT A-10

FORM OF CLASS D FIFTH PRIORITY SECURED FLOATING RATE NOTE DUE 2044

DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.

TRTX 2026-FL8 ISSUER, LTD.

TRTX 2026-FL8 CO-ISSUER, LLC

CLASS D FIFTH PRIORITY SECURED FLOATING RATE NOTE DUE 2044

No. IAI - ____
CUSIP No.: 87277NAK8	U.S.$36,250,000
ISIN: US87277NAK81

Each of TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and TRTX 2026-FL8 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to TRT Securities 1, LLC or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of the amount indicated above on the Payment Date occurring in March 2044 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class D Interest Distribution Amount allocable to this Note in accordance with the Indenture payable on the 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2026, to and including the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto (each, a “Payment Date”). Interest on the Class D Notes shall accrue at the Class D Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other Collateral pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other Collateral are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is senior to the payments of the principal of, and interest on, each Class of Notes with a lower alphabetical designation and the Preferred Shares. So long as any Class D Notes are Outstanding, any more junior Class of Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the registered Holder hereof; provided that the registered Holder shall have provided wiring instructions to the Paying Agent on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at any Paying Agent.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or the Authenticating Agent by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class D Fifth Priority Secured Floating Rate Notes Due 2044, of the Issuer and the Co-Issuer (the “Class D Notes,” and together with the other Classes of Notes issued under the Indenture, the “Notes”), issued under an indenture dated as of October 2, 2026 (the “Indenture”) by and among the Issuer, the Co-Issuer, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with any permitted successors and assigns, the “Note Administrator”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s Memorandum and Articles of Association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Other than in connection with any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, (a) payments of interest on the Class D Notes shall be payable in accordance with Section 11.1(a)(i) of the Indenture and (b) payments of principal of the Class D Notes shall be payable in accordance with Section 11.1(a)(ii) of the Indenture. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, payments of interest on, and principal of, the Class D Notes, will be payable in accordance with Section 11.1(a)(iii) of the Indenture.

For so long as any Class of Notes with a higher priority is outstanding, any interest due on the Class D Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date in accordance with the Priority of Payments will be deferred, will not be considered “due and payable” and the failure to pay such interest will not be an Event of Default under the Indenture. Deferred Interest on any Class of Notes will be added to the outstanding principal balance of such Class of Notes and will accrue interest at the applicable Note Interest Rate.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The Notes are subject to redemption pursuant to Article 9 of the Indenture in accordance with the terms and procedures for redemption thereunder.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

If an Event of Default shall occur and be continuing, the Class D Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Notes (voting as a separate Class), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i), by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof (plus any residual amount).

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented and agreed to the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator and the Collateral Manager that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Offered Notes, its acquisition, holding and disposition of such Offered Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA or any entity considered to hold “plan assets” of any such employee benefit plan or plan) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Notes Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee, the Note Administrator or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT) AND ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of __________ ____, 20__

TRTX 2026-FL8 ISSUER, LTD., as Issuer

By:
Name:
Title:

TRTX 2026-FL8 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT A-11

FORM OF CLASS E SIXTH PRIORITY SECURED FLOATING RATE NOTE DUE 2044

[RULE 144A] [REGULATION S] GLOBAL SECURITY

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	Regulation S Global Securities.

TRTX 2026-FL8 ISSUER, LTD.

TRTX 2026-FL8 CO-ISSUER, LLC

CLASS E SIXTH PRIORITY SECURED FLOATING RATE NOTE DUE 2044

No. [144A] [Reg. S] - ___	Up to
CUSIP No.: [87277NAL6][2] [G9102YAF3][3]	U.S.$17,500,000
ISIN: [US87277NAL64][4] [USG9102YAF37][5]

Each of TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and TRTX 2026-FL8 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to the amount indicated above, or such other principal sum as is equal to the aggregate principal amount of the Class E Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Security, on the Payment Date occurring in March 2044 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class E Interest Distribution Amount allocable to this Note in accordance with the Indenture payable on the 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2026, to and including the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto (each, a “Payment Date”). Interest on the Class E Notes shall accrue at the Class E Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other Collateral pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other Collateral are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is senior to the payments of the principal of, and interest on, each Class of Notes with a lower alphabetical designation and the Preferred Shares. So long as any Class E Notes are Outstanding, any more junior Class of Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

[2]	For Rule 144A Global Security.
[3]	For Regulation S Global Security.
[4]	For Rule 144A Global Security.
[5]	For Regulation S Global Security.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the registered Holder hereof; provided that the registered Holder shall have provided wiring instructions to the Paying Agent on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at any Paying Agent.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or the Authenticating Agent by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class E Sixth Priority Secured Floating Rate Notes Due 2044, of the Issuer and the Co-Issuer (the “Class E Notes,” and together with the other Classes of Notes issued under the Indenture, the “Notes”), issued under an indenture dated as of October 2, 2026 (the “Indenture”) by and among the Issuer, the Co-Issuer, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with any permitted successors and assigns, the “Note Administrator”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s Memorandum and Articles of Association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Other than in connection with any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, (a) payments of interest on the Class E Notes shall be payable in accordance with Section 11.1(a)(i) of the Indenture and (b) payments of principal of the Class E Notes shall be payable in accordance with Section 11.1(a)(ii) of the Indenture. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, payments of interest on, and principal of, the Class E Notes, will be payable in accordance with Section 11.1(a)(iii) of the Indenture.

For so long as any Class of Notes with a higher priority is outstanding, any interest due on the Class E Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date in accordance with the Priority of Payments will be deferred, will not be considered “due and payable” and the failure to pay such interest will not be an Event of Default under the Indenture. Deferred Interest on any Class of Notes will be added to the outstanding principal balance of such Class of Notes and will accrue interest at the applicable Note Interest Rate.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The Notes are subject to redemption pursuant to Article 9 of the Indenture in accordance with the terms and procedures for redemption thereunder.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

If an Event of Default shall occur and be continuing, the Class E Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof (plus any residual amount).

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented and agreed to the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator and the Collateral Manager that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Offered Notes, its acquisition, holding and disposition of such Offered Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA or any entity considered to hold “plan assets” of any such employee benefit plan or plan) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Notes Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee, the Note Administrator or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT) AND ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of __________ ____, 20__

TRTX 2026-FL8 ISSUER, LTD.,
as Issuer

By:
Name:
Title:

TRTX 2026-FL8 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

SCHEDULE A

EXCHANGES IN GLOBAL SECURITY

This Note shall be issued in the original principal balance of U.S.$0 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Note Administrator or securities Custodian

EXHIBIT A-12

FORM OF CLASS E SIXTH PRIORITY SECURED FLOATING RATE NOTE DUE 2044

DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.

TRTX 2026-FL8 ISSUER, LTD.

TRTX 2026-FL8 CO-ISSUER, LLC

CLASS E SIXTH PRIORITY SECURED FLOATING RATE NOTE DUE 2044

No. IAI - ___
CUSIP No.: 87277NAM4	U.S.$17,500,000
ISIN: US87277NAM48

Each of TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) and TRTX 2026-FL8 CO-ISSUER, LLC, a Delaware limited liability company (the “Co-Issuer”) for value received, hereby promises to pay to TRT Securities 1, LLC or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of the amount indicated above on the Payment Date occurring in March 2044 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class E Interest Distribution Amount allocable to this Note in accordance with the Indenture payable on the 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2026, to and including the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto (each, a “Payment Date”). Interest on the Class E Notes shall accrue at the Class E Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the applicable Payment Date.

The obligations of the Issuer and the Co-Issuer under this Note and the Indenture are limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral Interests and other Collateral pledged by the Issuer as security for the Offered Notes under the Indenture, and in the event the Collateral Interests and such other Collateral are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is senior to the payments of the principal of, and interest on, each Class of Notes with a lower alphabetical designation and the Preferred Shares. So long as any Class E Notes are Outstanding, any more junior Class of Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the registered Holder hereof; provided that the registered Holder shall have provided wiring instructions to the Paying Agent on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at any Paying Agent.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, neither the Issuer nor the Co-Issuer shall be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or the Authenticating Agent by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class E Sixth Priority Secured Floating Rate Notes Due 2044, of the Issuer and the Co-Issuer (the “Class E Notes,” and together with the other Classes of Notes issued under the Indenture, the “Notes”), issued under an indenture dated as of October 2, 2026 (the “Indenture”) by and among the Issuer, the Co-Issuer, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with any permitted successors and assigns, the “Note Administrator”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s Memorandum and Articles of Association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Other than in connection with any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, (a) payments of interest on the Class E Notes shall be payable in accordance with Section 11.1(a)(i) of the Indenture and (b) payments of principal of the Class E Notes shall be payable in accordance with Section 11.1(a)(ii) of the Indenture. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, payments of interest on, and principal of, the Class E Notes, will be payable in accordance with Section 11.1(a)(iii) of the Indenture.

For so long as any Class of Notes with a higher priority is outstanding, any interest due on the Class E Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date in accordance with the Priority of Payments will be deferred, will not be considered “due and payable” and the failure to pay such interest will not be an Event of Default under the Indenture. Deferred Interest on any Class of Notes will be added to the outstanding principal balance of such Class of Notes and will accrue interest at the applicable Note Interest Rate.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The Notes are subject to redemption pursuant to Article 9 of the Indenture in accordance with the terms and procedures for redemption thereunder.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

If an Event of Default shall occur and be continuing, the Class E Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Notes (voting as a separate Class), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i), by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof (plus any residual amount).

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture and the term “Co-Issuer” as used in this Note includes any successor-in-interest to the Co-Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented and agreed to the Issuer, the Co-Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator and the Collateral Manager that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Offered Notes, its acquisition, holding and disposition of such Offered Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA or any entity considered to hold “plan assets” of any such employee benefit plan or plan) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Notes Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee, the Note Administrator or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER, THE CO-ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT) AND ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Co-Issuers have caused this Note to be duly executed.

Dated as of __________ ____, 20__

TRTX 2026-FL8 ISSUER, LTD., as Issuer

By:
Name:
Title:

TRTX 2026-FL8 CO-ISSUER, LLC, as Co-Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT B-1

FORM OF CLASS F SEVENTH PRIORITY FLOATING RATE NOTE DUE 2044

[RULE 144A] [REGULATION S] GLOBAL SECURITY

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	Regulation S Global Securities.

TRTX 2026-FL8 ISSUER, LTD.

CLASS F SEVENTH PRIORITY FLOATING RATE NOTE DUE 2044

No. [144A] [Reg. S] - ___	Up to
CUSIP No.: [87277PAA5][2] [G9103NAA7][3]	U.S.$33,750,000
ISIN: [US87277PAA57][4] [USG9103NAA75][5]

TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to the amount indicated above, or such other principal sum as is equal to the aggregate principal amount of the Class F Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Security, on the Payment Date occurring in March 2044 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class F Interest Distribution Amount allocable to this Note in accordance with the Indenture payable on the 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2026, to and including the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto (each, a “Payment Date”). Interest on the Class F Notes shall accrue at the Class F Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the applicable Payment Date.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other Collateral, and in the event the Collateral Interests and such other Collateral are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is senior to the payments of the principal of, and interest on, each Class of Notes with a lower alphabetical designation and the Preferred Shares. So long as any Class F Notes are Outstanding, any more junior Class of Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

[2]	For Rule 144A Global Security.
[3]	For Regulation S Global Security.
[4]	For Rule 144A Global Security.
[5]	For Regulation S Global Security.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the registered Holder hereof; provided that the registered Holder shall have provided wiring instructions to the Paying Agent on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at any Paying Agent.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or the Authenticating Agent by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class F Seventh Priority Floating Rate Notes Due 2044, of the Issuer (the “Class F Notes,” and together with the other Classes of Notes issued under the Indenture, the “Notes”), issued under an indenture dated as of October 2, 2026 (the “Indenture”) by and among the Issuer, TRTX 2026-FL8 Co-Issuer, LLC, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with any permitted successors and assigns, the “Note Administrator”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s Memorandum and Articles of Association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Other than in connection with any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, (a) payments of interest on the Class F Notes shall be payable in accordance with Section 11.1(a)(i) of the Indenture and (b) payments of principal of the Class F Notes shall be payable in accordance with Section 11.1(a)(ii) of the Indenture. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, payments of interest on, and principal of, the Class F Notes, will be payable in accordance with Section 11.1(a)(iii) of the Indenture.

For so long as any Class of Notes with a higher priority is outstanding, any interest due on the Class F Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date in accordance with the Priority of Payments will be deferred, will not be considered “due and payable” and the failure to pay such interest will not be an Event of Default under the Indenture. Deferred Interest on any Class of Notes will be added to the outstanding principal balance of such Class of Notes and will accrue interest at the applicable Note Interest Rate.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The Notes are subject to redemption pursuant to Article 9 of the Indenture in accordance with the terms and procedures for redemption thereunder.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

If an Event of Default shall occur and be continuing, the Class F Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof (plus any residual amount).

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented and agreed to the Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator and the Collateral Manager that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Offered Notes, its acquisition, holding and disposition of such Offered Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA or any entity considered to hold “plan assets” of any such employee benefit plan or plan) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Notes Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee, the Note Administrator or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT) AND ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of __________ ____, 20__

TRTX 2026-FL8 ISSUER, LTD., as Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

SCHEDULE A

EXCHANGES IN GLOBAL SECURITY

This Note shall be issued in the original principal balance of U.S.$0 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Note Administrator or securities Custodian

EXHIBIT B-2

FORM OF CLASS F SEVENTH PRIORITY FLOATING RATE NOTE DUE 2044

DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.

TRTX 2026-FL8 ISSUER, LTD.

CLASS F SEVENTH PRIORITY FLOATING RATE NOTE DUE 2044

No. IAI - ____
CUSIP No.: 87277PAB3	U.S.$33,750,000
ISIN: US87277PAB31

TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) for value received, hereby promises to pay to TRTX Master Retention Holder, LLC or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of the amount indicated above on the Payment Date occurring in March 2044 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class F Interest Distribution Amount allocable to this Note in accordance with the Indenture payable on the 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2026, to and including the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto (each, a “Payment Date”). Interest on the Class F Notes shall accrue at the Class F Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the applicable Payment Date.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other Collateral, and in the event the Collateral Interests and such other Collateral are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is senior to the payments of the principal of, and interest on, each Class of Notes with a lower alphabetical designation and the Preferred Shares. So long as any Class F Notes are Outstanding, any more junior Class of Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the registered Holder hereof; provided that the registered Holder shall have provided wiring instructions to the Paying Agent on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at any Paying Agent.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or the Authenticating Agent by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class F Seventh Priority Floating Rate Notes Due 2044, of the Issuer (the “Class F Notes,” and together with the other Classes of Notes issued under the Indenture, the “Notes”), issued under an indenture dated as of October 2, 2026 (the “Indenture”) by and among the Issuer, TRTX 2026-FL8 Co-Issuer, LLC, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with any permitted successors and assigns, the “Note Administrator”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s Memorandum and Articles of Association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Other than in connection with any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, (a) payments of interest on the Class F Notes shall be payable in accordance with Section 11.1(a)(i) of the Indenture and (b) payments of principal of the Class F Notes shall be payable in accordance with Section 11.1(a)(ii) of the Indenture. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, payments of interest on, and principal of, the Class F Notes, will be payable in accordance with Section 11.1(a)(iii) of the Indenture.

For so long as any Class of Notes with a higher priority is outstanding, any interest due on the Class F Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date in accordance with the Priority of Payments will be deferred, will not be considered “due and payable” and the failure to pay such interest will not be an Event of Default under the Indenture. Deferred Interest on any Class of Notes will be added to the outstanding principal balance of such Class of Notes and will accrue interest at the applicable Note Interest Rate.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The Notes are subject to redemption pursuant to Article 9 of the Indenture in accordance with the terms and procedures for redemption thereunder.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

If an Event of Default shall occur and be continuing, the Class F Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Notes (voting as a separate Class), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i), by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof (plus any residual amount).

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented and agreed to the Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator and the Collateral Manager that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Offered Notes, its acquisition, holding and disposition of such Offered Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA or any entity considered to hold “plan assets” of any such employee benefit plan or plan) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Notes Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee, the Note Administrator or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT) AND ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of __________ ____, 20__

TRTX 2026-FL8 ISSUER, LTD., as Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code,

of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

EXHIBIT B-3

FORM OF CLASS G EIGHTH PRIORITY FLOATING RATE NOTE DUE 2044

[RULE 144A] [REGULATION S] GLOBAL SECURITY

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.

[AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG AT ANY TIME.]1

[1]	Regulation S Global Securities.

TRTX 2026-FL8 ISSUER, LTD.

CLASS G EIGHTH PRIORITY FLOATING RATE NOTE DUE 2044

No. [144A] [Reg. S] - ___	Up to
CUSIP No.: [87277PAC1][2] [G9103NAB5][3]	U.S.$23,750,000
ISIN: [US87277PAC14][4] [USG9103NAB58][5]

TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of up to the amount indicated above, or such other principal sum as is equal to the aggregate principal amount of the Class G Notes identified from time to time on the records of the Note Administrator and Schedule A hereto as being represented by this [Rule 144A] [Regulation S] Global Security, on the Payment Date occurring in March 2044 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class G Interest Distribution Amount allocable to this Note in accordance with the Indenture payable on the 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2026, to and including the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto (each, a “Payment Date”). Interest on the Class G Notes shall accrue at the Class G Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the applicable Payment Date.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other Collateral, and in the event the Collateral Interests and such other Collateral are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is senior to the payments of the principal of, and interest on, each Class of Notes with a lower alphabetical designation and the Preferred Shares. So long as any Class G Notes are Outstanding, any more junior Class of Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

[2]	For Rule 144A Global Security.
[3]	For Regulation S Global Security.
[4]	For Rule 144A Global Security.
[5]	For Regulation S Global Security.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the registered Holder hereof; provided that the registered Holder shall have provided wiring instructions to the Paying Agent on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at any Paying Agent.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or the Authenticating Agent by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class G Eighth Priority Floating Rate Notes Due 2044, of the Issuer (the “Class G Notes,” and together with the other Classes of Notes issued under the Indenture, the “Notes”), issued under an indenture dated as of October 2, 2026 (the “Indenture”) by and among the Issuer, TRTX 2026-FL8 Co-Issuer, LLC, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with any permitted successors and assigns, the “Note Administrator”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s Memorandum and Articles of Association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Other than in connection with any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, (a) payments of interest on the Class G Notes shall be payable in accordance with Section 11.1(a)(i) of the Indenture and (b) payments of principal of the Class G Notes shall be payable in accordance with Section 11.1(a)(ii) of the Indenture. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, payments of interest on, and principal of, the Class G Notes, will be payable in accordance with Section 11.1(a)(iii) of the Indenture.

For so long as any Class of Notes with a higher priority is outstanding, any interest due on the Class G Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date in accordance with the Priority of Payments will be deferred, will not be considered “due and payable” and the failure to pay such interest will not be an Event of Default under the Indenture. Deferred Interest on any Class of Notes will be added to the outstanding principal balance of such Class of Notes and will accrue interest at the applicable Note Interest Rate.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The Notes are subject to redemption pursuant to Article 9 of the Indenture in accordance with the terms and procedures for redemption thereunder.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

If an Event of Default shall occur and be continuing, the Class G Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof (plus any residual amount).

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates.

Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented and agreed to the Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator and the Collateral Manager that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Offered Notes, its acquisition, holding and disposition of such Offered Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA or any entity considered to hold “plan assets” of any such employee benefit plan or plan) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Notes Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee, the Note Administrator or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT) AND ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of __________ ____, 20__

TRTX 2026-FL8 ISSUER, LTD.,
as Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security or

other identifying number of assignee

Please print or type name

and address, including zip code, of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

SCHEDULE A

EXCHANGES IN GLOBAL SECURITY

This Note shall be issued in the original principal balance of U.S.$0 on the Closing Date. The following exchanges of a part of this [Rule 144A] [Regulation S] Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Note Administrator or securities Custodian

EXHIBIT B-4

FORM OF CLASS G EIGHTH PRIORITY FLOATING RATE NOTE DUE 2044

DEFINITIVE NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

C-1-1

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.

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TRTX 2026-FL8 ISSUER, LTD.

CLASS G EIGHTH PRIORITY FLOATING RATE NOTE DUE 2044

No. IAI - ____
CUSIP No.: 87277PAD9	U.S.$23,750,000
ISIN: US87277PAD96

TRTX 2026-FL8 ISSUER, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”) for value received, hereby promises to pay to TRTX Master Retention Holder, LLC or its registered assigns (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of the amount indicated above on the Payment Date occurring in March 2044 (the “Stated Maturity Date”), to the extent not previously paid, in accordance with the Indenture referred to below unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise and (b) the Class G Interest Distribution Amount allocable to this Note in accordance with the Indenture payable on the 18th day of the month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in October 2026, to and including the Stated Maturity Date unless the Notes are redeemed or repaid prior thereto (each, a “Payment Date”). Interest on the Class G Notes shall accrue at the Class G Rate and shall be computed on the basis of the actual number of days in the related Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the Business Day immediately preceding the applicable Payment Date.

The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Collateral Interests and other Collateral, and in the event the Collateral Interests and such other Collateral are insufficient to satisfy such obligations, any claims of the Holders of the Notes shall be extinguished, all in accordance with the Indenture.

The payment of principal and interest on this Note is senior to the payments of the principal of, and interest on, each Class of Notes with a lower alphabetical designation and the Preferred Shares. So long as any Class G Notes are Outstanding, any more junior Class of Notes and the Preferred Shares will receive payments only in accordance with the Priority of Payments. The principal of this Note shall be due and payable no later than the Stated Maturity Date unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments in respect of principal and interest and any other amounts due on any Payment Date on this Note shall be payable by the Paying Agent, subject to any laws or regulations applicable thereto, by wire transfer in immediately available funds to a Dollar account maintained by the registered Holder hereof; provided that the registered Holder shall have provided wiring instructions to the Paying Agent on or before the related Record Date, or, if wire transfer cannot be effected, by Dollar check drawn on a bank as provided in the Indenture and mailed to the registered Holder at its address in the Notes Register.

Interest will cease to accrue on this Note, or in the case of a partial repayment, on such part, from the date of repayment or the Stated Maturity Date unless payment of principal is improperly withheld or unless an Event of Default occurs with respect to such payments of principal.

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Notwithstanding the foregoing, the final payment of interest and principal due on this Note shall be made only upon presentation and surrender of this Note (except as otherwise provided in the Indenture) at the Corporate Trust Office of the Note Administrator or at any Paying Agent.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

Except as specifically provided herein and in the Indenture, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Unless the certificate of authentication hereon has been executed by the Note Administrator or the Authenticating Agent by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class G Eighth Priority Floating Rate Notes Due 2044, of the Issuer (the “Class G Notes,” and together with the other Classes of Notes issued under the Indenture, the “Notes”), issued under an indenture dated as of October 2, 2026 (the “Indenture”) by and among the Issuer, TRTX 2026-FL8 Co-Issuer, LLC, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee (together with its permitted successors and assigns, the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with any permitted successors and assigns, the “Note Administrator”).

Concurrently with the issuance of the Notes, the Issuer also will issue preferred shares (the “Preferred Shares”), under the Issuer’s Memorandum and Articles of Association as part of its issued share capital.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee, the Advancing Agent, the Holders of the Notes and the Preferred Shares and the terms upon which the Notes and the Preferred Shares are, and are to be, executed, authenticated and delivered.

Other than in connection with any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, (a) payments of interest on the Class G Notes shall be payable in accordance with Section 11.1(a)(i) of the Indenture and (b) payments of principal of the Class G Notes shall be payable in accordance with Section 11.1(a)(ii) of the Indenture. On any Redemption Date, the Stated Maturity Date or a Payment Date following an acceleration of the Notes as a result of the occurrence and continuation of an Event of Default, payments of interest on, and principal of, the Class G Notes, will be payable in accordance with Section 11.1(a)(iii) of the Indenture.

For so long as any Class of Notes with a higher priority is outstanding, any interest due on the Class G Notes that is not paid as a result of the operation of the Priority of Payments on any Payment Date in accordance with the Priority of Payments will be deferred, will not be considered “due and payable” and the failure to pay such interest will not be an Event of Default under the Indenture. Deferred Interest on any Class of Notes will be added to the outstanding principal balance of such Class of Notes and will accrue interest at applicable Note Interest Rate.

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Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

The Notes are subject to redemption pursuant to Article 9 of the Indenture in accordance with the terms and procedures for redemption thereunder.

Notes for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest on the applicable Redemption Date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest thereon).

If an Event of Default shall occur and be continuing, the Class G Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

At any time after a declaration of acceleration of Maturity of the Notes has been made, and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as provided in the Indenture, a Majority of each Class of Notes (voting as a separate Class), other than with respect to an Event of Default specified in Section 5.1(d), 5.1(f), 5.1(g) or 5.1(i), by written notice to the Issuer, the Co-Issuer and the Trustee, may rescind and annul such declaration and its consequences if certain conditions set forth in the Indenture are satisfied.

The Indenture may be amended and supplemented under the circumstances, and in accordance with the conditions, set forth therein.

The Notes are issuable in minimum denominations of $100,000 and integral multiples of $1 in excess thereof (plus any residual amount).

The principal of each Note shall be payable on the Stated Maturity Date, unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

The term “Issuer” as used in this Note includes any successor-in-interest to the Issuer under the Indenture.

Each purchaser and any subsequent transferee of this Note or any interest herein shall, by virtue of its purchase or other acquisition of this Note or any interest herein, be deemed to have agreed to treat this Note as debt for U.S. federal income tax purposes.

In connection with the purchase of this Note, the Holder and each beneficial owner thereof agrees that: (A) none of the Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates is acting as a fiduciary or financial or investment advisor for such Holder or beneficial owner; (B) such Holder or beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates other than any statements in the final offering memorandum for such Notes, and such Holder or beneficial owner has read and understands such final offering memorandum; (C) such Holder or beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator, the Collateral Manager or any of their respective affiliates.

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Each Holder, by its acquisition of an interest in the Notes, shall be deemed to have represented and agreed to the Issuer, the Servicer, the Special Servicer, the Placement Agents, the Trustee, the Note Administrator and the Collateral Manager that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Offered Notes, its acquisition, holding and disposition of such Offered Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA or any entity considered to hold “plan assets” of any such employee benefit plan or plan) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law.

Title to Notes shall pass by registration in the Notes Register kept by the Note Administrator, acting through its Corporate Trust Office.

No service charge shall be made to a Holder for any registration of transfer or exchange of this Note, but the Note Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No right or remedy conferred herein or in the Indenture upon or reserved to the Trustee, the Note Administrator or to the Holder hereof is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or thereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THE HOLDER OF THIS NOTE AGREES NOT TO CAUSE THE FILING OF A PETITION IN BANKRUPTCY AGAINST THE ISSUER OR ANY PERMITTED SUBSIDIARY IN ANY APPLICABLE OR RELEVANT JURISDICTION UNTIL AT LEAST ONE YEAR (OR, IF LONGER, THE APPLICABLE PREFERENCE PERIOD THEN IN EFFECT) AND ONE DAY, AFTER THE PAYMENT IN FULL OF ALL NOTES ISSUED UNDER THE INDENTURE.

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AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated as of __________ ____, 20__

TRTX 2026-FL8 ISSUER, LTD., as Issuer

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Authenticating Agent

By:
Name:
Title:

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ASSIGNMENT FORM

For value received _________________________________________________

hereby sell, assign and transfer unto

______________________________________________

______________________________________________

Please insert social security

or other identifying number of assignee

Please print or type name

and address, including zip code, of assignee:

the within Note and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

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EXHIBIT C-1

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM A RULE 144A

GLOBAL SECURITY OR DEFINITIVE NOTE TO A REGULATION S GLOBAL SECURITY

(Transfer pursuant to Article 2 of the Indenture)

Computershare Trust Company, National Association, as Note Administrator

1505 Energy Park Drive

St. Paul, Minnesota 55108

Attention: Note Transfers (Computershare Corporate Trust) – TRTX 2026-FL8

Re:	TRTX 2026-FL8 Issuer, Ltd., as Issuer, and TRTX 2026-FL8 Co-Issuer, LLC, as Co-Issuer of: the Class [__] Notes, Due 2044 (the “Transferred Notes”)

Reference is hereby made to the Indenture, dated as of October 2, 2026 (the “Indenture”) by and among TRTX 2026-FL8 Issuer, Ltd., as Issuer, and TRTX 2026-FL8 Co-Issuer, LLC, as Co-Issuer of the Offered Notes, Wilmington Trust, National Association (together with its permitted successors and assigns, the “Trustee”), Computershare Trust Company, National Association, as note administrator, paying agent, authenticating agent, calculation agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with its permitted successors and assigns, “Note Administrator”), and TRTX Master CLO Loan Seller, LLC, as advancing agent. Capitalized terms used but not defined herein will have the meanings assigned to such terms in the Indenture and if not defined in the Indenture then such terms will have the meanings assigned to them in Regulation S (“Regulation S”), or Rule 144A (“Rule 144A”), under the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder.

This letter relates to the transfer of $[__] aggregate principal amount of Class [__] Notes being transferred for an equivalent beneficial interest in a Regulation S Global Note of the same Class in the name of [name of transferee] (the “Transferee”).

In connection with such request, the Transferee hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offering Memorandum, dated September 14, 2026, and hereby represents, warrants and agrees for the benefit of the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator and the Trustee and their counsel that:

at the time the buy order was originated, the Transferee was outside the United States;

the Transferee is not a U.S. Person (“U.S. Person”), as defined in Regulation S;

the transfer is being made in an “offshore transaction” (“Offshore Transaction”), as defined in Regulation S, pursuant to Rule 903 or 904 of Regulation S;

the Transferee will notify future transferees of the transfer restrictions;

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the Transferee understands that the Notes, including the Transferred Notes, are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes, including the Transferred Notes, have not been and will not be registered or qualified under the Securities Act or the securities laws of any state or other jurisdiction, and, if in the future the owner decides to reoffer, resell, pledge or otherwise transfer the Transferred Notes, such Transferred Notes may only be reoffered, resold, pledged or otherwise transferred only in accordance with the Indenture and the legend on such Transferred Notes. The Transferee acknowledges that no representation is made by the Issuer, the Co-Issuer or the Placement Agents, as the case may be, as to the availability of any exemption from registration or qualification under the Securities Act or any state or other securities laws for resale of the Transferred Notes;

the Transferee is not purchasing the Transferred Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act or the securities laws of any state or other jurisdiction. The Transferee understands that an investment in the Transferred Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The Transferee has had access to such financial and other information concerning the Issuer, the Co-Issuer and the Transferred Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Transferred Notes, including, without limitation, an opportunity to ask questions of and request information from the Placement Agents, the Collateral Manager, the Issuer and the Co-Issuer, including without limitation, an opportunity to access such legal and tax representation as the Transferee deemed necessary or appropriate;

in connection with the purchase of the Transferred Notes (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for the Transferee; (B) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Transferred Notes and any representations expressly set forth in a written agreement with such party; (C) the Transferee has read and understands the final offering memorandum relating to the Transferred Notes (including, without limitation, the descriptions therein of the structure of the transaction in which the Transferred Notes are being issued and the risks to purchasers of the Notes); (D) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates has given to the Transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of the Transferee’s purchase of the Transferred Notes; (E) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates; (F) the Transferee will hold and transfer at least the minimum denominations of such Transferred Notes; (G) the

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Transferee was not formed for the purpose of investing in the Transferred Notes; and (H) the Transferee is purchasing the Transferred Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks;

the Transferee understands that the Transferred Notes will bear the applicable legend set forth on such Transferred Notes;

the Transferee represents and agrees that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Transferred Notes that are Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of the Transferred Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan or entity that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code or any entity considered to hold “plan assets” of any such employee benefit plan or plan) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law [FOR CLASS D AND CLASS E NOTES: and the Transferee understands and agrees that no employee benefit plan or plan subject to ERISA or to Section 4975 of the Code, or plan subject to Similar Law, or any entity considered to hold the assets of any such employee benefit plan or plan may acquire any Retained Offered Notes unless the Issuer has received (previously or in connection with such transfer) an opinion to the effect that such Notes will be treated as indebtedness for U.S. federal income tax purposes];

except to the extent permitted by the Securities Act and any rules thereunder as in effect and applicable at the time of any such offer, the Transferee will not, at any time, offer to buy or offer to sell the Transferred Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising;

the Transferee acknowledges that the obligations under the Transferred Notes from time to time and at any time are limited recourse obligations of the Issuer payable solely from the Collateral available at such time in accordance with the Indenture, and following realization of the Collateral available at such time in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive;

the Transferee is not a member of the public in the Cayman Islands, within the meaning of Section 175 of the Cayman Islands Companies Act (As Revised);

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the Transferee understands that (A) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent will require certification acceptable to them (1) as a condition to the payment of principal of and interest on any Notes without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (2) to enable the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the holder of such Notes under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation, which certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms); (B) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent may require certification acceptable to them to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets; (C) the Issuer, the Co-Issuer, the Collateral Manager the Note Administrator, the Trustee or the Paying Agent will require the Transferee to provide the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent with any correct, complete and accurate information that may be required for the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent to comply with FATCA (or the Cayman FATCA Legislation and/or CRS (including providing the Issuer or its agents with a properly completed and executed “Entity Self-Certification Form” or “Individual Self-Certification Form” (in the forms published by the Cayman Islands Department for International Tax Cooperation, which forms can be obtained at https://www.ditc.ky/crs/crs-legislation-resources/))) requirements and will take any other actions necessary for the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent to comply with FATCA (or the Cayman FATCA Legislation) and/or CRS requirements and, in the event the Transferee fails to provide such information or take such actions, (1) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee and the Paying Agent are authorized to withhold amounts otherwise distributable to the Transferee as compensation for any amount withheld from payments to the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent as a result of such failure, (2) to the extent necessary to avoid an adverse effect on the Issuer or any other holder of Notes as a result of such failure, the Transferee may be compelled to sell its Notes or, if the Transferee does not sell its Notes within ten (10) business days after notice from the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent, such Notes may be sold at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Transferee as payment in full for such Notes and (3) the Issuer may also assign each such

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Note a separate CUSIP or CUSIPs in the Issuer’s sole discretion; (D) if the Transferee is a “foreign financial institution” or other foreign financial entity subject to FATCA or CRS (as the case may be) and does not provide the Issuer, Co-Issuer, the Collateral Manager, Note Administrator, the Trustee or the Paying Agent with evidence that it has complied with the applicable FATCA and/or CRS requirements, the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent may be required to withhold amounts under FATCA on payments to the Transferee; and (E) the Transferee agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments;

the Transferee acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, for so long as a direct or indirect wholly-owned disregarded subsidiary of Sub-REIT (or a subsequent REIT) owns 100% of the Class F Notes, the Class G Notes and the Preferred Shares and the Issuer Ordinary Shares, the Issuer will be treated as a Qualified REIT Subsidiary and the Offered Notes will be treated as indebtedness solely of Sub-REIT or such subsequent REIT; the Transferee agrees to such treatment and agrees to take no action inconsistent with such treatment;

if the Transferee is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it hereby represents (unless such representation is waived by the Issuer or the Holder of the Preferred Shares) that (i) either (A) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), a 10% shareholder of the Issuer within the meaning of Section 871(h)(3) of the Code or a controlled foreign corporation within the meaning of Section 957(a) of the Code that is related to the Issuer within the meaning of Section 881(c)(3) of the Code, or (B) it is a person that has provided a Form W-8BEN-E indicating that it is eligible for benefits under an income tax treaty with the United States that completely eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, and (ii) it is not purchasing the Notes in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan;

the Transferee understands that the Notes have not been approved or disapproved by the SEC or any other governmental authority or agency or any jurisdiction and that neither the SEC nor any other governmental authority or agency has passed upon the adequacy or accuracy of the final offering memorandum relating to the Notes. The Transferee further understands that any representation to the contrary is a criminal offense;

the Transferee will, prior to any sale, pledge or other transfer by such Transferee of any Note (or interest therein), obtain from the prospective transferee, and deliver to the Note Administrator, a duly executed transferee certificate addressed to each of the Note Administrator, the Trustee, the Issuer, the Co-Issuer, the Collateral Manager, the Special Servicer and the Servicer in the form of the relevant exhibit attached to the Indenture, and such other certificates and other information as the Issuer, the Co-Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, or the Trustee may reasonably require to confirm that the proposed transfer complies with the transfer restrictions contained in the Indenture;

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the Transferee agrees that no Note may be purchased, sold, pledged or otherwise transferred in an amount less than the minimum denomination set forth in the Indenture. In addition, the Transferee understands that the Notes will be transferable only upon registration of the transferee in the Note Register of the Issuer following delivery to Computershare Trust Company, National Association (in such capacity, the “Note Registrar”) of a duly executed transfer certificate and any other certificates and other information required by the Indenture;

the Transferee is aware and agrees that no Note (or beneficial interest therein) may be reoffered, resold, pledged or otherwise transferred except to a person that is (a) both (1) either (A) a QIB who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A, or (B) solely in the case of Definitive Notes, an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, or an entity in which all of the equity owners are such “accredited investors,” and (2) a Qualified Purchaser; or (b) not a “U.S. person” as defined in Regulation S, and is acquiring the Notes in an “offshore transaction” as defined in Regulation S, in reliance on the exemption from registration provided by Regulation S. The Transferee acknowledges that no representation is made as to the availability of any exemption from registration or qualification under the Securities Act or any state or other securities laws for resale of the Notes;

the Transferee understands that there is no secondary market for the Notes and that no assurances can be given as to the liquidity of any trading market for the Notes and that it is unlikely that a trading market for the Notes will develop. The Transferee further understands that, although the Placement Agents may from time to time make a market in the Notes, the Placement Agents are not under any obligation to do so and, following the commencement of any market-making, may discontinue the same at any time. The Transferee further understands that the ability of the Placement Agents to make a market in the Offered Notes may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial real estate securities generally (including, without limitation, the application of Rule 15c2-11 under the Securities Exchange Act of 1934, as amended, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the Offered Notes). Accordingly, the Transferee must be prepared to hold the Notes until the Stated Maturity Date;

the Transferee agrees that (i) any sale, pledge or other transfer of a Note (or any beneficial interest therein) made in violation of the transfer restrictions contained in the Indenture, or made based upon any false or inaccurate representation made by the Transferee or a transferee to the Issuer, the Note Administrator, the Trustee or the Note Registrar, will be void and of no force or effect and (ii) none of the Issuer, the Note Administrator, the Trustee and the Note Registrar has any obligation to recognize any sale, pledge or other transfer of a Note (or any beneficial interest therein) made in violation of any such transfer restriction or made based upon any such false or inaccurate representation;

the Transferee approves and consents to any direct trades between the Issuer, the Collateral Manager and the Trustee and/or its affiliates that is permitted under the terms of the Indenture and the Servicing Agreement;

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the Transferee acknowledges that the Issuer, the Co-Issuer, the Note Administrator, the Trustee, the Note Registrar, the Servicer, the Special Servicer, the Placement Agents, the Collateral Manager and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties made or deemed to have been made by it in connection with its purchase of the Notes are no longer accurate, the Transferee will promptly notify the Issuer, the Co-Issuer, the Collateral Manager, the Trustee, the Note Administrator, Note Registrar, the Servicer, the Special Servicer, and the Placement Agents;

the Transferee acknowledges receipt of the Issuer’s privacy notice set out in the Offering Memorandum (the “Privacy Notice”). The Transferee shall promptly provide the Privacy Notice to (i) each individual whose personal data the Transferee has provided or will provide to the Issuer or any of its delegates in connection with the Transferee’s investment in the Notes (such as directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents) and (ii) any other individual connected to the Transferee as may be requested by the Issuer or any of its delegates. The Transferee shall also promptly provide to any such individual, on request by the Issuer or any of its delegates, any updated versions of the Privacy Notice and the privacy notice (or other data protection disclosures) of any third party to which the Issuer or any of its delegates has directly or indirectly provided that individual’s personal data; and

The Notes will bear a legend to the following effect unless the Issuer and the Co-Issuer determine otherwise in compliance with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF

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THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

[FOR CLASS C NOTES, CLASS D NOTES, CLASS E NOTES, CLASS F AND CLASS G NOTES] THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.

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The owner understands and agrees that an additional legend in substantially the following form will be placed on each Note in the form of a Regulation S Global Note:

AN INTEREST IN THIS NOTE MAY NOT BE HELD BY A PERSON THAT IS A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AT ANY TIME. IN ADDITION, AN INTEREST IN THIS NOTE MAY BE HELD ONLY THROUGH EUROCLEAR OR CLEARSTREAM AT ANY TIME.

You, the Trustee, the Issuer, the Co-Issuer, the Collateral Manager and the Note Administrator are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferee]

By:
Name:
Title:

Dated:

cc:	TRTX 2026-FL8 Co-Issuer, LLC
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102
Attention: Ashvin Rao, Ryan Roberto and Brandon Fox
E-mail:

with a copy to:

TRTX 2026-FL8 Co-Issuer, LLC 888 Seventh Avenue, 35th Floor
New York, New York 10106
Attention: Ashvin Rao, Ryan Roberto and Brandon Fox
E-mail:

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EXHIBIT C-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM A REGULATION S

GLOBAL SECURITY OR DEFINITIVE NOTE TO A RULE 144A GLOBAL SECURITY

(Transfers pursuant to Article 2 of the Indenture)

Computershare Trust Company, National Association, as Note Administrator

1505 Energy Park Drive

St. Paul, Minnesota 55108

Attention: Note Transfers (Computershare Corporate Trust) – TRTX 2026-FL8

Re:	TRTX 2026-FL8 Issuer, Ltd., as Issuer, and TRTX 2026-FL8 Co-Issuer, LLC, as Co-Issuer of: the Class [__] Notes, Due 2044 (the “Transferred Notes”)

Reference is hereby made to the Indenture dated as of October 2, 2026 (the “Indenture”), by and among TRTX 2026-FL8 Issuer, Ltd., as Issuer, and TRTX 2026-FL8 Co-Issuer, LLC, as Co-Issuer of the Offered Notes, Wilmington Trust, National Association (together with its permitted successors and assigns, the “Trustee”), Computershare Trust Company, National Association, as note administrator, paying agent, authenticating agent, calculation agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with its permitted successors and assigns, “Note Administrator”), and TRTX Master CLO Loan Seller, LLC, as advancing agent. Capitalized terms used but not defined herein will have the meanings assigned to such terms in the Indenture and if not defined in the Indenture then such terms will have the meanings assigned to them in Regulation S (“Regulation S”), or Rule 144A (“Rule 144A”), under the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder.

This letter relates to the transfer of $[__] aggregate principal amount of Class [__] Notes being transferred in exchange for an equivalent beneficial interest in a Rule 144A Global Note of the same Class in the name of [name of transferee] (the “Transferee”).

In connection with such request, the Transferee hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offering Memorandum, dated September 14, 2026, and hereby represents, warrants and agrees for the benefit of the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator and the Trustee and their counsel that:

the Transferee is both (A) a “qualified institutional buyer” as defined in Rule 144A (a “QIB”) and (B) a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended;

(A) the Transferee is acquiring a beneficial interest in such Transferred Notes for its own account or for an account that is a QIB and as to each of which the Transferee exercises sole investment discretion, and (B) the Transferee and each such account is acquiring not less than the minimum denominations of the Transferred Notes;

the Transferee will notify future transferees of the transfer restrictions;

the Transferee is obtaining the Transferred Notes in a transaction pursuant to Rule 144A;

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the Transferee is obtaining the Transferred Notes in accordance with any applicable securities laws of any state of the United States and any other applicable jurisdiction;

the Transferee understands that the Notes, including the Transferred Notes, are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes, including the Transferred Notes, have not been and will not be registered or qualified under the Securities Act or the securities laws of any state or other jurisdiction, and, if in the future the owner decides to reoffer, resell, pledge or otherwise transfer the Transferred Notes, such Transferred Notes may only be reoffered, resold, pledged or otherwise transferred only in accordance with the Indenture and the legend on such Transferred Notes. The Transferee acknowledges that no representation is made by the Issuer, the Co-Issuer or the Placement Agents, as the case may be, as to the availability of any exemption from registration or qualification under the Securities Act or any state or other securities laws for resale of the Transferred Notes;

the Transferee is not purchasing the Transferred Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act or the securities laws of any state or other jurisdiction. The Transferee understands that an investment in the Transferred Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The Transferee has had access to such financial and other information concerning the Issuer, the Co-Issuer and the Transferred Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Transferred Notes, including, without limitation, an opportunity to ask questions of and request information from the Servicer, the Placement Agents, the Collateral Manager, the Issuer and the Co-Issuer, including without limitation, an opportunity to access such legal and tax representation as the Transferee deemed necessary or appropriate;

in connection with the purchase of the Transferred Notes (A) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for the Transferee; (B) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final offering memorandum relating to such Transferred Notes and any representations expressly set forth in a written agreement with such party; (C) the Transferee has read and understands the final offering memorandum relating to the Transferred Notes (including, without limitation, the descriptions therein of the structure of the transaction in which the Transferred Notes are being issued and the risks to purchasers of the Notes); (D) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates has given to the Transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of the Transferee’s purchase of the Transferred Notes; (E) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions

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regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates; (F) the Transferee will hold and transfer at least the minimum denominations of such Transferred Notes; (G) the Transferee was not formed for the purpose of investing in the Transferred Notes; and (H) the Transferee is purchasing the Transferred Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks;

the Transferee understands that the Transferred Notes will bear the applicable legend set forth on such Transferred Notes;

the Transferee represents and agrees that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Transferred Notes that are Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of the Transferred Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan or entity that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code or any entity considered to hold “plan assets” of any such employee benefit plan or plan) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law [FOR CLASS D AND CLASS E NOTES: and the Transferee understands and agrees that no employee benefit plan or plan subject to ERISA or to Section 4975 of the Code, or plan subject to Similar Law, or any entity considered to hold the assets of any such employee benefit plan or plan may acquire any Retained Offered Notes unless the Issuer has received (previously or in connection with such transfer) an opinion to the effect that such Notes will be treated as indebtedness for U.S. federal income tax purposes];

except to the extent permitted by the Securities Act and any rules thereunder as in effect and applicable at the time of any such offer, the Transferee will not, at any time, offer to buy or offer to sell the Transferred Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising;

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the Transferee acknowledges that the obligations under the Transferred Notes from time to time and at any time are limited recourse obligations of the Issuer payable solely from the Collateral available at such time in accordance with the Indenture, and following realization of the Collateral available at such time in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive;

the Transferee is not a member of the public in the Cayman Islands, within the meaning of Section 175 of the Cayman Islands Companies Act (As Revised);

the Transferee understands that (A) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent will require certification acceptable to them (1) as a condition to the payment of principal of and interest on any Notes without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (2) to enable the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the holder of such Notes under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation, which certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms); (B) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent may require certification acceptable to them to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets; (C) the Issuer, the Co-Issuer, the Collateral Manager the Note Administrator, the Trustee or the Paying Agent will require the Transferee to provide the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent with any correct, complete and accurate information that may be required for the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent to comply with FATCA or the Cayman FATCA Legislation and/or CRS (including providing the Issuer or its agents with a properly completed and executed “Entity Self-Certification Form” or “Individual Self-Certification Form” (in the forms published by the Cayman Islands Department for International Tax Cooperation, which forms can be obtained at https://www.ditc.ky/crs/crs-legislation-resources/))) requirements and will take any other actions necessary for the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent to comply with FATCA (or the Cayman FATCA Legislation) and/or CRS requirements and, in the event the Transferee fails to provide such information or take such actions, (1) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee and the Paying Agent are authorized to withhold amounts otherwise distributable to the Transferee as compensation for any amount withheld from payments to the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent as

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a result of such failure, (2) to the extent necessary to avoid an adverse effect on the Issuer or any other holder of Notes as a result of such failure, the Transferee may be compelled to sell its Notes or, if the Transferee does not sell its Notes within ten (10) business days after notice from the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent, such Notes may be sold at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Transferee as payment in full for such Notes and (3) the Issuer may also assign each such Note a separate CUSIP or CUSIPs in the Issuer’s sole discretion; (D) if the Transferee is a “foreign financial institution” or other foreign financial entity subject to FATCA or CRS (as the case may be) and does not provide the Issuer, Co-Issuer, the Collateral Manager, Note Administrator, the Trustee or the Paying Agent with evidence that it has complied with the applicable FATCA and/or CRS requirements, the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent may be required to withhold amounts under FATCA on payments to the Transferee; and (E) the Transferee agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments;

the Transferee acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, for so long as a direct or indirect wholly-owned disregarded subsidiary of Sub-REIT (or a subsequent REIT) owns 100% of the Class F Notes, the Class G Notes and the Preferred Shares and the Issuer Ordinary Shares, the Issuer will be treated as a Qualified REIT Subsidiary and the Offered Notes will be treated as indebtedness solely of Sub-REIT or such subsequent REIT; the Transferee agrees to such treatment and agrees to take no action inconsistent with such treatment;

if the Transferee is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it hereby represents (unless such representation is waived by the Issuer or the Holder of the Preferred Shares) that (i) either (A) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), a 10% shareholder of the Issuer within the meaning of Section 871(h)(3) of the Code or a controlled foreign corporation within the meaning of Section 957(a) of the Code that is related to the Issuer within the meaning of Section 881(c)(3) of the Code, or (B) it is a person that has provided a Form W-8BEN-E indicating that it is eligible for benefits under an income tax treaty with the United States that completely eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, and (ii) it is not purchasing the Notes in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan;

the Transferee understands that the Notes have not been approved or disapproved by the SEC or any other governmental authority or agency or any jurisdiction and that neither the SEC nor any other governmental authority or agency has passed upon the adequacy or accuracy of the final offering memorandum relating to the Notes. The Transferee further understands that any representation to the contrary is a criminal offense;

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the Transferee will, prior to any sale, pledge or other transfer by such Transferee of any Note (or interest therein), obtain from the prospective transferee, and deliver to the Note Administrator, a duly executed transferee certificate addressed to each of the Note Administrator, the Trustee, the Issuer, the Co-Issuer, the Collateral Manager, the Servicer and the Special Servicer in the form of the relevant exhibit attached to the Indenture, and such other certificates and other information as the Issuer, the Co-Issuer, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, or the Trustee may reasonably require to confirm that the proposed transfer complies with the transfer restrictions contained in the Indenture;

the Transferee agrees that no Note may be purchased, sold, pledged or otherwise transferred in an amount less than the minimum denomination set forth in the Indenture. In addition, the Transferee understands that the Notes will be transferable only upon registration of the transferee in the Note Register of the Issuer following delivery to Computershare Trust Company, National Association (in such capacity, the “Note Registrar”) of a duly executed transfer certificate and any other certificates and other information required by the Indenture;

the Transferee is aware and agrees that no Note (or beneficial interest therein) may be reoffered, resold, pledged or otherwise transferred except to a person that is (a) both (1) either (A) a QIB who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A, or (B) solely in the case of Definitive Notes, an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, or an entity in which all of the equity owners are such “accredited investors,” and (2) a Qualified Purchaser; or (b) not a “U.S. person” as defined in Regulation S, and is acquiring the Notes in an “offshore transaction” as defined in Regulation S, in reliance on the exemption from registration provided by Regulation S. The Transferee acknowledges that no representation is made as to the availability of any exemption from registration or qualification under the Securities Act or any state or other securities laws for resale of the Notes;

the Transferee understands that there is no secondary market for the Notes and that no assurances can be given as to the liquidity of any trading market for the Notes and that it is unlikely that a trading market for the Notes will develop. The Transferee further understands that, although the Placement Agents may from time to time make a market in the Notes, the Placement Agents are not under any obligation to do so and, following the commencement of any market-making, may discontinue the same at any time. The Transferee further understands that the ability of the Placement Agents to make a market in the Offered Notes may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial real estate securities generally (including, without limitation, the application of Rule 15c2-11 under the Securities Exchange Act of 1934, as amended, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the Offered Notes). Accordingly, the Transferee must be prepared to hold the Notes until the Stated Maturity Date;

the Transferee agrees that (i) any sale, pledge or other transfer of a Note (or any beneficial interest therein) made in violation of the transfer restrictions contained in the Indenture, or made based upon any false or inaccurate representation made by the Transferee or a transferee to the Issuer, the Note Administrator, the Trustee or the Note Registrar, will be void and of no force or effect and (ii) none of the Issuer, the Note Administrator, the Trustee and the Note Registrar has any obligation to recognize any sale, pledge or other transfer of a Note (or any beneficial interest therein) made in violation of any such transfer restriction or made based upon any such false or inaccurate representation;

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the Transferee approves and consents to any direct trades between the Issuer, the Collateral Manager and the Trustee and/or its affiliates that is permitted under the terms of the Indenture;

the Transferee acknowledges that the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee, the Note Registrar, the Servicer, the Special Servicer, the Placement Agents and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or warranties made or deemed to have been made by it in connection with its purchase of the Notes are no longer accurate, the Transferee will promptly notify the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee, the Note Registrar, the Servicer, the Special Servicer and the Placement Agents;

the Transferee acknowledges receipt of the Issuer’s privacy notice set out in the Offering Memorandum (the “Privacy Notice”). The Transferee shall promptly provide the Privacy Notice to (i) each individual whose personal data the Transferee has provided or will provide to the Issuer or any of its delegates in connection with the Transferee’s investment in the Notes (such as directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents) and (ii) any other individual connected to the Transferee as may be requested by the Issuer or any of its delegates. The Transferee shall also promptly provide to any such individual, on request by the Issuer or any of its delegates, any updated versions of the Privacy Notice and the privacy notice (or other data protection disclosures) of any third party to which the Issuer or any of its delegates has directly or indirectly provided that individual’s personal data; and

the Notes will bear a legend to the following effect unless the Issuer and the Co-Issuer determine otherwise in compliance with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN

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“OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF A GLOBAL SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH GLOBAL SECURITY WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF SUCH INTEREST IN SUCH GLOBAL SECURITY VOID AND REQUIRE THAT SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE MAY NOT BE EXCHANGED OR TRANSFERRED IN WHOLE OR IN PART FOR A NOTE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THAT DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE NOTE ADMINISTRATOR.

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[FOR CLASS C NOTES, CLASS D NOTES, CLASS E NOTES, CLASS F AND CLASS G NOTES] THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.]

You, the Trustee, the Issuer, the Co-Issuer, the Collateral Manager, and the Note Administrator are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferee]

By:
Name:
Title:

Dated:

cc:	TRTX 2026-FL8 Co-Issuer, LLC
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102
Attention: Ashvin Rao, Ryan Roberto and Brandon Fox
E-mail:

with a copy to:

TRTX 2026-FL8 Co-Issuer, LLC
888 Seventh Avenue, 35th Floor
New York, New York 10106
Attention: Ashvin Rao, Ryan Roberto and Brandon Fox
E-mail:

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EXHIBIT C-3

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM A REGULATION S GLOBAL

SECURITY, RULE 144A GLOBAL SECURITY OR DEFINITIVE NOTE TO A DEFINITIVE NOTE

(Transfers pursuant to Article 2 of the Indenture)

Computershare Trust Company, National Association, as Note Administrator

1505 Energy Park Drive

St. Paul, Minnesota 55108

Attention: Note Transfers (Computershare Corporate Trust) – TRTX 2026-FL8

Re:	TRTX 2026-FL8 Issuer, Ltd., as Issuer, and TRTX 2026-FL8 Co-Issuer, LLC, as Co-Issuer of: the Class [__] Notes, Due 2044 (the “Transferred Notes”)

Reference is hereby made to the Indenture dated as of October 2, 2026 (the “Indenture”), by and among TRTX 2026-FL8 Issuer, Ltd., as Issuer, and TRTX 2026-FL8 Co-Issuer, LLC, as Co-Issuer of the Offered Notes, Wilmington Trust, National Association (together with its permitted successors and assigns, the “Trustee”), Computershare Trust Company, National Association, as note administrator, paying agent, authenticating agent, calculation agent, transfer agent, custodian, backup advancing agent and notes registrar (in all such capacities, together with its permitted successors and assigns, “Note Administrator”), and TRTX Master CLO Loan Seller, LLC, as advancing agent. Capitalized terms used but not defined herein will have the meanings assigned to such terms in the Indenture and if not defined in the Indenture then such terms will have the meanings assigned to them in Regulation S (“Regulation S”), or Rule 144A (“Rule 144A”), under the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder.

This letter relates to the transfer of $[__] aggregate principal amount of Class [__] Notes being transferred in exchange for a Definitive Note of the same Class in the name of [name of transferee] (the “Transferee”).

In connection with such request, the Transferee hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offering Memorandum, dated September 14, 2026, and hereby represents, warrants and agrees for the benefit of the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator and the Trustee and their counsel that:

the Transferee is both (A) a QIB (as defined below) or, solely in the case of Definitive Notes, an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an “IAI”), or an entity in which all of the equity owners are such “accredited investors” and (B) a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended;

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the Transferee is acquiring the Notes for its own account (and not for the account of any other person or entity) in minimum denominations of $100,000 and in integral multiples of $1 in excess thereof (plus any residual amount);

the Transferee understands that the Notes have not been and will not be registered or qualified under the Securities Act or the securities laws of any state or other jurisdiction, and, if in the future the Transferee decides to reoffer, resell, pledge or otherwise transfer the Notes, such Notes may be reoffered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legends on such Notes. In particular, the Transferee understands that the Notes may be transferred only to a person that is (a) both (1) either (A) a “qualified institutional buyer” as defined in Rule 144A (a “QIB”), who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A, or (B) solely in the case of Definitive Notes, an IAI and (2) a Qualified Purchaser; or (b) not a “U.S. person” as defined in Regulation S (a “U.S. Person”), and is acquiring the Notes in an “offshore transaction” as defined in Regulation S (an “Offshore Transaction”), in reliance on the exemption from registration provided by Regulation S. The Transferee acknowledges that no representation is made as to the availability of any exemption from registration or qualification under the Securities Act or any state or other securities laws for resale of the Notes;

in connection with the Transferee’s purchase of the Notes (i) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for the Transferee; (ii) the Transferee is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates, other than any statements in the final Offering Memorandum relating to such Notes and any representations expressly set forth in a written agreement with such party; (iii) the Transferee has read and understands the final Offering Memorandum relating to such Notes (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes are being issued and the risks to purchasers of the Notes); (iv) none of the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates has given to the Transferee (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of the Transferee’s purchase of the Notes; (v) the Transferee has consulted with its own legal, regulatory, tax, business, investment, financial, accounting and other advisers to the extent it has deemed necessary, and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Co-Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer, the Note Administrator, the Trustee, or any of their respective affiliates; (vi) the Transferee will hold and transfer at least the minimum denominations of such Notes; (vii) the Transferee was not formed for the purpose of investing in the Notes; and (viii) the Transferee is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks;

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the Transferee is acquiring the Notes as principal solely for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act or the securities laws of any state or other jurisdiction; it is not a (A) partnership, (B) common trust fund, or (C) special trust, pension, profit-sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; it agrees that it will not hold any Notes for the benefit of any other person, that it will at all times be the sole beneficial owner thereof for purposes of the 1940 Act and all other purposes and that it will not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other person will be entitled to a beneficial interest in the distributions on the Notes;

the Transferee represents and agrees that (a) it is not and will not be, and is not acting on behalf of or using any assets of any person that is or will become, an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, any other employee benefit plan which is subject to any federal, state, local or other law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or any entity whose underlying assets are deemed to include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in the entity or otherwise or (b)(I) in the case of the Transferred Notes that are Offered Notes, its acquisition, holding and disposition of the Transferred Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or, in the case of a plan or entity subject to Similar Law, a non-exempt violation of Similar Law or (II) in the case of the Transferred Notes that are not Offered Notes, it is, or is acting on behalf of or using any assets of, a plan or entity that is subject to Similar Law (and such plan is not and will not be an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code or any entity considered to hold “plan assets” of any such employee benefit plan or plan) and its acquisition, holding and disposition of such Notes do not and will not constitute or otherwise result in a non-exempt violation of Similar Law [FOR CLASS D AND CLASS E NOTES: and the Transferee understands and agrees that no employee benefit plan or plan subject to ERISA or to Section 4975 of the Code, or plan subject to Similar Law, or any entity considered to hold the assets of any such employee benefit plan or plan may acquire any Retained Offered Notes unless the Issuer has received (previously or in connection with such transfer) an opinion to the effect that such Notes will be treated as indebtedness for U.S. federal income tax purposes];

the Transferee acknowledges that the obligations under the Transferred Notes from time to time and at any time are limited recourse obligations of the Issuer payable solely from the Collateral available at such time in accordance with the Indenture, and following realization of the Collateral available at such time in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive;

the Transferee is not a member of the public in the Cayman Islands, within the meaning of Section 175 of the Cayman Islands Companies Act (As Revised);

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the Transferee understands that (A) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent will require certification acceptable to them (1) as a condition to the payment of principal of and interest on any Notes without, or at a reduced rate of, U.S. withholding or backup withholding tax, and (2) to enable the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee and the Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the holder of such Notes under any present or future law or regulation of the Cayman Islands or the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation, which certification may include U.S. federal income tax forms (such as IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), IRS Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)), IRS Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting), IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or IRS Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States) or any successors to such IRS forms); (B) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent may require certification acceptable to them to enable the Issuer to qualify for a reduced rate of withholding in any jurisdiction from or through which the Issuer receives payments on its assets; (C) the Issuer, the Co-Issuer, the Collateral Manager the Note Administrator, the Trustee or the Paying Agent will require the Transferee to provide the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent with any correct, complete and accurate information that may be required for the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent to comply with FATCA or the Cayman FATCA Legislation and/or CRS (including providing the Issuer or its agents with a properly completed and executed “Entity Self-Certification Form” or “Individual Self-Certification Form” (in the forms published by the Cayman Islands Department for International Tax Cooperation, which forms can be obtained at https://www.ditc.ky/crs/crs-legislation-resources/))) requirements and will take any other actions necessary for the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent to comply with FATCA (or the Cayman FATCA Legislation) and/or CRS requirements and, in the event the Transferee fails to provide such information or take such actions, (1) the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee and the Paying Agent are authorized to withhold amounts otherwise distributable to the Transferee as compensation for any amount withheld from payments to the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent as a result of such failure, (2) to the extent necessary to avoid an adverse effect on the Issuer or any other holder of Notes as a result of such failure, the Transferee may be compelled to sell its Notes or, if the Transferee does not sell its Notes within ten (10) business days after notice from the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent, such Notes may be sold at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account any taxes incurred by the Issuer in connection with such sale) to the Transferee as payment in full for such Notes and (3) the Issuer may also assign each such Note a separate CUSIP or CUSIPs in the Issuer’s sole discretion; (D) if the Transferee is a “foreign financial institution” or other foreign financial entity subject to FATCA or CRS (as the

C-3-4

case may be) and does not provide the Issuer, Co-Issuer, the Collateral Manager, Note Administrator, the Trustee or the Paying Agent with evidence that it has complied with the applicable FATCA and/or CRS requirements, the Issuer, the Co-Issuer, the Collateral Manager, the Note Administrator, the Trustee or the Paying Agent may be required to withhold amounts under FATCA on payments to the Transferee; and (E) the Transferee agrees to provide any certification requested pursuant to this paragraph and to update or replace such form or certification in accordance with its terms or its subsequent amendments;

the Transferee agrees (A) to comply with the Holder AML Obligations and to obtain and provide the Issuer or its agents with such information and documentation that may be required for the Issuer to achieve AML Compliance and shall update or replace such information or documentation, as may be necessary, (B) that the Issuer or its agents or representatives may (1) provide such information and documentation and any other information concerning its investment in such Notes to the Cayman Islands Monetary Authority, and (2) take such other steps as they deem necessary or helpful to achieve AML Compliance, and (C) that if it fails for any reason to comply with its Holder AML Obligations or otherwise is or becomes a Non-Permitted AML Holder, the Issuer will have the right, to (1) compel it to sell its interest in such Notes, (2) sell such interest on its behalf in accordance with the procedures specified herein and/or (3) assign to such Notes a separate CUSIP or CUSIPs and, in the case of this sub-clause (3), to deposit payments on such Notes into a separate account, which amounts will be either (x) released to the holder of such Notes at such time that the Issuer determines that the holder of such Notes complies with its Holder AML Obligations and is not otherwise a Non-Permitted AML Holder or (y) released to pay costs related to such noncompliance; provided that any amounts remaining in any such account will be released to the applicable holder (a) on the date of final payment for the applicable Class (or as soon as reasonably practical thereafter) or (b) at the request of the applicable holder on any Business Day after such holder has certified to the Issuer that it no longer holds an interest in any Notes. Any amounts deposited into a separate account in respect of Notes held by a Non-Permitted AML Holder will be treated for all purposes under the Indenture as if such amounts had been paid directly to the holder of such Notes. It agrees to indemnify the Issuer for all damages, costs and expenses that result from its failure to comply with its Holder AML Obligations. This indemnification will continue even after it ceases to have an ownership interest in such Notes;

the Transferee acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. federal, state and local income and franchise tax and any other income taxes, for so long as a direct or indirect wholly-owned disregarded subsidiary of Sub-REIT (or subsequent REIT) owns 100% of the Class F Notes, the Class G Notes and the Preferred Shares and the Issuer Ordinary Shares, the Issuer will be treated as a Qualified REIT Subsidiary and the Offered Notes will be treated as indebtedness solely of Sub-REIT or such subsequent REIT; the Transferee agrees to such treatment and agrees to take no action inconsistent with such treatment;

if the Transferee is not a “United States person” (as defined in Section 7701(a)(30) of the Code), it hereby represents that (i) either (A) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), a 10% shareholder of the Issuer within the meaning of Section 871(h)(3) of the Code or a controlled foreign corporation within the meaning of Section 957(a) of the Code that is related to the Issuer within the meaning of Section 881(c)(3)

C-3-5

of the Code, or (B) it is a person that has provided a Form W-8BEN-E indicating that it is eligible for benefits under an income tax treaty with the United States that completely eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States, and (ii) it is not purchasing the Notes in order to reduce its U.S. federal income tax liability pursuant to a tax avoidance plan;

the Transferee agrees not to seek to commence in respect of the Issuer, or cause the Issuer to commence, a bankruptcy reorganization, arrangement, moratorium, insolvency, winding up, liquidation or similar proceeding under the laws of any jurisdiction before a year and a day has elapsed since the payment in full to the holders of the Notes issued pursuant to the Indenture or, if longer, the applicable preference period (plus one day) then in effect;

the Transferee acknowledges that, to the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon notice to the Note Administrator and the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance;

the Transferee acknowledges that, each investor or prospective investor will be required to make such representations to the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, as the Issuer will require in connection with applicable AML/OFAC Obligations, including, without limitation, representations to the Issuer that such investor or prospective investor (or any person controlling or controlled by the investor or prospective investor; if the investor or prospective investor is a privately held entity, any person having a beneficial interest in the investor or prospective investor; or any person for whom the investor or prospective investor is acting as agent or nominee in connection with the investment) is not (i) an individual or entity named on any available lists of known or suspected terrorists, terrorist organizations or of other sanctioned persons issued by the United States government and the government(s) of any jurisdiction(s) in which the Issuer or the Co-Issuer is doing business, including the List of Specially Designated Nationals and Blocked Persons administered by OFAC, as such list may be amended from time to time; (ii) an individual or entity otherwise prohibited by the OFAC sanctions programs; or (iii) a current or former senior foreign political figure or politically exposed person, or an immediate family member or close associate of such an individual. Further, such investor or prospective investor must represent to the Issuer that it is not a prohibited foreign shell bank;

the Transferee acknowledges that, each investor or prospective investor will also be required to represent to the Issuer that amounts invested with the Issuer were not directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including, without limitation, any applicable anti-money laundering laws and regulations;

the Transferee acknowledges that, by law, the Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer or other service providers acting on behalf of the Issuer, may be obligated to “freeze” any investment in a Note by such investor. The Issuer, the Placement Agents, the Collateral Manager, the Servicer, the Special Servicer or other service providers acting on behalf of the Issuer may also be required to report such action and to disclose the investor’s identity to OFAC or other applicable governmental and regulatory authorities;

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the Transferee understands that the Issuer, the Note Administrator, the Trustee, the Servicer, the Special Servicer and the Placement Agents will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance;

the Transferee acknowledges receipt of the Issuer’s privacy notice set out in the Offering Memorandum (the “Privacy Notice”). The Transferee shall promptly provide the Privacy Notice to (i) each individual whose personal data the Transferee has provided or will provide to the Issuer or any of its delegates in connection with the Transferee’s investment in the Notes (such as directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents) and (ii) any other individual connected to the Transferee as may be requested by the Issuer or any of its delegates. The Transferee shall also promptly provide to any such individual, on request by the Issuer or any of its delegates, any updated versions of the Privacy Notice and the privacy notice (or other data protection disclosures) of any third party to which the Issuer or any of its delegates has directly or indirectly provided that individual’s personal data; and

the Definitive Notes will bear a legend to the following effect unless the Issuer and the Co-Issuer determine otherwise in compliance with applicable law:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND NEITHER THE ISSUER NOR THE CO-ISSUER HAS BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT: (A) (I) TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON THAT IS BOTH (1)(X) A “QUALIFIED INSTITUTIONAL BUYER” (A “QIB”), AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), OR (Y) SOLELY IN THE CASE OF DEFINITIVE NOTES, AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR,” WITHIN THE MEANING OF CLAUSES (1), (2), (3), OR (7) OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, OR AN ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE SUCH ACCREDITED INVESTORS AND (2) A “QUALIFIED PURCHASER,” AS DEFINED IN SECTION 2(a)(51) OF THE 1940 ACT AND THE RULES THEREUNDER (A “QUALIFIED PURCHASER”), IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF) FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE; OR (II) TO AN INSTITUTION THAT IS A NON-“U.S. PERSON” IN AN “OFFSHORE TRANSACTION,” AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 (AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE

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JURISDICTION. EACH PURCHASER OF A DEFINITIVE NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE CO-ISSUER, AS APPLICABLE, THE TRUSTEE, THE NOTE ADMINISTRATOR, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER AND THE CO-ISSUER, AS APPLICABLE, DETERMINE OR ARE NOTIFIED THAT THE HOLDER OF SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE TRUSTEE AND THE NOTE ADMINISTRATOR MAY CONSIDER THE ACQUISITION OF THIS NOTE VOID AND REQUIRE THAT THIS NOTE BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER AND THE CO-ISSUER, AS APPLICABLE.

[FOR CLASS C NOTES, CLASS D NOTES, CLASS E NOTES, CLASS F AND CLASS G NOTES] THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST TO THE ISSUER, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.

You, the Trustee, the Issuer, the Co-Issuer, the Collateral Manager and the Note Administrator are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferee]

By:
Name:
Title:

Dated:

cc:	TRTX 2026-FL8 Co-Issuer, LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

E-mail:

with a copy to:

TRTX 2026-FL8 Co-Issuer, LLC

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

E-mail:

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EXHIBIT D

FORM OF CUSTODIAN POST-CLOSING CERTIFICATION

[Date]

To the Persons Listed on the attached Schedule A

Re: TRTX 2026-FL8 Issuer, Ltd.

Ladies and Gentlemen:

In accordance with Section 3.3(f) of the Indenture, dated as of October 2, 2026 (the “Indenture”), by and among TRTX 2026-FL8 Issuer, Ltd., as Issuer, TRTX 2026-FL8 Co-Issuer, LLC, as Co-Issuer of the Offered Notes, TRTX Master CLO Loan Seller, LLC, as advancing agent, Wilmington Trust, National Association, as trustee, and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar, the undersigned, as the Custodian, hereby certifies, subject to the terms of the Indenture, that with respect to each Collateral Interest listed on the Collateral Interest Schedule attached to the Indenture as Schedule A, that each such document referred to in Section 3.3(e) and with respect to each clause: (A) has been received; and (B) has been reviewed by the Custodian, has been executed, appears on its face to be what it purports to be, purports to be recorded or filed (as applicable) and has not been torn, mutilated or otherwise defaced, and that each such document appears on its face to relate to the Collateral Interest identified on the Collateral Interest Schedule, in each case, except as set forth on Schedule B attached hereto.

The Custodian makes no representations as to, and shall not be responsible to verify, (i) the validity, legality, enforceability, due authorization, recordability, sufficiency, or genuineness of any of the documents in its custody relating to a Collateral Interest, or (ii) the collectability, insurability, effectiveness or suitability of any such documents in its custody relating to a Collateral Interest.

Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, solely in its capacity as Custodian

By:
Name:
Title:

D-1

SCHEDULE A TO CUSTODIAN POST-CLOSING CERTIFICATION

TRTX 2026-FL8 Issuer, Ltd. 301 Commerce Street, Suite 3300 Fort Worth, Texas 76102 Attention: Ashvin Rao, Ryan Roberto and Brandon Fox E-mail:	Situs Asset Management LLC 5065 Westheimer Road, Suite 700E Houston, Texas 77056 Attention: Managing Director Email address:

TRTX 2026-FL8 Issuer, Ltd. 888 Seventh Avenue, 35th Floor New York, New York 10106 Attention: Ashvin Rao, Ryan Roberto and Brandon Fox E-mail:	TPG RE Finance Trust Management, L.P. 301 Commerce Street, Suite 3300 Fort Worth, Texas 76102 Attention: Ashvin Rao, Ryan Roberto and Brandon Fox Facsimile number: (212) 405-8626 E-mail:

Computershare Trust Company, National Association 9062 Old Annapolis Road Columbia, Maryland 21045-1951 Attention: Computershare Corporate Trust – TRTX 2026-FL8	TPG RE Finance Trust Management, L.P. 888 Seventh Avenue, 35th Floor New York, New York 10106 Attention: Ashvin Rao, Ryan Roberto and Brandon Fox E-mail:

Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – TRTX 2026-FL8

Sch. A to Ex. D-1

SCHEDULE B TO CUSTODIAN POST-CLOSING CERTIFICATION

COLLATERAL INTEREST EXCEPTIONS REPORT

Sch. B to Ex. D-1

EXHIBIT E

FORM OF REQUEST FOR RELEASE

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

To:	Computershare Trust Company, National Association

1055 10th Avenue SE Minneapolis,

Minnesota 55414

Attention: Document Custody Group – TRTX 2026-FL8

In connection with the administration of the Collateral Interests held by you as the Custodian on behalf of the Issuer, we request the release, to the [Collateral Manager][Servicer][Special Servicer] of [specify document] for the Collateral Interest described below, for the reason indicated.

Borrower’s Name, Address & Zip Code:	Ship Files To:
(i)	(ii) Name:

(iii)	(iv) Address:

(v)	(vi) Telephone Number:

(vii) Collateral Interest Description:	(viii) _________________________________

(ix) Current Outstanding Principal Balance:	(x) _________________________________

Reason for Requesting Documents (check one):

___1.	Collateral Interest Paid in Full. The [Collateral Manager][Servicer][Special Servicer] hereby certifies that all amounts received in connection therewith that are required to be remitted by the borrower or other obligors thereunder have been paid in full and that any amounts in respect thereof required to be remitted to the Trustee pursuant to the Indenture have been so remitted.

___2.	Collateral Interest Liquidated By _____________. The [Collateral Manager][Servicer][Special Servicer] hereby certifies that all proceeds of insurance, condemnation or other liquidation have been finally received and that any amounts in respect thereof required to be remitted to the Trustee pursuant to the Indenture have been so remitted.

___3.	Other (explain) ____________________________.

If box 1 or 2 above is checked, and if all or part of the underlying instruments were previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Collateral Interest.

If box 3 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below and returning this form.

If box 3 above is checked, it is hereby acknowledged that a security interest pursuant to the Uniform Commercial Code in the Collateral Interest described above and in the proceeds of said Collateral Interest has been granted to the Trustee pursuant to the Indenture.

If box 3 above is checked, in consideration of the aforesaid delivery by the Custodian, the [Collateral Manager][Servicer][Special Servicer] hereby agrees to hold said Collateral Interest in trust for the Trustee, as provided under and in accordance with all provisions of the Indenture and the [Collateral Management Agreement][Servicing Agreement], and to return said Collateral Interest to the Custodian no later than the close of business on the twentieth (20th) Business Day following the date hereof.

The [Collateral Manager][Servicer][Special Servicer] hereby acknowledges that it shall hold the above-described Collateral Interest and any related underlying instruments in trust for, and as the bailee of, the Trustee, and shall return said Collateral Interest and any related documents only to the Custodian.

Capitalized terms used but not defined in this Request have the meanings assigned to them in the Indenture, dated as of October 2, 2026, by and among TRTX 2026-FL8 Issuer, Ltd., as Issuer, TRTX 2026-FL8 Co-Issuer, LLC, as Co-Issuer, TRTX Master CLO Loan Seller, LLC, as Advancing Agent, Wilmington Trust, National Association, as Trustee, and Computershare Trust Company, National Association, as Note Administrator.

[TPG RE FINANCE TRUST MANAGEMENT, L.P., as Collateral Manager]

[SITUS ASSET MANAGEMENT LLC, as Servicer]

[SITUS HOLDINGS, LLC, as Special Servicer]

By:
Name:
Title:

Acknowledgment of documents returned:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Custodian on behalf of Wilmington Trust, National Association, as Trustee

By:
Name:
Title:

Date:

EXHIBIT F

FORM OF NRSRO CERTIFICATION

[Date]

TRTX 2026-FL8 Issuer, Ltd.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

TRTX 2026-FL8 Issuer, Ltd.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Computershare Trust Company, National Association

as 17g-5 Information Provider

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Computershare Corporate Trust – TRTX 2026-FL8

Re:	TRTX 2026-FL8 Issuer, Ltd. and TRTX 2026-FL8 Co-Issuer, LLC

In accordance with the requirements for obtaining certain information pursuant to the Indenture, dated as of October 2, 2026 (the “Indenture”), by and among TRTX 2026-FL8 Issuer, Ltd., as Issuer (the “Issuer”), TRTX 2026-FL8 Co-Issuer, LLC, as Co-Issuer of the Offered Notes, TRTX Master CLO Loan Seller, LLC, as advancing agent, Wilmington Trust, National Association, as trustee, and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar, the undersigned hereby certifies and agrees as follows:

1. The undersigned, is (a) either (i) a Nationally Recognized Statistical Rating Organization (“NRSRO”) or (ii) a Rating Agency, (b) has provided the Issuer with the appropriate certifications under Exchange Act 17g-5(e), (c) has access to the Issuer’s 17g-5 Website, and (d) agrees that any information obtained from the Issuer’s 17g-5 Website will be subject to the same confidentiality provisions applicable to information obtained from the Issuer’s 17g-5 Website and the confidentiality provisions attached hereto as Annex A; provided, that if the undersigned did not have access to the Issuer’s 17g-5 website prior to the Closing Date, it hereby agrees that it shall be bound by the provisions of any confidentiality agreement required by the 17g-5 Information Provider, which shall be applicable to it with respect to any information obtained from the 17g-5 Information Provider’s Website, including any information that is obtained from the section of the 17g-5 Information Provider’s Website that hosts the Issuer’s 17g-5 website after the Closing Date.

2. The undersigned agrees that each time it accesses the Issuer’s 17g-5 Website, it shall be deemed to have recertified that the representations above remain true and correct.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

ANNEX A

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (the “Confidentiality Agreement”) is made in connection with TRTX 2026-FL8 Issuer, Ltd., as issuer (the “Issuer” and, together with its affiliates, the “Furnishing Entities” and each a “Furnishing Entity”) and TRTX 2026-FL8 Co-Issuer, LLC, as co-issuer (the “Co-Issuer” and, together with the Issuer, the “Co-Issuers”) furnishing certain financial, operational, structural and other information relating to the issuance of the floating rate notes issued by the Issuer (the “Notes”) pursuant to the Indenture, dated as of October 2, 2026 (the “Indenture”), by and among the Issuer, the Co-Issuer, TRTX Master CLO Loan Seller, LLC, as advancing agent (the “Advancing Agent”), Wilmington Trust, National Association, as trustee, and Computershare Trust Company, National Association, as note administrator (in such capacity, the “Note Administrator”), and the assets underlying or referenced by the Notes, including the identity of, and financial information with respect to borrowers, sponsors, guarantors, managers and lessees with respect to such assets (together, the “Collateral Interests”) to you (the “NRSRO”) through the website of Computershare Trust Company, National Association, as 17g-5 Information Provider under the Indenture. Information provided by each Furnishing Entity is labeled as provided by the specific Furnishing Entity.

(1)

Definition of Confidential Information. For purposes of this Confidentiality Agreement, the term “Confidential Information” shall include the following information (irrespective of its source or form of communication, including information obtained by you through access to this site) that may be furnished to you by or on behalf of a Furnishing Entity in connection with the issuance or monitoring of a rating with respect to the Certificates: (x) all data, reports, interpretations, forecasts, records, agreements, legal documents and other information (such information, the “Evaluation Material”) and (y) any of the terms, conditions or other facts with respect to the transactions contemplated by the Indenture, including the status thereof; provided, however, that the term Confidential Information shall not include information which:

(a)

was or becomes generally available to the public (including through filing with the Securities and Exchange Commission or disclosure in an offering document) other than as a result of a disclosure by you or a NRSRO Representative (as defined in Section 2(c)(i) below) in violation of this Confidentiality Agreement;

(b)

was or is lawfully obtained by you from a source other than a Furnishing Entity or its representatives that (i) is reasonably believed by you to be under no obligation to maintain the information as confidential and (ii) provides it to you without any obligation to maintain the information as confidential; or

(c)	is independently developed by the NRSRO without reference to any Confidential Information.

(2)	Information to Be Held in Confidence.

(a)

You will use the Confidential Information solely for the purpose of determining or monitoring a credit rating on the Certificates and, to the extent that any information used is derived from but does not reveal any Confidential Information, for benchmarking, modeling or research purposes (the “Intended Purpose”).

(b)

You acknowledge that you are aware that the United States federal and state securities laws impose restrictions on trading in securities when in possession of material, non-public information and that the NRSRO will advise (through policy manuals or otherwise) each NRSRO Representative who is informed of the matters that are the subject of this Confidentiality Agreement to that effect.

(c)

You will treat the Confidential Information as private and confidential. Subject to Section 3, without the prior written consent of the applicable Furnishing Entity, you will not disclose to any person any Confidential Information, whether such Confidential Information was furnished to you before, on or after the date of this Confidentiality Agreement. Notwithstanding the foregoing, you may:

(i)

disclose the Confidential Information to any of the NRSRO’s affiliates, directors, officers, employees, legal representatives, agents and advisors (each, a “NRSRO Representative”) who, in the reasonable judgment of the NRSRO, need to know such Confidential Information in connection with the Intended Purpose; provided, that, prior to disclosure of the Confidential Information to a NRSRO Representative, the NRSRO shall have taken reasonable precautions to ensure, and shall be satisfied, that such NRSRO Representative will act in accordance with this Confidentiality Agreement;

(ii)	solely to the extent required for compliance with Rule 17g-5(a)(3) of the Act (17 C.F.R. 240.17g-5), post the Confidential Information to the NRSRO’s password protected website; and

(iii)	use information derived from the Confidential Information in connection with an Intended Purpose, if such derived information does not reveal any Confidential Information.

(3)

Disclosures Required by Law. If you or any NRSRO Representative is requested or required (orally or in writing, by interrogatory, subpoena, civil investigatory demand, request for information or documents, deposition or similar process relating to any legal proceeding, investigation, hearing or otherwise) to disclose any Confidential Information, you agree to provide the relevant Furnishing Entity with notice as soon as practicable (except in the case of regulatory or other governmental inquiry, examination or investigation, and otherwise to the extent practical and permitted by law, regulation or regulatory or other governmental authority) that a request to disclose the Confidential Information has been made so that the relevant Furnishing Entity may seek an appropriate protective order or other reasonable assurance that confidential treatment will be accorded the Confidential Information if it so chooses. Unless otherwise required by a court or other governmental or regulatory authority to do so, and provided that you have been informed by written notice that the related Furnishing Entity is seeking a protective order or other reasonable assurance for confidential treatment with respect to the requested Confidential Information, you agree not to disclose the Confidential Information while the Furnishing

Entity’s effort to obtain such a protective order or other reasonable assurance for confidential treatment is pending. You agree to reasonably cooperate with each Furnishing Entity in its efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded to the portion of the Confidential Information that is being disclosed, at the sole expense of such Furnishing Entity; provided, however, that in no event shall the NRSRO be required to take a position that such information should be entitled to receive such a protective order or reasonable assurance as to confidential treatment. If a Furnishing Entity succeeds in obtaining a protective order or other remedy, you agree to comply with its terms with respect to the disclosure of the Confidential Information, at the sole expense of such Furnishing Entity. If a protective order or other remedy is not obtained or if the relevant Furnishing Entity waives compliance with the provisions of this Confidentiality Agreement in writing, you agree to furnish only such information as you are legally required to disclose, at the sole expense of the relevant Furnishing Entity.

(4)

Obligation to Return Evaluation Material. Promptly upon written request by or on behalf of the relevant Furnishing Entity, all material or documents, including copies thereof, that contain Evaluation Material will be destroyed or, in your sole discretion, returned to the relevant Furnishing Entity. Notwithstanding the foregoing, (a) the NRSRO may retain one or more copies of any document or other material containing Evaluation Material to the extent necessary for legal or regulatory compliance (or compliance with the NRSRO’s internal policies and procedures designed to ensure legal or regulatory compliance) and (b) the NRSRO may retain any portion of the Evaluation Material that may be found in backup tapes or other archive or electronic media or other documents prepared by the NRSRO and any Evaluation Material obtained in an oral communication; provided, that any Evaluation Material so retained by the NRSRO will remain subject to this Confidentiality Agreement and the NRSRO will remain bound by the terms of this Confidentiality Agreement.

(5)	Violations of this Confidentiality Agreement.

(a)	The NRSRO will be responsible for any breach of this Confidentiality Agreement by you, the NRSRO or any NRSRO Representative.

(b)

You agree promptly to advise each relevant Furnishing Entity in writing of any misappropriation or unauthorized disclosure or use by any person of the Confidential Information which may come to your attention and to take all steps reasonably requested by such Furnishing Entity to limit, stop or otherwise remedy such misappropriation, or unauthorized disclosure or use.

(c)

You acknowledge and agree that the Furnishing Entities would not have an adequate remedy at law and would be irreparably harmed in the event that any of the provisions of this Confidentiality Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Furnishing Entity shall be entitled to specific performance and injunctive relief to prevent breaches of this Confidentiality Agreement and to specifically enforce the terms and provisions hereof, in addition to any other remedy to which a Furnishing Entity may be entitled at law or in equity. It is further understood and agreed that no failure to or delay in exercising any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege.

(6)

Term. Notwithstanding the termination or cancellation of this Confidentiality Agreement and regardless of whether the NRSRO has provided a credit rating on a Security, your obligations under this Confidentiality Agreement will survive indefinitely.

(7)

Governing Law. This Confidentiality Agreement and any claim, controversy or dispute arising under the Confidentiality Agreement, the relationships of the parties and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State.

(8)	Amendments. This Confidentiality Agreement may be modified or waived only by a separate writing by the NRSRO and each Furnishing Entity.

(9)

Entire Agreement. This Confidentiality Agreement represents the entire agreement between you and the Furnishing Entities relating to the treatment of Confidential Information heretofore or hereafter reviewed or inspected by you. This agreement supersedes all other understandings and agreements between us relating to such matters; provided, however, that, if the terms of this Confidentiality Agreement conflict with another agreement relating to the Confidential Information that specifically states that the terms of such agreement shall supersede, modify or amend the terms of this Confidentiality Agreement, then to the extent the terms of this Confidentiality Agreement conflict with such agreement, the terms of such agreement shall control notwithstanding acceptance by you of the terms hereof by entry into this website.

(10)	Contact Information. Notices for each Furnishing Entity under this Confidentiality Agreement, shall be directed as set forth below:

TRTX 2026-FL8 Issuer, Ltd. and

TRTX 2026-FL8 Co-Issuer, LLC

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Email:

with a copy to:

TRTX 2026-FL8 Issuer, Ltd. and

TRTX 2026-FL8 Co-Issuer, LLC

888 Seventh Avenue, 35th Floor

New York, New York 10106

Attention: Ashvin Rao, Ryan Roberto and Brandon Fox

Email:

EXHIBIT G

FORM OF NOTE ADMINISTRATOR’S MONTHLY REPORT

[TO BE ATTACHED]

G-1

EXHIBIT H-1

FORM OF INVESTOR CERTIFICATION

(For Non-Borrower Affiliates)

[Date]

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Computershare Corporate Trust – TRTX 2026-FL8

Re:	TRTX 2026-FL8 Issuer, Ltd. and TRTX 2026-FL8 Co-Issuer, LLC

In accordance with the requirements for obtaining certain information pursuant to the Indenture, dated as of October 2, 2026 (the “Indenture”), by and among TRTX 2026-FL8 Issuer, Ltd., as Issuer, and TRTX 2026-FL8 Co-Issuer, LLC, as Co-Issuer of the Offered Notes, TRTX Master CLO Loan Seller, LLC, as advancing agent, Wilmington Trust, National Association, as trustee (the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all of the foregoing capacities, the “Note Administrator”), the undersigned hereby certifies and agrees as follows:

1. The undersigned is either a Noteholder, a beneficial owner of a Note, a holder of a Preferred Share, or a prospective purchaser of a Note or a Preferred Share.

2. The undersigned is not an agent of, or an investment advisor to, any borrower or affiliate of any borrower under a Collateral Interest.

3. The undersigned is requesting access pursuant to the Indenture to certain information (the “Information”) on the Note Administrator’s Website and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Indenture.

4. In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Notes or Preferred Shares, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Note Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Note or Preferred Share not previously registered pursuant to Section 5 of the Securities Act.

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5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Issuer, the Note Administrator, the Trustee, the Servicer, and the Special Servicer for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6. The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the Information on the Note Administrator’s Website.

7. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:
Name:
Title:

H-1-2

EXHIBIT H-2

FORM OF INVESTOR CERTIFICATION

(For Borrower Affiliates)

[Date]

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Computershare Corporate Trust – TRTX 2026-FL8

Re:	TRTX 2026-FL8 Issuer, Ltd. and TRTX 2026-FL8 Co-Issuer, LLC

In accordance with the requirements for obtaining certain information pursuant to the Indenture, dated as of October 2, 2026 (the “Indenture”), by and among TRTX 2026-FL8 Issuer, Ltd., as Issuer, and TRTX 2026-FL8 Co-Issuer, LLC, as Co-Issuer of the Offered Notes, TRTX Master CLO Loan Seller, LLC, as advancing agent, Wilmington Trust, National Association as trustee (the “Trustee”), and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar (in all of the foregoing capacities, the “Note Administrator”), the undersigned hereby certifies and agrees as follows:

1. The undersigned is either a Noteholder, a beneficial owner of a Note, a holder of a Preferred Share, or a prospective purchaser of a Note or a Preferred Share.

2. The undersigned is an agent or Affiliate of, or an investment advisor to, any borrower under a Collateral Interest.

3. The undersigned is requesting access pursuant to the Indenture to the Monthly Reports (the “Information”) on the Note Administrator’s Website pursuant to the provisions of the Indenture.

4. In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Notes or Preferred Shares, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Note Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Note or Preferred Share not previously registered pursuant to Section 5 of the Securities Act.

H-2-1

5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Issuer, the Note Administrator, the Trustee, the Servicer, and the Special Servicer for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6. The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the Information on the Note Administrator’s Website.

7. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

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BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

By:
Name:
Title:

H-2-3

EXHIBIT I

FORM OF ONLINE MARKET DATA PROVIDER CERTIFICATION

This Certification has been prepared for provision of information to the market data providers listed in Paragraph 1 below pursuant to the direction of the Issuer. If you represent a Market Data Provider not listed herein and would like access to the information, please contact CTSLink at  , or at  .

In connection with the TRTX 2026-FL8 Issuer, Ltd. and TRTX 2026-FL8 Co-Issuer, LLC (the “Notes”), the undersigned hereby certifies and agrees as follows:

1.

The undersigned is an employee or agent of Bloomberg L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corporation, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., KBRA Analytics, LLC, MBS Data, LLC, RealInsight, London Stock Exchange Group plc or PricingDirect Inc., a market data provider that has been given access to the Monthly Reports, CREFC reports and supplemental notices on www.ctslink.com (“CTSLink”) by request of the Issuer.

2.	The undersigned agrees that each time it accesses CTSLink, the undersigned is deemed to have recertified that the representation above remains true and correct.

3.

The undersigned acknowledges and agrees that the provision to it of information and/or reports on CTSLink is for its own use only, and agrees that it will not disseminate or otherwise make such information available to any other person without the written consent of the Issuer, and any confidentiality agreement applicable to the undersigned with respect to information obtained from the Issuer’s 17g-5 Website shall also be applicable to information obtained from CTSLink.

4.	Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture pursuant to which the Notes were issued.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

I-1

EXHIBIT J

FORM OF AUCTION CALL PROCEDURE

I.	Pre-Auction Process

a) The Collateral Manager will initiate the Auction Procedures at least 60 days before each Payment Date occurring in March, June, September and December of each year commencing on the Payment Date in September 2036 (each, an “Auction Call Redemption Date”) by: (i) preparing a list of the Collateral; (ii) deriving a list of not less than three Eligible Bidders (the “Selected Bidders”) not Affiliates of (or funds or accounts managed by) the Collateral Manager and any additional Eligible Bidders, which may include Affiliates of (or funds or accounts managed by) the Collateral Manager (such additional Eligible Bidders, together with the Selected Bidders, the “Listed Bidders”) and requesting bids on a date (the “Auction Date”) at least ten Business Days before the Auction Call Redemption Date, and (iii) notifying the Trustee of the list of Listed Bidders (the “List”).

b) The general solicitation package which the Collateral Manager shall deliver to the Listed Bidders will include: (1) a form of a purchase agreement (“Purchase Agreement”) provided to the Trustee by the Collateral Manager (which shall provide that (A) upon satisfaction of all conditions precedent therein, the purchaser is irrevocably obligated to purchase, and the Issuer is irrevocably obligated to sell, the Collateral on the date and on the terms stated therein, (B) if any Collateral is to be sold to multiple different bidders, that the consummation of the purchase of all Collateral must occur simultaneously and that the closing of each purchase is conditional on the closing of all other purchases, and (C) if for any reason whatsoever the Trustee has not received, by a specified Business Day (which shall be ten or more Business Days before the Auction Call Redemption Date), payment in full in immediately available funds of the aggregate purchase price for all of the Collateral, at least equal to the aggregate Redemption Price for each Outstanding Class of Offered Notes (the “Minimum Bid Amount”), the obligations of the parties shall terminate and the Issuer shall have no obligation or liability whatsoever), (2) the minimum aggregate cash purchase price (which shall be determined by the Collateral Manager for the various Collateral or group thereof); (3) the list of the Collateral; (4) a formal bid sheet (which shall permit the bidder to bid for some or all of the Collateral provided to the Trustee by the Collateral Manager), including a representation from the bidder that it is an Eligible Bidder; (5) a detailed timetable; and (6) copies of a Purchase Agreement and all other transfer documents provided to the Trustee by the Collateral Manager (including transfer certificates and subscription agreements which a bidder must execute and a list of the requirements which the bidder must satisfy).

c) The Collateral Manager will send solicitation packages to all Listed Bidders on the List at least 20 Business Days before the Auction Call Redemption Date. Listed Bidders will be required to submit any due diligence questions (or comments on the draft Purchase Agreement) in writing to the Collateral Manager by a date specified in the solicitation package. The Collateral Manager will be required to answer all relevant questions by a date specified in the solicitation package and will distribute the revised final Purchase Agreement to all Listed Bidders (with a copy to the Issuer).

II.	Auction Process

a) To the extent any Holder, any Preferred Shareholder, any Placement Agent and any of their respective Affiliates are Eligible Bidders, such parties will be allowed to bid in the Auction, but will not be required to do so.

b) On the Auction Date, all bids will be due by facsimile to the offices of the Trustee by 11:00 a.m. New York City time, with the winning bidder to be notified by 3:00 p.m. New York City time. All bids from Listed Bidders on the List will be due on the bid sheet contained in the solicitation package. Each bid shall be for the purchase and delivery to one purchaser (i) of all (but not less than all) of the Collateral or (ii) identified Collateral.

c) Reserved.

d) With the advice of the Collateral Manager, the Trustee shall select the bid or bids which result in the Highest Auction Price (in excess of the specified Minimum Bid Amount) from one or more Listed Bidders.

e) Upon notification to the winning bidder or bidders, the winning bidder or bidders will be required to deliver to the Trustee a signed counterpart of the Purchase Agreement no later than 4:00 p.m. New York City time on the Auction Date. Each winning bidder shall make payment in full of the purchase price on the Business Day (the “Auction Purchase Closing Date”) specified in the general solicitation package (which shall be the tenth Business Day before the Auction Call Redemption Date). If a winning bidder so requests, the Trustee and the Issuer will enter into a bailee letter with the winning bidder and its designated bank (which bank shall be subject to approval by the Issuer or the Collateral Manager on behalf of the Issuer); provided, that such bank enters into an account control agreement with the Trustee and the Issuer and has been assigned ratings at least equal to those required for a successor Trustee pursuant to the Indenture. If the above requirements are satisfied, the Trustee shall deliver the Collateral (to be sold to such bidder) pursuant thereto to the bailee bank at least one Business Day prior to the closing on the sale of the Collateral and accept payment of the purchase price pursuant thereto. If payment in full of the purchase price is not made by the Auction Purchase Closing Date for any reason whatsoever by any winning bidder, the Issuer shall decline to consummate the sale of any Collateral, the Trustee and the Issuer shall direct the bailee bank to return the Collateral to the Trustee, and (if notice of redemption has been given by the Trustee) the Trustee shall give notice (in accordance with the Trust Deed) that the Auction Call Redemption will not occur.

As used in this Exhibit J, “Eligible Bidder” means, any person that is able to satisfy the requirements under the Purchase Agreement and all other transfer documents applicable to the transactions for which such bid is submitted.

As used in this Exhibit J, “Highest Auction Price” means, whichever is higher, (i) the highest price bid by any Listed Bidder for all of the Collateral, or (ii) the sum of the highest prices bid by a Listed Bidder for any Collateral or group of Collateral. In any case in which more than one bidder bids for one or more items of Collateral in combination with other Collateral, the Collateral Manager will select the bids which maximize the net sales proceeds to be received by the Auction. In each case, the price bid by a bidder shall be the dollar amount which the Collateral Manager certifies to the Trustee based on the Collateral Manager’s review of the bids, which certification shall be binding and conclusive.

EXHIBIT K

FORM OF OFFICER’S CERTIFICATE OF THE COLLATERAL MANAGER WITH RESPECT TO THE ACQUISITION OF COLLATERAL INTERESTS

[DATE]

This officer’s certificate is being delivered pursuant to the Indenture, dated as October 2, 2026 (the “Indenture”), by and among TRTX 2026-FL8 Issuer, Ltd., as Issuer (the “Issuer”), TRTX 2026-FL8 Co-Issuer, LLC, as Co-Issuer of the Offered Notes, TRTX Master CLO Loan Seller, LLC, as advancing agent, Wilmington Trust, National Association, as trustee, and Computershare Trust Company, National Association, as note administrator, paying agent, calculation agent, authenticating agent, transfer agent, custodian, backup advancing agent and notes registrar. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

Pursuant to the Subsequent Transfer Instrument, dated as of the date hereof, TRTX Master CLO Loan Seller, LLC (the “Seller”) has agreed to sell to the Issuer, and the Issuer has agreed to purchase from the Seller, the Collateral Interests described on Schedule A hereto (the “Collateral Interests”).

In connection with the foregoing, TPG RE Finance Trust Management, L.P. (the “Collateral Manager”) hereby certifies that, with respect to the acquisition of each Collateral Interest, as of the date hereof:

1.	The Eligibility Criteria are satisfied.

2.	The Acquisition Criteria are satisfied.

3.	The Acquisition and Disposition Requirements are satisfied.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first set forth above.

TPG RE FINANCE TRUST MANAGEMENT, L.P.

By:
Name:
Title:

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